Exhibit 25.4

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM T-1

CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF A TRUSTEE PURSUANT TO SECTION 305(b)(2)

BOKF, National Association

(Exact name of trustee specified in its charter)

(Jurisdiction of incorporation of organization if not a U.S. national bank)	73-0780382 (I.R.S. Employer Identification Number)
Bank of Oklahoma Tower, P.O. Box 2300, Tulsa, Oklahoma (Address of principal executive offices)	74192 (Zip Code)

Frederic Dorwart, Lawyers PLLC, Old City Hall, 124 E 4th St, Tulsa, Oklahoma 74103-5010; (918) 583-9922

(Name, address and telephone number of agent for service)

Pacific Gas and Electric Company

(Exact name of obligor as specified in its charter)

California (State or other jurisdiction of incorporation or organization)	94-0742640 (I.R.S. Employer Identification Number)
77 Beale Street P.O. Box 770000, San Francisco, California (Address of principal executive offices)	94177 (Zip Code)

Pacific Gas and Electric Company Senior Notes

(Title of the indenture securities)

Item 1.	General Information.

Furnish the following information as to the trustee –

(a) Name and address of each examining or supervising authority to which it is subject.

Office of the Comptroller of the Currency

Southwestern District

1600 Lincoln Plaza

500 North Akard Street

Suite 1600

Dallas, Texas 75201

Federal Reserve Bank of Kansas City

1 Memorial Drive

Kansas City, MO 64198

Federal Deposit Insurance Corporation

550 17th Street, N.W.

Washington, DC 20429

U.S. Securities and Exchange Commission

100 F Street, N.E.

Washington, DC 20549

(b) Whether it is authorized to exercise corporate trust powers.

The trustee is authorized to exercise corporate trust powers.

Item 2.	Affiliations with the obligor.

If the obligor is an affiliate of the trustee, describe each such affiliation.

None

Item 3.	Voting securities of the trustee.

Furnish the following information as to each class of voting securities of the trustee. As of May 18, 2020:

BOKF, N.A. is a wholly owned subsidiary of BOK Financial Corporation

Item 4.	Trusteeships under other indentures.

If the trustee is a trustee under another indenture under which any other securities, of certificates or interest or participation in any other securities, of the obligor are outstanding, furnish the following information:

(a) Title of the securities outstanding under each such other indenture.

Indenture dated August 6, 2018 -

(1) 4.25% Senior Notes due August 1, 2023, CUSIP No. 694308HZ3 and U69430AG8; and

(2) 4.65% Senior Notes due August 1, 2028, CUSIP Nos. 694308JA6 and U69430AH6

Indentures dated April 22, 2005 and November 29, 2017 – See Item #13

(b) A brief statement of the facts relied upon as a basis for the claim that no conflicting interest within the meaning of Section 310(b)(1) of the Act arises as a result of the trusteeship under any such other indenture, including a statement as to how the indenture securities will rank as compared with the securities issued under such other indenture.

Currently, all securities for which BOKF, NA is Indenture Trustee rank pari passu, no conflicts exist.

In addition, all of the securities will be reinstated or refinanced in PG&E’s pending Chapter 11 case. The subject securities will not be issued until PG&E’s reorganization plan is effective. Therefore, at the time of issuance of the subject security, no security under which BOKF is a Trustee will be in default, and therefore no conflict arises under section 310(b).

Item 5.	Interlocking directorates and similar relationships with the obligor or underwriters.

If the trustee or any of the directors or executive officers of the trustee is a director, officer, partner, employee, appointee, or representative of the obligor or of any underwriter for the obligor, identify each such person having any connection and state the nature of such condition.

None

Item 6.	Voting securities of the trustee owned by the obligor or its officials.

Furnish the following information as to the voting securities of trustee owned beneficially by the obligor and each director, partner, and executive officer of the obligor. As of May 18, 2020:

None

Item 7.	Voting securities of the trustee owned by underwriters or their officials.

Furnish the following information as to the voting securities of the trustee owned beneficially by each underwriter for the obligor and each director, partner, and executive officer of such underwriter. As of May 18, 2020:

None

Item 8.	Securities of the obligor owned or held by the trustee.

Furnish the following information as to securities of the obligor owned beneficially or held as collateral security for obligations in default by the trustee. As of May 18, 2020:

None

Item 9.	Securities of underwriters owned or held by the trustee.

If the trustee owned beneficially or holds as collateral security for obligations in default any securities on an underwriter for the obligor, furnish the following information as to each class of securities of such underwriter any of which are so owned or held by the trustee. As of May 18, 2020:

None

Item 10.	Ownership or holdings by the trustee of voting securities of certain affiliates or security holders of the obligor.

If the trustee owns beneficially or holds as collateral security for obligations in default voting securities of a person who, to the knowledge of the trustee (1) owns 10 percent or more of the voting securities of the obligor or (2) is an affiliate, other than a subsidiary, of the obligor, furnish the following information as to the voting securities of such person. As of May 18, 2020:

None

Item 11.	Ownership or holdings by the trustee of any securities of a person owning 50 percent or more of the voting securities of the obligor.

If the trustee owns beneficially or holds as collateral security for obligations in default any securities of a person who, to the knowledge of the trustee, owns 50 percent or more of the voting securities of the obligor, furnish the following information as to each class of securities of such person an of which are so owned or held by the trustee. As of May 18, 2020:

None

Item 12.	Indebtedness of the Obligor to the Trustee.

Except as noted in the instructions, if the obligor is indebted to the trustee, furnish the following information. As of May 18, 2020:

Obligor is directly indebted to BOKF, NA for outstanding Trustee fees, expenses and indemnities (including attorney’s fees).

Item 13.	Defaults by the Obligor.

(a) State whether there is or has been a default with respect to the securities under this indenture. Explain the nature of any such default.

Yes, Obligor has filed for reorganization under Chapter 11 of Title 11 of the US Code.

(b) If the trustee is a trustee under another indenture under which any other securities, or certificates of interest or participation in any other securities, of the obligor are outstanding, or is trustee for more than one outstanding series of securities under the indenture, state whether there has been a default under any such indenture or series, identify the indenture or series affected, and explain the nature of any such default.

Indenture dated April 22, 2005 Supplementing, Amending and Restating the Indenture of Mortgage Dated March 11, 2004 (as Amended or Supplemented – A default has occurred as a result of the Chapter 11 bankruptcy of the obligor.

The Notes issued pursuant to the Indenture include:

(1) 6.05% Senior Notes due 2034, CUSIP Nos. 694308GE1 and 694308GH4;

(2) 6.35% Senior Notes due February 15, 2038, CUSIP No. 694308GM3;

(3) 6.25% Senior Notes due March 1, 2039, CUSIP No. 694308GQ4;

(4) 5.40% Senior Notes due January 15, 2040, CUSIP No. 694308GS0;

(5) 5.80% Senior Notes due March 1, 2037, CUSIP Nos. 694308GJ0 and 694308GK7;

(6) 3.50% Senior Notes due October 1, 2020, CUSIP No. 694308GT8;

(7) 3.25% Senior Notes due September 15, 2021, CUSIP No. 694308GW1;

(8) 4.50% Senior Notes due December 15, 2041, CUSIP No. 694308GY7;

(9) 4.45% Senior Notes due April 15, 2042, CUSIP No. 694308GZ4;

(10) 3.75% Senior Notes due August 15, 2042, CUSIP No. 694308HA8;

(11) 2.45% Senior Notes due August 15, 2022, CUSIP No. 694308HB6;

(12) 4.60% Senior Notes due June 15, 2043, CUSIP No. 694308HD2;

(13) 3.25% Senior Notes due June 15, 2023, CUSIP No. 694308HC4;

(14) 5.125% Senior Notes due November 15, 2043, CUSIP No. 694308HF7;

(15) 3.85% Senior Notes due November 15, 2023, CUSIP No. 694308HE0;

(16) 3.75% Senior Notes due February 15, 2024, CUSIP No. 694308HG5;

(17) 4.25% Senior Notes due May 15, 2021, CUSIP No. 694308GV3;

(18) 4.75% Senior Notes due February 15, 2044, CUSIP No. 694308HH3;

(19) 3.40% Senior Notes due August 15, 2024, CUSIP No. 694308HK6;

(20) 4.30% Senior Notes due March 15, 2045, CUSIP No. 694308HL4;

(21) 3.50% Senior Notes due June 15, 2025, CUSIP No. 694308HM2;

(22) 4.25% Senior Notes due March 15, 2046, CUSIP No. 694308HN0;

(23) 2.95% Senior Notes due March 1, 2026, CUSIP No. 694308HP5;

(24) 3.30% Senior Notes due March 15, 2027, CUSIP No. 694308HS9; and

(25) 4.00% Senior Notes due December 1, 2046, CUSIP No. 694308HR1

Indenture dated November 29, 2017 – A default has occurred as a result of the Chapter 11 bankruptcy of the obligor.

The Notes issued pursuant to the Indenture include:

3.30% Senior Notes due December 1, 2027, CUSIP Nos. 694308HW0, 694308HV2 and U69430AE3; and (2) 3.95% Senior Notes due December 1, 2047, CUSIP Nos. 694308HX8, 694308HY6 and U69430AF0

Item 14.	Affiliations with the Underwriters.

If any underwriter is an affiliate of the trustee, describe each such affiliation.

None

Item 15.	Foreign Trustee.

Identify the order or rule pursuant to which the foreign trustee is authorized to act as sole trustee under indentures qualified under the Act.

Not Applicable - Trustee is a National Banking Association organized under the laws of the United States.

Item 16.	List of exhibits.

List below all exhibits filed as a part of this statement of eligibility.

Exhibit 1. A copy of the articles of association of the trustee as now in effect.    Attached

Exhibit 2. A copy of the certificate of authority of the trustee to commence business, if not contained in the articles of association.    Attached

Exhibit 3. A copy of the authorization of the trustee to exercise corporate trust powers, if such authorization is not contained in the documents specified in paragraph (1) or (2) above.    Attached

Exhibit 4. A copy of the existing bylaws of the trustee, or instruments corresponding thereto.    Attached

Exhibit 5. A copy of each indenture referred to in Item 4, if the obligor is in default.    Attached

Exhibit 6. The consents of United States institutional trustees required by Section 321(b) of the Act.    Attached

Exhibit 7. A copy of the latest report of condition of the trustee published pursuant to law or the requirements of its supervising or examining authority.    Attached

Exhibit 8. A copy of any order pursuant to which the foreign trustee is authorized to act as sole trustee under indentures qualified or to be qualified under the Act.    Not Applicable

Exhibit 9. Foreign trustees are required to file a consent to serve of process of Form F-X [§269.5 of this chapter].    Not Applicable

SIGNATURE

Pursuant to the requirements of the Trust Indenture Act of 1939 the trustee, BOKF, NA, a National Banking Association organized and existing under the laws of the United States, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Tulsa, and State of Oklahoma on the 18th day of May, 2020.

BOKF, NA
(Trustee)

By:	/s/ George Kubin
George Kubin, Senior Vice President

EXHIBIT 1

BOKF, NATIONAL ASSOCIATION

Charter No. 13679

AMENDED AND RESTATED ARTICLES OF ASSOCIATION

(As of January 1, 2011)

FIRST. The title of this Association shall be “BOKF, National Association”. This Association was first organized in 1910 as The Exchange National Bank of Tulsa. In 1933 this Association was reorganized as The National Bank of Tulsa. In 1975 the name of this Association was changed to Bank of Oklahoma, National Association. In 2011, this Association was merged with other national banks owned by BOK Financial Corporation and its name changed to “BOKF, National Association”.

SECOND. The main office of the Association shall be in the City of Tulsa, County of Tulsa, State of Oklahoma. The general business of the Association shall be conducted at its main office and its branches.

THIRD. The Board of Directors of this Association shall consist of not less than five nor more than twenty-five persons, the exact number to be fixed and determined from time to time by resolution of a majority of the full Board of Directors or by resolution of a majority of the holders of outstanding Common Stock at any annual or special meeting thereof. If required by applicable law, each director shall own common stock of the Association with an aggregate par value of not less than $1,000, or common stock of a bank holding company owning the Association with an aggregate par, fair market or equity value of not less than $1,000, as of either (i) the date of purchase, (ii) the date the person became a director or (iii) the date of that person’s most recent election to the Board of Directors, whichever is greater.

Any vacancy in the Board of Directors may be filled by action of a majority of the remaining directors between meetings of shareholders. The Board of Directors may not increase the number of directors between meetings of shareholders to a number which: (1) exceeds by more than two the number of directors last elected by shareholders where the number was 15 or less; and (2) exceeds by more than four the number of directors last elected by shareholders where the number was 16 or more, but in no event shall the number of directors exceed 25.

Terms of directors, including directors selected to fill vacancies, shall expire at the next regular meeting of shareholders at which directors are elected, unless the directors resign or are removed from office.

Despite the expiration of a director’s term, the director shall continue to serve until his or her successor is elected and qualifies or until there is a decrease in the number of directors and his or her position is eliminated.

Honorary or advisory members of the Board of Directors, without voting power or power of final decision in matters concerning the business of the Association, may be appointed by resolution of a majority of the full Board of Directors, or by resolution of shareholders at any annual or special meeting. Honorary or advisory directors shall not be counted for purposes of determining the number of directors of the Association or the presence of a quorum in connection with any Board action, and shall not be required to own qualifying shares.

FOURTH. There shall be an annual meeting of the shareholders to elect directors and transact whatever other business may be brought before the meeting. It shall be held at the main office or any other convenient place the Board of Directors may designate, on the day of each year specified therefor in the bylaws, or if that day falls on a legal holiday in the state in which the Association is located, on the next following banking day. If no election is held on the day fixed or in the event of a legal holiday, an election may be held on any subsequent day within 60 days of the day fixed, to be designated by the Board of Directors, or, if the directors fail to fix the day, by shareholders representing two-thirds of the shares issued and outstanding. In all cases at least 10 days advance notice of the meeting shall be given to the shareholders by first class mail.

In all elections of directors, the number of votes each common shareholder may cast will be determined by multiplying the number of shares he or she owns by the number of directors to be elected. Those votes may be cumulated and cast for a single candidate or may be distributed among two or more candidates in the manner selected by the shareholder. On all other questions, each common shareholder shall be entitled to one vote for each share of stock held by him or her.

Nominations for election to the Board of Directors may be made by the Board of Directors or by any stockholder of any outstanding class of capital stock of the Association entitled to vote for election of directors. Nominations other than those made by or on behalf of the existing management shall be made in writing and be delivered or mailed to the President of the Association and to the Comptroller of the Currency, Washington, D.C., not less than 14 days nor more than 50 days prior to any meeting of shareholders called for the election of directors; provided, however, that if less than 21 days’ notice of the meeting is given to shareholders, such nominations shall be mailed or delivered to the President of the Association and to the Comptroller of the Currency not later than the close of business on the seventh day following the day on which the notice of meeting was mailed. Such notification shall contain the following information to the extent known to the notifying shareholder:

(1)	The name and address of each proposed nominee,

(2)	The principal occupation of each proposed nominee,

(3)	The total number of shares of capital stock of the Association that will be voted for each proposed nominee,

(4)	The name and residence address of the notifying shareholder, and

(5)	The number of shares of capital stock of the Association owned by the notifying shareholder.

Nominations not made in accordance herewith may, in his/her discretion, be disregarded by the chairperson of the meeting, and in determining the vote tellers may upon directions by the chairperson disregard all votes cast for each such nominee. No bylaw may unreasonably restrict the nomination of directors by shareholders.

A director may resign at any time by delivering written notice to the Board of Directors, its chairperson, or to the Association, which resignation shall be effective when the notice is delivered unless the notice specifies a later effective date.

A director may be removed with or without cause by shareholders at a meeting called to remove him or her, when notice of the meeting stating that the purpose or one of the purposes is to remove him or her is given; provided, however, that a director may not be removed if the number of votes sufficient to elect him or her under cumulative voting is voted against his or her removal.

FIFTH. The authorized amount of capital stock of this Association shall be 750,000 shares of Common Stock of the par value of $100.00 each; but said capital stock may be increased or decreased from time to time, according to the provisions of the laws of the United States.

No holder of shares of the capital stock of any class of the Association shall have any preemptive or preferential right of subscription to any shares of any class of stock of the Association, whether now or hereafter authorized, or to any obligations convertible into stock of the Association, issued, or sold, nor any right of subscription to any thereof other than such, if any, as the Board of Directors, in its discretion, may from time to time determine and at such price as the Board of Directors, in its discretion, may from time to time fix.

Unless otherwise specified in the Articles of Association or required by law (1) all matters requiring shareholder action including amendments to the Articles of Association must be approved by holders of a majority of the outstanding voting stock, and (2) each shareholder shall be entitled to one vote per share.

Unless otherwise specified in the Articles of Association or required by law, all shares of voting stock shall be voted together as a class, on any matters requiring shareholder approval. If a proposed amendment would affect two or more classes or series in the same or a substantially similar way, all the classes or series so affected must vote together as a single voting group on the proposed amendment.

Shares of the same class or series may be issued as a dividend on a pro rata basis and without consideration. Shares of another class or series may be issued as a share dividend in respect of a class or series of stock if approved by a majority of the votes entitled to be cast by the class or series to be issued unless there are no outstanding shares of the class or series to be issued. Unless otherwise provided by the Board of Directors, the record date for determining shareholders entitled to a share dividend shall be the date the Board of Directors authorizes the share dividend.

Unless otherwise provided in the bylaws, the record date for determining shareholders entitled to notice of and to vote at any meeting is the close of business on the day before the first notice is mailed or otherwise sent to the shareholders, provided that in no event may a record date be more than 70 days before the meeting.

If a shareholder is entitled to fractional shares pursuant to a stock dividend, consolidation or merger, reverse stock split or otherwise, the Association may: (a) issue fractional shares or; (b) in lieu of the issuance of fractional shares, issue script of warrants entitling the holder to receive a full share upon surrendering enough script or warrants to equal a full share; (c) if there is an established and active market in the association’s stock, make reasonable arrangements to provide the shareholder with an opportunity to realize a fair price through sale of the fraction, or purchase of the additional fraction required for a full share; (d) remit the cash equivalent of the fraction to the shareholder; or (e) sell full shares representing all the fractions at public auction or to the highest bidder after having solicited and received sealed bids from at least three licensed stock brokers; and distribute the proceeds pro rata to shareholders who otherwise would be entitled to the fractional shares. The holder of a fractional share is entitled to exercise the rights of a shareholder, including the right to vote, to receive dividends, and to participate in the assets of the Association upon liquidation, in proportion to the fractional interest. The holder of script or warrant is not entitled to any of these rights unless the script or warrants explicitly provide for such rights. The script or warrants may be subject to such additional conditions as: (1) the script or warrants will become void if not exchanged for full shares before a specified date; and (2) that the shares for which the script or warrants are exchangeable may be sold at the option of the Association and the proceeds paid to scriptholders.

The Association, at any time and from time to time, may authorize and issue debt obligations, whether or not subordinated, without the approval of the shareholders. Obligations classified as debt, whether or not subordinated, which may be issued by the Association without the approval of shareholders, do not carry voting rights on any issue, including an increase or decrease in the aggregate number of the securities, or the exchange or reclassification of all or part of securities into securities of another class or series.

SIXTH. The Board of Directors shall appoint one of its members to be Chairman of the Board, who shall perform such duties as may be designated by the Board of Directors. The Board of Directors shall have the power to appoint a President—Tulsa Regional Office, and a President -Oklahoma City Regional Office, each of whom shall perform such duties as may be designated by the Board of Directors or the Chairman of the Board. The Board of Directors shall also have the power to appoint one or more vice presidents, a secretary who shall keep minutes of the directors’ and shareholders’ meetings and be responsible for authenticating the records of the Association, and such other officers and employees as may be required to transact the business of this Association. A duly appointed officer may appoint one or more officers or assistant officers if authorized by the Board of Directors in accordance with the bylaws.

The Board of Directors shall have the power to:

(1)	Define the duties of the officers, employees and agents of the Association.

(2)	Delegate the performance of its duties, but not the responsibility for its duties, to the officers, employees, and agents of the Association.

(3)	Fix the compensation and enter into employment contracts with its officers and employees upon reasonable terms and conditions consistent with applicable law.

(4)	Dismiss officers and employees.

(5)	Require bonds from officers and employees and to fix the penalty thereof.

(6)	Ratify written policies authorized by the Association’s management or committees of the Board.

(7)

Regulate the manner in which any increase or decrease of the capital of the Association shall be made, provided that nothing herein shall restrict the power of shareholders to increase or decrease the capital of the Association in accordance with law, and nothing shall raise or lower from two-thirds the percentage required for shareholder approval to increase or reduce the capital.

(8)	Manage and administer the business and affairs of the Association.

(9)

Adopt bylaws, not inconsistent with law or the Articles of Association, for managing the business and regulating the affairs of the Association. (10) Amend or repeal bylaws, except to the extent that the Articles of Association reserve this power in whole or in part to shareholders.

(11)	Make contracts.

(12)	Generally to perform all acts that are legal for a Board of Directors to perform.

SEVENTH . The Board of Directors shall have the power to change the location of the main office to any other place within the limits of the City of Tulsa, without the approval of the shareholders, and shall have the power to establish or change the location of any branch or branches of the Association to any other location permitted under applicable law, without the approval of the shareholders, but subject in either event to approval by the Office of the Comptroller of the Currency if required by applicable law.

EIGHTH. The corporate existence of this Association shall continue until terminated according to the laws of the United States.

NINTH . The Board of Directors of this Association, or any three or more shareholders owning, in the aggregate, not less than twenty- five percent (25%) of the outstanding Common Stock of this Association, may call a special meeting of shareholders at any time. Unless otherwise provided by the bylaws or the laws of the United States, or waived by shareholders, a notice of the time, place, and purpose of every annual and special meeting of the shareholders shall be given by first-class mail, postage prepaid, mailed at least 10, and no more than 60 days, prior to the date of the meeting to each shareholder of record at his/her address as shown upon the books of this Association.

TENTH. (A) Directors of the Association shall not be personally liable to the Association or its shareholders for monetary damages for breach of fiduciary duty as a director; provided, however, that the foregoing clause shall not apply to any liability of a Director (1) for breach of the director’s duty of loyalty to the Association or its shareholders, (2) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of the law, (3) for the payment of unlawful dividends, or (4) for any transaction from which the director derived an improper personal benefit.

(B) The Association shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding whether civil, criminal, administrative or investigative (other than an action by or in the right of the Association) by reason of the fact that he is or was a director, officer, employee or agent of the Association, or is or was serving at the request of the Association as a director, officer, employee or agent of another association, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Association, and with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Association, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

(C) The Association shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Association to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the Association, or is or was serving at the request of the Association as a director, officer, employee or agent of another Association, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Association and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Association unless and only to the extent that a court of competent jurisdiction shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper.

(D) To the extent that a director, officer, employee or agent of the Association has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in paragraphs (B) and (C) of this Article, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by him in connection therewith.

(E) Any indemnification under paragraphs (B) and (C) of this Article (unless ordered by a court) shall be made by the Association only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth therein. Such determination shall be made (1) by the Board of Directors by a majority vote of a quorum (as directed in the bylaws of the Association) consisting of directors who were not parties to such action, suit or proceeding, or (2) if such quorum is not obtainable, or even if obtainable a quorum of disinterested directors so elects, by independent legal counsel in a written opinion, or (3) by the shareholders.

(F) Expenses incurred by an officer or director in defending a civil or criminal action, suit or proceeding may be paid by the Association in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Association as authorized in this Article. Such expenses incurred by other employees and agents may be so paid upon such terms and conditions, if any, as the Board of Directors deems appropriate.

(G) The indemnification and advancement of expenses provided by or granted pursuant to this Article shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any statute, bylaw, agreement, vote of shareholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office.

(H) The indemnification and advancement of expenses provided by or granted pursuant to this Article shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

(I) By action of its Board of Directors, notwithstanding any interest of the directors in the action, the Association may purchase and maintain insurance, in such amounts as the Board of Directors deems appropriate, on behalf of any person who is or was a director, officer, employee or agent of the Association, or of any association a majority of the voting stock of which is owned by the Association, or is or was serving at the request of the Association as a director, officer, employee or agent of another association, partnership, joint venture, trust or other enterprise, against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Association would have the power or would be required to indemnify him against such liability under the provisions of this Article or any other applicable law; provided, however, that such insurance shall exclude coverage for a formal order assessing civil money penalties against a director, officer, employee or agent of the Association.

(J) The term director as used herein shall include persons serving as advisory directors, senior directors or directors emeritus or any other similar advisory capacity to the Board of Directors of the Association.

(K) Notwithstanding any provision to the contrary contained herein, the Association shall not indemnify directors, officers or employees against expenses, penalties or other payments incurred in an administrative proceeding or action instituted by an appropriate Bank regulatory agency, which proceeding or action results in a final order assessing civil money penalties or requiring affirmative action by an individual or individuals in the form of payments to the Association; provided, however that the Association shall advance expenses to a director, officer or employee incurred in connection with the defense of any such action if:

(1)    The indemnitee enters into an agreement satisfactory to the Association pursuant to which the indemnitee shall reimburse any expenses advanced if (a) a final order is entered in the action assessing civil money penalties or requiring payments to the Association, or (b) if the Board of Directors of the Association finds that the indemnitee willfully misrepresented factors relevant to the Board’s determination of conditions described in (2)(a) or (b) below;

(2)    Prior to making any advances, the Board of the Association, in good faith, determines in writing that all of the following conditions are met: (a) the indemnitee has a substantial likelihood of prevailing on the merits; (b) in the event that the indemnitee does not prevail, he or she will have the financial capability to reimburse the Association; and (c) payment of expenses by the Association will not adversely affect Bank safety and soundness; and

(3)    If at any time the Board of the Association believes, or should reasonably believe, that the conditions described in (2)(a), (2)(b) or (2)(c) are no longer met, the Association shall cease paying any such expenses.

ELEVENTH . These Articles of Association may be amended at any regular or special meeting of the shareholders by the affirmative vote of the holders of a majority of the outstanding Common Stock of this Association, unless the vote of the holders of a greater amount of stock is required by law, and in that case by the vote of the holders of such greater amount. The Association’s Board of Directors may propose one or more amendments to the Articles of Association for submission to the shareholders.

/s/ Frederic Dorwart
Frederic Dorwart

EXHIBIT 2

Comptroller of the Currency
TREASURY DEPARTMENT OF THE UNITED STATES
Washington, D.C.,
Whereas, satisfactory evidence has been presented to the Comptroller of the Currency that Bank of Oklahoma, National Association has complied with all provisions of the statutes of the United States required to be complied with before being authorized to continue the business of banking as a National Banking Association under the new title of BOKF, National Association located in Tulsa, State of Oklahoma, effective January 1, 2011.
In testimony whereof, witness my signature and seal of office January 1, 2011. CURRENCY BUREAU TREASURY DEPARTMENT
Charter No. 13679
originally issued on April 25, 1933.
Comptroller of the Currency

EXHIBIT 3

Office of the Comptroller of the Currency Washington, DC 20219 CERTIFICATE OF CORPORATE EXISTENCE AND FIDUCIARY POWERS I, Joseph Otting, Comptroller of the Currency, do hereby certify that: 1. The comptroller of the Currency, pursuant to Revised Statutes 324, et seq, as amended, and 12 USC 1, et seq, as amended, has possession, custody, and control of all records pertaining to the chartering, regulation, and supervision of all national banking associations. 2. BOKF, National Association, Tulsa, Oklahoma Charter No. 13679), is a national banking association formed under the laws of the United States and is authorized thereunder to transact the business of banking and exercise fiduciary powers on the date of this certificate. IN TESTIMONY WHEREOF, today, March 25, 2019, I have hereunto subscribed my name and caused my seal of office to be affixed to these presents at the U.S. Department of the Treasury, in the City of Washington, District of Columbia. Comptroller of the Currency

EXHIBIT 4

BOKF, NATIONAL ASSOCIATION

AMENDED AND RESTATED

BYLAWS

(Adopted December 21, 1993)

(With Amendment dated May 28, 1996)

(With Amendment dated January 1, 2011)

INDEX

ARTICLE I - Main Office

ARTICLE II - Meetings of Shareholders

Section 1.	Annual Meeting
Section 2.	Special Meetings
Section 3.	Place of Meeting
Section 4.	Notice of Meeting
Section 5.	Voting Lists
Section 6.	Quorum
Section 7.	Proxies
Section 8.	Voting of Shares
Section 9.	Voting of Shares by Certain Holders
Section 10.	Inspectors of Election
Section 11.	Informal Action by Shareholders

ARTICLE III - Directors

Section 1.	Number, Tenure and Qualifications
Section 2.	Resignation; Removal
Section 3.	Vacancies
Section 4.	Quorum
Section 5.	Compensation
Section 6.	General Powers
Section 7.	Advisory Directors
Section 8.	Nomination of Directors

ARTICLE IV - Meetings of the Board of Directors

Section 1.	Regular Meetings
Section 2.	Special Meetings
Section 3.	Notice
Section 4.	Quorum
Section 5.	Special Meetings By Conference Telephone

ARTICLE V - Committees of the Board

Section 1.	Executive Committee
Section 2.	Audit Committee
Section 3.	Credit and Investment Committee
Section 4.	CRA Committee
Section 5.	Other Committees
Section 6.	Committee Meeting by Conference Telephone

ARTICLE VI - Officers

Section 1.	Number
Section 2.	Election and Term of Office
Section 3.	Qualification
Section 4.	Removal
Section 5.	Vacancies
Section 6.	Compensation
Section 7.	Chairman of the Board
Section 8.	President
Section 9.	President – Tulsa Branch
Section 10.	President – Oklahoma City
Section 11.	Vice Presidents
Section 12.	The Secretary
Section 13.	The Treasurer
Section 14.	Assistant Secretaries and Assistant Treasurers

ARTICLE VII Trust Division

Section 1.	Trust Division
Section 2.	Trust Investment Committee
Section 3.	Trust Audit Committee
Section 4.	Fiduciary Files
Section 5.	Trust Investments

ARTICLE VIII Shares of Stock

Section 1.	Certificates for Shares
Section 2.	Transfer of Shares

ARTICLE IX - Closing of Transfer Books and Fixing of Record Date

ARTICLE X - Fiscal Year

ARTICLE XI - Annual Report

ARTICLE XII - Dividends

ARTICLE XIII - Seal

ARTICLE XIV - Indemnification

ARTICLE XV - Miscellaneous Provisions

Section 1.	Execution of Instruments
Section 2.	Records
Section 3.	Banking Hours

ARTICLE XVI - Amendments

BOKF, NATIONAL ASSOCIATION

AMENDED AND RESTATED

BYLAWS

(Adopted December 21, 1993)

(With Amendment dated May 28, 1996)

(With Amendment dated January 1, 2011)

ARTICLE I

Main Office

The main office of the association shall be located in the City of Tulsa, County of Tulsa, State of Oklahoma. The general business of the association shall be conducted at its main office, its branches and such other offices as are permitted by the rules and regulations of the office of the Comptroller of the Currency.

ARTICLE II

Meetings of Shareholders

Section 1. Annual Meeting.

There shall be an annual meeting of the shareholders to elect directors and transact whatever other business may be brought before the meeting. It shall be held at the main office or any other convenient place the Board of Directors may designate, on the second Wednesday of April of each year, or if that day falls on a legal holiday in the state of Oklahoma, on the next following banking day. If no election is held on the day fixed or in the event of a legal holiday, an election may be held on any subsequent day within 60 days of the day fixed, to be designated by the Board of Directors, or, if the Board of Directors fail to fix the day, by shareholders representing two- thirds of the shares issued and outstanding. In all cases at least 10 days advance notice of the meeting shall be given to the shareholders by first class mail.

Section 2. Special Meetings.

The Board of Directors of this Association, or any three or more shareholders owning, in the aggregate, not less than twenty-five percent (25%) of the outstanding Common Stock of this Association, may call a special meeting of shareholders at any time. Unless waived by shareholders, a notice of the time, place, and purpose of every annual and special meeting of the shareholders shall be given by first-class mail, postage prepaid, mailed at least 10, and no more than 60 days, prior to the date of the meeting to each shareholder of record at his/her address as shown upon the books of this Association.

Section 3. Place of Meeting.

Any annual, regular or special meeting of the shareholders of the association may be held at any convenient place, either within or without the State of Oklahoma, if such place be designated by the Board of Directors in a written notice of the meeting sent to all shareholders or in a waiver of notice signed by all shareholders entitled to vote at a meeting. If no specific designation is made, the place of meeting shall be the main office of the association.

Section 4. Notice of Meeting.

Written or printed notice stating the place, day and hour of the meeting and, in case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered not less than ten nor more than forty days before the date of the meeting, either personally or by mail, by or at the direction of the President, or the Secretary, or the officer or persons calling the meeting, to each shareholder of record entitled to vote at such meeting. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail, addressed to the shareholder at his address as it appears on the stock transfer books of the association, with postage thereon prepaid. If any annual or special meeting of the shareholders be adjourned to another time or place, no notice as to such adjourned meeting need be given other than by announcement at the meeting at which such adjournment is taken; provided, however, that in the event such meeting be adjourned for thirty days or more, notice of the adjourned meeting shall be given as in the case of an original meeting. Notice of the place, day, hour and purpose of any annual or special meeting of the shareholders of the association may be waived in writing by any shareholder or by his attendance at such meeting. Such waiver may be given before or after the meeting, and shall be filed with the Secretary or entered upon the records of the meeting.

Section 5. Voting Lists.

The officer or agent having charge of the stock transfer books for shares of the association shall make, at least 48 hours before each meeting of shareholders, a complete list of the shareholders entitled to vote at such meeting, or any adjournment thereof, arranged in alphabetical order, with the address of, and the number of shares held by, each, which list, for a period of 24 hours prior to such meeting, shall be kept on file at the principal office of the association and shall be subject to inspection by any shareholder or person representing shares at any time during usual business hours. Such list shall also be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any shareholder during the whole time of the meeting. Either such list, when certified by the officer or agent preparing the same, or the original stock transfer books shall be prima facie evidence as to who are the shareholders entitled to examine such list or transfer books or to vote at any meeting of shareholders. Provided, however, it shall not be necessary to prepare and produce a list of shareholders if the share ledger reasonably shows in alphabetical order by classes of shares all persons entitled to represent shares at such meeting with the number of shares entitled to be voted by each shareholder.

Section 6. Quorum.

A majority of the outstanding shares of the association entitled to vote, represented in person or by proxy, shall constitute a quorum at a meeting of shareholders. If less than a majority of the outstanding shares are represented at a meeting, a majority of the shares so represented may adjourn the meeting from time to time without further notice. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally notified. The shareholders present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough shareholders to leave less than a quorum.

Section 7. Proxies.

Shareholders may vote at any meeting of the shareholders by proxies duly authorized in writing, but no officer or employee of this association shall act as proxy. Proxies shall be valid only for one meeting, to be specified therein, and any adjournments of such meeting. Proxies shall be dated and filed with the records of the meeting. Proxies with rubber stamped facsimile signatures may be used and unexecuted proxies may be counted upon receipt of a confirming telegram from the shareholder. Proxies meeting the above requirements submitted at any time during a meeting shall be accepted.

Section 8. Voting of Shares.

When a quorum is present or represented at any meeting, the vote of the holders of a majority of the shares entitled to vote, present in person or represented by proxy, shall decide any question brought before such meeting, unless the question is one upon which, by express provisions of the statutes or of the certificate of incorporation or of these bylaws, a different vote is required, in which case such express provision shall govern and control the decision of such question. Voting at any annual, regular or special shareholders’ meeting need not be by ballot unless demand therefor is made by a shareholder, proxy or other person present at and entitled to vote at such meeting. In all elections of directors, the number of votes each common shareholder may cast will be determined by multiplying the number of shares he or she owns by the number of directors to be elected. Those votes may be cumulated and cast for a single candidate or may be distributed among two or more candidates in the manner selected by the shareholder. On all other questions, each common shareholder shall be entitled to one vote for each share of stock held by him or her. Every fractional share of stock, if any, shall entitle its owner to the corresponding fractional vote.

Section 9. Voting of Shares by Certain Holders.

Shares standing in the name of another association shall be voted by the President of such association, or by proxy appointed by him, unless some other person, by resolution of such other association’s Board of Directors, shall be appointed to vote such shares, in which case such person shall be entitled to vote the shares upon the production of a certified copy of such resolution.

Shares held by an administrator, executor, guardian or conservator may be voted by him, either in person or by proxy, without a transfer of such shares into his name. Shares standing in the name of a trustee may be voted by him either in person or by proxy, but no trustee shall be entitled to vote shares held by him without a transfer of such shares into his name.

Shares standing in the name of a receiver may be voted by such receiver, and shares held by or under the control of a receiver may be voted by such receiver without the transfer thereof into his name if authority so to do be contained in an appropriate order of the court by which such receiver was appointed.

A shareholder whose shares are pledged shall be entitled to vote such shares until the shares have been transferred into the name of the pledgee, and thereafter the pledgee shall be entitled to vote the shares so transferred. Provided, however, that if the instrument of transfer discloses the pledge, the transferor shall be entitled to vote such pledged shares unless, in the instrument of transfer, the pledgor shall have expressly empowered the pledgee to represent the shares. If the pledgee is thus empowered, he or his proxy shall be exclusively entitled to represent such shares. Shares of its own stock belonging to the association shall not be voted, directly or indirectly, at any meeting, and shall not be counted in determining the total number of outstanding shares at any given time, but shares of its own stock held by the association in a fiduciary capacity may be voted and shall be counted in determining the total number of outstanding shares and the actual voting power of the shareholders at any given time.

Section 10. Inspectors of Election.

In advance of any meeting of shareholders, the Board of Directors may appoint inspectors of the election to act at such meeting or any adjournment thereof. If the inspectors of the election be not so appointed, the Chairman of any such meeting may, and on the request of any shareholder or his proxy shall, make such appointment at the meeting. The number of such inspectors shall be one or three. If appointed at a meeting on the request of one or more shareholders or proxies, the majority of shares present and entitled to vote shall determine whether one or three inspectors are to be appointed. An inspector need not be a shareholder, but no person who is a candidate for an office of the association shall act as an inspector.

In case any person appointed as inspector fails to appear or fails or refuses to act, the vacancy may be filled by appointment made by the Board of Directors in advance of the convening of the meeting, or at the meeting by the person or officer acting as Chairman.

The inspectors shall first take and subscribe an oath or affirmation faithfully to execute the duties of inspectors at such meeting with strict impartiality and according to the best of their ability.

The inspectors of the election shall determine the number of shares outstanding and the voting power of each, the shares represented at the meeting, the existence of a quorum, the authenticity, validity and effect of proxies, receive votes or ballots, take charge of the polls, hear and determine all challenges and questions in any way arising in connection with the right to vote, count and tabulate all votes, determine the result, and do such other acts as may be proper to conduct the election or voting with fairness to all shareholders. The inspectors of the election shall perform their duties impartially, in good faith, to the best of their ability, and as expeditiously as is practical. If there be three inspectors, the decision, act or certificate of a majority shall be effective in all respects as the decision, act or certificate of all.

On request of the Chairman of the meeting, or of any shareholder or his proxy, the inspectors shall make a report in writing of any challenge or question or matter determined by them, and execute a certificate of any fact found by them. Any report or certificate made by them shall be prima facie evidence of the facts stated therein; provided, however, that any ruling by such inspectors may, upon being disputed by any shareholder, proxy or other person, present at and entitled to vote at such meeting, be appealed to the floor of the shareholders’ meeting.

Section 11. Informal Action by Shareholders.

Any action required to be taken at a meeting of the shareholders, or any other action which may be taken at a meeting of the shareholders, may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding shares having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Prompt notice of the taking of any such corporate action without a meeting by less than unanimous written consent shall be given to those shareholders who have not consented in writing.

ARTICLE III

Directors

Section 1. Number, Tenure and Qualifications.

The number of Directors of the association shall be not less than five and not more than twenty-five, as determined from time to time by resolution of a majority of the full Board of Directors or by resolution of a majority of the holders of outstanding common stock at the annual meeting, or at a special meeting called for such purpose. Directors need not be residents of the State of Oklahoma. A Director to be qualified to take office shall be legally competent to enter into contracts. Directors, other than the initial Board of Directors, shall be elected at the annual meeting of the shareholders. Terms of directors, including directors selected to fill vacancies, shall expire at the next regular meeting of shareholders at which directors are elected, unless the directors resign or are removed from office. Despite the expiration of a director’s term, the director shall continue to serve until his or her successor is elected and qualifies or until there is a decrease in the number of directors and his or her position is eliminated.

Section 2. Resignation; Removal.

A director may resign at any time by delivering written notice to the Board of Directors, its chairperson, or to the Association, which resignation shall be effective when the notice is delivered unless the notice specifies a later effective date. A director may be removed with or without cause by shareholders at a meeting called to remove him or her, when notice of the meeting stating that the purpose or one of the purposes is to remove him or her is given; provided, however, that a director may not be removed if the number of votes sufficient to elect him or her under cumulative voting is voted against his or her removal.

Section 3. Vacancies.

Any vacancy in the Board of Directors may be filled by action of a majority of the remaining directors between meetings of shareholders. The Board of Directors may not increase the number of directors between meetings of shareholders to a number which: (1) exceeds by more than two the number of directors last elected by shareholders where the number was 15 or less; and (2) exceeds by more than four the number of directors last elected by shareholders where the number was 16 or more, but in no event shall the number of directors exceed 25.

Section 4. Quorum.

A majority of the director positions on the board shall constitute a quorum at any meeting, except when otherwise provided by law, or the bylaws, provided that a quorum may not be reduced to below one-third of the number of director positions, but at a lesser number may adjourn any meeting, from time to time, and the meeting may be held, as adjourned, without further notice. If the number of directors is reduced below the number that would constitute a quorum, no business may be transacted, except selecting directors to fill vacancies in conformance with Section 2.17.

If a quorum is present, the board of directors may take action through the vote of a majority of the directors who are in attendance.

Section 5. Compensation.

By resolution of the Board of Directors, the Directors may be paid their expenses, if any, of attendance at each meeting of the Board of Directors, and may be paid a fixed sum for attendance at each meeting of the Board of Directors or a stated salary as Director. No such payment shall preclude any Director from serving the association in any other capacity and receiving compensation therefor. Members of any committee appointed by the Board of Directors may be allowed like compensation for attending committee meetings.

Section 6. General Powers.

The business and affairs of the association shall be managed and conducted and all corporate powers shall be exercised by its Board of Directors, which may exercise all such powers of the association and do all such lawful acts and things as are not by statute or by the certificate of incorporation or by these bylaws directed or required to be exercised and done by the shareholders. The Board of Directors shall elect all officers of the association and may impose upon them such additional duties and give them such additional powers not defined in these bylaws, and not inconsistent herewith, as they may determine.

Section 7. Advisory Directors.

The Board of Directors may, by resolution adopted by a majority of the entire Board, appoint one or more advisory directors who shall have no vote or authority to act and who shall provide only general policy advice to the Board. Advisory directors shall have no voting rights and shall not be counted or included as a director for quorum or any other purposes and shall not be required to own qualifying shares.

Section 8. Nomination of Directors.

Nominations for election to the Board of Directors may be made by the Board of Directors or by any stockholder of any outstanding class of capital stock of the Association entitled to vote for election of directors. Nominations other than those made by or on behalf of the existing management shall be made in writing and be delivered or mailed to the President of the Association and to the Comptroller of the Currency, Washington, D.C., not less than 14 days nor more than 50 days prior to any meeting of shareholders called for the election of directors; provided, however, that if less than 21 days notice of the meeting is given to shareholders, such nominations shall be mailed or delivered to the President of the Association and to the Comptroller of the Currency not later than the close of business on the seventh day following the day on which the notice of meeting was mailed. Such notification shall contain the following information to the extent known to the notifying shareholder:

(1)	The name and address of each proposed nominee,

(2)	The principal occupation of each proposed nominee,

(3)	The total number of shares of capital stock of the Association that will be voted for each proposed nominee,

(4)	The name and residence address of the notifying shareholder, and

(5)	The number of shares of capital stock of the Association owned by the notifying shareholder.

Nominations not made in accordance herewith may, in his/her discretion, be disregarded by the chairperson of the meeting, and in determining the vote tellers may upon directions by the chairperson disregard all votes cast for each such nominee. No bylaw may unreasonably restrict the nomination of directors by shareholders.

ARTICLE IV

Meetings of the Board of Directors

Section 1. Regular Meetings.

A regular meeting of the Board of Directors shall be held without notice, at 12:00 noon on the last Tuesday of each month at the main office of the association unless the Board shall designate another date and/or place. The Board of Directors may provide, by resolution, the time and place, either within or without the State of Oklahoma, for the holding of additional regular meetings without other notice than such resolution.

Section 2. Special Meetings.

Special meetings of the Board of Directors may be called by or at the request of the Chairman of the Board, the President or any three Directors. The person or persons authorized to call special meetings of the Board of Directors may fix any place, either within or without the State of Oklahoma, as the place for holding any special meeting of the Board of Directors called by them. Meetings may be held at any time and any place without notice, if all the Directors are present or if those not present waive notice of the meeting in writing.

Section 3. Notice.

Notice of any special meeting shall be given at least three days prior thereto by written notice delivered personally or mailed to each Director at his business address, or by telegram, telecopy or telex. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail so addressed, with postage prepaid thereon. If notice be given by telegram, such notice shall be deemed to be delivered when the telegram is delivered to the telegraph company. Any Director may, in writing, waive notice of any meeting, either before or after such meeting. The attendance of a Director at a meeting shall constitute a waiver of notice of such meeting, except where a Director attends a meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board of Directors need be specified in the notice or waiver of notice of such meeting, except as required by statute or specifically provided for herein.

Section 4. Quorum.

In all meetings of the Board of Directors a majority of the director positions on the Board shall be necessary to constitute a quorum for the transaction of business, unless otherwise provided by law, by the Articles of Association or by these bylaws. The act of the majority of the Directors present at a meeting at which a quorum is present shall be the act of the Board of Directors, unless the act of a greater number is expressly required by statute, the certificate of incorporation or by these bylaws. If a quorum shall not be present at any meeting of Directors, the Directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

Section 5. Special Meetings By Conference Telephone.

Members of the Board of Directors may participate in special meetings through use of conference telephone or similar communications equipment so long as all members participating in such meetings can hear one another.

ARTICLE V

Committees of the Board

Section 1. Executive Committee.

The Board may appoint from among its members an Executive Committee of such number as the Board shall deem proper. The Chairman of the Board shall be a member ex officio, but all other members shall serve during the pleasure of the Board. The Executive Committee shall have and may exercise, so far as may be permitted by law, all the authority and all the powers of the Board during intervals between meetings thereof. The Executive Committee shall keep minutes of its meetings and such minutes shall be submitted at the next regular meeting of the Board at which a quorum is present, at which time any action taken by the Board with respect thereto shall be entered in the minutes of the Board. All acts done and powers conferred by the Executive Committee from time to time shall be deemed to be, and may be certified as being done or conferred, under the authority of the Board.

The Executive Committee may determine at any time in its discretion to hold regular meetings, in which event such meetings shall be held at the time, place, and date so designated, without any notice thereof required to be given to its members. Notice of any meetings of the Executive Committee other than regular meetings shall be given to its members in a manner deemed most likely to provide them actual notice thereof, as far in advance of the time of the meeting as practicable. A majority of all members of the Executive Committee, at least two of whom shall be non-ex officio members, shall constitute a quorum for all purposes.

The Executive Committee may adopt its own rules of procedure.

Section 2. Audit Committee.

The Board shall appoint an Audit Committee, consisting of not less than three members other than active officers of the association. The Audit Committee shall, at least once every twelve months, examine the affairs of the Association, count its cash, compare its assets and liabilities with the accounts of the general ledger, and ascertain whether the accounts are correctly kept and the condition of the association corresponds therewith.

All audits and examinations described in this section may be performed by the members of the Audit Committee directly or through certified public accountants selected by the Audit Committee for such purpose and responsible solely to the Audit Committee and the Board for the results of their audits and examinations. The expenses of audits and examinations made by persons other than the Audit Committee shall be paid by the Association. The Audit Committee shall report the results of all audits and examinations in writing to the Board at its next regular meeting thereafter, and shall recommend to the Board such changes in the manner of doing business as shall seem desirable on the basis thereof. [Such report and all actions taken thereon shall be noted in the minutes of the Board.] [Note: all bracketed material is the procedure for trust examinations required by 12 C.F.R. §9.9.]

Section 3. Credit and Investment Committee.

The Board shall appoint a Credit & Investment Committee. At least three members of the Credit & Investment Committee shall be persons other than active officers of the Association. The Credit & Investment Committee shall (i) review, supervise, and recommend action to the Board in procedures for, the lending activities of the Association, (ii) review, supervise, and recommend action to the Board for, the investment activities of the Association, and (iii) review, supervise and recommend action respecting assets, asset quality, loan reviews, and regulatory examinations. The Credit and Investment Committee shall, subject to approval by the Board, adopt a charter detailing the authority, duties, memberships, quorum, and meeting schedules of the Committee. The Credit & Investment Committee shall keep minutes of its meetings, and such minutes shall be submitted at the next regular meeting of the Board at which a quorum is present, at which time any action taken by the Board with respect thereto shall be entered in the minutes of the Board.

Section 4. CRA Committee

The Board shall appoint a CRA Committee. At least three members of the CRA Committee shall be persons other than active officers of the Association. The CRA Committee shall review, supervise, and recommend action to the Board regarding the performance by the Association of its obligations under the Community Reinvestment Act. The CRA Committee shall, subject to approval by the Board, adopt a charter detailing the authority, duties, memberships, quorum, and meeting schedules of the Committee. The CRA Committee shall keep minutes of its meetings, and such minutes shall be submitted at the next regular meeting of the Board at which a quorum is present, at which time any action taken by the Board with respect thereto shall be entered in the minutes of the Board.

Section 5. Other Committees.

The Board of Directors may appoint, from time to time, from its own members, other committees of one or more persons, for such purposes and with such powers as the Board may determine. The Chairman of the Board may appoint non-director officers to such committees for the purpose of counseling with and providing information to the committee, and may remove such members at any time at his pleasure. Non-director members so appointed may be voting members of such committees, but all official actions of such committees must be approved by a majority of their director members. Meetings of such committees may be held in the absence of non- director members whenever the director members so choose. All such committees shall keep minutes of its meetings and such minutes shall be submitted at the next regular meeting of the Board at which a quorum is present, at which time any action of the Board with respect thereto shall be entered in the minutes of the Board.

Section 6. Committee Meeting by Conference Telephone.

Members of each Committee (other than the Audit Committee) may participate in meetings of those committees through use of conference telephone or similar communications equipment, so long as all members participating in such meeting can hear one another.

ARTICLE VI

Officers

Section 1. Number.

The officers of the association shall be a Chairman of the Board, a President and Chief Executive Officer, a President - Oklahoma City, a Secretary and a Treasurer, each of whom shall be elected by the Board of Directors. The Board of Directors may elect or appoint one or more Vice Presidents, and any other officers, assistant officers, managers and assistant managers of branches and agents as it shall deem necessary or desirable, who shall hold their offices for such terms as shall be determined from time to time by the Board, and shall have such authority and perform such duties as shall be determined from time to time by the Board, the Chairman of the Board or a President. Any two or more corporate offices, except those of President and Vice President, or President and Secretary, may be held by the same person; but no officer shall execute, acknowledge or verify any instrument in more than one capacity if such instrument be required by law or by these bylaws to be executed, acknowledged or verified by any two or more officers.

Section 2. Election and Term of Office.

The officers of the association to be elected by the Board of Directors shall be elected annually by the Board of Directors at the first meeting of the Board of Directors held after each annual meeting of the shareholders. If the election of officers shall not be held at such meeting, such election shall be held as soon thereafter as conveniently may be. Additional officers and assistant officers may be elected or appointed by the Board of Directors during the year. Each officer shall hold office for the current year for which the board was elected and until his successor shall have been duly elected and shall have qualified, or until his death or until he shall resign or shall have been removed in the manner hereinafter provided. Any vacancy occurring in the office of president shall be filled promptly by the Board of Directors.

Section 3. Qualification.

To be qualified to take office, an officer shall be legally competent to enter into contracts. Officers need not be residents of Oklahoma or of the United States. Officers need not be shareholders of the association, and only the Chairman of the Board, the President - Tulsa Regional Office and the President - Oklahoma City Regional Office need be a Director of this association.

Section 4. Removal.

Any officer or agent elected or appointed by the Board of Directors may be removed at any time by the Board of Directors whenever in its judgment the best interests of the association would be served thereby.

Section 5. Vacancies.

A vacancy in any office because of death, resignation, removal, disqualification or otherwise, may be filled by the Board of Directors for the unexpired portion of the term.

Section 6. Compensation.

The compensation of all officers, assistant officers and agents of the association shall be fixed by the Board of Directors.

Section 7. Chairman of the Board.

The Board of Directors shall from its members appoint a Chairman of the Board. The Chairman of the Board of Directors shall, when present, preside at all meetings of the stockholders and Board of Directors, either annual or special. He shall be an ex officio member of any committee of Directors. He shall assist the Board of Directors in the formulation of policies to be pursued by the executive management of the association. He may sign with the Secretary or any other proper officer of the association, thereunto authorized by the Board of Directors, and deliver on behalf of the association any deeds, mortgages, bonds, contracts, powers of attorney, or other instruments which the Board of Directors have authorized to be executed, except in cases where the signing and execution thereof shall be expressly delegated by the Board of Directors or by these Bylaws to some other officer or agent of the association or shall be required by law to be otherwise signed or executed. He shall perform all such other duties as are incident to his office or are properly required of him by the Board of Directors.

Section 8. President.

The President-Tulsa Regional Office shall be the President of the Association and also the chief operating officer of the Association. The President shall be the chief administrative officer of the Association. He shall, when present, and in the absence of the Chairman of the Board preside at all meetings of the Board of Directors and stockholders. He shall be ex officio a member of any committee of Directors. He shall have general and active management of the business of the association, and shall see that all orders and resolutions of the Board of Directors are carried into effect. He shall have the power to execute bonds, mortgages and other contracts requiring a seal, under the seal of the association, except where required by law to be otherwise signed and executed and except where the signing and execution thereof shall be expressly delegated by the Board of Directors to some other officer or agent of the association. He shall vote any stock which may stand in the name of the association on the books of any other company. He shall have power to superintend any officers or heads of departments and to dismiss any of the subordinate employees when he shall deem proper. He shall perform such other duties and exercise such other powers as are provided in these bylaws and, in addition thereto, as are incident to his office or are properly required of him by the Board of Directors.

In the absence of the Chairman of the Board or in the event of his inability or refusal to act, the President shall perform the duties of the Chairman of the Board, and when so acting shall have all the powers of and be subject to all the restrictions upon the Chairman of the Board.

In the absence of the President, or in the event of his death, or inability or refusal to act, the President – Oklahoma City Regional Office shall perform the duties of the President, and when so acting, shall have all the power of and be subject to all the restrictions upon the President.

Section 9. President – Tulsa Regional Office.

The Board of Directors shall appoint from its members a President-Tulsa Regional Office who shall also be the chief operating officer of the Tulsa Regional Office. The President-Tulsa Regional Office shall be the chief administrative officer of the association in the area designated by the Board as covered by the Tulsa Regional Office. He shall have general and active management of the business of the Tulsa Regional Office, and shall see that all orders and resolutions of the Board of Directors with respect to such office are carried into effect. He shall have power to superintend any officers or heads of departments of the Tulsa Regional Office and to dismiss any of the subordinate employees of such office when he shall deem proper. He shall perform such other duties and exercise such other powers as are provided in these bylaws and, in addition thereto, as are incident to his office or are properly required of him by the Board of Directors.

Section 10. President – Oklahoma City Regional Office.

The Board of Directors shall appoint from its members a President-Oklahoma City Regional Office who shall also be the chief operating officer of the Oklahoma City Regional Office. The President-Oklahoma City Regional Office shall be the chief administrative officer of the association in the area designated by the Board as covered by the Oklahoma City Regional Office. He shall have general and active management of the business of the Oklahoma City Regional Office, and shall see that all matters with respect to such office are carried into effect as requested by the chief executive officer and chief operating officer of the Association. He shall perform such other duties and exercise such other powers as are provided in these bylaws and, in addition thereto, as are incident to his office or are properly assigned to him by the Board of Directors, the chief executive officer or the chief operating officer of the Association.

Section 11. Vice Presidents.

The Board may appoint one or more Vice Presidents, one or more of whom may be Executive or Senior Vice Presidents. In the absence of the President of both Regional Offices, or in the event of their deaths, or inability or refusal to act, the Vice President (or in the event there be more than one Vice President, the Vice Presidents in the order designated at the time of their election or in the absence of any designation, then in the order of their election) shall perform the duties of the President, and when so acting, shall have all the powers of and be subject to all the restrictions upon the President. Any Vice President may sign, with the Secretary or an Assistant Secretary, certificates for shares of the association, and shall perform such other duties as from time to time may be assigned to him by the President or by the Board of Directors. Each Vice-President shall perform such other duties and exercise such other powers as are properly assigned to him by the Board of Directors or the President of the Association.

Section 12. The Secretary.

The Secretary shall: (a) Keep the minutes of the shareholders’ meetings and of the Board of Directors’ meetings in one or more books provided for that purpose; (b) see that all notices are duly given in accordance with the provisions of these bylaws and as required by law; (c) be custodian of the corporate records and of the seal of the association and see that the seal of the association is affixed to all documents, the execution of which on behalf of the association under its seal is duly authorized; (d) keep a register of the post office address of each shareholder; (e) sign, with the President or a Vice-President, certificates for shares of the association, the allotment of which shall have been authorized by resolution of the Board of Directors; (f) have general charge of the stock transfer books of the association; (g) in general, perform all duties incident to the office of Secretary and such other duties as from time to time may be assigned to him by the President or by the Board of Directors.

Section 13. The Treasurer.

If required by the Board of Directors, the Treasurer shall give a bond for the faithful discharge of his duties in such sum and with such surety or sureties as the Board of Directors shall determine. He shall: (a) have charge and custody of and be responsible for all funds and securities of the association, receive and give receipts for moneys due and payable to the association from any source whatsoever, and deposit all such moneys in the name of the association in such banks, trust companies or other depositories as shall be selected; and (b) in general, perform all the duties as from time to time may be assigned to him by the President or by the Board of Directors.

Section 14. Assistant Secretaries and Assistant Treasurers.

The Assistant Secretaries shall, in the absence or disability of the Secretary, perform the duties and exercise the powers of the Secretary, and may sign with the President or a Vice President, certificates for shares of the association, the allotment of which shall have been authorized by a resolution of the Board of Directors. The Assistant Treasurers shall, in the absence or disability of the Treasurer, perform the duties and exercise the powers of the Treasurer, and, if required by the Board of Directors, give bonds for the faithful discharge of their duties in such sums and with such sureties as the Board of Directors shall determine. The Assistant Secretaries and Assistant Treasurers, in general, shall perform such duties as shall be assigned to them by the Secretary or the Treasurer, respectively, or by the President or the Board of Directors.

ARTICLE VII

Trust Division

Section 1. Trust Division.

There shall be a division of the Association known as the Trust Division, which shall perform the fiduciary responsibilities of the Association.

The management and administration of the Trust Division and the fiduciary powers of the Board may be delegated from time to time by the Board to such persons or committees as it shall deem appropriate. The resolution or resolutions setting forth the action of the Board in this respect and any amendments thereto shall be attached to these Bylaws as Exhibit 1, and each amendment as additional exhibits hereto.

Section 2. Trust Investment Committee.

The Board may appoint from its members a trust investment committee of this association composed of three members, who shall be capable and experienced officers or directors of the association. All investments of funds held in a fiduciary capacity shall be made, retained or disposed of only with the approval of the trust investment committee, and the committee shall keep minutes of all its meetings, showing the disposition of all matters considered and passed upon by it. The committee shall, promptly after the acceptance of an account for which the association has investment responsibilities, review the assets thereof, to determine the advisability of retaining or disposing of such assets. The committee shall conduct a similar review at least once during each calendar year thereafter and within 15 months of the last such review. A report of all such reviews, together with the action taken as a result thereof, shall be noted in the minutes of the committee.

Section 3. Trust Audit Committee.

The Board shall appoint a Trust Audit Committee. All members of the Trust Audit Committee shall be persons other than active officers of the Association. [The Trust Audit Committee shall at least once during each calendar year and within 15 months of the last such audit, examine the trust division of the Association to ascertain whether fiduciary powers has been administered in accordance with law, applicable regulations of the Comptroller of the Currency, and sound fiduciary principles, or shall adopt a continuous audit system adequate to perform the identical function.] All audits and examinations described in this section may be performed by the members of the Trust Audit Committee directly or through certified public accountants selected by the Trust Audit Committee for such purpose and [responsible solely to the Trust Audit Committee and the Board for the results of their audits and examinations.] The expenses of audits and examinations made by persons other than the Trust Audit Committee shall be paid by the Association. The Trust Audit Committee shall report the results of all audits and examinations in writing to the Board at its next regular meeting thereafter, and shall recommend to the Board such changes in the manner of doing business as shall seem desirable on the basis thereof. [Such report and all actions taken thereon shall be noted in the minutes of the Board.] [Note: All bracketed material is the procedure for trust examinations required by 12 C.F.R §9.9. and shall be interpreted consistently therewith.]

Section 4. Fiduciary Files.

There shall be maintained by the association all fiduciary records necessary to assure that its fiduciary responsibilities have been properly undertaken and discharged.

Section 5. Trust Investments.

Funds held in a fiduciary capacity shall be invested according to the instrument establishing the fiduciary relationship and local law. Where such instrument does not specify the character and class of investments to be made and does not vest in the association a discretion in the matter, funds held pursuant to such instrument shall be invested in investments in which corporate fiduciaries may invest under local law.

ARTICLE VIII

Shares of Stock

Section 1. Certificates for Shares.

Certificates representing shares of the association shall be in such form as shall be determined by the Board of Directors. Such certificates shall be signed by the President or a Vice President and by the Secretary or an Assistant Secretary, and the corporate seal or a facsimile thereof affixed thereto. All certificates for shares shall be consecutively numbered or otherwise identified. The name and address of the persons to whom the certificate is issued, the number of shares represented thereby and the date of issue shall be entered on the stock transfer books of the association. All certificates surrendered to the association for transfer shall be canceled, and no new certificate shall be issued until the former certificate for a like number of shares shall have been surrendered and canceled, except that in case of a lost, destroyed, or mutilated certificate, a new one may be issued therefor upon such terms and indemnity to the association as the Board of Directors may prescribe.

Section 2. Transfer of Shares.

Transfer of shares of the association shall be made only on the stock transfer books of the association by the holder of record thereof or by his legal representative, who shall furnish proper evidence of authority to transfer, or by his attorney thereunto authorized by power of attorney duly executed and filed with the Secretary of the association, and on surrender for cancellation of the certificate for such shares. The person in whose name shares stand on the books of the association shall be deemed by the association to be the owner thereof for all purposes.

ARTICLE IX

Closing of Transfer Books and Fixing of Record Date

For the purpose of determining the shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or the shareholders entitled to receive payment of any dividend or distribution, or the allotment of any rights, or in order to make a determination of shareholders for any other proper purpose, the Board of Directors of the association may provide that the stock transfer books shall be closed for a stated period, not to exceed seventy days prior to the date on which the particular action requiring such determination of shareholders is to be taken. In lieu of closing the stock transfer books, the Board of Directors may fix in advance a date as the record date for any such determination of shareholders, such date in any case to be not more than seventy days prior to the date on which the particular action requiring such determination of shareholders is to be taken. If the stock transfer books are not closed and no record date is fixed for the determination of the shareholders entitled to notice of or to vote at a meeting of shareholders, or of the shareholders entitled to receive payment of a dividend or distribution or allotment of rights, the date on which notice of the meeting is mailed or the date on which the resolution of the Board of Directors declaring such dividend or distribution or the allotment of rights is adopted, as the case may be, shall be the record date for such determination of shareholders. When a determination of shareholders entitled to vote at any meeting of shareholders has been made as provided in this section, such determination shall apply to any adjournment thereof.

ARTICLE X

Fiscal Year

The fiscal year of the association shall be fixed by resolution of the Board of Directors.

ARTICLE XI

Annual Report

The Board of Directors shall cause an annual report to be sent to the shareholders.

ARTICLE XII

Dividends

The Board of Directors may declare, and the association may pay, dividends on its outstanding shares in cash, property or its own shares, subject to the provisions of the statutes and any provision of the certificate of incorporation.

Before the payment of any dividend or other distribution of profits, there may be set aside out of any funds of the association available for such purpose such sum or sums as the Directors from time to time, in their absolute discretion, consider to be a proper reserve fund to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the association, or for such other purpose as the Directors shall determine to be in the interest of the association, and the Directors may modify or abolish any such reserve in the manner in which it was created.

ARTICLE XIII

Seal

The Board of Directors shall adopt and provide a corporate seal, which shall be circular in form and shall have inscribed thereon the name of the association and the words “Corporate Seal.”

ARTICLE XIV

Indemnification

The Association shall indemnify, pursuant to the provisions of the Articles of Association of the Association, as amended from time to time, any person by reason of the fact that he is or was a director, officer, employee or agent of the Association, or is or was serving at the request of the Association as a director, officer, employee or agent of another association, partnership, joint venture, trust or other enterprise.

ARTICLE XV

Miscellaneous Provisions

Section 1. Execution of Instruments.

All agreements, indentures, mortgages, deeds, conveyances, transfers, certificates, declarations, receipts, discharges, releases, satisfactions, settlements, petitions, schedules, accounts, affidavits, bonds, undertakings, proxies and other instruments or documents may be signed, executed, acknowledged, verified, delivered, or accepted on behalf of the Association by the Chairman of the Board, the Vice Chairman of the Board, the President, any Vice President, the Secretary, or the Cashier. Any such instruments may also be executed, acknowledged, verified, delivered, or accepted on behalf of the Association in such other manner and by such other officers as the Board may from time to time direct. The provisions of this Section are supplementary to any other provision of these Bylaws.

Section 2. Records.

The Articles of Association, the Bylaws, and the proceedings of all meetings of the shareholders, the Board, and standing committees of the Board shall be recorded in appropriate minute books provided for the purpose. The minutes of each meeting shall be signed by the Secretary appointed to act as Secretary of the meeting.

Section 3. Banking Hours.

The Board shall prescribe hours of business for the Association; provided, however, that the main office of the Association shall be open for business at least six hours of each day, except Saturdays, Sundays, days recognized by the laws of the State of Oklahoma as legal holidays, and such other times as may be determined by the Board. Other facilities of the Association shall be open for business for such hours and at such times as shall be prescribed from time to time by the chief executive officer of the Association, with the concurrence of the President.

Section 4. Inspection.

A copy of the bylaws, with all amendments, shall at all times be kept in a convenient place at the main office of the association, and shall be open for inspection to all shareholders during banking hours.

ARTICLE XVI

Amendments

Except to the extent the Articles of Association reserve this power in whole or in part, these bylaws may be altered or repealed, or new bylaws may be adopted by a majority vote of a quorum of the members of the Board of Directors at any annual, regular or special meeting duly convened after notice to the Directors setting out the purpose of the meeting, subject to the power of the shareholders to alter or repeal such bylaws; provided, however, the Board shall not adopt or alter any bylaw fixing their number, qualifications, classifications or terms of office, but any such bylaw may be adopted or altered only by the vote of a majority of a quorum of the shareholders entitled to exercise the voting power of the association at any annual, regular or special meeting duly convened after notice to the shareholders setting out the purpose of the meeting.

EXHIBIT 5

INDENTURE

Dated as of April 22, 2005

Supplementing, Amending and Restating

the Indenture of Mortgage, dated as of March 11, 2004, as supplemented by a First Supplemental Indenture, dated as of March 23, 2004, and a Second

Supplemental Indenture, dated as of April 12, 2004

PACIFIC GAS AND ELECTRIC COMPANY,

Issuer

and

THE BANK OF NEW YORK TRUST COMPANY, N.A.,

Trustee

INDENTURE (this “Indenture”), dated as of April 22, 2005 between PACIFIC GAS AND ELECTRIC COMPANY, a corporation duly organized and existing under the laws of the State of California (the “Company”), and THE BANK OF NEW YORK TRUST COMPANY, N.A., a national banking association organized under the laws of the United States of America, successor in interest to BNY Western Trust Company, as Trustee (the “Trustee”).

RECITALS

WHEREAS, the Company and BNY Western Trust Company, predecessor in interest to the Trustee, executed and delivered an Indenture of Mortgage, dated as of March 11, 2004 (the “Mortgage”), and subsequently executed and delivered a First Supplemental Indenture, dated as of March 23, 2004 (the “First Supplemental Mortgage”), and a Second Supplemental Indenture, dated as of April 12, 2004 (the “Second Supplemental Mortgage” and together with the Mortgage and the First Supplemental Mortgage collectively, the “Prior Indenture”);

WHEREAS, the Prior Indenture provided for the issuance by the Company from time to time of its bonds in one or more series or tranches, and provided that the payment of the principal of and premium, if any, and interest, if any, on bonds issued thereunder was secured by a lien on and security interest in certain real, personal and mixed property subject to the lien of the Prior Indenture to the extent provided therein;

WHEREAS, the Prior Indenture provided that upon satisfaction of the conditions specified in Section 8.12 of the Prior Indenture and upon an Order of the Company, the lien of the Prior Indenture would be discharged, canceled, terminated and satisfied and the property subject thereto would be released and that bonds issued and outstanding under the Prior Indenture would thereupon constitute unsecured obligations of the Company;

WHEREAS, the Company has satisfied all of the conditions precedent to the release of the lien of the Prior Indenture specified in Section 8.12 of the Prior Indenture and has delivered an Order of the Company to the Trustee for the release of the lien of the Prior Indenture on the date hereof and requesting that the Trustee execute this Indenture supplementing, amending and restating the Prior Indenture;

WHEREAS, pursuant to Section 14.01(l) of the Prior Indenture, the Company and the Trustee may, without the consent of holders of bonds issued under the Prior Indenture, enter into a supplemental indenture to amend and restate the Prior Indenture to eliminate any provisions related to the lien of the Prior Indenture, the Mortgaged Property (as defined in the Prior Indenture) or Liens (as defined in the Prior Indenture), other than Section 7.11 of the Prior Indenture;

WHEREAS, pursuant to 14.01(j) of the Prior Indenture, the Company and the Trustee may, without the consent of holders of bonds issued under the Prior Indenture, enter into a supplemental indenture to cure any ambiguity, to correct any provision of the Prior Indenture which may be defective or inconsistent with any other provision of the Prior Indenture, or to make any other additions to, deletions from or other changes to the provisions of the Prior Indenture, provided that such additions, deletions and/or other changes shall not materially adversely affect the interests of the holders of bonds of any series or tranche issued thereunder in any material respect;

WHEREAS, the Company and the Trustee are executing this Indenture pursuant to Sections 14.01(l) and 14.01(j) of the Prior Indenture and intend, pursuant to Section 14.04 of the Prior Indenture, that this Indenture shall amend and restate the Prior Indenture in its entirety and that this Indenture shall supersede the Prior Indenture as heretofore in effect for all purposes;

WHEREAS, the Company has issued twenty-one (21) series of bonds under the Prior Indenture, of which six series remain outstanding on the date hereof as further described in Article IV and shall be subject to and governed by the provisions of this Indenture from and after the date hereof, and the Company may issue additional series of bonds hereunder after the date hereof;

WHEREAS, all acts necessary to make this Indenture a valid agreement of the Company, in accordance with its terms, have been performed. For all purposes of this Indenture, except as otherwise expressly provided herein or unless the context otherwise requires, capitalized terms used herein shall have the meanings assigned to them in Article I of this Indenture;

NOW, THEREFORE, THIS INDENTURE WITNESSETH that, in consideration of the premises and of the purchase of Bonds by the Holders thereof, it is hereby covenanted and agreed by and between the Company and the Trustee that all the Bonds are to be authenticated and delivered subject to the further covenants, conditions and trusts hereinafter set forth, and the Company hereby covenants and agrees to and with the Trustee, for the equal and ratable benefit of all Holders of the Bonds or of series or Tranches thereof (except as otherwise contemplated herein), as follows:

ARTICLE I

DEFINITIONS AND OTHER PROVISIONS OF GENERAL APPLICATION

SECTION 1.01.    General Definitions.

For all purposes of this Indenture, except as otherwise expressly provided or unless the context otherwise requires:

(a)    the terms defined in this Article have the meanings assigned to them in this Article and include the plural as well as the singular;

(b)    reference to any gender shall include all other genders;

(c)    all terms used herein without definition which are defined in the Trust Indenture Act, either directly or by reference therein, have the meanings assigned to them therein;

(d)    all terms used herein without definition which are defined in the California Commercial Code shall have the meanings assigned to them therein;

(e)    all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with generally accepted accounting principles in the United States; and, except as otherwise herein expressly provided, the term “generally accepted accounting principles” with respect to any computation required or permitted hereunder shall mean, at the election of the Company from time to time, such accounting principles as are generally accepted in the United States at the date of such computation or at the Initial Issuance Date; provided, however, that in determining generally accepted accounting principles applicable to the Company, effect shall be given, to the extent required, to any order, rule or regulation of any administrative agency, regulatory authority or other governmental body having jurisdiction over the Company;

(f)    any reference to an “Article”, a “Section” or any other subdivision refers to an Article, a Section or other subdivision, as the case may be, of this Indenture; and

(g)    the words “herein”, “hereof” and “hereunder” and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision.

“3.60% Senior Notes” has the meaning set forth in Section 4.02(a).

“4.20% Senior Notes” has the meaning set forth in Section 4.02(b).

“4.80% Senior Notes” has the meaning set forth in Section 4.02(c).

“6.05% Senior Notes” has the meaning set forth in Section 4.02(d).

“Accountant” means a Person engaged in the accounting profession or otherwise qualified to pass on accounting matters (including, but not limited to, a Person certified or licensed as a public accountant, whether or not then engaged in the public accounting profession), which Person, unless required under the terms hereof to be Independent, may be an employee, an Affiliate or an employee of an Affiliate of the Company.

“Act”, when used with respect to any Holder of a Bond, has the meaning specified in Section 1.04.

“Adjusted Treasury Rate”, with respect to the Fixed Rate Senior Notes, means, with respect to any Redemption Date on which any Fixed Rate Senior Notes are being redeemed pursuant to Section 4.03 hereof:

(a)    the yield, under the heading which represents the average for the immediately preceding week, appearing in the most recently published statistical release designated “H.15(519) Selected Interest Rates” or any successor publication that is published weekly by the Board of Governors of the Federal Reserve System and that establishes yields on actively traded United States treasury securities adjusted to constant maturity under the caption “Treasury Constant Maturities” for the maturity corresponding to the Comparable Treasury Issue (if no maturity is within three months before or after the Remaining Life, yields for the two published maturities most closely corresponding to the Comparable Treasury issue will be determined and the Adjusted Treasury Rate will be interpolated or extrapolated from such yields on a straight line basis, rounding to the nearest month); or

(b)    if such release (or any successor publication) is not published during the week preceding the calculation date or does not contain such yields, the rate per annum equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such Redemption Date.

The Adjusted Treasury Rate will be calculated on the third Business Day preceding the Redemption Date.

“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, “control” when used with respect to any specified Person means the power to direct generally the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Attributable Debt” in respect of a sale and leaseback transaction means, at the time of determination, the present value of the obligation of the lessee for net rental payments during the remaining term of the lease included in such sale and leaseback transaction, including any period for which such lease has been extended or may, at the option of the lessor, be extended. Such present value shall be calculated using a discount rate equal to the rate of interest implicit in such transaction, determined in accordance with generally accepted accounting principles.

“Authenticating Agent” means any Person or Persons (other than the Company or an Affiliate of the Company) authorized by the Trustee to act on behalf of the Trustee to authenticate the Bonds of one or more series.

“Authorized Officer” means the Chairman of the Board, the President, the Chief Executive Officer, any Vice President, the Chief Financial Officer, the Treasurer or any other duly authorized officer, agent or attorney-in-fact of the Company named in an Officer’s Certificate signed by any of such officers.

“Authorized Publication” means a newspaper or financial journal of general circulation, printed in the English language and customarily published on each Business Day, whether or not published on Saturdays, Sundays or holidays; or, in the alternative, shall mean such form of communication as may have come into general use for the dissemination of information of import similar to that of the information specified to be published by the provisions hereof. In the event that successive weekly publications in an Authorized Publication are required hereunder they may be made (unless otherwise expressly provided herein) on the same or different days of the week and in the same or in different Authorized Publications. In case, by reason of the suspension of publication of any Authorized Publication, or by reason of any other cause, it shall be impractical without unreasonable expense to make publication of any notice in an Authorized Publication as required by this Indenture, then such method of publication or notification as shall be made with the approval of the Trustee shall be deemed the equivalent of the required publication of such notice in an Authorized Publication.

“Board of Directors” means the board of directors of the Company, any committee thereof duly authorized to act in respect of matters relating to this Indenture or any other body fulfilling the function of a board of directors of a corporation authorized to act in respect of matters relating to this Indenture.

“Board Resolution” means a copy of a resolution certified by the Secretary or an Assistant Secretary of the Company that has been duly adopted by the Board of Directors, that is in full force and effect on the date of such certification and that has been delivered to the Trustee.

“Bond Register” and “Bond Registrar” have the respective meanings specified in Section 3.05.

“Bonds” means the Fixed Rate Senior Notes, the Floating Rate Senior Notes, the Bonds of the Eleventh Series and any securities, including any bonds, notes and other evidences of indebtedness, authenticated and delivered under this Indenture.

“Bonds of the First Series” means the series of Bonds established as such under the Prior Indenture and hereafter governed by and subject to this Indenture as set forth in Section 4.01.

“Bonds of the Second Series” means the series of Bonds established as such under the Prior Indenture and hereafter governed by and subject to this Indenture as set forth in Section 4.01.

“Bonds of the Third Series” means the series of Bonds established as such under the Prior Indenture and hereafter governed by and subject to this Indenture as set forth in Section 4.01.

“Bonds of the Fourth Series” means the series of Bonds established as such under the Prior Indenture and hereafter governed by and subject to this Indenture as set forth in Section 4.01.

“Bonds of the Fifth Series” means the series of Bonds established as such under the Prior Indenture and hereafter governed by and subject to this Indenture as set forth in Section 4.01.

“Bonds of the Eleventh Series” means the series of Bonds established as such under the Prior Indenture and hereafter governed by and subject to this Indenture as set forth in Section 4.01.

“Bonds of the Initial Series” has the meaning set forth in Section 4.01.

“Business Day” means any day, other than a Saturday or Sunday, which is not a day on which banking institutions or trust companies in (i) any Place of Payment or other location specified in the Bonds or this Indenture or (ii) the location of the Company’s principal place of business or the Corporate Trust Office of the Trustee, are generally authorized or required by law, regulation or executive order to remain closed, except as may be otherwise specified as contemplated by Section 3.01; provided, however, that with respect to the Floating Rate Senior Notes, “Business Day” shall have the meaning set forth in such Floating Rate Senior Notes.

“Calculation Agency Agreement” means the Calculation Agency Agreement, dated as of March 23, 2004, by and between the Calculation Agent and the Company, relating to the Floating Rate Senior Notes, as such agreement may be amended, modified or supplemented from time to time.

“Calculation Agent”, with respect to the Floating Rate Senior Notes, means The Bank of New York Trust Company, N.A., as successor in interest to BNY Western Trust Company, or such other Person as the Company shall from time to time designate in accordance with the Calculation Agency Agreement.

“California Commercial Code” means the California Commercial Code as in effect from time to time, unless otherwise specified in this Indenture.

“Capital Lease Obligation” means, at the time any determination is to be made, the amount of the liability in respect of a capital lease that would at that time be required to be capitalized on a balance sheet in accordance with generally accepted accounting principles.

“Commission” means the Securities and Exchange Commission, as from time to time constituted, created under the Exchange Act or, if at any time after the Initial Issuance Date, such Commission is not existing and performing the duties assigned to it at March 11, 2004 under the Trust Indenture Act, then the body, if any, performing such duties at such time.

“Company” means the Person named as the “Company” in the first paragraph of this Indenture until a successor Person shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Company” shall mean such successor Person.

“Company Order” or “Company Request” means, respectively, a written order or request signed in the name of the Company by an Authorized Officer and delivered to the Trustee.

“Comparable Treasury Issue”, with respect to the Fixed Rate Senior Notes, means the United States Treasury security selected by the Independent Investment Banker as having a maturity comparable to the Remaining Life of the applicable series of Fixed Rate Senior Notes to be redeemed pursuant to Section 4.03 that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the Remaining Life of the applicable series of Fixed Rate Senior Notes to be redeemed pursuant to Section 4.03.

“Comparable Treasury Price”, with respect to the Fixed Rate Senior Notes, means, with respect to any Redemption Date on which any series of Fixed Rate Senior Notes is being redeemed pursuant to Section 4.03 hereof, (a) the average of five (5) Reference Treasury Dealer Quotations for such Redemption Date, after excluding the highest and lowest Reference Treasury Dealer Quotations, or (b) if the Independent Investment Banker obtains fewer than five (5) such Reference Treasury Dealer Quotations, the average of all quotations obtained.

“Corporate Trust Office” means the office of the Trustee, at which at any particular time its corporate trust business shall be principally administered, which office, at the Initial Issuance Date, was, and on the date hereof is, located at 550 Kearny Street, Suite 600, San Francisco, California, 94108, Attention: Corporate Trust Administration, fax number (415) 399-1647.

“corporation” means a corporation, partnership, limited liability company, association, company, joint stock company or business trust, and references to “corporate” and other derivations of “corporation” herein shall be deemed to include appropriate derivations of such entities.

“CPI Index” means the United States Department of Labor, Bureau of Labor Statistics Consumer Price Index for All Urban Consumers, U.S. City Average, “All Items” (1982-84 = 100), or any successor index thereof as such successor index may be appropriately adjusted to establish substantial equivalence with the Consumer Price Index; provided that if the Consumer Price Index ceases to be published and there is no successor thereto, such other index as the Company and the Trustee shall agree upon in writing shall be substituted for the Consumer Price Index.

“Dealer”, with respect to the Fixed Rate Senior Notes, means a primary U.S. Government Securities dealer in the United States.

“Debt” means any debt of the Company for money borrowed and guarantees by the Company of debt for money borrowed but in each case excluding liabilities in respect of Capital Lease Obligations or Swap Agreements.

“Default” means any event that with the passage of time or the giving of notice or both would be an Event of Default.

“Defaulted Interest” has the meaning specified in Section 3.07.

“Depositary” means, with respect to the Bonds of any series, or Tranche thereof, issuable or issued in whole or in part in the form of one or more Global Bonds, the Person designated as Depositary by the Company pursuant to Sections 3.01(q) and 3.13 until a successor Depositary shall have become such pursuant to the applicable provisions of this Indenture, and, thereafter, “Depositary” shall mean or include each Person who is then a Depositary hereunder, and if at any time there is more than one such Person, “Depositary” as used with respect to Bonds of any such series or Tranche shall mean the Depositary with respect to the Bonds of that series or Tranche.

“Diablo Canyon Lease” means that certain lease dated September 17, 1966, between Eureka Energy Company, as lessor, and the Company, as lessee, which lease was originally entered into between Luigi Marre Land and Cattle Company, a California corporation, as lessor, and San Luis Obispo Bay Properties, Inc., a California corporation, as lessee, a memorandum of which Lease was recorded September 21, 1966 in Volume 1410, Page 556, Official Records, San Luis Obispo County, California, and any supplements, assignments and modifications thereto.

“Discount Bond” means any Bond which provides for an amount less than the principal amount thereof to be due and payable upon a declaration of acceleration of the Maturity thereof pursuant to Section 9.02. “Interest” with respect to a Discount Bond means interest, if any, borne by such Bond at a Stated Interest Rate.

“Dollar” or “$” means a dollar or other equivalent unit in such coin or currency of the United States as at the time shall be legal tender for the payment of public and private debts.

“DTC” means The Depository Trust Company, New York, New York.

“Eligible Obligations” means:

(a)    with respect to Bonds denominated in Dollars, Government Obligations; or

(b)    with respect to Bonds denominated in a currency other than Dollars or in a composite currency, such other obligations or instruments as shall be specified with respect to such Bonds as contemplated by Section 3.01.

“Event of Default” has the meaning specified in Section 9.01.

“Excepted Property” means any right, title or interest of the Company or any Significant Subsidiary in, to or under any of the following property, whether owned at March 11, 2004 or thereafter acquired:

(a)    all money, investment property and deposit accounts (as such terms are defined in the California Commercial Code as in effect on March 11, 2004), and all cash on hand or on deposit in banks or other financial institutions, shares of stock, interests in general or limited partnerships or limited liability companies, bonds, notes, other evidences of indebtedness and other securities, of whatever kind and nature;

(b)    all accounts, chattel paper, commercial tort claims, documents, general intangibles, instruments, letter-of-credit rights and letters of credit (as such terms are defined in the California Commercial Code as in effect on March 11, 2004), other than licenses and permits to use the real property of others, franchises to use public roads, streets and other public properties, rights of way and other rights or interests relating to the occupancy or use of real property; and all contracts, leases (except the Diablo Canyon Lease), operating agreements and other agreements of whatever kind and nature; all contract rights, bills and notes (except to the extent that any of the same constitute investment property, in which case they are separately covered under clause (a) above); all revenues, income and earnings, all accounts receivable, rights to payment and unbilled revenues, all rents, tolls, issues, products and profits, claims, credits, demands and judgments, including any rights in or to rates, revenue components, charges, tariffs or amounts arising therefrom, or in any amounts that are accrued and recorded in a regulatory account for collections by the Company or any Significant Subsidiary; all governmental and other licenses, permits, franchises, consents and allowances, including all emission allowances (or similar rights) created under any similar existing or future law relating to abatement or control of pollution of the atmosphere, water or soil, other than licenses and permits to use the real property of others, franchises to use public roads, streets and other public properties, rights of way and other rights or interests relating to the occupancy or use of real property; and all patents, patent licenses and other patent rights, patent applications, trade names, trademarks, copyrights and other intellectual property, including computer software and software licenses; and all claims, credits, choses in action and other intangible property;

(c)    all automobiles, buses, trucks, truck cranes, tractors, trailers, motor vehicles and similar vehicles and movable equipment; all rolling stock, rail cars and other railroad equipment; all vessels, boats, barges and other marine equipment; all airplanes, helicopters, aircraft engines and other flight equipment; and all parts, accessories and supplies used in connection with any of the foregoing;

(d)    all goods, stock in trade, wares, merchandise and inventory held for the purpose of sale or lease in the ordinary course of business; all materials, supplies, inventory and other items of personal property which are consumable (otherwise than by ordinary wear and tear) in their use in the operation of the Principal Property; all fuel, whether or not any such fuel is in a form consumable in the operation of the Principal Property, including separate components of any fuel in the forms in which such components exist at any time before, during or after the period of the use thereof as fuel; all hand and other portable tools and equipment; and all furniture and furnishings;

(e)    all personal property the perfection of a security interest in which is not governed by the California Commercial Code;

(f)    all oil, gas and other minerals (as such terms are defined in the California Commercial Code as in effect on March 11, 2004); and all coal, ore, gas, oil and other minerals and all timber, and all rights and interests in any of the foregoing, whether or not such minerals or timber shall have been mined or extracted or otherwise separated from the land; and all electric energy and capacity, gas (natural or artificial), steam, water and other products generated, produced, manufactured, purchased or otherwise acquired by the Company or any Significant Subsidiary;

(g)    all property which is the subject of a lease agreement, other than a lease agreement that results from a sale and leaseback transaction, designating the Company or any Significant Subsidiary as lessee and all right, title and interest of the Company or any Significant Subsidiary in and to such property and in, to and under such lease agreement, whether or not such lease agreement is intended as security; provided, however, that the Company’s right, title and interest in and to the property which is the subject of the Diablo Canyon Lease, and in to and under the Diablo Canyon Lease shall not be Excepted Property;

(h)    all property, real, personal and mixed that is stated in Sections 12.03 and 12.05 to not be Principal Property;

(i)    all proceeds (as such term is defined in the California Commercial Code as in effect on March 11, 2004) of the foregoing.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Fair Value”, with respect to property, means the fair value of such property as may be determined by reference to (a) the amount which would be likely to be obtained in an arm’s-length transaction with respect to such property between an informed and willing buyer and an informed and willing seller, under no compulsion, respectively, to buy or sell, (b) the amount of investment with respect to such property which, together with a reasonable return thereon, would be likely to be recovered through ordinary business operations or otherwise, (c) cost or replacement or reproduction cost, in each case less depreciation with respect to such property and/or (d) any other relevant factors; provided, however, that the Fair Value of property shall be determined without deduction for any senior liens on such property. Fair Value of any property may be determined, without physical inspection, by the use of accounting and engineering records and other data maintained by the Company (including on the basis of the cost of such property).

“First Supplemental Mortgage” has the meaning set forth in the first recital hereof.

“Fixed Rate Senior Notes” means, collectively, the 3.60% Senior Notes, the 4.20% Senior Notes, the 4.80% Senior Notes and the 6.05% Senior Notes.

“Floating Rate Senior Notes” has the meaning set forth in Section 4.02(e).

“Global Bond” means a Bond representing all or part of a series of Bonds, or Tranche thereof, issued to the Depositary for such series or Tranche in accordance with Section 3.13, and bearing the legend prescribed in Section 3.13.

“Governmental Authority” means the government of the United States or of any state or territory thereof or of the District of Columbia or of any county, municipality or other political subdivision of any thereof, or any department, agency, authority or other instrumentality of any of the foregoing.

“Government Obligations” means securities which are (a) (i) direct obligations of the United States where the payment or payments thereunder are supported by the full faith and credit of the United States or (ii) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States where the timely payment or payments thereunder are unconditionally guaranteed as a full faith and credit obligation by the United States or (b) depository receipts issued by a bank (as defined in Section 3(a)(2) of the Securities Act of 1933, as amended) as custodian with respect to any such Government Obligation or a specific payment of interest on or principal of or other amount with respect to any such Government Obligation held by such custodian for the account of the holder of a depository receipt; provided, that, (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the Government Obligation or the specific payment of interest on or principal of or other amount with respect to the Government Obligation evidenced by such depository receipt.

“Holder” means a Person in whose name a Bond is registered in the Bond Register.

“Indenture” means this instrument as originally executed and as it may from time to time be supplemented or amended by one or more indentures supplemental hereto entered into pursuant to the applicable provisions hereof, including, for all purposes of this instrument and any such supplemental indenture, the provisions of the Trust Indenture Act that are deemed to be a part of and govern this Indenture and any such supplemental indenture, respectively. The term “Indenture” shall also include the provisions or terms of particular series of Bonds established in any Officer’s Certificate, Board Resolution or Company Order delivered pursuant to Sections 2.01, 3.01 and 13.07.

“Independent”, when applied to any Accountant or other specified Person, means such a Person who (a) does not have any direct or indirect material financial interest in the Company or in any other obligor upon the Bonds or in any Affiliate of the Company or of such other obligor, (b) is not connected with the Company, an Affiliate of the Company or such other obligor as an officer, employee, promoter, underwriter, trustee, partner, director or any person performing similar functions and (c) is appointed or selected by the Company and approved by the Trustee in the exercise of reasonable care.

“Independent Investment Banker”, with respect to the Fixed Rate Senior Notes, means a Dealer appointed by the Company.

“Initial Issuance Date” means March 23, 2004, the date on which the Bonds of the Initial Series were originally issued under the Prior Indenture.

“Interest Payment Date”, when used with respect to any Bond, means the Stated Maturity of an installment of interest on such Bond.

“Internal Revenue Code” means the Internal Revenue Code of 1986, as amended, or any successor federal statute.

“Investment Securities” means any of the following obligations or investment property on which neither the Company, any other obligor on the Bonds nor any Affiliate of either is the obligor: (a) Government Obligations; (b) interest bearing deposit accounts (which may be represented by certificates of deposit) in any national or state bank (which may include the Trustee or any Paying Agent) or savings association which has outstanding securities rated by a nationally recognized rating organization in either of the two (2) highest rating categories (without regard to modifiers) for short-term securities or in any of the three (3) highest rating categories (without regard to modifiers) for long-term securities; (c) bankers’ acceptances drawn on and accepted by any commercial bank (which may include the Trustee or any Paying Agent) which has outstanding securities rated by a nationally recognized rating organization in either of the two (2) highest rating categories (without regard to modifiers) for short-term securities or in any of the three (3) highest rating categories (without regard to modifiers) for long-term securities; (d) direct obligations of, or obligations the principal of and interest on which are unconditionally guaranteed by, any state or territory of the United States or the District of Columbia, or any political subdivision of any of the foregoing, which are rated by a nationally recognized rating organization in either of the two (2) highest rating categories (without regard to modifiers) for short-term securities or in any of the three (3) highest rating categories (without regard to modifiers) for long-term securities; (e) bonds or other obligations of any agency or instrumentality of the United States; (f) corporate debt securities which are rated by a nationally recognized rating organization in either of the two (2) highest rating categories (without regard to modifiers) for short-term securities or in any of the three (3) highest rating categories (without regard to modifiers) for long-term securities; (g) repurchase agreements with respect to any of the foregoing obligations or securities with any banking or financial institution (which may include the Trustee or any Paying Agent) which has outstanding securities rated by a nationally recognized rating organization in either of the two (2) highest rating categories (without regard to modifiers) for short-term securities or in any of the three (3) highest rating categories (without regard to modifiers) for long-term securities; (h) securities issued by any regulated investment company (including any investment company for which the Trustee or any Paying Agent is the advisor), as defined in Section 851 of the Internal Revenue Code or any such successor section of the Internal Revenue Code, provided that the portfolio of such investment company is limited to obligations or securities of the character and investment quality contemplated in clauses (a) through (f) above and repurchase agreements which are fully collateralized by any of such obligations or securities; and (i) any other obligations or securities which may lawfully be purchased by the Trustee in its capacity as such.

“Lien” means any mortgage, deed of trust, pledge, security interest, encumbrance, easement, lease, reservation, restriction, servitude, charge or similar right and any other lien of any kind, including, without limitation, any conditional sale or other title retention agreement, any lease in the nature thereof, and any defect, irregularity, exception or limitation in record title or, when the context so requires, any lien, claim or interest arising from any of the foregoing.

“Maturity”, when used with respect to any Bond, means the date on which the principal of such Bond or an installment of principal or any sinking fund payment becomes due and payable as provided in such Bond or in this Indenture, whether at the Stated Maturity, by declaration of acceleration, upon call for redemption or otherwise.

“MBIA” means MBIA Insurance Corporation.

“MBIA Reimbursement and Indemnity Agreement” means the Amended and Restated Reimbursement and Indemnity Agreement, dated as of March 5, 2004, between the Company and MBIA, as the same may be amended, supplemented, restated or otherwise modified from time to time.

“Net Tangible Assets” means the total amount of the Company’s assets determined on a consolidated basis in accordance with generally accepted accounting principles as of a date determined pursuant to Section 7.07(b), less (a) the sum of the Company’s consolidated current liabilities determined in accordance with generally accepted accounting principles, and (b) the amount of the Company’s consolidated assets classified as intangible assets, determined in accordance with generally accepted accounting principles, including, but not limited to, such items as goodwill, trademarks, trade names, patents, and unamortized debt discount and expense and regulatory assets carried as an asset on the Company’s consolidated balance sheet.

“Notice of Default” has the meaning specified in Section 9.01(c).

“Officer’s Certificate” means a certificate signed by an Authorized Officer and delivered to the Trustee.

“Opinion of Counsel” means a written opinion of counsel, who may be counsel for the Company or other counsel acceptable to the Trustee and who may be an employee, an Affiliate or an employee of an Affiliate of the Company.

“Outstanding”, when used with respect to Bonds, means, as of the date of determination, all Bonds theretofore authenticated and delivered under this Indenture, except:

(a)    Bonds theretofore canceled or delivered to the Bond Registrar or the Trustee for cancellation;

(b)    Bonds deemed to have been paid for all purposes of this Indenture in accordance with Section 8.01 (whether or not the Company’s indebtedness in respect thereof shall be satisfied and discharged for any other purpose); and

(c)    Bonds, the principal of, premium, if any, and interest, if any, on which have been fully paid pursuant to the third paragraph of Section 3.06 or in exchange for or in lieu of which other Bonds have been authenticated and delivered pursuant to this Indenture, other than any such Bonds in respect of which there shall have been presented to the Trustee proof satisfactory to it and the Company that such Bonds are held by a protected purchaser;

provided, however, that in determining whether or not the Holders of the requisite principal amount of the Bonds Outstanding under this Indenture, or the Outstanding Bonds of any series or Tranche, have given any request, demand, authorization, direction, notice, consent or waiver hereunder or whether or not a quorum is present at a meeting of Holders of Bonds,

(x)    Bonds owned by the Company or any other obligor upon the Bonds or any Affiliate of the Company or of such other obligor (unless the Company, such obligor and/or such Affiliate owns all Bonds Outstanding under this Indenture, or all Outstanding Bonds of each such series and each such Tranche, as the case may be, determined without regard to this clause (x)) shall be disregarded and deemed not to be Outstanding, except that, in determining whether the Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver or upon any such determination as to the presence of a quorum, only Bonds which the Trustee actually knows to be so owned shall be so disregarded; provided, however, that Bonds so owned which have been pledged in good faith may be regarded as Outstanding if it is established to the reasonable satisfaction of the Trustee that the pledgee, and not the Company, any such other obligor or Affiliate of either thereof, has the right so to act with respect to such Bonds and that the pledgee is not the Company or any other obligor upon the Bonds or any Affiliate of the Company or of such other obligor; and provided, further, that in no event shall any Bond which shall have been delivered to evidence, enhance or secure, in whole or in part, the Company’s obligations in respect of other indebtedness be deemed to be owned by the Company if the principal of such Bond is payable, whether at Stated Maturity or upon mandatory redemption, at the same time as the principal of such other indebtedness is payable, whether at Stated Maturity or upon mandatory redemption or acceleration, but only to the extent of such portion of the principal amount of such Bond as does not exceed the principal amount of such other indebtedness; and

(y)    the principal amount of a Discount Bond that shall be deemed to be Outstanding for such purposes shall be the amount of the principal thereof that would be due and payable as of the date of such determination upon a declaration of acceleration of the Maturity thereof pursuant to Section 9.02; and

provided, further, that, in the case of any Bond the principal of which is payable from time to time without presentment or surrender, the principal amount of such Bond that shall be deemed to be Outstanding at any time for all purposes of this Indenture shall be the original principal amount thereof less the aggregate amount of principal thereof theretofore paid, unless otherwise specified pursuant to Section 3.01.

“Paying Agent” means any Person, including the Company, authorized by the Company to pay the principal of and premium, if any, or interest, if any, on any Bonds on behalf of the Company.

“Periodic Offering” means an offering of Bonds of a series from time to time any or all of the specific terms of which Bonds, including, without limitation, the rate or rates of interest, if any, thereon, the Stated Maturity or Maturities thereof and the redemption provisions, if any, with respect thereto, are to be determined by the Company or its agents from time to time subsequent to the initial request for the authentication and delivery of such Bonds by the Trustee, all as contemplated in Section 3.01 and Section 5.01(b).

“Person” means any individual, corporation, limited liability partnership, joint venture, trust or unincorporated organization, or any other entity, whether or not a legal entity, or any Governmental Authority.

“Place of Payment”, when used with respect to Bonds of any series, or any Tranche thereof, means the place or places, specified as contemplated by Section 3.01, at which the principal of and premium, if any, and interest, if any, on the Bonds of such series or Tranche are payable, subject, in either case, to Section 7.02.

“Predecessor Bond” of any particular Bond means every previous Bond evidencing all or a portion of the same debt as that evidenced by such particular Bond; and, for the purposes of this definition, any Bond authenticated and delivered under Section 3.06 in exchange for or in lieu of a mutilated, destroyed, lost or stolen Bond shall be deemed (to the extent lawful) to evidence the same debt as the mutilated, destroyed, lost or stolen Bond.

“Principal Property” means any property of the Company or any Significant Subsidiary, as applicable, other than Excepted Property.

“Prior Indenture” has the meaning set forth in the first recital hereof.

“Redemption Date”, when used with respect to any Bond to be redeemed, means the date fixed for such redemption by or pursuant to this Indenture.

“Redemption Price”, when used with respect to any Bond to be redeemed, means the price at which it is to be redeemed pursuant to this Indenture which price shall include principal of and premium, if any, payable on such Bond but shall not include any accrued interest payable with respect to such Bond.

“Reference Treasury Dealer”, with respect to the Fixed Rate Senior Notes, means Lehman Brothers Inc., UBS Securities LLC, the Independent Investment Banker and Dealers acceptable to the Independent Investment Banker and their respective successors; provided, however, that if any of the foregoing shall cease to be a Dealer, the Company will select a substitute Dealer. However, if the Company does not select a substitute Dealer within a reasonable period of time, then the substitute Dealer will be selected by the Trustee after consultation with the Company.

“Reference Treasury Dealer Quotations”, with respect to the Fixed Rate Senior Notes and with respect to each Reference Treasury Dealer and any Redemption Date related to Fixed Rate Senior Notes, means the average, as determined by the Independent Investment Banker, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Independent Investment Banker at 5:00 p.m., New York City time, on the third Business Day preceding such Redemption Date.

“Regular Record Date” for the interest payable on any Interest Payment Date on the Bonds of any series means the date specified for that purpose as contemplated by Section 3.01.

“Release Date” means April 22, 2005, being the date on which the lien of the Prior Indenture was discharged, cancelled, terminated and satisfied and the Mortgaged Property (as defined in the Prior Indenture) was released to the Company free and clear of any Lien, pursuant to Section 8.12 of the Prior Indenture.

“Remaining Life”, as of any date of calculation, with respect to the Fixed Rate Senior Notes, means the remaining term of the applicable series of Fixed Rate Senior Notes.

“Remaining Scheduled Payments” means, with respect to each Fixed Rate Senior Note that the Company is redeeming pursuant to Section 4.03, the remaining scheduled payments of principal and interest that would be due after the applicable Redemption Date if such Fixed Rate Senior Note were not redeemed. However, if the Redemption Date is not a scheduled Interest Payment Date with respect to that Fixed Rate Senior Note, the amount of the next succeeding scheduled interest payment on that Fixed Rate Senior Note will be reduced by the amount of interest accrued on such Fixed Rate Senior Note to the Redemption Date.

“Required Currency” has the meaning specified in Section 3.11.

“Responsible Officer”, when used with respect to the Trustee, means any officer of the Trustee with direct responsibility for the administration of this Indenture and also means, with respect to a particular corporate trust matter, any other officer of the Trustee to whom such matter is referred because of such officer’s knowledge of and familiarity with the particular subject.

“Second Supplemental Mortgage” has the meaning set forth in the first recital hereof.

“Significant Subsidiary” shall have the meaning specified in Rule 1-02(w) of Regulation S-X under the Securities Act of 1933, as amended; provided that, Significant Subsidiary shall not include any Person, substantially all the assets of which are Excepted Property.

“Special Record Date” for the payment of any Defaulted Interest on the Bonds of any series means a date fixed by the Trustee pursuant to Section 3.07.

“Stated Interest Rate” means a rate (whether fixed or variable) at which an obligation by its terms is stated to bear simple interest. Any calculation or other determination to be made under this Indenture by reference to the Stated Interest Rate on an obligation shall be made (a) if the Company’s obligations in respect of any other indebtedness shall be evidenced, enhanced or secured in whole or in part by such obligation, by reference to the lower of the Stated Interest Rate on such obligation and the Stated Interest Rate on such other indebtedness and (b) without regard to the effective interest cost to the Company of such obligation or of any such other indebtedness.

“Stated Maturity”, when used with respect to any obligation (including any Bond of any series) or any installment of principal thereof or interest thereon, means the date on which the principal of such obligation or such installment of principal or interest is stated to be due and payable (without regard to any provisions for redemption, prepayment, acceleration, purchase or extension).

“Subsidiary” means (i) any corporation at least a majority of the outstanding voting stock or interest of which is owned, directly or indirectly, by the Company or by one or more Subsidiaries, or by the Company and one or more Subsidiaries or (ii) any other Person (other than a corporation) of which the Company and/or one or more Subsidiaries has at least a majority ownership and power to direct the policies, management and affairs. For the purposes of this definition, “voting stock” means stock having voting power for the election of directors, whether at all times or only so long as no senior class of stock has such voting power by reason of any contingency.

“Successor Corporation” has the meaning specified in Section 12.01.

“supplemental indenture” or “indenture supplemental hereto” means an instrument supplementing or amending this Indenture executed and delivered pursuant to Article XIII.

“Swap Agreement” means any agreement with respect to any swap, forward, future or derivative transaction or option or similar agreement involving, or settled by reference to, one or more rates, currencies, commodities, equity or debt instruments or securities, or economic, financial or pricing indices or measures of economic, financial or pricing risk or value or any similar transaction or any combination of these transactions.

“Tranche” means a group of Bonds which (a) are of the same series and (b) have identical terms except as to principal amount and/or date of issuance.

“Trust Indenture Act” means, as of any time, the Trust Indenture Act of 1939 or any successor statute, as in effect at such time.

“Trustee” means the Person named as the “Trustee” in the first paragraph of this Indenture until a successor trustee shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Trustee” shall mean the Person which shall have become a successor trustee pursuant to the applicable provisions of this Indenture, and, if at any time there is more than one Person acting as trustee hereunder, “Trustee” shall mean each such Person so acting.

“United States” means the United States of America, its territories, its possessions and other areas subject to its political jurisdiction.

“U.S. Government Securities”, for purposes of the Floating Rate Senior Notes, means securities which are (a) direct obligations of the United States of America for the payment on which its full faith and credit is pledged or (b) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America the payment of which is unconditionally guaranteed as a full faith and credit obligation of the United States of America, and which in the case of (a) and (b) are not callable or redeemable at the option of the issuer thereof, and shall also include a depository receipt issued by a bank or trust company as custodian with respect to any such U.S. Government Security or a specific payment of interest on or principal of any such U.S. Government Security held by such custodian for the account of the holder of a depository receipt, provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the U.S. Government Security evidenced by such depository receipt.

SECTION 1.02    Compliance Certificates and Opinions.

Except as otherwise expressly provided in this Indenture, upon any application or request by the Company to the Trustee to take any action under any provision of this Indenture, the Company shall furnish to the Trustee an Officer’s Certificate stating that all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with and an Opinion of Counsel stating that in the opinion of such counsel all such conditions precedent, if any, have been complied with, it being understood that in the case of any such application or request as to which the furnishing of such documents is specifically required by any provision of this Indenture relating to such particular application or request, no additional certificate or opinion need be furnished.

Every certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture (other than the certificates provided pursuant to Section 7.06) shall include:

(a)    a statement that each Person signing such certificate or opinion has read such covenant or condition and the definitions herein relating thereto;

(b)    a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(c)    a statement that, in the opinion of each such Person, such Person has made such examination or investigation as is necessary to enable such Person to express an informed opinion as to whether or not such covenant or condition has been complied with; and

(d)    a statement as to whether, in the opinion of each such Person, such condition or covenant has been complied with.

SECTION 1.03.    Content and Form of Documents Delivered to Trustee.

Any Officer’s Certificate may be based (without further examination or investigation), insofar as it relates to or is dependent upon legal matters, upon an opinion of, or representations by, counsel, and, insofar as it relates to or is dependent upon matters which are subject to verification by Accountants, upon a certificate or opinion of, or representations by, an Accountant, unless, in any case, such officer has actual knowledge that the certificate or opinion or representations with respect to the matters upon which such Officer’s Certificate may be based as aforesaid are erroneous.

Any certificate of an Accountant may be based (without further examination or investigation), insofar as it relates to or is dependent upon legal matters, upon an opinion of, or representations by, counsel, and insofar as it relates to or is dependent upon factual matters, information with respect to which is in the possession of the Company and which are not subject to verification by Accountants, upon a certificate of, or representations by, an officer or officers of the Company, unless such Accountant has actual knowledge that the certificate or opinion or representations with respect to the matters upon which his certificate or opinion may be based as aforesaid are erroneous.

Any Opinion of Counsel may be based (without further examination or investigation), insofar as it relates to or is dependent upon factual matters, information with respect to which is in the possession of the Company, upon a certificate of, or representations by, an officer or officers of the Company, and, insofar as it relates to or is dependent upon matters which are subject to verification by Accountants upon a certificate or opinion of, or representations by, an Accountant, unless such counsel has actual knowledge that the certificate or opinion or representations with respect to the matters upon which his opinion may be based as aforesaid are erroneous. In addition, any Opinion of Counsel may be based (without further examination or investigation), insofar as it relates to or is dependent upon matters covered in an Opinion of Counsel rendered by other counsel, upon such other Opinion of Counsel, unless such counsel has actual knowledge that the Opinion of Counsel rendered by such other counsel with respect to the matters upon which his Opinion of Counsel may be based as aforesaid are erroneous. If, in order to render any Opinion of Counsel provided for herein, the signer thereof shall deem it necessary that additional facts or matters be stated in any Officer’s Certificate or certificate of an Accountant provided for herein, then such certificate may state all such additional facts or matters as the signer of such Opinion of Counsel may request.

In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents. Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.

Whenever, subsequent to the receipt by the Trustee of any Board Resolution, Officer’s Certificate, Opinion of Counsel or other document or instrument, a clerical, typographical or other inadvertent or unintentional error or omission shall be discovered therein, a new document or instrument may be substituted therefor in corrected form with the same force and effect as if originally filed in the corrected form and, irrespective of the date or dates of the actual execution and/or delivery thereof, such substitute document or instrument shall be deemed to have been executed and/or delivered as of the date or dates required with respect to the document or instrument for which it is substituted. Anything in this Indenture to the contrary notwithstanding, if any such corrective document or instrument indicates that action has been taken by or at the request of the Company which could not have been taken had the original document or instrument not contained such error or omission, the action so taken shall not be invalidated or otherwise rendered ineffective but shall be and remain in full force and effect, except to the extent that such action was a result of willful misconduct or bad faith. Without limiting the generality of the foregoing, any Bonds issued under the authority of such defective document or instrument shall nevertheless be the valid obligations of the Company entitled to the benefit of this Indenture equally and ratably with all other Outstanding Bonds, except as aforesaid.

SECTION 1.04.    Acts of Holders.

(a)    Any request, demand, authorization, direction, notice, consent, election, waiver or other action provided by this Indenture to be made, given or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by an agent duly appointed in writing or, alternatively, may be embodied in and evidenced by the record of Holders voting in favor thereof, either in person or by proxies duly appointed in writing, at any meeting of Holders duly called and held in accordance with the provisions of Article XIV, or a combination of such instruments and any such record. Except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments or record or both are delivered to the Trustee and, where it is hereby expressly required, to the Company. Such instrument or instruments and any such record (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the “Act” of the Holders signing such instrument or instruments and so voting at any such meeting. Proof of execution of any such instrument or of a writing appointing any such agent, or of the holding by any Person of a Bond, shall be sufficient for any purpose of this Indenture and (subject to Section 10.01) conclusive in favor of the Trustee and the Company, if made in the manner provided in this Section. The record of any meeting of Holders shall be proved in the manner provided in Section 14.06.

(b)    The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by a certificate of a notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to him the execution thereof or may be proved in any other manner which the Trustee and the Company deem sufficient. Where such execution is by a signer acting in a capacity other than his individual capacity, such certificate or affidavit shall also constitute sufficient proof of his authority.

(c)    The ownership, principal amount (except as otherwise contemplated in clause (y) of the first proviso to the definition of Outstanding) and serial numbers of Bonds held by any Person, and the date of holding the same, shall be proved by the Bond Register.

(d)    Any request, demand, authorization, direction, notice, consent, election, waiver or other Act of a Holder shall bind every future Holder of the same Bond and the Holder of every Bond issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done, omitted or suffered to be done by the Trustee or the Company in reliance thereon, whether or not notation of such action is made upon such Bond.

(e)    Until such time as written instruments shall have been delivered to the Trustee with respect to the requisite percentage of principal amount of Bonds for the action contemplated by such instruments, any such instrument executed and delivered by or on behalf of a Holder may be revoked with respect to any or all of such Bonds by written notice by such Holder or any subsequent Holder, proven in the manner in which such instrument was proven.

(f)    Bonds of any series, or any Tranche thereof, authenticated and delivered after any Act of Holders may, and shall if required by the Trustee, bear a notation in form approved by the Trustee as to any action taken by such Act of Holders. If the Company shall so determine, new Bonds of any series, or any Tranche thereof, so modified as to conform, in the opinion of the Trustee and the Company, to such action may be prepared and executed by the Company and authenticated and delivered by the Trustee in exchange for Outstanding Bonds of such series or Tranche.

(g)    The Company may, at its option, by Company Order, fix in advance a record date for the determination of Holders entitled to give any request, demand, authorization, direction, notice, consent, waiver or other Act solicited by the Company, but the Company shall have no obligation to do so. In addition, the Trustee may, at its option, fix in advance a record date for the determination of Holders entitled to join in the giving or making of any Notice of Default, any declaration of acceleration referred to in Section 9.02, any request to institute proceedings referred to in Section 9.07 or any direction referred to in Section 9.12. If any such record date is fixed, such request, demand, authorization, direction, notice, consent, waiver or other Act, or such notice, declaration, request or direction, may be given before or after such record date, but only the Holders of record at the close of business on the record date shall be deemed to be Holders for the purposes of determining (i) whether Holders of the requisite proportion of the Outstanding Bonds have authorized or agreed or consented to such Act (and for that purpose the Outstanding Bonds shall be computed as of the record date) and/or (ii) which Holders may revoke any such Act (notwithstanding subsection (e) of this Section); and any such Act, given as aforesaid, shall be effective whether or not the Holders which authorized or agreed or consented to such Act remain Holders after such record date and whether or not the Bonds held by such Holders remain Outstanding after such record date.

SECTION 1.05.    Notices, Etc. to Trustee and Company.

Except as otherwise provided herein, any request, demand, authorization, direction, notice, consent, election, waiver or Act of Holders or other document provided or permitted by this Indenture to be made or served upon, given or furnished to, or filed with, the Trustee by any Holder or by the Company, or the Company by the Trustee or by any Holder, shall be sufficient for every purpose hereunder (unless otherwise expressly provided herein) if the same shall be in writing and delivered personally to the addressee (which delivery, with respect to the Trustee, shall be made to its Corporate Trust Office and addressed to the attention of the Corporate Trust Administration), or transmitted by facsimile transmission or other direct written electronic means to such telephone number or other electronic communications address as the parties hereto shall from time to time designate, or transmitted by registered or certified mail, return receipt requested, or overnight courier guaranteeing next day delivery, charges prepaid, to the applicable address set forth opposite such party’s name below or to such other address as either party hereto may from time to time designate:

If to the Trustee, to:

The Bank of New York Trust Company, N.A.

550 Kearny Street, Suite 600

San Francisco, California 94108

Attention: Corporate Trust Administration

Fax: (415) 399-1647

If to the Company, to:

Pacific Gas and Electric Company 77 Beale Street (street address) P.O. Box 770000

San Francisco, California 94177

Attention: Treasurer and Assistant Treasurer

Fax: (415) 973-4343/267-7265

Any communication contemplated herein shall be deemed to have been made, given, furnished and filed if personally delivered, on the date of delivery, if transmitted by facsimile transmission or other direct written electronic means, on the date of transmission, and if transmitted by registered or certified mail or reputable overnight courier, on the date of receipt.

SECTION 1.06.    Notice to Holders of Bonds; Waiver.

Except as otherwise expressly provided herein, where this Indenture provides for notice to Holders of any event, such notice shall be sufficiently given, and shall be deemed given, to Holders if in writing and mailed, first-class postage prepaid, to each Holder affected by such event, at the address of such Holder as it appears in the Bond Register, not later than the latest date, and not earlier than the earliest date, prescribed for the giving of such notice.

In case by reason of the suspension of regular mail service or by reason of any other cause it shall be impracticable to give such notice to Holders by mail, then such notification as shall be made with the approval of the Trustee shall constitute a sufficient notification for every purpose hereunder. In any case where notice to Holders is given by mail, neither the failure to mail such notice, nor any defect in any notice so mailed, to any particular Holder shall affect the sufficiency of such notice with respect to other Holders.

Any notice required by this Indenture may be waived in writing by the Person entitled to receive such notice, either before or after the event otherwise to be specified therein, and such waiver shall be the equivalent of such notice. Waivers of notice by Holders shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

SECTION 1.07.    Conflict With Trust Indenture Act.

If any provision of this Indenture limits, qualifies or conflicts with another provision hereof which is required or deemed to be included in this Indenture by any provision of the Trust Indenture Act, the provision required or deemed to be included by the Trust Indenture Act shall control; and if any provision hereof otherwise conflicts with the Trust Indenture Act, or limits, qualifies or conflicts with the duties imposed by Section 318(c) of the Trust Indenture Act, the Trust Indenture Act, including the duties imposed by Section 318(c) of the Trust Indenture Act, shall control.

SECTION 1.08.    Effect of Headings and Table of Contents.

The Article and Section headings in this Indenture and the Table of Contents are for convenience only and shall not affect the construction hereof.

SECTION 1.09.    Successors and Assigns.

All covenants and agreements in this Indenture by the Company and the Trustee shall bind their respective successors and assigns, whether so expressed or not.

SECTION 1.10.    Separability Clause.

In case any provision in this Indenture or the Bonds shall be held to be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

SECTION 1.11.    Benefits of Indenture.

Nothing in this Indenture or the Bonds, express or implied, shall give to any Person, other than the parties hereto, their successors hereunder and the Holders, any benefit or any legal or equitable right, remedy or claim under this Indenture.

SECTION 1.12.    Governing Law.

This Indenture and the Bonds shall be governed by, and construed and enforced in accordance with, the laws of the State of California without regard to the principles of conflicts of laws thereunder, except to the extent that the Trust Indenture Act shall be applicable.

SECTION 1.13.    Legal Holidays.

In any case where any Interest Payment Date, Redemption Date or Stated Maturity of any Bond shall not be a Business Day at any Place of Payment, then (notwithstanding any other provision of this Indenture or of the Bonds other than a provision in Bonds of any series, or any Tranche thereof, or in the indenture supplemental hereto, Board Resolution or Officer’s Certificate which establishes the terms of the Bonds of such series or Tranche, which specifically states that such provision shall apply in lieu of this Section) payment of interest or principal and premium, if any, need not be made at such Place of Payment on such date, but may be made on the next succeeding Business Day at such Place of Payment with the same force and effect as if made on the Interest Payment Date or Redemption Date, or at the Stated Maturity, and, if such payment is made or duly provided for on such Business Day, no interest shall accrue on the amount so payable for the period from and after such Interest Payment Date, Redemption Date or Stated Maturity, as the case may be, to such Business Day.

SECTION 1.14.    Investment of Cash Held by Trustee.

Any cash held by the Trustee or any Paying Agent under any provision of this Indenture shall, except as otherwise provided in Article VIII, at the request of the Company evidenced by Company Order, be invested or reinvested in Investment Securities designated by the Company (such Company Order to contain a representation to the effect that the securities designated therein constitute Investment Securities), and any interest on such Investment Securities shall be promptly paid over to the Company as received. Such Investment Securities shall be held subject to the same provisions hereof as the cash used to purchase the same, but upon a like request of the Company shall be sold, in whole or in designated part, and the proceeds of such sale shall be held subject to the same provisions hereof as the cash used to purchase the Investment Securities so sold. If such sale shall produce a net sum less than the cost of the Investment Securities so sold, the Company shall pay to the Trustee or any such Paying Agent, as the case may be, such amount in cash as, together with the net proceeds from such sale, shall equal the cost of the Investment Securities so sold, and if such sale shall produce a net sum greater than the cost of the Investment Securities so sold, the Trustee or any such Paying Agent, as the case may be, shall promptly pay over to the Company an amount in cash equal to such excess. In no event shall the Trustee be liable for any loss incurred in connection with the sale of any Investment Security pursuant to this Section. In the absence of a Company Order directing the Trustee to invest cash held by the Trustee hereunder, the Company hereby directs the Trustee to invest such cash in Government Obligations having maturities of less than one year until the Trustee shall have received a Company Order directing the Trustee to invest such cash in another Investment Security. The Trustee shall not be accountable or liable for any losses resulting from the sale or depreciation in the market value of investments made pursuant to this Indenture and Company Orders.

ARTICLE II

BOND FORMS

SECTION 2.01.    Forms Generally.

The definitive Bonds of each series shall be in substantially the form or forms established in the indenture supplemental hereto establishing such series, or in a Board Resolution establishing such series, or in an Officer’s Certificate pursuant to such a supplemental indenture or Board Resolution, in any case with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture, and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may be required to comply with the rules of any securities exchange or as may, consistently herewith, be determined by the officers executing such Bonds, as evidenced by their execution of the Bonds. If the form or forms of Bonds of any series are established in a Board Resolution or in an Officer’s Certificate pursuant to a supplemental indenture or a Board Resolution, such Board Resolution and Officer’s Certificate, if any, shall be delivered to the Trustee at or prior to the delivery of the Company Order contemplated by Section 5.01 for the authentication and delivery of such Bonds.

The Bonds of each series shall be issuable in registered form without coupons. The definitive Bonds shall be produced in such manner as shall be determined by the officers executing such Bonds, as evidenced by their execution thereof.

SECTION 2.02    Form of Trustee’s Certificate of Authentication.

The Trustee’s certificate of authentication shall be in substantially the form set forth below:

This is one of the Bonds of the series designated therein referred to in the within-mentioned Indenture.

[NAME OF TRUSTEE], as Trustee

By:
Authorized Signatory

ARTICLE III

THE BONDS

SECTION 3.01    Amount Unlimited; Issuable in Series.

The aggregate principal amount of Bonds which may be authenticated and delivered under this Indenture is unlimited.

The Bonds may be issued in one or more series. Subject to the penultimate paragraph of this Section, prior to the authentication and delivery of Bonds of any series there shall be established by specification in a supplemental indenture or in a Board Resolution, or in an Officer’s Certificate pursuant to a supplemental indenture or a Board Resolution:

(a)    the title of the Bonds of such series (which shall distinguish the Bonds of such series from Bonds of all other series);

(b)    any limit upon the aggregate principal amount of the Bonds of such series which may be authenticated and delivered under this Indenture (except for Bonds authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Bonds of such series pursuant to Section 3.04, 3.05, 3.06, 6.06 or 13.06 and except for any Bonds which, pursuant to Section 3.03, are deemed never to have been authenticated and delivered hereunder);

(c)    the Persons (without specific identification) to whom interest on Bonds of such series, or any Tranche thereof, shall be payable on any Interest Payment Date, if other than the Persons in whose names such Bonds (or one or more Predecessor Bonds) are registered at the close of business on the Regular Record Date for such interest;

(d)    the date or dates on which the principal of the Bonds of such series, or any Tranche thereof, is payable or any formula or other method or other means by which such date or dates shall be determined, by reference to an index or other fact or event ascertainable outside of this Indenture or otherwise (without regard to any provisions for redemption, prepayment, acceleration, purchase or extension) and the right, if any, to extend the Maturity of the Bonds of such series, or any Tranche thereof, and the duration of any such extension;

(e)    the rate or rates (or method of determination thereof) at which any Bonds of such series, or any Tranche thereof, shall bear interest, if any (including the rate or rates at which overdue principal shall bear interest, if different from the rate or rates at which such Bonds shall bear interest prior to Maturity, and, if applicable, the rate or rates at which overdue premium or interest shall bear interest, if any), or any formula or other method or other means by which such rate or rates shall be determined, by reference to an index or other fact or event ascertainable outside of this Indenture or otherwise; the date or dates from which any such interest shall accrue (or method of determination thereof); the Interest Payment Dates on which any such interest shall be payable (or method of determination thereof) and the Regular Record Date, if any (which, in either case or both, if so provided in or pursuant to such Board Resolution or supplemental indenture, may be determined by the Company from time to time and set forth in the Bonds of such series, or any Tranche thereof, issued from time to time) for any such interest payable on any Interest Payment Date; the basis of computation of interest if other than as provided in Section 3.10; and the right, if any, to extend the interest payment periods and the duration of any such extension;

(f)    the place or places at which and/or the methods (if other than as provided elsewhere in this Indenture) by which (i) the principal of and premium, if any, and interest, if any, on Bonds of such series, or any Tranche thereof, shall be payable, (ii) registration of transfer of Bonds of such series, or any Tranche thereof, may be effected, (iii) exchanges of Bonds of such series, or any Tranche thereof, may be effected and (iv) notices and demands to or upon the Company in respect of the Bonds of such series, or any Tranche thereof, and this Indenture may be made, given, furnished, filed or served, if other than as provided in Section 1.05; the Bond Registrar and any Paying Agent or Agents for such series or Tranche; and, if such is the case, that the principal of such Bonds shall be payable without the presentment or surrender thereof;

(g)    if the time for the giving of redemption notices for such series of Bonds, or any Tranche thereof, shall be other than as provided in Section 6.04, such different time, and the period or periods within which or the date or dates on which, the price or prices at which and the terms and conditions upon which the Bonds of such series, or any Tranche thereof, may be redeemed, in whole or in part, at the option of the Company (including, without limitation, any provision for the payment of a “make-whole”, yield-maintenance or similar premium in connection with the redemption of Bonds of such series during a “no-call” or other period during which such Bonds are generally not subject to optional redemption by the Company) and any restrictions on such redemptions;

(h)    the obligation or obligations, if any, of the Company to redeem, purchase or repay the Bonds of such series, or any Tranche thereof, pursuant to any sinking fund or other mandatory redemption provisions or at the option of a Holder thereof and the period or periods within which or the date or dates on which, the price or prices at which and the terms and conditions upon which such Bonds shall be redeemed, purchased or repaid, in whole or in part, pursuant to such obligation, and applicable exceptions to the requirements of Section 6.04 in the case of mandatory redemption or redemption or repayment at the option of the Holder;

(i)    the denominations in which Bonds of such series, or any Tranche thereof, shall be issuable if other than denominations of One Thousand Dollars ($1,000) and any integral multiple thereof;

(j)    the currency or currencies, including composite currencies, in which payment of the principal of and premium, if any, and interest, if any, on the Bonds of such series, or any Tranche thereof, shall be payable (if other than in Dollars); it being understood that, for purposes of calculations under this Indenture, any amounts denominated in a currency other than Dollars or in a composite currency shall be converted to Dollar equivalents by calculating the amount of Dollars which could have been purchased by the amount of such other currency based on such quotations or methods of determination as shall be specified pursuant to this clause (j);

(k)    if the principal of or premium, if any, or interest, if any, on the Bonds of such series, or any Tranche thereof, are to be payable, at the election of the Company or a Holder thereof, in a coin or currency other than that in which the Bonds are stated to be payable, the coin or currency in which payment of any amount as to which such election is made will be payable, the period or periods within which, and the terms and conditions upon which, such election may be made; it being understood that, for purposes of calculations under this Indenture, any such election shall be required to be taken into account, in the manner contemplated in clause (j) of this paragraph, only after such election shall have been made;

(l)    if the principal of or premium, if any, or interest, if any, on the Bonds of such series, or any Tranche thereof, are to be payable, or are to be payable at the election of the Company or a Holder thereof, in securities or other property, the type and amount of such securities or other property, or the formula or other method or other means by which such amount shall be determined, and the period or periods within which, and the terms and conditions upon which, any such election may be made; it being understood that all calculations under this Indenture shall be made on the basis of the fair market value of such securities or the Fair Value of such other property, in either case determined as of the most recent practicable date, except that, in the case of any amount of principal or interest that may be so payable at the election of the Company or a Holder, if such election shall not yet have been made, such calculations shall be made on the basis of the amount of principal or interest, as the case may be, that would be payable if no such election were made;

(m)    if the amount payable in respect of principal of or premium, if any, or interest, if any, on the Bonds of such series, or any Tranche thereof, may be determined with reference to an index, formula or other fact or event ascertainable outside of this Indenture, the manner in which such amounts shall be determined (to the extent not established pursuant to clause (e) of this paragraph); it being understood that all calculations under this Indenture shall be made on the basis of the amount that would be payable as principal if such principal were due, or on the basis of the interest rates in effect, as the case may be, on the date next preceding the date of such calculation;

(n)    if other than the entire principal amount thereof, the portion of the principal amount of Bonds of such series, or any Tranche thereof, which shall be payable upon declaration of acceleration of the Maturity thereof pursuant to Section 9.02;

(o)    the terms, if any, pursuant to which the Bonds of such series, or any Tranche thereof, may be converted into or exchanged for shares of capital stock or other securities of the Company or any other Person;

(p)    the obligations or instruments, if any, which shall be considered to be Eligible Obligations in respect of the Bonds of such series, or any Tranche thereof, denominated in a currency other than Dollars or in a composite currency, and any additional or alternative provisions for the reinstatement of the Company’s indebtedness in respect of such Bonds after the satisfaction and discharge thereof as provided in Section 8.01;

(q)    (i) whether the Bonds of such series, or any Tranche thereof, are to be issued as Global Bonds and if such Bonds are to be issued as Global Bonds, the Depositary for such Global Bonds, (ii) any limitations on the rights of the Holder or Holders of such Bonds to transfer or exchange the same or to obtain the registration of transfer thereof, if other than as provided in Section 3.05, (iii) any limitations on the rights of the Holder or Holders thereof to obtain certificates therefor in definitive form in lieu of temporary form, and (iv) any and all other matters incidental to such Bonds;

(r)    to the extent not established pursuant to clause (q) of this paragraph, any limitations on the rights of the Holders of the Bonds of such series, or any Tranche thereof, to transfer or exchange such Bonds or to obtain the registration of transfer thereof; and if a service charge will be made for the registration of transfer or exchange of Bonds of such series, or any Tranche thereof, the amount or terms thereof;

(s)    any exceptions to Section 1.13, or variation in the definition of Business Day, with respect to the Bonds of such series, or any Tranche thereof;

(t)    if the principal of Bonds of such series is payable from time to time without presentation or surrender, any method or manner of calculating the principal amount of Bonds of such series that is Outstanding at any time for purposes of this Indenture, if other than as specified in the last proviso of the definition of “Outstanding”; and

(u)    any other terms of the Bonds of such series, or any Tranche thereof.

With respect to Bonds of a series subject to a Periodic Offering, the indenture supplemental hereto or the Board Resolution which establishes such series, or the Officer’s Certificate pursuant to such supplemental indenture or Board Resolution, as the case may be, may provide general terms or parameters for Bonds of such series and provide either that the specific terms of Bonds of such series, or any Tranche thereof, shall be specified in a Company Order or that such terms shall be determined by the Company or its agents in accordance with procedures specified in a Company Order as contemplated by Section 5.01(b).

Anything herein to the contrary notwithstanding, the Trustee shall be under no obligation to authenticate and deliver Bonds of any series the terms of which, established as contemplated by this Section, would adversely affect the rights, duties, obligations, liabilities or immunities of the Trustee under this Indenture or otherwise.

SECTION 3.02.    Denominations.

Unless otherwise provided as contemplated by Section 3.01 with respect to any series of Bonds, or any Tranche thereof, the Bonds of each series shall be issuable in denominations of One Thousand Dollars ($1,000) and any integral multiple thereof.

SECTION 3.03.    Execution, Dating, Certificate of Authentication.

Unless otherwise provided as contemplated by Section 3.01 with respect to any series of Bonds, or any Tranche thereof, the Bonds shall be executed on behalf of the Company by any two of the following: the President, the Chief Executive Officer, any Vice President, the Chief Financial Officer, the Treasurer or any Assistant Treasurer. The corporate seal of the Company may be affixed thereto or reproduced thereon and attested by any Authorized Officer. The signature of any or all of these officers on the Bonds may be manual or facsimile.

Bonds bearing the manual or facsimile signatures of individuals who were at the time of execution the President, the Chief Executive Officer, a Vice President, the Chief Financial Officer, the Treasurer or an Assistant Treasurer of the Company shall bind the Company, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Bonds or did not hold such offices at the date of such Bonds.

Unless otherwise specified as contemplated by Section 3.01 with respect to any series of Bonds, or any Tranche thereof, each Bond shall be dated the date of its authentication.

Unless otherwise specified as contemplated by Section 3.01 with respect to any series of Bonds, or any Tranche thereof, no Bond shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose unless there appears on such Bond a certificate of authentication substantially in the form provided for herein executed by the Trustee or an Authenticating Agent by manual signature of an authorized officer thereof, and such certificate upon any Bond shall be conclusive evidence, and the only evidence, that such Bond has been duly authenticated and delivered hereunder and is entitled to the benefits of this Indenture. Notwithstanding the foregoing, if any Bond shall have been authenticated and delivered hereunder to the Company, or any Person acting on its behalf, but shall never have been issued and sold (or pledged) by the Company, and (a) the Company shall deliver such Bond to the Bond Registrar for cancellation or shall cancel such Bond and deliver evidence of such cancellation to the Trustee, in each case as provided in Section 3.09, and (b) the Company, at its election, shall deliver to the Trustee a written statement (which need not comply with Section 1.02 and need not be accompanied by an Officer’s Certificate or an Opinion of Counsel) stating that such Bond has never been issued and sold (or pledged) by the Company, then, for all purposes of this Indenture, such Bond shall be deemed never to have been authenticated and delivered hereunder and shall never be entitled to the benefits hereof.

SECTION 3.04.    Temporary Bonds.

Pending the preparation of definitive Bonds of any series, or any Tranche thereof, the Company may execute, and upon Company Order the Trustee shall authenticate and deliver, temporary Bonds which are printed, lithographed, typewritten, mimeographed, photocopied or otherwise produced, in any authorized denomination, substantially of the tenor of the definitive Bonds in lieu of which they are issued, with such appropriate insertions, omissions, substitutions and other variations as the officers executing such Bonds may determine, as evidenced by their execution of such Bonds.

Except as otherwise specified as contemplated by Section 3.01 with respect to the Bonds of any series, or any Tranche thereof, after the preparation of definitive Bonds of such series or Tranche, the temporary Bonds of such series or Tranche shall be exchangeable, without charge to the Holder thereof, for definitive Bonds of such series or Tranche upon surrender of such temporary Bonds at the office or agency of the Company maintained pursuant to Section 7.02 in a Place of Payment for such Bonds. Upon such surrender of temporary Bonds, the Company shall, except as otherwise specified as contemplated by Section 3.01, execute and the Trustee shall authenticate and deliver in exchange therefor definitive Bonds of the same series and Tranche, of authorized denominations and of like tenor and aggregate principal amount.

Until exchanged in full as hereinabove provided, temporary Bonds shall in all respects be entitled to the same benefits under this Indenture as definitive Bonds of the same series and Tranche and of like tenor authenticated and delivered hereunder.

SECTION 3.05.    Registration, Registration of Transfer and Exchange.

The Company shall cause to be kept in one of the offices designated pursuant to Section 7.02, with respect to the Bonds of each series, or any Tranche thereof, a register (the “Bond Register”) in which, subject to such reasonable regulations as it may prescribe, the Company shall provide for the registration of Bonds of such series or Tranche and the registration of transfer thereof. Pursuant to Section 3.01(f), the Company shall designate one Person to maintain the Bond Register for the Bonds of each series, and such Person is referred to herein, with respect to such series, as the “Bond Registrar”. Anything herein to the contrary notwithstanding, the Company may designate one or more of its offices as an office in which a Bond Register with respect to the Bonds of one or more series, or any Tranche or Tranches thereof, shall be maintained, and the Company may designate itself the Bond Registrar with respect to one or more of such series. The Bond Register(s) shall be open for inspection by the Trustee and the Company at all reasonable times.

Except as otherwise specified as contemplated by Section 3.01 with respect to the Bonds of any series, or any Tranche thereof, and except as provided below with respect to Global Bonds, upon surrender for registration of transfer of any Bond of such series or Tranche at the office or agency of the Company maintained pursuant to Section 7.02 in a Place of Payment for such series or Tranche, the Company shall execute, and the Trustee shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Bonds of the same series and Tranche, of authorized denominations and of like tenor and aggregate principal amount.

Except as otherwise specified as contemplated by Section 3.01 with respect to the Bonds of any series, or any Tranche thereof, any Bond of such series or Tranche may be exchanged at the option of the Holder, for one or more new Bonds of the same series and Tranche, of authorized denominations and of like tenor and aggregate principal amount, upon surrender of the Bonds to be exchanged at any such office or agency. Whenever any Bonds are so surrendered for exchange, the Company shall execute, and the Trustee shall authenticate and deliver, the Bonds which the Holder making the exchange is entitled to receive.

All Bonds delivered upon any registration of transfer or exchange of Bonds shall be valid obligations of the Company, evidencing the same obligation, and entitled to the same benefits under this Indenture, as the Bonds surrendered upon such registration of transfer or exchange. Every Bond presented or surrendered for registration of transfer shall be duly endorsed or shall be accompanied by a written instrument of transfer in form satisfactory to the Company, the Trustee or the Bond Registrar, as the case may be, duly executed by the Holder thereof or his attorney duly authorized in writing. Every Bond presented or surrendered for exchange shall (if so required by the Company, the Trustee or the Bond Registrar) be duly endorsed or shall be accompanied by a written instrument of transfer in form satisfactory to the Company, the Trustee or the Bond Registrar, as the case may be, duly executed by the Holder thereof or such Holder’s attorney duly authorized in writing.

Unless otherwise specified as contemplated by Section 3.01 with respect to Bonds of any series, or any Tranche thereof, no service charge shall be made for any registration of transfer or exchange of Bonds, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration of transfer or exchange of Bonds, other than exchanges pursuant to Section 3.04, 6.06 or 13.06 not involving any transfer.

The Company shall not be required to execute or to provide for the registration of transfer of or the exchange of (a) Bonds of any series, or any Tranche thereof, during a period of fifteen (15) days immediately preceding the date notice is to be given identifying the serial numbers of the Bonds of such series or Tranche called for redemption or (b) any Bond so selected for redemption in whole or in part, except the unredeemed portion of any Bond being redeemed in part.

Notwithstanding any other provision of this Section, unless and until it is exchanged in whole or in part for Bonds in definitive form, a Global Bond representing all or a portion of the Bonds of a series, or Tranche thereof, may not be transferred except as a whole by the Depositary for such series or Tranche to a nominee of such Depositary or by a nominee of such Depositary to such Depositary or another nominee of such Depositary or by such Depositary or any such nominee to a successor Depositary for such series, or Tranche thereof, or a nominee of such successor Depositary.

If at any time (i) the Depositary for the Bonds of a series, or a Tranche thereof, notifies the Company that it is unwilling or unable to continue as Depositary for the Bonds of such series or Tranche or that it is no longer eligible under Section 3.13, and in any such case the Company has not appointed a successor Depositary within ninety (90) days after delivery of such notice, (ii) there has occurred and is continuing an Event of Default, or

(iii) the Company in its sole discretion determines that the Bonds of any series, or any Tranche thereof, issued in the form of one or more Global Bonds shall no longer be represented by such Global Bond or Bonds, then in each such event the Company will execute, and the Trustee, upon receipt of a Company Order for the authentication and delivery of definitive Bonds of such series or Tranche, will authenticate and deliver, Bonds of such series in definitive form and in an aggregate principal amount equal to the principal amount of the Global Bond or Bonds representing such series or Tranche in exchange for such Global Bond or Bonds.

In addition, if specified by the Company pursuant to Section 3.01 with respect to a series of Bonds, or Tranche thereof, the Depositary for such series of Bonds may surrender a Global Bond for such series or Tranche of Bonds in exchange in whole or in part for Bonds of such series or Tranche in definitive form on such terms as are acceptable to the Company and such Depositary. Thereupon, the Company shall authenticate and deliver, without charge:

(i)    to each Person specified by such Depositary a new Bond or Bonds of the same series or Tranche, of any authorized denomination as requested by such Person in aggregate principal amount equal to and in exchange for such Person’s beneficial interest in the Global Bonds; and

(ii)    to such Depositary a new Global Bond in a denomination equal to the difference, if any, between the principal amount of the surrendered Global Bond and the aggregate principal amount of Bonds delivered to Holders thereof.

Bonds issued in exchange for a Global Bond pursuant to this Section shall be registered in such names and in such authorized denominations as the Depositary for such Global Bond, pursuant to instructions from its direct or indirect participants or otherwise, shall instruct the Trustee. The Trustee shall deliver such Bonds to the Persons in whose names such Bonds are so registered.

SECTION 3.06.     Mutilated, Destroyed, Lost and Stolen Bonds.

If any mutilated Bond is surrendered to the Trustee, the Company shall execute and the Trustee shall authenticate and deliver in exchange therefor a new Bond of the same series and Tranche, and of like tenor and principal amount and bearing a number not contemporaneously outstanding.

If there shall be delivered to the Company and the Trustee (a) evidence to their satisfaction of the ownership of and the destruction, loss or theft of any Bond and (b) such security or indemnity as may be reasonably required by them to save each of them and any agent of either of them harmless, then, in the absence of notice to the Company or the Trustee that such Bond is held by a protected purchaser, the Company shall execute and the Trustee shall authenticate and deliver, in lieu of any such destroyed, lost or stolen Bond, a new Bond of the same series and Tranche, and of like tenor and principal amount and bearing a number not contemporaneously outstanding.

Notwithstanding the foregoing, in case any such mutilated, destroyed, lost or stolen Bond has become or is about to become due and payable, the Company in its discretion may, but subject to compliance with the foregoing conditions, instead of issuing a new Bond, pay such Bond.

Upon the issuance of any new Bond under this Section, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other reasonable expenses (including the fees and expenses of the Trustee) connected therewith.

Every new Bond of any series issued pursuant to this Section in lieu of any destroyed, lost or stolen Bond shall constitute an additional contractual obligation of the Company, whether or not the destroyed, lost or stolen Bond shall be at any time enforceable by anyone other than the Holder of such new Bond, and any such new Bond shall be entitled to all the benefits of this Indenture equally and proportionately with any and all other Bonds of such series duly issued hereunder.

The provisions of this Section are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Bonds.

SECTION 3.07.    Payment of Interest; Interest Rights Preserved.

Unless otherwise specified as contemplated by Section 3.01 with respect to the Bonds of any series, or any Tranche thereof, interest on any Bond which is payable, and is punctually paid or duly provided for, on any Interest Payment Date shall be paid to the Person in whose name that Bond (or one or more Predecessor Bonds) is registered at the close of business on the Regular Record Date for such interest, except that, unless otherwise provided in the Bonds of such series, interest payable on the Stated Maturity of the principal of a Bond shall be paid to the Person to whom principal is paid. The initial payment of interest on any Bond of any series which is issued between a Regular Record Date and the related Interest Payment Date shall be payable as provided in such Bond or in a Board Resolution, Officer’s Certificate or supplemental indenture pursuant to Section 3.01 with respect to the related series of Bonds. Except in the case of a Global Bond at the option of the Company, interest on any series of Bonds may be paid by (i) check mailed to the address of the Person entitled thereto as it shall appear on the Bond Register of such series or (ii) wire transfer in immediately available funds at such place and to such account as designated in writing by the Person entitled thereto as specified in the Bond Register of such series.

Any interest on any Bond of any series which is payable, but is not punctually paid or duly provided for, on any Interest Payment Date (herein called “Defaulted Interest”) shall forthwith cease to be payable to the Holder on the related Regular Record Date by virtue of having been such Holder, and such Defaulted Interest may be paid by the Company, at its election in each case, as provided in clause (a) or (b) below:

(a)    The Company may elect to make payment of any Defaulted Interest to the Persons in whose names the Bonds of such series (or their respective Predecessor Bonds) are registered at the close of business on a date (herein called a “Special Record Date”) for the payment of such Defaulted Interest, which shall be fixed in the following manner. The Company shall notify the Trustee in writing of the amount of Defaulted Interest proposed to be paid on each Bond of such series and the date of the proposed payment, and at the same time the Company shall deposit with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest or shall make arrangements satisfactory to the Trustee for such deposit on or prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such Defaulted Interest as in this clause provided. Thereupon the Trustee shall fix a Special Record Date for the payment of such Defaulted Interest which shall be not more than thirty (30) days and not less than ten (10) days prior to the date of the proposed payment and not less than twenty-five (25) days after the receipt by the Trustee of the notice of the proposed payment. The Trustee shall promptly notify the Company of such Special Record Date and, in the name and at the expense of the Company, shall, not less than fifteen (15) days prior to such Special Record Date, cause notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor to be given to each Holder of Bonds of such series. Notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor having been so mailed, such Defaulted Interest shall be paid to the Persons in whose names the Bonds of such series (or their respective Predecessor Bonds) are registered at the close of business on such Special Record Date.

(b)    The Company may make payment of any Defaulted Interest on the Bonds of any series in any other lawful manner not inconsistent with the requirements of any securities exchange on which such Bonds may be listed, and upon such notice as may be required by such exchange, if, after notice given by the Company to the Trustee of the proposed payment pursuant to this clause, such manner of payment shall be deemed practicable by the Trustee.

Subject to the foregoing provisions of this Section and Section 3.05, each Bond delivered under this Indenture upon registration of transfer of or in exchange for or in lieu of any other Bond shall carry the rights to interest accrued and unpaid, and to accrue, which were carried by such other Bond.

SECTION 3.08.    Persons Deemed Owners.

The Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name any Bond is registered as the absolute owner of such Bond for the purpose of receiving payment of principal of and premium, if any, and (subject to Section 3.07) interest, if any, on such Bond and for all other purposes whatsoever, whether or not such Bond be overdue, and neither the Company, the Trustee nor any agent of the Company or the Trustee shall be affected by notice to the contrary.

SECTION 3.09.    Cancellation by Bond Registrar.

All Bonds surrendered for payment, redemption, registration of transfer or exchange shall, if surrendered to any Person other than the Bond Registrar, be delivered to the Bond Registrar and, if not theretofore canceled, shall be promptly canceled by the Bond Registrar. The Company may at any time deliver to the Bond Registrar for cancellation any Bonds previously authenticated and delivered hereunder which the Company may have acquired in any manner whatsoever or which the Company shall not have issued and sold (or pledged), and all Bonds so delivered shall be promptly canceled by the Bond Registrar. No Bonds shall be authenticated in lieu of or in exchange for any Bonds canceled as provided in this Section, except as expressly permitted by this Indenture. All canceled Bonds held by the Bond Registrar shall be disposed of in accordance with the Bond Registrar’s then customary practice for disposing of securities, unless otherwise directed by a Company Order.

SECTION 3.10.    Computation of Interest.

Except as otherwise specified as contemplated by Section 3.01 for Bonds of any series, or any Tranche thereof, interest on the Bonds of each series shall be computed on the basis of a three hundred sixty (360) day year consisting of twelve (12) thirty (30) day months and, with respect to any period less than a full calendar month, on the basis of the actual number of days elapsed during such period.

SECTION 3.11.    Payment to Be in Proper Currency.

In the case of the Bonds of any series, or any Tranche thereof, denominated in any currency other than Dollars or in a composite currency (the “Required Currency”), except as otherwise specified with respect to such Bonds as contemplated by Section 3.01, the obligation of the Company to make any payment of the principal thereof, or the premium, if any, or interest, if any, thereon, shall not be discharged or satisfied by any tender by the Company, or recovery by the Trustee, in any currency other than the Required Currency, except to the extent that such tender or recovery shall result in the Trustee timely holding the full amount of the Required Currency then due and payable. If any such tender or recovery is in a currency other than the Required Currency, the Trustee may take such actions as it considers appropriate to exchange such currency for the Required Currency. The costs and risks of any such exchange, including without limitation the risks of delay and exchange rate fluctuation, shall be borne by the Company, the Company shall remain fully liable for any shortfall or delinquency in the full amount of Required Currency then due and payable, and in no circumstances shall the Trustee be liable therefor except in the case of its negligence or willful misconduct.

SECTION 3.12.    CUSIP Numbers.

The Company, in issuing the Bonds, may use “CUSIP” or other similar numbers (if then generally in use), and, if so, the Trustee or Bond Registrar may use CUSIP or such other numbers in notices of redemption as a convenience to Holders; provided that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Bonds or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Bonds, in which case none of the Company or, as the case may be, the Trustee or the Bond Registrar, or any agent of any of them, shall have any liability in respect of any CUSIP number used on any such notice, and any such redemption shall not be affected by any defect in or omission of such numbers. The Company will promptly notify the Trustee of any change in the CUSIP numbers.

SECTION 3.13    Global Bonds.

If the Company shall establish pursuant to Section 3.01(q) that the Bonds of a series, or a Tranche thereof, are to be issued in whole or in part in the form of one or more Global Bonds, then the Company shall execute and the Trustee shall, in accordance with this Section and the Company Order with respect to such series or Tranche, authenticate and deliver one or more Global Bonds in temporary or permanent form that (i) shall represent and shall be denominated in an aggregate amount equal to the aggregate principal amount of the Outstanding Bonds of such series or Tranche, to be represented by one or more Global Bonds, (ii) shall be registered in the name of the Depositary for such Global Bond or Bonds or the nominee of such Depositary, (iii) shall be delivered by the Trustee to such Depositary or pursuant to such Depositary’s instruction or held by the Trustee as custodian for the Depositary, and (iv) shall bear a legend substantially to the following effect: “Unless and until it is exchanged in whole or in part for Bonds in definitive form, this Bond may not be transferred except as a whole by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary.”

The Company may at any time designate another Person to act as Depositary in place of the Person designated pursuant to Section 3.01(q). Each Depositary designated pursuant to Section 3.01(q) or otherwise for a Global Bond must, at the time of its designation and at all times while it serves as Depositary, be a clearing agency registered under the Exchange Act and any other applicable statute or regulation.

ARTICLE IV

BONDS PREVIOUSLY ISSUED

SECTION 4.01.    Continuation of Certain Series of Bonds Issued Under the Prior Indenture.

(a)    Under the Prior Indenture, the Company established Bonds of the First Series, Bonds of the Second Series, Bonds of the Third Series, Bonds of the Fourth Series and Bonds of the Fifth Series (collectively, “Bonds of the Initial Series”) and Bonds of the Eleventh Series, and such bonds issued under the Prior Indenture are hereby continued under this Indenture, constitute “Bonds” under this Indenture and are hereafter governed by and subject to the provisions hereof. All other bonds issued under the Prior Indenture prior to the date hereof are no longer Outstanding (as defined under the Prior Indenture).

(b)    Bonds of the First Series were originally issued in an aggregate principal amount of $600,000,000, of which $600,000,000 principal amount is Outstanding as of the date hereof.

(c)    Bonds of the Second Series were originally issued in an aggregate principal amount of $500,000,000, of which $500,000,000 principal amount is Outstanding as of the date hereof.

(d)    Bonds of the Third Series were originally issued in an aggregate principal amount of $1,000,000,000, of which $1,000,000,000 principal amount is Outstanding as of the date hereof.

(e)    Bonds of the Fourth Series were originally issued in an aggregate principal amount of $3,000,000,000, of which $3,000,000,000 principal amount is Outstanding as of the date hereof.

(f)    Bonds of the Fifth Series were originally issued in an aggregate principal amount of $1,600,000,000, of which $200,000,000 principal amount is Outstanding as of the date hereof.

SECTION 4.02.    Bonds of the Initial Series; Terms of Bonds of the Initial Series.

(a)    Under Section 201 of the First Supplemental Mortgage, the Company designated the Bonds of the First Series as the “3.60% First Mortgage Bonds due 2009” (the “3.60% First Mortgage Bonds”). The Release Date having occurred on the date hereof and pursuant to Section 202 of the First Supplemental Mortgage, the 3.60% First Mortgage Bonds are hereby redesignated as the “3.60% Senior Notes due 2009” (the “3.60% Senior Notes”).

(b)    Under Section 201 of the First Supplemental Mortgage, the Company designated the Bonds of the Second Series as the “4.20% First Mortgage Bonds due 2011” (the “4.20% First Mortgage Bonds”). The Release Date having occurred on the date hereof and pursuant to Section 202 of the First Supplemental Mortgage, the 4.20% First Mortgage Bonds are hereby redesignated as the “4.20% Senior Notes due 2011” (the “4.20% Senior Notes”).

(c)    Under Section 201 of the First Supplemental Mortgage, the Company designated the Bonds of the Third Series as the “4.80% First Mortgage Bonds due 2014” (the “4.80% First Mortgage Bonds”). The Release Date having occurred on the date hereof and pursuant to Section 202 of the First Supplemental Mortgage, the 4.80% First Mortgage Bonds are hereby redesignated as the “4.80% Senior Notes due 2014” (the “4.80% Senior Notes”).

(d)    Under Section 201 of the First Supplemental Mortgage, the Company designated the Bonds of the Fourth Series as the “6.05% First Mortgage Bonds due 2034” (the “6.05% First Mortgage Bonds”). The Release Date having occurred on the date hereof and pursuant to Section 202 of the First Supplemental Mortgage, the 6.05% First Mortgage Bonds are hereby redesignated as the “6.05% Senior Notes due 2034” (the “6.05% Senior Notes”).

(e)    Under Section 201 of the First Supplemental Mortgage, the Company designated the Bonds of the Fifth Series as the “Floating Rate First Mortgage Bonds due 2006” (the “Floating Rate First Mortgage Bonds”). The Release Date having occurred on the date hereof and pursuant to Section 202 of the First Supplemental Mortgage, the Floating Rate First Mortgage Bonds are hereby redesignated as the “Floating Rate Senior Notes due 2006” (the “Floating Rate Senior Notes”).

(f)    In accordance with Section 202 of the First Supplemental Mortgage, each holder of a 3.60% First Mortgage Bond, 4.20% First Mortgage Bond, a 4.80% Mortgage Bond, 6.05% Mortgage Bond and Floating Rate First Mortgage Bond that is a Global Bond is to surrender such Bond to the Trustee as soon as reasonably practicable after the Release Date and the Trustee shall simultaneously exchange the surrendered Bond for a 3.60% Senior Note, a 4.20% Senior Note, a 4.80% Senior Note, a 6.05% Senior Note and a Floating Rate Senior Note, respectively. The form of the Fixed Rate Senior Notes being exchanged pursuant hereto is attached hereto as Exhibit A and the form of the Floating Rate Senior Notes being exchanged pursuant hereto is attached hereto as Exhibit B.

(g)    As established in Section 201 of the First Supplemental Mortgage and as continued hereunder, any series of the Bonds of the Initial Series may be reopened, from time to time, for issuances of additional Bonds of such series, and any additional Bonds issued and comprising Bonds of any series of the Bonds of the Initial Series shall have identical terms as such series of Bonds of the Initial Series, except that the issue price, issue date and, in some cases, the first Interest Payment Date may differ.

(h)    As established in Section 204 of the First Supplemental Mortgage and as continued hereunder, (i) the 3.60% Senior Notes bear interest at the rate of 3.60% per annum and have a Stated Maturity of March 1,

2009; (ii) the 4.20% Senior Notes bear interest at the rate of 4.20% per annum and have a Stated Maturity of March 1, 2011, (iii) the 4.80% Senior Notes bear interest at the rate of 4.80% per annum and have a Stated Maturity of March 1, 2014; (iv) the 6.05% Senior Notes bear interest at the rate of 6.05% per annum and have a Stated Maturity of March 1, 2034; and (v) the rate of interest on the Floating Rate Senior Notes is calculated as set forth in the form of such Bond attached hereto as Exhibit B and the Stated Maturity of the Floating Rate Senior Notes is April 3, 2006.

(i)    As established in Section 205 of the First Supplemental Mortgage and as continued hereunder, the Bonds of the Initial Series were issued in the form of one or more permanent Global Securities as provided in Section 3.13 of the Prior Indenture and deposited with the Trustee, as custodian for the Depositary, duly executed by the Company and authenticated by the Trustee.

(j)    As established in Section 205 of the First Supplemental Mortgage and as continued hereunder, the Company appointed DTC to act as the Depositary with respect to all Bonds of the Initial Series, and the Bonds of the Initial Series were initially registered in the name of Cede & Co., as the nominee of DTC.

(k)    In accordance with Section 205 of the First Supplemental Mortgage, the Trustee executed and delivered a Letter of Representations to DTC and, in connection with any successor nominee for DTC or any successor Depositary, the Trustee will enter into comparable arrangements, and shall have the same rights with respect to its actions thereunder as it has with respect to its actions under the Indenture.

(l)    As established in Section 205 of the First Supplemental Mortgage and as continued hereunder, none of the Company, the Trustee, any Paying Agent or any Bond Registrar will have any responsibility or liability for any aspect of Depositary records relating to, or payments made on account of, beneficial ownership interests in a Global Bond or for maintaining, supervising or reviewing any Depositary records relating to such beneficial ownership interests, or for transfers of beneficial interests in the Bonds or any transactions between the Depositary and beneficial owners.

(m)    As established in Section 206 of the First Supplemental Mortgage and as continued hereunder, no sinking fund is provided for any of the Bonds of the Initial Series.

(n)    As established in Section 208 of the First Supplemental Mortgage and as continued hereunder, the Trustee is appointed as initial Paying Agent and initial Bond Registrar for the Bonds of the Initial Series.

(o)    As established in Section 209 of the First Supplemental Mortgage, BNY Western Trust Company was appointed as the initial Calculation Agent for the Floating Rate Senior Notes and The Bank of New York Trust Company, N.A., as successor in interest to BNY Western Trust Company is continued as the initial Calculation Agent for the Floating Rate Senior Notes.

(p)    Other terms of the Bonds of the Initial Series are as expressly set forth Section 4.03 below, Exhibit A (with respect to the Fixed Rate Senior Notes) and Exhibit B (with respect to the Floating Rate Senior Notes).

SECTION 4.03.    Redemption of Bonds of the Initial Series.

(a)    Optional Redemption of 3.60% Senior Notes. As established in Section 302(a) of the First Supplemental Mortgage and as continued hereunder, subject to the terms and conditions of this Indenture, the 3.60% Senior Notes are redeemable at the option of the Company, in whole or in part at any time after the Initial Issuance Date and prior to Maturity, at a Redemption Price equal to the greater of:

(i)    100% of the principal amount of the 3.60% Senior Notes to be redeemed; or

(ii)    as determined by the Independent Investment Banker, the sum of the present values of the Remaining Scheduled Payments on the 3.60% Senior Notes to be so redeemed (not including any portion of such payments of interest accrued to the Redemption Date) discounted to the Redemption Date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Adjusted Treasury Rate, plus 0.15%, plus, in either of the above cases, accrued and unpaid interest on the principal amount of the 3.60% Senior Notes being redeemed to but not including the Redemption Date.

(b)    Optional Redemption of 4.20% Senior Notes. As established in Section 302(b) of the First Supplemental Mortgage and as continued hereunder, subject to the terms and conditions of this Indenture, the 4.20% Senior Notes are redeemable at the option of the Company, in whole or in part at any time after the Initial Issuance Date and prior to Maturity, at a Redemption Price equal to the greater of:

(i)    100% of the principal amount of the 4.20% Senior Notes to be redeemed; or

(ii)    as determined by the Independent Investment Banker, the sum of the present values of the Remaining Scheduled Payments on the 4.20% Senior Notes to be so redeemed (not including any portion of such payments of interest accrued to the Redemption Date) discounted to the Redemption Date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Adjusted Treasury Rate, plus 0.15%, plus, in either of the above cases, accrued and unpaid interest on the principal amount of the 4.20% Senior Notes being redeemed to but not including the Redemption Date.

(c)    Optional Redemption of 4.80% Senior Notes. As established in Section 302(c) of the First Supplemental Mortgage and as continued hereunder, subject to the terms and conditions of the Indenture, the 4.80% Senior Notes are redeemable at the option of the Company, in whole or in part at any time after the Initial Issuance Date and prior to Maturity, at a Redemption Price equal to the greater of:

(i)    100% of the principal amount of the 4.80% Senior Notes to be redeemed; or

(ii)    as determined by the Independent Investment Banker, the sum of the present values of the Remaining Scheduled Payments on the 4.80% Senior Notes to be so redeemed (not including any portion of such payments of interest accrued to the Redemption Date) discounted to the Redemption Date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Adjusted Treasury Rate, plus 0.20%, plus, in either of the above cases, accrued and unpaid interest on the principal amount of the 4.80% Senior Notes being redeemed to but not including the Redemption Date.

(d)    Optional Redemption of 6.05% Senior Notes. As established in Section 302(d) of the First Supplemental Mortgage and as continued hereunder, subject to the terms and conditions of the Indenture, the 6.05% Senior Notes are redeemable at the option of the Company, in whole or in part at any time after the Initial Issuance Date and prior to Maturity, at a Redemption Price equal to the greater of:

(i)    100% of the principal amount of the 6.05% Senior Notes to be redeemed; or

(ii)    as determined by the Independent Investment Banker, the sum of the present values of the Remaining Scheduled Payments on the 6.05% Senior Notes to be so redeemed (not including any portion of such payments of interest accrued to the Redemption Date) discounted to the Redemption Date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Adjusted Treasury Rate, plus 0.25%, plus, in either of the above cases, accrued and unpaid interest on the principal amount of the 6.05% Senior Notes being redeemed to but not including the Redemption Date.

(e)    Optional Redemption of Floating Rate Senior Notes. As established in Section 302(e) of the First Supplemental Mortgage and as continued hereunder, subject to the terms and conditions of the Indenture, the Floating Rate Senior Notes were redeemable at the option of the Company, in whole or in part, on October 3, 2004 and are redeemable on any Interest Payment Date thereafter and prior to Maturity, at a Redemption Price equal to 100% of the principal amount of the Floating Rate Senior Notes being redeemed, plus accrued and unpaid interest thereon to but not including the Redemption Date.

(f)    As established in Section 302(f) of the First Supplemental Mortgage and as continued hereunder, redemption of each series of Bonds of the Initial Series pursuant to this Section 4.03 shall be made in accordance with Article VI of this Indenture.

SECTION 4.04.    Bonds of the Eleventh Series, Terms of Bonds of the Eleventh Series.

(a)    Under Section 701 of the Second Supplemental Mortgage, the Company established an eleventh series of Bonds designated as the “Bond of the Eleventh Series” and such Bond was originally issued in certificated form. The Release Date having occurred on the date hereof and pursuant to Section 702 of the Second Supplemental Mortgage, the Bonds of the Eleventh Series are hereby redesignated as the “Senior Note due December 1, 2016” (the “Senior Note due 2016”).

(b)    In accordance with Section 702 of the Second Supplemental Mortgage, the Holder of the Bond of the Eleventh Series shall surrender such Bond to the Trustee and the Trustee shall simultaneously exchange the surrendered Bond for a Senior Note due 2016. The form of the Senior Note due 2016 being exchanged pursuant hereto is attached hereto as Exhibit C.

(c)    As established in Section 703 of the Second Supplemental Mortgage and as continued hereunder, (i) the initial face amount of the Senior Note due 2016 is $200,000,000, which face amount represents the maximum principal amount of the Senior Note due 2016, (ii) the amount of principal payable on the Senior Note due 2016, and the date or dates on which such principal is payable, are as set forth in said Senior Note due 2016, (iii) for all purposes of this Indenture, the principal amount of the Senior Note due 2016 Outstanding as of any date of calculation shall be equal to the Obligations (as defined in the Senior Note due 2016) outstanding under the MBIA Reimbursement and Indemnity Agreement as of such date, but in no event shall the principal amount of such Senior Note due 2016 as of any date of calculation be greater than the then current face amount of such Senior Note due 2016, and (iv) for all purposes of this Indenture, principal of the Senior Note due 2016 shall be payable without the presentment or surrender thereof.

(d)

As established in Section 704 of the Second Supplemental Mortgage and as continued hereunder, (i) the Senior Note due 2016 bears interest at the rate or rates, and interest with respect thereto is payable on the Interest Payment Dates set forth in said Senior Note due 2016; (ii) the Senior Note due 2016 has a Stated Maturity of December 1, 2016; and (iii) interest on the Senior Note due 2016 shall accrue from the same dates that interest, if any, accrues on outstanding Obligations pursuant to the MBIA Reimbursement and Indemnity Agreement until such interest is paid.

(e)    As established in Section 705 of the Second Supplemental Mortgage and as continued hereunder, the Senior Note due 2016 is not subject to redemption prior to its Stated Maturity, and no sinking fund is provided for the Senior Note due 2016.

(f)    As established in Section 706 of the Second Supplemental Mortgage and as continued hereunder, the Trustee is appointed as initial Paying Agent and initial Bond Registrar for the Senior Note due 2016. The Place of Payment of the Senior Note due 2016 shall be the Corporate Trust Office of the Trustee; provided, however, that the Company reserves the right to change, by one or more Officer’s Certificates any such place or the Bond Registrar; provided, further, that the Company reserves the right to designate, by one or more Officer’s Certificates, one or more of its offices as any such place or itself as the Bond Registrar.

(g)    As established in Section 707 of the Second Supplemental Mortgage and as continued hereunder,

(i)    the Senior Note due 2016 may not be exchanged for any other Bond, except as provided in Section 3.06 of this Indenture, and may not be transferred except to effect an assignment thereof to a successor or an assign of MBIA; and (ii) the Company may take such actions as it shall deem necessary, desirable or appropriate to effect compliance with such restrictions on transfer, including the issuance of stop-transfer instructions to the Trustee or any other transfer agent.

(h)    Other terms of the Senior Note due 2016 are as expressly set forth in Exhibit C hereto.

ARTICLE V

ISSUANCE OF BONDS

SECTION 5.01.    General.

The Trustee shall authenticate and deliver Bonds of a series, for original issue, at one time or from time to time in accordance with the Company Order referred to below, upon receipt by the Trustee of:

(a)    the instrument or instruments establishing the form or forms and terms of such series, as provided in Sections 2.01 and 3.01;

(b)    a Company Order requesting the authentication and delivery of such Bonds and, to the extent that the terms of such Bonds shall not have been established in an indenture supplemental hereto or in a Board Resolution, or in an Officer’s Certificate pursuant to a supplemental indenture or Board Resolution, all as contemplated by Section 3.01, either (i) establishing such terms or (ii) in the case of Bonds of a series subject to a Periodic Offering, specifying procedures by which such terms are to be established (which procedures may provide for authentication and delivery pursuant to oral or electronic instructions from the Company or any agent or agents thereof, which oral instructions are to be promptly confirmed electronically or in writing), in either case in accordance with the instrument or instruments delivered pursuant to clause (a) above;

(c)    the Bonds of such series, executed on behalf of the Company by an officer specified in Section 3.03;

(d)    an Opinion of Counsel to the effect that:

(i)    the form or forms of such Bonds have been duly authorized by the Company and have been established in conformity with the provisions of this Indenture;

(ii)    the terms of such Bonds have been duly authorized by the Company and have been established in conformity with the provisions of this Indenture; and

(iii)    when such Bonds shall have been authenticated and delivered by the Trustee and issued and delivered by the Company in the manner and subject to any conditions specified in such Opinion of Counsel, such Bonds will constitute valid obligations of the Company, entitled to the benefits of this Indenture, equally and ratably with all other Outstanding Bonds without any priority of any one Bond over any other Bond;

provided, however, that, with respect to Bonds of a series subject to a Periodic Offering, the Trustee shall be entitled to receive such Opinion of Counsel only once at or prior to the time of the first authentication and delivery of such Bonds (provided that such Opinion of Counsel addresses the authentication and delivery of all such Bonds) and that, in lieu of the opinions described in clauses (ii) and (iii) above, counsel may opine that:

(x)    when the terms of such Bonds shall have been established pursuant to a Company Order or Orders or pursuant to such procedures as may be specified from time to time by a Company Order or Orders, all as contemplated by and in accordance with the instrument or instruments delivered pursuant to clause (a) above, such terms will have been duly authorized by the Company and will have been established in conformity with the provisions of this Indenture; and

(y)    when such Bonds shall have been authenticated and delivered by the Trustee in accordance with this Indenture and the Company Order or Orders or the specified procedures referred to in paragraph (x) above and issued and delivered by the Company in the manner and subject to any conditions specified in such Opinion of Counsel, such Bonds will constitute valid obligations of the Company, entitled to the benefits of this Indenture, equally and ratably with all other Outstanding Bonds without any priority of any one Bond over any other Bond;

(e)    an Officer’s Certificate to the effect that, to the knowledge of the signer, no Event of Default has occurred and is continuing; provided, however, that with respect to Bonds of a series subject to a Periodic Offering, either (i) such an Officer’s Certificate shall be delivered at the time of the authentication and delivery of each Bond of such series or (ii) the Officer’s Certificate delivered at or prior to the time of the first authentication and delivery of the Bonds of such series shall state that the statements therein shall be deemed to be made at the time of each, or each subsequent, authentication and delivery of Bonds of such series.

With respect to Bonds of a series subject to a Periodic Offering, the Trustee may conclusively rely, as to the authorization by the Company of any of such Bonds, the forms and terms thereof, the validity thereof and the compliance of the authentication and delivery thereof with the terms and conditions of this Indenture, upon the Opinion or Opinions of Counsel and the certificates and other documents delivered pursuant to this Article V at or prior to the time of the first authentication and delivery of Bonds of such series until (i) such time as the Trustee has received written notice that any of such opinions, certificates or other documents have been superseded or revoked or (ii) such opinions, certificates or other documents expire by their terms. In connection with the authentication and delivery of Bonds of a series subject to a Periodic Offering, the Trustee shall be entitled to assume that the Company’s instructions to authenticate and deliver such Bonds do not violate any applicable law or any applicable rule, regulation or order of any Governmental Authority having jurisdiction over the Company.

ARTICLE VI

REDEMPTION OF BONDS

SECTION 6.01.    Applicability of Article.

Bonds of any series, or any Tranche thereof, which are redeemable before their Stated Maturity shall be redeemable in accordance with their terms and (except as otherwise specified as contemplated by Section 3.01 for Bonds of such series or Tranche) in accordance with this Article.

SECTION 6.02.    Election to Redeem; Notice to Trustee.

The election of the Company to redeem any Bonds shall be evidenced by a Board Resolution or an Officer’s Certificate. The Company shall, at least forty-five (45) days prior to the Redemption Date fixed by the Company (unless a shorter notice shall be satisfactory to the Trustee), notify the Trustee in writing of such Redemption Date and of the principal amount of such Bonds to be redeemed. In the case of any redemption of Bonds (a) prior to the expiration of any restriction on such redemption provided in the terms of such Bonds or elsewhere in this Indenture or (b) pursuant to an election of the Company which is subject to a condition specified in the terms of such Bonds, the Company shall furnish the Trustee with an Officer’s Certificate evidencing compliance with such restriction or condition.

SECTION 6.03.    Selection of Bonds to Be Redeemed.

If less than all the Bonds of any series, or any Tranche thereof, are to be redeemed, the particular Bonds to be redeemed shall be selected by the Bond Registrar from the Outstanding Bonds of such series or Tranche not previously called for redemption, by such method as shall be provided for any particular series or Tranche, or, in the absence of any such provision, by such method of random selection as the Bond Registrar shall deem fair and appropriate and which may, in any case, provide for the selection for redemption of portions (equal to the minimum authorized denomination for Bonds of such series or Tranche or any integral multiple thereof) of the principal amount of Bonds of such series or Tranche having a denomination larger than the minimum authorized denomination for Bonds of such series or Tranche; provided, however, that if, as indicated in an Officer’s Certificate, the Company shall have offered to purchase all or any principal amount of the Bonds then Outstanding of any series, or any Tranche thereof, and less than all of such Bonds as to which such offer was made shall have been tendered to the Company for such purchase, the Bond Registrar, if so directed by Company Order, shall select for redemption all or any principal amount of such Bonds which have not been so tendered.

The Bond Registrar shall promptly notify the Company and the Trustee in writing of the Bonds selected for redemption and, in the case of any Bonds selected to be redeemed in part, the principal amount thereof to be redeemed.

For all purposes of this Indenture, unless the context otherwise requires, all provisions relating to the redemption of Bonds shall relate, in the case of any Bonds redeemed or to be redeemed only in part, to the portion of the principal amount of such Bonds which has been or is to be redeemed.

SECTION 6.04.    Notice of Redemption.

Unless otherwise specified with respect to any series of Bonds, or any Tranche thereof, in accordance with Section 3.01, notice of redemption shall be given in the manner provided in Section 1.06 to the Holders of the Bonds to be redeemed not less than thirty (30) nor more than sixty (60) days prior to the Redemption Date.

All notices of redemption shall state:

(a)    the Redemption Date,

(b)    the Redemption Price,

(c)    if less than all the Bonds of any series or Tranche are to be redeemed, the identification of the particular Bonds to be redeemed and the portion of the principal amount of any Bond to be redeemed in part,

(d)    that on the Redemption Date, the Redemption Price, together with accrued interest, if any, to the Redemption Date, will become due and payable upon each such Bond to be redeemed and, if applicable, that interest thereon will cease to accrue on and after said date; provided, that if a conditional notice shall be given, other appropriate language shall be inserted indicating the conditional nature of the redemption,

(e)    the place or places where such Bonds are to be surrendered for payment of the Redemption Price and accrued interest, if any, unless it shall have been specified as contemplated by Section 3.01 with respect to such Bonds that such surrender shall not be required,

(f)    that the redemption is for a sinking or other fund, if such is the case, and

(g)    such other matters as the Company shall deem desirable or appropriate.

Unless otherwise specified with respect to any series of Bonds, or any Tranche thereof, in accordance with Section 3.01, with respect to any redemption of Bonds at the election of the Company or any redemption which is contingent on the occurrence or nonoccurrence of an event or condition which cannot be ascertained prior to the time a redemption notice is required to be given hereunder, such notice may state that such redemption shall be conditional upon receipt by the Trustee or the Paying Agent or Agents for such Bonds, on or prior to the date fixed for such redemption, of money sufficient to pay the Redemption Price of such Bonds and accrued interest, if any, thereon to the Redemption Date (or direction from the Company to apply such money for the payment of such Bonds, if such money shall have been deposited with the Trustee or Paying Agent or Agents upon the condition that the Trustee or Paying Agent or Agents will apply such money only at the direction of the Company) and that if such money shall not have been so received (or if such money shall have been received but the Trustee or the Paying Agent or Agents have been directed by the Company not to apply such money to redeem such Bonds) such notice shall be of no force or effect and the Company shall not be required to redeem such Bonds; provided, however, that conditional notice shall not be given if upon the giving of notice, such Bonds shall be deemed to have been paid in accordance with Section 8.01. In the event that such notice of redemption contains such a condition and such money is not so received, or the Trustee or Paying Agent or Agents have been directed by the Company not to apply such money to the redemption of such Bonds, the redemption shall not be made, and within a reasonable time thereafter notice shall be given, in the manner in which the notice of redemption was given, that such money was not so received or that the Trustee or Paying Agent or Agents have been directed by the Company not to redeem such Bonds and such redemption was not required to be made, and the Trustee or Paying Agent or Agents for the Bonds otherwise to have been redeemed shall promptly return to the Holders thereof any of such Bonds which had been surrendered for payment upon such redemption.

Notice of redemption of Bonds to be redeemed at the election of the Company, and any notice of non-satisfaction of a condition for redemption as aforesaid, shall be given by the Company or, at the Company’s request, by the Bond Registrar in the name and at the expense of the Company. Notice of mandatory redemption of Bonds shall be given by the Bond Registrar in the name and at the expense of the Company.

SECTION 6.05.    Bonds Payable on Redemption Date.

Notice of redemption having been given as aforesaid, and the conditions, if any, set forth in such notice having been satisfied, the Bonds or portions thereof so to be redeemed shall, on the Redemption Date, become due and payable at the Redemption Price therein specified, and from and after such date (unless, in the case of an unconditional notice of redemption, the Company shall default in the payment of the Redemption Price and accrued interest, if any) such Bonds or portions thereof, if interest-bearing, shall cease to bear interest. Upon surrender of any such Bond for redemption in accordance with such notice, such Bond or portion thereof shall be paid by the Company at the Redemption Price, together with accrued interest, if any, to the Redemption Date; provided, however, that no such surrender shall be a condition to such payment if so specified as contemplated by Section 3.01 with respect to such Bond; and provided, further, that, except as otherwise specified as contemplated by Section 3.01 with respect to such Bond, any installment of interest on any Bond the Stated Maturity of which installment is on or prior to the Redemption Date shall be payable to the Holder of such Bond, or one or more Predecessor Bonds, registered as such at the close of business on the related Regular Record Date according to the terms of such Bond and subject to the provisions of Section 3.07.

SECTION 6.06.    Bonds Redeemed in Part.

Upon the surrender of any Bond which is to be redeemed only in part at a Place of Payment therefor (with, if the Company or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by, the Holder thereof or his attorney duly authorized in writing), the Company shall execute, and the Trustee shall authenticate and deliver to the Holder of such Bond, without service charge, a new Bond or Bonds of the same series and Tranche, of any authorized denomination requested by such Holder and of like tenor and in aggregate principal amount equal to and in exchange for the unredeemed portion of the principal of the Bond so surrendered.

ARTICLE VII

COVENANTS

SECTION 7.01.    Payment of Bonds.

The Company shall pay the principal of and premium, if any, and interest, if any, on the Bonds of each series in accordance with the terms of such Bonds and this Indenture.

SECTION 7.02.    Maintenance of Office or Agency.

The Company shall maintain in each Place of Payment for the Bonds of each series, or any Tranche thereof, an office or agency where payment of such Bonds shall be made, and where the registration of transfer or exchange of such Bonds may be effected and where notices and demands to or upon the Company in respect of such Bonds and this Indenture may be served. The Company shall give prompt written notice to the Trustee of the location, and any change in the location, of each such office or agency. If at any time the Company shall fail to maintain any such required office or agency in respect of Bonds of any series, or any Tranche thereof, or shall fail to furnish the Trustee with the address thereof, payment of such Bonds shall be made, registration of transfer or exchange thereof may be effected and notices and demands in respect thereof may be served at the Corporate Trust Office of the Trustee, and the Company hereby appoints the Trustee as its agent for all such purposes in any such event.

The Company may also from time to time designate one or more other offices or agencies with respect to the Bonds of one or more series, or any Tranche thereof, for any or all of the foregoing purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency for such purposes. The Company shall give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

Anything herein to the contrary notwithstanding, any office or agency required by this Section may be maintained at an office of the Company, in which event the Company shall perform all functions to be performed at such office or agency.

SECTION 7.03    Money for Bond Payments to Be Held in Trust.

If the Company shall at any time act as its own Paying Agent with respect to the Bonds of any series, or any Tranche thereof, it shall, on or before each due date of the principal of and premium, if any, and interest, if any, on any of such Bonds, segregate and hold in trust for the benefit of the Persons entitled thereto a sum sufficient to pay the principal and premium or interest so becoming due until such sums shall be paid to such Persons or otherwise disposed of as herein provided. The Company shall promptly notify the Trustee of any failure by the Company (or any other obligor on such Bonds) to make any payment of principal of or premium, if any, or interest, if any, on such Bonds.

Whenever the Company shall have one or more Paying Agents for the Bonds of any series, or any Tranche thereof, it shall, on or before each due date of the principal of and premium, if any, and interest, if any, on such Bonds, deposit with such Paying Agents sums sufficient (without duplication) to pay the principal and premium or interest so becoming due, such sums to be held in trust for the benefit of the Persons entitled to such principal, premium or interest, and (unless such Paying Agent is the Trustee) the Company shall promptly notify the Trustee of any failure by it so to act.

Upon their appointment as Paying Agent, the Company shall cause each Paying Agent for the Bonds of any series, or any Tranche thereof, other than the Company or the Trustee, to execute and deliver to the Trustee an instrument in which such Paying Agent shall agree with the Trustee, subject to the provisions of this Section, that such Paying Agent shall:

(a)    hold all sums held by it for the payment of the principal of and premium, if any, or interest, if any, on such Bonds in trust for the benefit of the Persons entitled thereto until such sums shall be paid to such Persons or otherwise disposed of as herein provided;

(b)    give the Trustee notice of any failure by the Company (or any other obligor upon such Bonds) to make any payment of principal of or premium, if any, or interest, if any, on such Bonds; and

(c)    at any time during the continuance of any such failure, upon the written request of the Trustee, forthwith pay to the Trustee all sums so held in trust by such Paying Agent and furnish to the Trustee such information as it possesses regarding the names and addresses of the Persons entitled to such sums.

The Company may at any time pay, or by Company Order direct any Paying Agent to pay, to the Trustee all sums held in trust by the Company or such Paying Agent, such sums to be held by the Trustee upon the same trusts as those upon which such sums were held by the Company or such Paying Agent and, if so stated in a Company Order delivered to the Trustee, in accordance with the provisions of Article VIII; and, upon such payment by any Paying Agent to the Trustee, such Paying Agent shall be released from all further liability with respect to such money.

Unless otherwise prescribed by applicable law, any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal of and premium, if any, or interest, if any, on any Bond and remaining unclaimed for two years after such principal and premium, if any, or interest, if any, has become due and payable shall be paid to the Company on Company Request, or, if then held by the Company, shall be discharged from such trust without further action by the Company, Trustee or any Paying Agent; and, upon such payment or discharge, the Holder of such Bond shall, as an unsecured general creditor and not as the Holder of an Outstanding Bond, look only to the Company for payment of the amount so due and payable and remaining unpaid, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such payment to the Company, shall, upon receipt of a Company Request and at the expense of the Company, cause to be mailed, on one occasion only, notice to such Holder that such money remains unclaimed and that, after a date specified therein, which shall not be less than thirty (30) days from the date of such mailing, any unclaimed balance of such money then remaining will be paid to the Company.

SECTION 7.04.    Corporate Existence.

Subject to the rights of the Company under Article XII, the Company shall do or cause to be done all things necessary to preserve and keep its corporate existence in full force and effect.

SECTION 7.05.    Waiver of Certain Covenants.

The Company may omit in any particular instance to comply with any term, provision or condition set forth in

(a)    any covenant or restriction specified with respect to the Bonds of any one or more series, or any one or more Tranches thereof, as contemplated by Section 3.01 if before the time for such compliance the Holders of not less than a majority in aggregate principal amount of the Outstanding Bonds of all series and Tranches with respect to which compliance with such covenant or restriction is to be omitted, considered as one class, shall, by Act of such Holders, either waive such compliance in such instance or generally waive compliance with such term, provision or condition; provided, however, that no such waiver shall be effective as to any of the matters contemplated in clause (a), (b) or (c) in Section 13.02 without the consent of the Holders specified in such Section; and

(b)    Section 7.04 or 7.07 or Article XII if, before the time for such compliance, the Holders of not less than a majority in principal amount of Bonds Outstanding under this Indenture shall, by Act of such Holders, either waive such compliance in such instance or generally waive compliance with such term, provision or condition;

but, in either case, no such waiver shall extend to or affect such term, provision or condition except to the extent so expressly waived, and, until such waiver shall become effective, the obligations of the Company and the duties of the Trustee in respect of any such term, provision or condition shall remain in full force and effect.

SECTION 7.06.    Annual Officer’s Certificate as to Compliance.

Not later than June 1 in each year, commencing June 1, 2005, the Company shall deliver to the Trustee a certificate (which need not comply with Section 1.02) executed by the principal executive officer, the principal financial officer or the principal accounting officer of the Company, as to such officer’s knowledge of the Company’s compliance with all conditions and covenants under this Indenture, such compliance to be determined without regard to any period of grace or requirement of notice under this Indenture.

SECTION 7.07.    Limitation on Liens.

(a)    The Company will not, nor will it permit any Significant Subsidiary to, (1) issue, incur, assume or permit to exist any Debt, if such Debt is secured by a Lien on any Principal Property (whether such Principal Property was owned at March 11, 2004 or thereafter acquired), unless the Company provides that Outstanding Bonds will be equally and ratably secured with such secured Debt or (2) incur or permit to exist any Attributable Debt in respect of Principal Property; provided, however, that the foregoing restriction shall not apply to:

(i)    to the extent the Company or any Significant Subsidiary consolidates with, or merges with or into, another entity, Liens on the property of such entity securing Debt in existence on the date of such consolidation or merger, provided that such Debt and Liens were not created or incurred in anticipation of such consolidation or merger and that such Liens do not extend to or cover any Principal Property;

(ii)    Liens on property acquired after March 11, 2004 and existing at the time of such acquisition, as long as the Lien was not created or incurred in anticipation thereof and does not extend to or cover any other Principal Property;

(iii)    Liens of any kind, including purchase money Liens, conditional sales agreements or title retention agreements and similar agreements, upon any property acquired, constructed, developed or improved by the Company or any Significant Subsidiary (whether alone or in association with others) which do not exceed the cost or value of the property acquired, constructed, developed or improved and which are created prior to, at the time of, or within twelve (12) months after such acquisition (or in the case of property constructed, developed or improved, within twelve (12) months after the completion of such construction, development or improvement and commencement of full commercial operation of such property, whichever is later) to secure or provide for the payment of any part of the purchase price or cost thereof; provided that the Liens shall not extend to any Principal Property other than the property so acquired, constructed, developed or improved;

(iv)    Liens in favor of the United States, any state or any foreign country or any department, agency or instrumentality or political subdivision of any such jurisdiction to secure payments pursuant to any contract or statute or to secure any indebtedness incurred for the purpose of financing all or any part of the purchase price or cost of constructing or improving the property subject to such Lien, including Liens related to governmental obligations the interest on which is tax-exempt under Section 103 of the Internal Revenue Code or any successor section of the Internal Revenue Code;

(v)    Liens in favor of the Company, one or more Significant Subsidiaries of the Company, one or more wholly-owned Subsidiaries of the Company or any of the foregoing combination; and

(vi)    replacements, extensions or renewals (or successive replacements, extensions or renewals), in whole or in part, of any Lien, or of any agreement, referred to above in clauses (i) through (v) inclusive, or replacements, extensions or renewals of the Debt secured thereby (to the extent that the amount of Debt secured by any such Lien is not increased from the amount originally so secured, plus any premium, interest, fee or expenses payable in connection with any replacements, refundings, refinancings, remarketings, extensions or renewals); provided that such replacement, extension or renewal is limited to all or a part of the same property (plus improvements thereon or additions or accessions thereto) that secured the Lien replaced, extended or renewed.

(b)    Notwithstanding the restriction in subsection (a) of this Section 7.07, the Company or any Significant Subsidiary may (1) issue, incur or assume Debt secured by a Lien not described in clauses (i) through (vi) of subsection (a) above on any Principal Property owned at March 11, 2004 or thereafter acquired without providing that the Outstanding Bonds be equally and ratably secured with such Debt and (2) issue or permit to exist Attributable Debt in respect of Principal Property, in either case so long as the aggregate amount of such secured Debt and Attributable Debt, together with the aggregate amount of all other Debt secured by Liens on Principal Property not described in clauses (i) through (vi) of subsection (a) above then outstanding and all other Attributable Debt, does not exceed 10% of the Net Tangible Assets of the Company, as determined by the Company as of a month end not more than 90 days prior to the closing or consummation of the proposed transaction.

(c)    For purposes of determining compliance with this Section 7.07, in the event that any Lien at any time meets the criteria of more than one of the categories described in clauses (i) through (vi) above of Section 7.07(a), or is entitled to be created pursuant to Section 7.07(b), the Company will be permitted to classify (and later reclassify) in whole or in part in its sole discretion such Lien in any manner that complies with this Section 7.07.

(d)    For purposes of determining compliance with any Dollar-denominated restriction on the incurrence of Debt secured by Liens on Principal Property, the Dollar-equivalent principal amount of Debt denominated in a foreign currency will be calculated based on the relevant currency exchange rate in effect on the date such Debt was incurred, in the case of term Debt, or first committed, in the case of revolving credit Debt; provided that if such Debt is incurred to refinance other Debt denominated in the same foreign currency, and such refinancing would cause the applicable Dollar-denominated restriction to be exceeded if calculated at the relevant currency exchange rate in effect on the date of such refinancing, the Dollar-denominated restriction will be deemed not to have been exceeded so long as the principal amount of the refinancing Debt does not exceed the principal amount of the Debt being refinanced. Notwithstanding any other provision of this Section 7.07, the maximum amount of Debt secured by Liens on Principal Property that the Company or any Significant Subsidiary may incur pursuant to this covenant will not be deemed to be exceeded solely as a result of fluctuations in the exchange rate of currencies.

(e)    For purposes of this Section 7.07, “Debt” of a Significant Subsidiary shall mean any debt of such Significant Subsidiary for money borrowed and guarantees by such Significant Subsidiary of debt for money borrowed, but in each case excluding liabilities in respect of Capital Lease Obligations or Swap Agreements.

ARTICLE VIII

SATISFACTION AND DISCHARGE

SECTION 8.01.    Satisfaction and Discharge of Bonds.

Any Bond or Bonds, or any portion of the principal amount thereof, shall be deemed to have been paid and no longer Outstanding for all purposes of this Indenture, and the entire indebtedness of the Company in respect thereof shall be satisfied and discharged, if there shall have been irrevocably deposited with the Trustee or any Paying Agent (other than the Company), in trust:

(a)    money in an amount which shall be sufficient, or

(b)    in the case of a deposit made prior to the Maturity of such Bonds or portions thereof, Eligible Obligations, which shall not contain provisions permitting the redemption or other prepayment thereof at the option of the issuer thereof, the principal of and the interest on which when due, without any regard to reinvestment thereof, will provide moneys which, together with the money, if any, deposited with or held by the Trustee or such Paying Agent, shall be sufficient, or

(c)    a combination of (a) or (b) which shall be sufficient to pay when due the principal of and premium, if any, and interest, if any, due and to become due on such Bonds or portions thereof; provided, however, that in the case of the provision for payment or redemption of less than all the Bonds of any series or Tranche, such Bonds or portions thereof shall have been selected by the Bond Registrar as provided herein and, in the case of a redemption, the notice requisite to the validity of such redemption shall have been given or irrevocable authority shall have been given by the Company to the Trustee to give such notice, under arrangements satisfactory to the Trustee; and provided, further, that the Company shall have delivered to the Trustee and such Paying Agent:

(x)    if such deposit shall have been made prior to the Maturity of such Bonds, a Company Order stating that the money and Eligible Obligations deposited in accordance with this Section shall be held in trust, as provided in Section 8.03;

(y)    if Eligible Obligations shall have been deposited, an Opinion of Counsel to the effect that such obligations constitute Eligible Obligations and do not contain provisions permitting the redemption or other prepayment thereof at the option of the issuer thereof, and an opinion of an Independent public Accountant of nationally recognized standing, selected by the Company, to the effect that the other requirements set forth in clause (b) above have been satisfied; and

(z)    if such deposit shall have been made prior to the Maturity of such Bonds, an Officer’s Certificate stating the Company’s intention that, upon delivery of such Officer’s Certificate, its indebtedness in respect of such Bonds or portions thereof will have been satisfied and discharged as contemplated in this Section.

Upon the deposit of money or Eligible Obligations, or both, in accordance with this Section, together with the documents required by clauses (x), (y) and (z) above, the Trustee shall, upon Company Request, acknowledge in writing that such Bonds or portions thereof are deemed to have been paid for all purposes of this Indenture and that the entire indebtedness of the Company in respect thereof has been satisfied and discharged as contemplated in this Section. In the event that all of the conditions set forth in the preceding paragraph shall have been satisfied in respect of any Bonds or portions thereof except that, for any reason, the Officer’s Certificate specified in clause (z) (if otherwise required) shall not have been delivered, such Bonds or portions thereof shall nevertheless be deemed to have been paid for all purposes of this Indenture, and the Holders of such Bonds or portions thereof shall nevertheless be no longer entitled to the benefits of this Indenture (other than with respect to such deposit) or of any of the covenants of the Company under Article VII (except the covenants contained in Sections 7.02 and 7.03) or any other covenants made in respect of such Bonds or portions thereof as contemplated by Section 3.01, but the indebtedness of the Company in respect of such Bonds or portions thereof shall not be deemed to have been satisfied and discharged prior to Maturity for any other purpose; and, upon Company Request, the Trustee shall acknowledge in writing that such Bonds or portions thereof are deemed to have been paid for all purposes of this Indenture.

If payment at Stated Maturity of less than all of the Bonds of any series, or any Tranche thereof, is to be provided for in the manner and with the effect provided in this Section, the Bond Registrar shall select such Bonds, or portions of principal amount thereof, in the manner specified by Section 6.03 for selection for redemption of less than all the Bonds of a series or Tranche.

In the event that Bonds which shall be deemed to have been paid for purposes of this Indenture, and, if such is the case, in respect of which the Company’s indebtedness shall have been satisfied and discharged, all as provided in this Section, do not mature and are not to be redeemed within the sixty (60) day period commencing with the date of the deposit of moneys or Eligible Obligations, as aforesaid, the Company shall, as promptly as practicable, give a notice, in the same manner as a notice of redemption with respect to such Bonds, to the Holders of such Bonds to the effect that such deposit has been made and the effect thereof.

Notwithstanding that any Bonds shall be deemed to have been paid for purposes of this Indenture, as aforesaid, the obligations of the Company and the Trustee in respect of such Bonds under Sections 3.04, 3.05, 3.06, 6.04, 7.02, 7.03, 10.07 and 10.15 and this Article shall survive.

The Company shall pay, and shall indemnify the Trustee or any Paying Agent with which Eligible Obligations shall have been deposited as provided in this Section against, any tax, fee or other charge imposed on or assessed against such Eligible Obligations or the principal or interest received in respect of such Eligible Obligations, including, but not limited to, any such tax payable by any entity deemed, for tax purposes, to have been created as a result of such deposit.

Anything herein to the contrary notwithstanding, (a) if, at any time after a Bond would be deemed to have been paid for purposes of this Indenture, and, if such is the case, the Company’s indebtedness in respect thereof would be deemed to have been satisfied and discharged, pursuant to this Section (without regard to the provisions of this paragraph), the Trustee or any Paying Agent, as the case may be, shall be required to return the money or Eligible Obligations, or combination thereof, deposited with it as aforesaid to the Company or its representative under any applicable federal or state bankruptcy, insolvency or other similar law, such Bond shall thereupon be deemed retroactively not to have been paid and any satisfaction and discharge of the Company’s indebtedness in respect thereof shall retroactively be deemed not to have been effected, and such Bond shall be deemed to remain Outstanding and (b) any satisfaction and discharge of the Company’s indebtedness in respect of any Bond shall be subject to the provisions of the last paragraph of Section 7.03.

SECTION 8.02.    Satisfaction and Discharge of Indenture.

This Indenture shall upon Company Request cease to be of further effect (except as hereinafter expressly provided), and the Trustee, at the expense of the Company, shall execute such instruments as the Company shall reasonably request to evidence and acknowledge the satisfaction and discharge of this Indenture, when:

(a)    no Bonds remain Outstanding hereunder;

(b)    the Company has paid or caused to be paid all other sums payable hereunder by the Company; and

(c)    the Company has delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this Indenture have been complied with;

provided, however, that if, in accordance with the last paragraph of Section 8.01, any Bond, previously deemed to have been paid for purposes of this Indenture, shall be deemed retroactively not to have been so paid, this Indenture shall thereupon be deemed retroactively not to have been satisfied and discharged, as aforesaid, and to remain in full force and effect, and the Company shall execute and deliver such instruments as the Trustee shall reasonably request to evidence and acknowledge the same.

Notwithstanding the satisfaction and discharge of this Indenture as aforesaid, the obligations of the Company and the Trustee under Sections 3.04, 3.05, 3.06, 6.04, 7.02, 7.03, 10.07 and 10.15 and this Article shall survive.

Upon satisfaction and discharge of this Indenture as provided in this Section, the Trustee shall execute and deliver to the Company such instruments as, in the judgment of the Company, shall be necessary, desirable or appropriate to effect or evidence the satisfaction and discharge of this Indenture.

SECTION 8.03.    Application of Trust Money.

Neither the Eligible Obligations nor the money deposited pursuant to Section 8.01, nor the principal or interest payments on any such Eligible Obligations, shall be withdrawn or used for any purpose other than, and shall be held in trust for, the payment of the principal of and premium, if any, and interest, if any, on the Bonds or portions of principal amount thereof in respect of which such deposit was made, all subject, however, to the provisions of Section 7.03; provided, however, that any cash received from such principal or interest payments on such Eligible Obligations, if not then needed for such purpose, shall, to the extent practicable and upon Company Request and delivery to the Trustee of the documents referred to in subclause (y) of clause (c) in Section 8.01, be invested pursuant to a Company Order in Eligible Obligations of the type described in clause (b) in Section 8.01 maturing at such times and in such amounts as shall be sufficient, together with any other moneys and the proceeds of any other Eligible Obligations then held by the Trustee, to pay when due the principal of and premium, if any, and interest, if any, due and to become due on such Bonds or portions thereof on and prior to the Maturity thereof, and interest earned from such reinvestment shall be paid over to the Company as received; and provided, further, that any moneys held in accordance with this Section on the Maturity of all such Bonds in excess of the amount required to pay the principal of and premium, if any, and interest, if any, then due on such Bonds shall be paid over to the Company.

ARTICLE IX

EVENTS OF DEFAULT; REMEDIES

SECTION 9.01.    Events of Default.

“Event of Default”, wherever used herein with respect to the Bonds, means any of the following events which shall have occurred and be continuing:

(a)    the failure to pay interest, if any, on any Bond within thirty (30) days after the same becomes due and payable; or

(b)    the failure to pay the principal of or sinking fund installment, if any, or premium, if any, on any Bond after the same becomes due and payable; or

(c)    the failure to perform or breach of any covenant or warranty of the Company in this Indenture (other than a covenant or warranty a default in the performance of which or breach of which is elsewhere in this Section specifically dealt with) for a period of ninety (90) days after there has been given, by registered or certified mail, return receipt requested, to the Company by the Trustee, or to the Company and the Trustee by the Holders of at least thirty-three percent (33%) in principal amount of the Bonds then Outstanding, a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a “Notice of Default” hereunder, unless the Trustee, or the Trustee and the Holders of a principal amount of Bonds not less than the principal amount of Bonds the Holders of which gave such notice, as the case may be, shall agree in writing to an extension of such period prior to its expiration; or

(d)    the entry by a court having jurisdiction in the premises of (i) a decree or order for relief in respect of the Company in an involuntary case or proceeding under any applicable federal or state bankruptcy, insolvency, reorganization or other similar law or (ii) a decree or order adjudging the Company a bankrupt or insolvent, or approving as properly filed a petition by one or more Persons other than the Company seeking reorganization, arrangement, adjustment or composition of or in respect of the Company under any applicable federal or state bankruptcy, insolvency or other similar law, or appointing a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official for the Company or for any substantial part of its property, or ordering the winding up or liquidation of its affairs, and any such decree or order for relief or any such other decree or order shall have remained unstayed and in effect for a period of ninety (90) consecutive days; or

(e)    the commencement by the Company of a voluntary case or proceeding under any applicable federal or state bankruptcy, insolvency, reorganization or other similar law or of any other case or proceeding to be adjudicated a bankrupt or insolvent, or the consent by the Company to the entry of a decree or order for relief in respect of the Company in an involuntary case or proceeding under any applicable federal or state bankruptcy, insolvency or other similar law or to the commencement of any bankruptcy or insolvency case or proceeding against the Company, or the filing by the Company of a petition or answer or consent seeking reorganization or relief under any applicable federal or state bankruptcy, insolvency or other similar law, or the consent by the Company to the filing of such petition or to the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee, sequestrator or similar official of the Company or of any substantial part of its property, or the making by the Company of a general assignment for the benefit of creditors, or an admission in writing by the Company of its inability to pay its debts generally as they become due; or

(f)    the occurrence of any event of default as defined in any mortgage, indenture or instrument under which there may be issued, or by which there may be secured or evidenced, any Debt of the Company, whether such Debt existed on the Initial Issuance Date or shall thereafter be created, if such event of default:

(i)    is caused by a failure to pay principal after final maturity of such Debt after the expiration of the grace period provided in such Debt (a “Payment Default”), or

(ii)    results in the acceleration of such Debt prior to its express maturity,

and in each case, the principal amount of any such Debt, together with the principal amount of any other such Debt under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $100,000,000 or more.

For purposes of Section 9.01(f), the amount of $100,000,000 shall be increased in any calendar year subsequent to 2004 by the same percentage increase in the CPI Index for the period commencing January 1, 2004 and ending on January 1 of the applicable calendar year.

SECTION 9.02.    Acceleration of Maturity; Rescission and Annulment.

If an Event of Default shall have occurred and be continuing, then in every such case the Trustee or the Holders of not less than thirty-three percent (33%) in aggregate principal amount of Bonds then Outstanding, considered as one class, may declare the principal amount (or, if any of the Bonds are Discount Bonds, such portion of the principal amount of such Bonds as may be specified in the terms thereof as contemplated by Section 3.01) of all Bonds then Outstanding to be due and payable immediately, by a notice in writing to the Company (and to the Trustee if given by Holders), and upon such declaration such principal amount (or specified amount), together with premium, if any, and accrued interest, if any, thereon, shall become immediately due and payable; provided, however, that with respect to an Event of Default described in Section 9.01(d) or (e), the principal amount (or, if any of the Bonds are Discount Bonds, such portion of the principal amount of such Bonds as may be specified in the terms thereof as contemplated by Section 3.01) of all Bonds then Outstanding shall be due and payable immediately without further action by the Trustee or Holders.

At any time after such a declaration of acceleration of the Maturity of the Bonds then Outstanding shall have been made, but before a judgment or decree for payment of the money due shall have been obtained by the Trustee as provided in this Article, the Event or Events of Default giving rise to such declaration of acceleration shall, without further act and notwithstanding anything to the contrary in Section 316(a) of the Trust Indenture Act, be deemed to have been waived, and such declaration and its consequences shall, without further act, be deemed to have been rescinded and annulled, if

(a)    the Company shall have paid or deposited with the Trustee a sum sufficient to pay

(i)    all overdue interest, if any, on all Bonds then Outstanding;

(ii)    the principal of and premium, if any, on any Bonds then Outstanding which have become due otherwise than by such declaration of acceleration and interest thereon at the rate or rates prescribed therefor in such Bonds; and

(iii)    all amounts due to the Trustee under Section 10.07; and

(b)    any other Event or Events of Default, other than the non-payment of the principal of Bonds which shall have become due solely by such declaration of acceleration, shall have been cured or waived as provided in Section 9.13.

No such rescission shall affect any subsequent Event of Default or impair any right consequent thereon.

SECTION 9.03.    Collection of Indebtedness and Suits for Enforcement by Trustee.

If an Event of Default described in clause (a) or (b) of Section 9.01 shall have occurred and be continuing, the Company shall, upon demand of the Trustee, pay to it, for the benefit of the Holders of the Bonds with respect to which such Event of Default shall have occurred, the whole amount then due and payable on such Bonds for principal and premium, if any, and interest, if any, and, in addition thereto, such further amount as shall be sufficient to cover any amounts due to the Trustee under Section 10.07.

If the Company shall fail to pay such amounts forthwith upon such demand, the Trustee, in its own name and as trustee of an express trust, may institute a judicial proceeding for the collection of the sums so due and unpaid, may prosecute such proceeding to judgment or final decree and may enforce the same against the Company or any other obligor upon such Bonds and collect the moneys adjudged or decreed to be payable in the manner provided by law out of the property of the Company or any other obligor upon such Bonds, wherever situated. No recovery of any such judgment by the Trustee shall affect or impair any rights, powers or remedies of the Trustee hereunder, or any rights, powers or remedies of the Holders of the Bonds.

SECTION 9.04.    Application of Money Collected.

Any money collected by the Trustee pursuant to this Article, including amounts collected pursuant to Section 9.03 (after the deductions therein provided) shall be applied in the following order, to the extent permitted by law, at the date or dates fixed by the Trustee and, in case of the distribution of such money on account of principal or premium, if any, or interest, if any, upon presentation of the Bonds and the notation thereon of the payment if only partially paid and upon surrender thereof if fully paid:

First:    To the payment of all amounts due the Trustee under Section 10.07;

Second:    To the payment of the whole amount then due and unpaid upon the Outstanding Bonds for principal and premium, if any, and interest, if any, in respect of which or for the benefit of which such money has been collected; and in case such proceeds shall be insufficient to pay in full the whole amount so due and unpaid upon such Bonds, then to the payment of such principal and interest, if any, thereon without any preference or priority, ratably according to the aggregate amount so due and unpaid, with any balance then remaining to the payment of premium, if any, and, if so specified as contemplated by Section 3.01 with respect to the Bonds of any series, or any Tranche thereof, interest, if any, on overdue premium, if any, and overdue interest, if any, ratably as aforesaid, all to the extent permitted by applicable law; provided, however, that any money collected by the Trustee pursuant to Section 9.03 shall first be applied to the payment of interest accrued on the principal of Outstanding Bonds; and

Third:    To the payment of the remainder, if any, to the Company or to whomsoever may be lawfully entitled to receive the same or as a court of competent jurisdiction may direct.

SECTION 9.05.    Trustee May File Proofs of Claim.

In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to the Company or any other obligor upon the Bonds or the property of the Company or of such other obligor or their creditors, the Trustee (irrespective of whether the principal of the Bonds shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Trustee shall have made any demand on the Company for the payment of overdue principal or interest) shall be entitled and empowered, by intervention in such proceeding or otherwise,

(a)    to file and prove a claim for the whole amount of principal, premium, if any, and interest, if any, owing and unpaid in respect of the Bonds and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for amounts due to the Trustee under Section 10.07) and of the Holders allowed in such judicial proceeding, and

(b)    to collect and receive any moneys or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amounts due it under Section 10.07.

Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Bonds or the rights of any Holder thereof or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

SECTION 9.06.    Trustee May Enforce Claims Without Possession of Bonds.

All rights of action and claims under this Indenture or on the Bonds may be prosecuted and enforced by the Trustee without the possession of any of the Bonds or the production thereof in any proceeding relating thereto, and any such proceeding instituted by the Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, be for the ratable benefit of the Holders in respect of which such judgment has been recovered.

SECTION 9.07.    Limitation on Suits.

No Holder shall have any right to institute any proceeding, judicial or otherwise, with respect to this Indenture, or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless:

(a)    such Holder shall have previously given written notice to the Trustee of a continuing Event of Default;

(b)    the Holders of at least thirty-three percent (33%) in aggregate principal amount of the Bonds then Outstanding shall have made written request to the Trustee to institute proceedings in respect of such Event of Default in its own name as Trustee hereunder;

(c)    such Holder or Holders shall have offered to the Trustee reasonable indemnity against the costs, expenses and liabilities to be incurred in compliance with such request;

(d)    the Trustee for sixty (60) days after its receipt of such notice, request and offer of indemnity shall have failed to institute any such proceeding; and

(e)    no direction inconsistent with such written request shall have been given to the Trustee during such sixty (60) day period by the Holders of at least a majority in aggregate principal amount of the Bonds then Outstanding;

it being understood and intended that no one or more of such Holders shall have any right in any manner whatever by virtue of, or by availing of, any provision of this Indenture to affect, disturb or prejudice the rights of any other of such Holders or to obtain or to seek to obtain priority or preference over any other of such Holders or to enforce any right under this Indenture, except in the manner herein provided and for the equal and ratable benefit of all of such Holders.

SECTION 9.08.    Unconditional Right of Holders to Receive Principal, Premium and Interest.

Notwithstanding any other provision in this Indenture, the Holder of any Bond shall have the right, which is absolute and unconditional, to receive payment of the principal of and premium, if any, and (subject to Section 3.07) interest, if any, on such Bond on the Stated Maturity or Maturities expressed in such Bond (or, in the case of redemption, on the Redemption Date) and to institute suit for the enforcement of any such payment, and such rights shall not be impaired without the consent of such Holder.

SECTION 9.09.    Restoration of Rights and Remedies.

If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding shall have been discontinued or abandoned for any reason, or shall have been determined adversely to the Trustee or to such Holder, then and in every such case, subject to any determination in such proceeding, the Company, the Trustee and such Holder shall be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Trustee and such Holder shall continue as though no such proceeding had been instituted.

SECTION 9.10.    Rights and Remedies Cumulative.

Except as otherwise provided in the last paragraph of Section 3.06, no right or remedy herein conferred upon or reserved to the Trustee or to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

SECTION 9.11.    Delay or Omission Not Waiver.

No delay or omission of the Trustee or of any Holder to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article or by law to the Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders, as the case may be.

SECTION 9.12    Control by Holders of Bonds.

If an Event of Default shall have occurred and be continuing, the Holders of not less than a majority in principal amount of the Bonds then Outstanding shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee hereunder; provided, however, that

(a)    such direction shall not be in conflict with any rule of law or with this Indenture, and could not involve the Trustee in personal liability in circumstances where indemnity would not, in the Trustee’s sole discretion, be adequate, and

(b)    the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction.

SECTION 9.13.    Waiver of Past Defaults.

Before a judgment or decree for payment of the money due shall have been obtained by the Trustee as in this Article provided, the Holders of not less than a majority in principal amount of the Bonds then Outstanding may on behalf of the Holders of all the Bonds then Outstanding waive any past default hereunder and its consequences, except a default

(a)    in the payment of the principal of or premium, if any, or interest, if any, on any Bond Outstanding, or

(b)    in respect of a covenant or provision hereof which under Section 13.02 cannot be modified or amended without the consent of the Holder of each Outstanding Bond of any series or Tranche affected.

Upon any such waiver, such default shall cease to exist, and any and all Events of Default arising therefrom shall be deemed to have been cured, for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other default or impair any right consequent thereon.

SECTION 9.14.    Undertaking for Costs.

The Company and the Trustee agree, and each Holder of Bonds by its acceptance thereof shall be deemed to have agreed, that any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Trustee for any action taken, suffered or omitted by it as Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorneys’ fees, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; but the provisions of this Section shall not apply to any suit instituted by the Company, to any suit instituted by the Trustee, to any suit instituted by any Holder, or group of Holders, holding in the aggregate more than ten percent (10%) in aggregate principal amount of the Bonds then Outstanding, or to any suit instituted by any Holder for the enforcement of the payment of the principal of or premium, if any, or interest, if any, on any Bond on or after the Stated Maturity or Maturities expressed in such Bond (or, in the case of redemption, on or after the Redemption Date).

SECTION 9.15.    Waiver of Stay and Extension Laws.

The Company covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law, now or hereafter in effect, in order to prevent or hinder the enforcement of this Indenture; and the Company, for itself and all who may claim under it, so far as it or they now or hereafter may lawfully do so, hereby waives the benefit of all such laws.

ARTICLE X

THE TRUSTEE

SECTION 10.01.    Certain Duties and Responsibilities.

(a)    Except during the continuance of an Event of Default,

(i)    the Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

(ii)    in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture; but in the case of any such certificates or opinions which by any provisions hereof are specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Indenture.

(b)    In case an Event of Default shall have occurred and be continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs.

(c)    No provision of this Indenture shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct or its own bad faith, except that:

(i)    this subsection shall not be construed to limit the effect of subsection (a) of this Section;

(ii)    the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts;

(iii)    the Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the Holders of a majority in principal amount of the Outstanding Bonds, as provided herein, relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Indenture; and

(iv)    no provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

(d)    Whether or not therein expressly so provided, every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section.

SECTION 10.02.    Notice of Defaults.

Within ninety (90) days after the occurrence of any default hereunder, the Trustee shall transmit by mail to all Holders notice of such default hereunder known to the Trustee, unless such default shall have been cured or waived; provided, however, that, except in the case of a default in the payment of the principal of (or premium, if any) or interest, if any, on any Bond, or in the payment of any sinking fund installment with respect to a Bond, the Trustee shall be protected in withholding such notice if and so long as the board of directors, executive committee or a trust committee of directors or a Responsible Officer of the Trustee in good faith determine that the withholding of such notice is in the interest of the Holders; provided, further, that, in the case of any default of the character specified in Section 9.01(c), no such notice to Holders shall be given until at least sixty (60) days after the occurrence thereof. For the purpose of this Section, the term “default” means any event which is, or after notice or lapse of time or both would become, an Event of Default.

The Trustee shall not be deemed to have knowledge of any default specified in Section 9.01(c), 9.01(d) or 9.01(e) hereunder unless and until a Responsible Officer shall have actual knowledge thereof, or shall have received written notice thereof at its Corporate Trust Office. In the absence of such actual knowledge or notice, the Trustee may conclusively assume that no such default has occurred and is continuing under this Indenture. Except as otherwise expressly provided herein, the Trustee shall not be bound to ascertain or inquire as to the performance or observance of any of the terms, conditions, covenants or agreements herein or of any of the documents executed in connection with Bonds issued hereunder, or as to the existence of a default or Event of Default hereunder.

SECTION 10.03.    Certain Rights of Trustee.

Subject to the provisions of Section 10.01 and to the applicable provisions of the Trust Indenture Act:

(a)    the Trustee may conclusively rely and shall be fully protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

(b)    any request or direction of the Company mentioned herein shall be sufficiently evidenced by a Company Request or Company Order, or as otherwise expressly provided herein, and any resolution of the Board of Directors may be sufficiently evidenced by a Board Resolution;

(c)    whenever in the administration of this Indenture the Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee (unless other evidence is specifically prescribed herein) may, in the absence of bad faith on its part, conclusively rely upon an Officer’s Certificate;

(d)    the Trustee may consult with counsel and the advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon;

(e)    the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any Holder pursuant to this Indenture, unless such Holder shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction;

(f)    the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall (subject to applicable legal requirements) be entitled to examine, during normal business hours, the books, records and premises of the Company, personally or by agent or attorney;

(g)    the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder.

SECTION 10.04.    Not Responsible for Recitals or Issuance of Bonds or Application of Proceeds.

The recitals contained herein and in the Bonds (except the Trustee’s certificate of authentication on the Bonds) shall be taken as the statements of the Company, and neither the Trustee nor any Authenticating Agent assumes any responsibility for their correctness. The Trustee makes no representations as to the validity or genuineness of any securities at any time deposited with the Trustee hereunder, or as to the validity or sufficiency of this Indenture or of the Bonds. The Trustee shall not be accountable for the use or application by the Company of the Bonds or the proceeds thereof or of any money paid to the Company or upon Company Order under any provision hereof. Neither the Trustee nor any Authenticating Agent shall be accountable for the use or application by the Company of Bonds or the proceeds thereof.

SECTION 10.05.    May Hold Bonds.

Each of the Trustee, any Authenticating Agent, any Paying Agent, any Bond Registrar or any other agent of the Company or the Trustee, in its individual or any other capacity, may become the owner or pledgee of Bonds and, subject to Sections 10.08 and 10.13, may otherwise deal with the Company with the same rights it would have if it were not such Trustee, Authenticating Agent, Paying Agent, Bond Registrar or other agent.

SECTION 10.06.    Money Held in Trust.

Money held by the Trustee in trust hereunder need not be segregated from other funds, except to the extent required by law or as otherwise provided in this Indenture. The Trustee shall be under no liability for interest on or investment of any money received by it hereunder (provided that the Trustee has invested such money in accordance with a Company Order) except as expressly provided herein or otherwise agreed with, and for the sole benefit of, the Company.

SECTION 10.07.    Compensation and Reimbursement.

The Company agrees

(a)    to pay to the Trustee from time to time reasonable compensation for all services rendered by it hereunder (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust);

(b)    except as otherwise expressly provided herein, to reimburse the Trustee upon its request for all reasonable expenses, disbursements and advances incurred or made by the Trustee in accordance with any provision of this Indenture (including the reasonable compensation and the expenses and disbursements of its agents and counsel), except to the extent that any such expense, disbursement or advance may be attributable to its negligence, willful misconduct or bad faith; and

(c)    to indemnify the Trustee (which for purposes of this Section shall include its officers, directors, employees and agents) and hold it harmless from and against any loss, liability or expense reasonably incurred without negligence, willful misconduct or bad faith on its part, arising out of or in connection with the acceptance or administration of the trust or trusts hereunder or the exercise or performance of its duties hereunder, including the costs and expenses of defending itself against any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder. “Trustee” for purposes of this Section shall include any predecessor Trustee; provided, however, that the negligence, willful misconduct or bad faith of any Trustee hereunder shall not affect the rights of any other Trustee hereunder.

In addition and without prejudice to the rights provided to the Trustee under any of the provisions of this Indenture, when the Trustee incurs expenses or renders services in connection with an Event of Default specified in Section 9.01(d) or Section 9.01(e), the expenses (including the reasonable charges and expenses of its counsel) and the compensation for the services are intended to constitute expenses of administration under any applicable federal or state bankruptcy, insolvency or other similar law.

The provisions of this Section shall survive the termination of this Indenture and the resignation or removal of the Trustee.

SECTION 10.08.    Disqualification; Conflicting Interests.

If the Trustee shall have or acquire any conflicting interest within the meaning of the Trust Indenture Act, it shall either eliminate such conflicting interest or resign to the extent, in the manner and with the effect, and subject to the conditions, provided in the Trust Indenture Act and this Indenture. For purposes of Section 310(b)(1) of the Trust Indenture Act and to the extent permitted thereby, the Trustee, in its capacity as trustee in respect of the Bonds of any series, shall not be deemed to have a conflicting interest arising from its capacity as trustee in respect of the Bonds of any other series.

SECTION 10.09.    Corporate Trustee Required; Eligibility.

There shall at all times be a Trustee hereunder which shall be

(i)    a corporation organized and doing business under the laws of the United States, any state or territory thereof or the District of Columbia, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of at least Fifty Million Dollars ($50,000,000) and subject to supervision or examination by federal or state authority, or

(ii)    if and to the extent permitted by the Commission by rule, regulation or order upon application, a corporation or other Person organized and doing business under the laws of a foreign government, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of at least Fifty Million Dollars ($50,000,000) or the Dollar equivalent of the applicable foreign currency and subject to supervision or examination by authority of such foreign government or a political subdivision thereof substantially equivalent to supervision or examination applicable to United States institutional trustees, and, in either case, qualified and eligible under this Article and the Trust Indenture Act. If such corporation publishes reports of condition at least annually, pursuant to law or to the requirements of such supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section, it shall resign immediately in the manner and with the effect hereinafter specified in this Article.

SECTION 10.10.    Resignation and Removal; Appointment of Successor.

(a)    No resignation or removal of the Trustee and no appointment of a successor Trustee pursuant to this Article shall become effective until the acceptance of appointment by the successor Trustee in accordance with the applicable requirements of Section 10.11.

(b)    The Trustee may resign at any time by giving written notice thereof to the Company. If the instrument of acceptance by a successor Trustee required by Section 10.11 shall not have been delivered to the Trustee within thirty (30) days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor Trustee.

(c)    The Trustee may be removed at any time by Act of the Holders of a majority in principal amount of the Bonds then Outstanding delivered to the Trustee and to the Company.

(d)    If at any time:

(i)    the Trustee shall fail to comply with Section 10.08 after written request therefor by the Company or by any Holder who has been a bona fide Holder for at least six (6) months, or

(ii)    the Trustee shall cease to be eligible under Section 10.09 or Section 310(a) of the Trust Indenture Act and shall fail to resign after written request therefor by the Company or by any such Holder, or

(iii)    the Trustee shall become incapable of acting or shall be adjudged a bankrupt or insolvent or a receiver of the Trustee or of its property shall be appointed or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then, in any such case, (x) the Company by a Board Resolution may remove the Trustee or (y) subject to Section 9.14, any Holder who has been a bona fide Holder for at least six (6) months may, on behalf of itself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee or Trustees.

(e)    If the Trustee shall resign, be removed or become incapable of acting, or if a vacancy shall occur in the office of Trustee for any cause (other than as contemplated in clause (y) in subsection (d) of this Section), the Company, by a Board Resolution, shall take prompt steps to appoint a successor Trustee or Trustees and shall comply with the applicable requirements of Section 10.11. If, within one (1) year after such resignation, removal or incapability, or the occurrence of such vacancy, a successor Trustee shall be appointed by Act of the Holders of a majority in principal amount of the Bonds then Outstanding delivered to the Company and the retiring Trustee, the successor Trustee so appointed shall, forthwith upon its acceptance of such appointment in accordance with the applicable requirements of Section 10.11, become the successor Trustee and to that extent supersede the successor Trustee appointed by the Company. If no successor Trustee shall have been so appointed by the Company or the Holders and accepted appointment in the manner required by Section 10.11, the Holders of at least ten percent (10%) in aggregate principal amount of the then Outstanding Bonds may petition any court of competent jurisdiction for the appointment of a successor Trustee.

(f)    So long as no event which is, or after notice or lapse of time, or both, would become, an Event of Default shall have occurred and be continuing, if the Company shall have delivered to the Trustee (i) a Board Resolution appointing a successor Trustee, effective as of a date specified therein, and (ii) an instrument of acceptance of such appointment, effective as of such date, by such successor Trustee in accordance with Section 10.11, the Trustee shall be deemed to have resigned as contemplated in subsection (b) of this Section, the successor Trustee shall be deemed to have been appointed pursuant to subsection (e) of this Section and such appointment shall be deemed to have been accepted as contemplated in Section 10.11, all as of such date, and all other provisions of this Section and Section 10.11 shall be applicable to such resignation, appointment and acceptance except to the extent inconsistent with this subsection (f).

(g)    The Company shall give notice of each resignation and each removal of the Trustee and each appointment of a successor Trustee by mailing written notice of such event by first-class mail, postage prepaid, to all Holders as their names and addresses appear in the Bond Register. Each notice shall include the name of the successor Trustee and the address of its Corporate Trust Office.

SECTION 10.11.    Acceptance of Appointment by Successor.

(a)    In case of the appointment hereunder of a successor Trustee, every such successor Trustee so appointed shall execute, acknowledge and deliver to the Company and to the retiring Trustee an instrument accepting such appointment, and thereupon the resignation or removal of the retiring Trustee shall become effective and such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee. Such retiring Trustee shall execute and deliver an instrument transferring to such successor Trustee all the rights, powers and trusts of the retiring Trustee and shall duly assign, transfer and deliver to such successor Trustee all property and money held by such retiring Trustee hereunder.

(b)    Upon request of any such successor Trustee, the Company shall execute any instruments which fully vest in and confirm to such successor Trustee all rights, powers and trusts referred to in subsection (a) of this Section.

(c)    No successor Trustee shall accept its appointment unless at the time of such acceptance such successor Trustee shall be qualified and eligible under this Article.

SECTION 10.12.    Merger, Conversion, Consolidation or Succession to Business.

Any corporation into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation succeeding to all or substantially all the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder, provided such corporation shall be otherwise qualified and eligible under this Article, without the execution or filing of any paper or any further act on the part of any of the parties hereto. In case any Bonds shall have been authenticated, but not delivered, by the Trustee then in office, any successor by merger, conversion or consolidation to such authenticating Trustee may adopt such authentication and deliver the Bonds so authenticated with the same effect as if such successor Trustee had itself authenticated such Bonds.

SECTION 10.13.    Preferential Collection of Claims Against Company.

If the Trustee shall be or become a creditor of the Company or any other obligor upon the Bonds (other than by reason of a relationship described in Section 311(b) of the Trust Indenture Act), the Trustee shall be subject to any and all applicable provisions of the Trust Indenture Act regarding the collection of claims against the Company or such other obligor.

SECTION 10.14.    Co-Trustees and Separate Trustees.

At any time or times, for the purpose of meeting the legal requirements of any jurisdiction, the Company and the Trustee shall have power to appoint, and, upon the written request of the Trustee or of the Holders of at least thirty-three percent (33%) in principal amount of the Bonds then Outstanding, the Company shall for such purpose join with the Trustee in the execution and delivery of all instruments and agreements necessary or proper to appoint, one or more Persons approved by the Trustee and, if no Event of Default shall have occurred and be continuing, by the Company either to act as co-trustee under this Indenture, jointly with the Trustee, or to act as separate trustee under this Indenture, in either case with such powers as may be provided in the instrument of appointment, and to vest in such Person or Persons, in the capacity aforesaid, any property, title, right or power deemed necessary or desirable, subject to the other provisions of this Section. If the Company does not join in such appointment within fifteen (15) days after the receipt by it of a request so to do, or if an Event of Default shall have occurred and be continuing, the Trustee alone shall have power to make such appointment.

Should any written instrument or instruments from the Company be required by any co-trustee or separate trustee so appointed to more fully confirm to such co-trustee or separate trustee such property, title, right or power, any and all such instruments shall, on request, be executed, acknowledged and delivered by the Company.

Every co-trustee or separate trustee shall, to the extent permitted by law, but to such extent only, be appointed subject to the following conditions:

(i)    the Bonds shall be authenticated and delivered, and all rights, powers, duties and obligations hereunder in respect of the custody of securities, cash and other personal property held by the Trustee hereunder shall be exercised solely by the Trustee;

(ii)    the rights, powers, duties and obligations hereby conferred or imposed upon the Trustee shall be conferred or imposed upon and exercised or performed either by the Trustee or by the Trustee and such co-trustee or separate trustee jointly, as shall be provided in the instrument appointing such co-trustee or separate trustee, except to the extent that under any law of any jurisdiction in which any particular act is to be performed, the Trustee shall be incompetent or unqualified to perform such act, in which event such rights, powers, duties and obligations shall be exercised and performed by such co-trustee or separate trustee;

(iii)    the Trustee at any time, by an instrument in writing executed by it, with the concurrence of the Company, may accept the resignation of or remove any co-trustee or separate trustee appointed under this Section, and, if an Event of Default shall have occurred and be continuing, the Trustee shall have power to accept the resignation of, or remove, any such co-trustee or separate trustee without the concurrence of the Company. Upon the written request of the Trustee, the Company shall join with the Trustee in the execution and delivery of all instruments and agreements necessary or proper to effectuate such resignation or removal. A successor to any co-trustee or separate trustee so resigned or removed may be appointed in the manner provided in this Section;

(iv)    neither the Trustee nor any co-trustee or separate trustee hereunder shall be personally liable by reason of any act or omission of any other trustee hereunder; and

(v)    any Act of Holders delivered to the Trustee shall be deemed to have been delivered to each such co-trustee and separate trustee.

SECTION 10.15.    Appointment of Authenticating Agent.

The Trustee may appoint an Authenticating Agent or Agents with respect to the Bonds of one or more series, or any Tranche thereof, which shall be authorized to act on behalf of the Trustee to authenticate Bonds of such series or Tranche issued upon original issuance, exchange, registration of transfer or partial redemption thereof or pursuant to Section 3.06, and Bonds so authenticated shall be entitled to the benefits of this Indenture and shall be valid and obligatory for all purposes as if authenticated by the Trustee hereunder. Wherever reference is made in this Indenture to the authentication and delivery of Bonds by the Trustee or the Trustee’s certificate of authentication, such reference shall be deemed to include authentication and delivery on behalf of the Trustee by an Authenticating Agent and a certificate of authentication executed on behalf of the Trustee by an Authenticating Agent. Each Authenticating Agent shall be acceptable to the Company and shall at all times be a corporation organized and doing business under the laws of the United States, any state or territory thereof or the District of Columbia or the Commonwealth of Puerto Rico, authorized under such laws to act as Authenticating Agent, having a combined capital and surplus of not less than Fifty Million Dollars ($50,000,000) and subject to supervision or examination by federal or state authority. If such Authenticating Agent publishes reports of condition at least annually, pursuant to law or to the requirements of said supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such Authenticating Agent shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time an Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section, such Authenticating Agent shall resign immediately in the manner and with the effect specified in this Section.

Any corporation into which an Authenticating Agent may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which such Authenticating Agent shall be a party, or any corporation succeeding to all or substantially all of the corporate agency or corporate trust business of an Authenticating Agent, shall continue to be an Authenticating Agent, provided such corporation shall be otherwise eligible under this Section, without the execution or filing of any paper or any further act on the part of the Trustee or the Authenticating Agent.

An Authenticating Agent may resign at any time by giving written notice thereof to the Trustee and to the Company. The Trustee may at any time terminate the agency of an Authenticating Agent by giving written notice thereof to such Authenticating Agent and to the Company. Upon receiving such a notice of resignation or upon such a termination, or in case at any time such Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section, the Trustee may appoint a successor Authenticating Agent which shall be acceptable to the Company. Any successor Authenticating Agent upon acceptance of its appointment hereunder shall become vested with all the rights, powers and duties of its predecessor hereunder, with like effect as if originally named as an Authenticating Agent. No successor Authenticating Agent shall be appointed unless eligible under the provisions of this Section.

The Company agrees to pay to each Authenticating Agent from time to time reasonable compensation for its services under this Section.

The provisions of Sections 3.03, 10.04 and 10.05 shall be applicable to each Authenticating Agent.

If an appointment with respect to the Bonds of one or more series, or any Tranche thereof, shall be made pursuant to this Section, the Bonds of such series or Tranche may have endorsed thereon, in addition to the Trustee’s certificate of authentication, an alternate certificate of authentication substantially in the following form:

This is one of the Bonds of the series designated therein referred to in the within-mentioned Indenture.

, as Trustee

By
As Authenticating Agent

By
Authorized Officer

If all of the Bonds of a series may not be originally issued at one time, and if the Trustee does not have an office capable of authenticating Bonds upon original issuance located in a Place of Payment where the Company wishes to have Bonds of such series authenticated upon original issuance, the Trustee, if so requested by the Company in writing (which writing need not comply with Section 1.02 and need not be accompanied by an Opinion of Counsel), shall appoint, in accordance with this Section and in accordance with such procedures as shall be acceptable to the Trustee, an Authenticating Agent having an office in a Place of Payment designated by the Company with respect to such series of Bonds.

SECTION 10.16.    Further Assurances.

On the Release Date, the lien of the Prior Indenture was discharged, cancelled, terminated and satisfied, and as a result, all Bonds are unsecured obligations of the Company. To the extent necessary to evidence or make effective such discharge, cancellation, termination and satisfaction, the Trustee shall, promptly upon request of the Company, (i) authorize, execute and deliver to the order of the Company such documents or instruments as, in the judgment of the Company, may be necessary, desirable or appropriate to discharge, cancel, terminate and satisfy the lien of the Prior Indenture, and (ii) execute and deliver to the Company such deeds, termination statements and other documents and instruments as, in the judgment of the Company, may be necessary, desirable or appropriate to release, quitclaim or otherwise turn over to the Company all Mortgaged Property (as defined in the Prior Indenture).

ARTICLE XI

LISTS OF HOLDERS; REPORTS BY TRUSTEE AND COMPANY

SECTION 11.01.    Lists of Holders.

Semiannually, not less than forty-five (45) days nor more than sixty (60) days after June 1 and December 1 in each year, commencing 2004, and at such other times as the Trustee may request in writing, the Company shall furnish or cause to be furnished to the Trustee, information as to the names and addresses of the Holders as of a date no more than fifteen (15) days prior to the date such information is so furnished, and the Trustee shall preserve such information and similar information received by it in any other capacity and afford to the Holders access to information so preserved by it, all to such extent, if any, and in such manner as shall be required by the Trust Indenture Act; provided, however, that no such list need be furnished so long as the Trustee shall be the Bond Registrar.

SECTION 11.02.    Reports by Trustee and Company.

Not later than July 15 in each year, commencing July 15, 2005, the Trustee shall transmit to the Holders, the Commission and each securities exchange upon which any Bonds are listed a report, dated as of the next preceding May 15, with respect to any events and other matters described in Section 313(a) of the Trust Indenture Act, in such manner and to the extent required by the Trust Indenture Act. The Trustee shall transmit to the Holders, the Commission and each securities exchange upon which any Bonds are listed, and the Company shall file with the Trustee (within thirty (30) days after filing with the Commission in the case of reports which pursuant to the Trust Indenture Act must be filed with the Commission and furnished to the Trustee) and cause to be transmitted to the Holders, such other information, reports and other documents, if any, at such times and in such manner, as shall be required by the Trust Indenture Act. Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee’s receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officers’ Certificates). The Company shall notify the Trustee of the listing of any Bonds on any securities exchange.

ARTICLE XII

CONSOLIDATION, MERGER, CONVEYANCE OR OTHER TRANSFER

SECTION 12.01.    Company May Consolidate, etc., Only on Certain Terms.

The Company shall not consolidate with or merge with or into any other Person, or convey, or otherwise transfer, or lease, all or substantially all of the Principal Property to any Person, unless:

(a)    the Person formed by such consolidation or into which the Company is merged or the Person which acquires by conveyance or other transfer, or which leases, all or substantially all of the Principal Property shall be a corporation, shall be organized and existing under the laws of the United States, any state thereof or the District of Columbia (such corporation being hereinafter sometimes called the “Successor Corporation”) and shall execute and deliver to the Trustee an indenture supplemental hereto, in form reasonably satisfactory to the Trustee, which in the case of a consolidation, merger, conveyance or other transfer, or in the case of a lease if the term thereof extends beyond the last Stated Maturity of the Bonds then Outstanding, contains an assumption by the Successor Corporation of the due and punctual payment of the principal of and premium, if any, and interest, if any, on all the Bonds then Outstanding and the performance and observance of every covenant and condition of this Indenture to be performed or observed by the Company, and

(b)    in the case of a lease, such lease shall be made expressly subject to termination by the Company or by the Trustee at any time during the continuance of an Event of Default, and

(c)    immediately after giving effect to such transaction and treating any indebtedness which becomes an obligation of the Company as a result of such transaction as having been incurred by the Company at the time of such transaction, no Default or Event of Default shall have occurred and be continuing; and

(d)    the Company has delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that the merger, consolidation, conveyance, lease or transfer, as the case may be, fully complies with all provisions of this Indenture; provided, however, that the delivery of such an Officer’s Certificate and Opinion of Counsel shall not be required with respect to any merger, consolidation, conveyance, transfer or lease between the Company and any of its wholly-owned Subsidiaries.

Notwithstanding the foregoing, the Company may merge or consolidate with or transfer all or substantially all of its assets to an Affiliate that has no significant assets or liabilities and was formed solely for the purpose of changing the jurisdiction of organization of the Company or the form of organization of the

Company or for the purpose of forming a holding company; provided that the amount of indebtedness of the Company is not increased thereby; and provided, further that the successor assumes all obligations of the Company under this Indenture.

SECTION 12.02.    Successor Corporation Substituted.

Upon any consolidation or merger or any conveyance or other transfer of all or substantially all of the Principal Property in accordance with Section 12.01, the Successor Corporation shall succeed to, and be substituted for, and may exercise every power and right of, the Company under this Indenture with the same effect as if such Successor Corporation had been named as the “Company” herein. Without limiting the generality of the foregoing, the Successor Corporation may execute and deliver to the Trustee, and thereupon the Trustee shall, subject to the provisions of Article V, authenticate and deliver, Bonds in accordance with the provisions hereof.

All Bonds so executed by the Successor Corporation, and authenticated and delivered by the Trustee, shall in all respects be entitled to the benefits of this Indenture equally and ratably with all Bonds executed, authenticated and delivered prior to the time such consolidation, merger, conveyance or other transfer became effective.

In case of any such consolidation, merger, sale, conveyance or lease, changes in phraseology and form may be made in the Bonds thereafter to be issued and the documentation thereafter to be delivered hereunder as may be appropriate to reflect such occurrence.

SECTION 12.03.    Property of Successor Corporation.

Unless, in the case of a consolidation, merger, conveyance or other transfer contemplated by Section 12.01, the indenture supplemental hereto contemplated in clause (a) in Section 12.01, or any other indenture, so provides, none of the properties:

(a)    owned by the Successor Corporation or any other party to such transaction (other than the Company) immediately prior to the time of effectiveness of such transaction or

(b)    acquired by the Successor Corporation at or after the time of effectiveness of such transaction,

shall be or become Principal Property, except, in either case, Principal Property acquired from the Company in or as a result of such transaction and to the extent not constituting Excepted Property, improvements, extensions and additions to such Principal Property and renewals, replacements and substitutions of or for any part or parts of such Principal Property.

SECTION 12.04.    Release of Company Upon Conveyance or Other Transfer.

In the case of a conveyance or other transfer to any Person or Persons as contemplated in Section 12.01, upon the satisfaction of all the conditions specified in Section 12.01, the Company (such term being used in this Section without giving effect to such transaction) shall be released and discharged from all obligations and covenants under this Indenture and on and under all Bonds then Outstanding (unless the Company shall have delivered to the Trustee an instrument in which it shall waive such release and discharge) and the Trustee shall acknowledge in writing that the Company has been so released and discharged.

SECTION 12.05.    Merger Into Company.

(a)    Nothing in this Indenture shall be deemed to prevent or restrict any consolidation or merger after the consummation of which the Company would be the surviving or resulting company or any conveyance or other transfer, or lease, of any part of the Principal Property which does not constitute the entirety, or substantially the entirety, thereof.

(b)    Unless, in the case of a consolidation or merger described in subsection (a) of this Section, an indenture supplemental hereto shall otherwise provide, none of the properties acquired by the Company in or as a result of such transaction or any improvements, extensions or additions to such properties or any renewals, replacements or substitutions of or for any part or parts thereof shall be or become Principal Property.

ARTICLE XIII

SUPPLEMENTAL INDENTURES

SECTION 13.01.    Supplemental Indentures Without Consent of Holders.

Without the consent of any Holders, the Company and the Trustee, at any time and from time to time, may enter into one or more indentures supplemental hereto, in form reasonably satisfactory to the Trustee, for any of the following purposes:

(a)    to evidence the succession of another Person to the Company and the assumption by any such successor of the covenants of the Company herein and in the Bonds, all as provided in Article XII; or

(b)    to add one or more covenants of the Company or other provisions for the benefit of all Holders or for the benefit of the Holders of, or to remain in effect only so long as there shall be Outstanding, Bonds of one or more specified series, or one or more specified Tranches thereof; or to surrender any right or power herein conferred upon the Company; or

(c)    to change or eliminate any provision of this Indenture or to add any new provision to this Indenture; provided, however, that if such change, elimination or addition shall adversely affect the interests of the Holders of Bonds of any series or Tranche in any material respect, such change, elimination or addition shall become effective with respect to such series or Tranche only when no Bond of such series or Tranche remains Outstanding; or

(d)    to establish the form or terms of Bonds of any series or Tranche as contemplated by Sections 2.01 and 3.01; or

(e)    to evidence and provide for the acceptance of appointment hereunder by a separate or successor Trustee with respect to the Bonds of one or more series and to add to or change any of the provisions of this Indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one Trustee, pursuant to the requirements of Section 10.11(b); or

(f)    to provide for the procedures required to permit the Company to issue, at its option, all or any series or Tranche of, the Bonds as uncertificated securities; or

(g)    to change any place or places where (1) the principal of and premium, if any, and interest, if any, on all or any series of Bonds, or any Tranche thereof, shall be payable, (2) all or any series of Bonds, or any Tranche thereof, may be surrendered for registration of transfer, (3) all or any series of Bonds, or any Tranche thereof, may be surrendered for exchange and (4) notices and demands to or upon the Company in respect of all or any series of Bonds, or any Tranche thereof, and this Indenture may be served; or

(h)    to cure any ambiguity, to correct or supplement any provision herein which may be defective or inconsistent with any other provision herein; or to make any other additions to, deletions from or other changes to the provisions under this Indenture, provided that such additions, deletions and/or other changes shall not materially adversely affect the interests of the Holders of Bonds of any series or Tranche in any material respect; or

(i)    to modify, eliminate or add to the provisions of this Indenture to such extent as shall be necessary to continue the qualification of this Indenture under the Trust Indenture Act, or under any similar federal statute enacted after March 11, 2004, and to add to this Indenture such other provisions as may be expressly permitted by the Trust Indenture Act, excluding, however the provisions referred to in Section 316(a)(2) of the Trust Indenture Act as in effect on March 11, 2004 or any corresponding provision in any similar federal statute enacted after March 11, 2004; or

(j)    to supplement any of the provisions of this Indenture to such extent as shall be necessary to permit or facilitate the discharge of any series of Bonds pursuant to Section 8.02; provided that any such action shall not adversely affect the interests of the Holders of Bonds of such series or any other series of Bonds in any material respect; or

(k)    to comply with the rules or regulations of any securities exchange or automated quotation system on which any of the Bonds may be listed or traded.

Without limiting the generality of the foregoing, if the Trust Indenture Act as in effect on the Initial Issuance Date, or at any time thereafter shall be amended and

(x)    if any such amendment shall require one or more changes to any provisions hereof or the inclusion herein of any additional provisions, or shall by operation of law be deemed to effect such changes or incorporate such provisions by reference or otherwise, this Indenture shall be deemed to have been amended so as to conform to such amendment to the Trust Indenture Act, and the Company and the Trustee may, without the consent of any Holders, enter into an indenture supplemental hereto to evidence such amendment hereof; or

(y)    if any such amendment shall permit one or more changes to, or the elimination of, any provisions hereof which, as of March 11, 2004 or at any time thereafter, are required by the Trust Indenture Act to be contained herein or are contained herein to reflect any provisions of the Trust Indenture Act as in effect at such date, this Indenture shall be deemed to have been amended to effect such changes or elimination, and the Company and the Trustee may, without the consent of any Holders, enter into an indenture supplemental hereto to amend this Indenture to effect such changes or elimination.

SECTION 13.02.    Supplemental Indentures With Consent of Holders.

Subject to the provisions of Section 13.01, with the consent of the Holders of not less than a majority in aggregate principal amount of the Bonds of all series then Outstanding under this Indenture, considered as one class, by Act of said Holders delivered to the Company and the Trustee, the Company and the Trustee may enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to, or changing in any manner or eliminating any of the provisions of, this Indenture; provided, however, that if there shall be Bonds of more than one series Outstanding hereunder and if a proposed supplemental indenture shall directly affect the rights of the Holders of Bonds of one or more, but less than all, of such series, then the consent only of the Holders of not less than a majority in aggregate principal amount of the Outstanding Bonds of all series so directly affected, considered as one class, shall be required; and provided, further, that if the Bonds of any series shall have been issued in more than one Tranche and if a proposed supplemental indenture shall directly affect the rights of the Holders of Bonds of one or more, but less than all, of such Tranches, then the consent only of the Holders of a majority in aggregate principal amount of the Outstanding Bonds of all Tranches so directly affected, considered as one class, shall be required; and provided, further, that no such supplemental indenture shall, without the consent of the Holder of each Outstanding Bond of each series or Tranche so directly affected:

(a)    except as otherwise specified in the form or terms of the Bonds of any series as permitted by Sections 2.01 and 3.01 with respect to extending the Stated Maturity of any Bond of such series, change the Stated Maturity of the principal of, or any installment of principal of or interest on, any Bond, or reduce the principal amount thereof or the rate of interest thereon (or the amount of any installment of interest thereon) or change the method of calculating such rate or reduce any premium payable thereon, or reduce the amount of the principal of any Discount Bond that would be due and payable upon a declaration of acceleration of the Maturity thereof pursuant to Section 9.02, or change the coin or currency (or other property), in which any Bond or premium, if any, or interest, if any, thereon is payable, or impair the right to institute suit for the enforcement of any such payment on or after the Maturity of any Bond, without, in any such case, the consent of the Holder of such Bond; or

(b)    reduce the percentage in principal amount of the Outstanding Bonds of any series, or any Tranche thereof, the consent of the Holders of which is required for any such supplemental indenture, or the consent of the Holders of which is required for any waiver of compliance with any provision of this Indenture or of any default hereunder and its consequences, or reduce the requirements of Section 14.04 for quorum or voting; or

(c)    modify any of the provisions of this Section, Section 7.05 or Section 9.13 with respect to the Bonds of any series or any Tranche thereof (except to increase the percentages in principal amount referred to in this Section or such other Sections or to provide that other provisions of this Indenture cannot be modified or waived without the consent of the Holders of all Bonds of such series or Tranche) without, in any such case, the consent of the Holder of each Outstanding Bond of such series or Tranche; provided, however, that this clause shall not be deemed to require the consent of any Holder with respect to changes in the references to “the Trustee” and concomitant changes in this Section, or the deletion of this proviso, in accordance with the requirements of Section 13.01(e).

A supplemental indenture which (x) changes or eliminates any covenant or other provision of this Indenture which has expressly been included solely for the benefit of the Holders of, or which is to remain in effect only so long as there shall be Outstanding, Bonds of one or more specified series, or one or more Tranches thereof, or (y) modifies the rights of the Holders of Bonds of such series or Tranches with respect to such covenant or other provision, shall be deemed not to affect the rights under this Indenture of the Holders of Bonds of any other series or Tranche.

It shall not be necessary for any Act of Holders under this Section to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such Act shall approve the substance thereof.

Anything in this Indenture to the contrary notwithstanding, if the Officer’s Certificate, supplemental indenture or Board Resolution, as the case may be, establishing the Bonds of any series or Tranche shall provide that the Company may make certain specified additions, changes or eliminations to or from this Indenture which shall be specified in such Officer’s Certificate, supplemental indenture or Board Resolution establishing such series or Tranche, (a) the Holders of Bonds of such series or Tranche shall be deemed to have consented to a supplemental indenture containing such additions, changes or eliminations to or from this Indenture which shall be specified in such Officer’s Certificate, supplemental indenture or Board Resolution establishing such series or Tranche, (b) no Act of such Holders shall be required to evidence such consent and (c) such consent may be counted in the determination of whether or not the Holders of the requisite principal amount of Bonds shall have consented to such supplemental indenture.

SECTION 13.03.    Execution of Supplemental Indentures.

In executing, or accepting the additional trusts created by, any supplemental indenture permitted by this Article or the modifications thereby of the trusts created by this Indenture, the Trustee shall be entitled to receive, and (subject to Section 10.01) shall be fully protected in relying upon, an Opinion of Counsel stating that the execution of such supplemental indenture is authorized or permitted by this Indenture. The Trustee may, but shall not be obligated to, enter into any such supplemental indenture which affects the Trustee’s own rights, duties, immunities or liabilities under this Indenture or otherwise.

SECTION 13.04.    Effect of Supplemental Indentures.

Upon the execution and delivery of any supplemental indenture under this Article, this Indenture shall be modified in accordance therewith, and such supplemental indenture shall form a part of this Indenture for all purposes; and every Holder of Bonds theretofore or thereafter authenticated and delivered hereunder shall be bound thereby. Any supplemental indenture permitted by this Article may restate this Indenture in its entirety, and, upon the execution and delivery thereof, any such restatement shall supersede this Indenture as theretofore in effect for all purposes.

SECTION 13.05.    Conformity With Trust Indenture Act.

Every supplemental indenture executed pursuant to this Article shall conform to the requirements of the Trust Indenture Act.

SECTION 13.06.    Reference in Bonds to Supplemental Indentures.

Bonds of any series, or any Tranche thereof, authenticated and delivered after the execution of any supplemental indenture pursuant to this Article may, and shall if required by the Trustee, bear a notation in form approved by the Trustee as to any matter provided for in such supplemental indenture. If the Company shall so determine, new Bonds of any series, or any Tranche thereof, so modified as to conform, in the opinion of the Trustee and the Company, to any such supplemental indenture may be prepared and executed by the Company and authenticated and delivered by the Trustee in exchange for Outstanding Bonds of such series or Tranche.

SECTION 13.07.    Modification Without Supplemental Indenture.

To the extent, if any, that the terms of any particular series of Bonds shall have been established in or pursuant to a Board Resolution or an Officer’s Certificate pursuant to a supplemental indenture or a Board Resolution as contemplated by Section 3.01, and not in a supplemental indenture, additions to, changes in or the elimination of any of such terms may be effected by means of a supplemental Board Resolution or a supplemental Officer’s Certificate, as the case may be, delivered to, and accepted by, the Trustee; provided, however, that such supplemental Board Resolution or supplemental Officer’s Certificate shall not be accepted by the Trustee or otherwise be effective unless all conditions set forth in this Indenture which would be required to be satisfied if such additions, changes or elimination were contained in a supplemental indenture shall have been appropriately satisfied. Upon the acceptance thereof by the Trustee, any such supplemental Board Resolution or supplemental Officer’s Certificate shall be deemed to be a “supplemental indenture” for purposes of Section 13.04 and 13.06.

ARTICLE XIV

MEETINGS OF HOLDERS; ACTION WITHOUT MEETING

SECTION 14.01.    Purposes for Which Meetings May Be Called.

A meeting of Holders of Bonds of one or more, or all, series, or any Tranche or Tranches thereof, may be called at any time and from time to time pursuant to this Article to make, give or take any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be made, given or taken by Holders of Bonds of such series or Tranches.

SECTION 14.02.    Call, Notice and Place of Meetings.

(a)    The Trustee may at any time call a meeting of Holders of Bonds of one or more, or all, series, or any Tranche or Tranches thereof, for any purpose specified in Section 14.01, to be held at such time and (except as provided in subsection (b) of this Section) at such place as the Trustee shall determine with the approval of the Company. Notice of every such meeting, setting forth the time and the place of such meeting and in general terms the action proposed to be taken at such meeting, shall be given, in the manner provided in Section 1.06, not less than twenty-one (21) nor more than one hundred eighty (180) days prior to the date fixed for the meeting.

(b)    The Trustee may be asked to call a meeting of the Holders of Bonds of one or more, or all, series, or any Tranche or Tranches thereof, by the Company or by the Holders of at least twenty-five percent (25%) in aggregate principal amount of all of such series and Tranches, considered as one class, for any purpose specified in Section 14.01, by written request setting forth in reasonable detail the action proposed to be taken at the meeting. If the Trustee shall have been asked by the Company to call such a meeting, the Company shall determine the time and place for such meeting and may call such meeting by giving notice thereof in the manner provided in subsection (a) of this Section, or shall direct the Trustee, in the name and at the expense of the Company, to give such notice. If the Trustee shall have been asked to call such a meeting by Holders in accordance with this subsection (b), and the Trustee shall not have given the notice of such meeting within twenty-one (21) days after receipt of such request or shall not thereafter proceed to cause the meeting to be held as provided herein, then the Holders of Bonds of such series and Tranches, in the principal amount above specified, may determine the time and the place for such meeting, such place to be approved by the Company, and may call such meeting for such purposes by giving notice thereof as provided in subsection (a) of this Section.

(c)    Any meeting of Holders of Bonds of one or more, or all, series, or any Tranche or Tranches thereof, shall be valid without notice if the Holders of all Outstanding Bonds of such series or Tranches are present in person or by proxy and if representatives of the Company and the Trustee are present, or if notice is waived in writing before or after the meeting by the Holders of all Outstanding Bonds of such series, or any Tranche or Tranches thereof, or by such of them as are not present at the meeting in person or by proxy, and by the Company and the Trustee.

SECTION 14.03.    Persons Entitled to Vote at Meetings.

To be entitled to vote at any meeting of Holders of Bonds of one or more, or all, series, or any Tranche or Tranches thereof, a Person shall be (a) a Holder of one or more Outstanding Bonds of such series or Tranches or (b) a Person appointed by an instrument in writing as proxy for a Holder or Holders of one or more Outstanding Bonds of such series or Tranches by such Holder or Holders. The only Persons who shall be entitled to attend any meeting of Holders of Bonds of any series or Tranche shall be the Persons entitled to vote at such meeting and their counsel, any representatives of the Trustee and its counsel and any representatives of the Company and its counsel.

SECTION 14.04.    Quorum; Action.

The Persons entitled to vote a majority in aggregate principal amount of the Outstanding Bonds of the series and Tranches with respect to which a meeting shall have been called as hereinbefore provided, considered as one class, shall constitute a quorum for a meeting of Holders of Bonds of such series and Tranches; provided, however, that if any action is to be taken at such meeting which this Indenture expressly provides may be taken by the Holders of a specified percentage, which is less than a majority, in principal amount of the Outstanding Bonds of such series and Tranches, considered as one class, the Persons entitled to vote such specified percentage in principal amount of the Outstanding Bonds of such series and Tranches, considered as one class, shall constitute a quorum. In the absence of a quorum within one hour of the time appointed for any such meeting, the meeting shall, if convened at the request of Holders of Bonds of such series and Tranches, be dissolved. In any other case the meeting may be adjourned for such period as may be determined by the chairman of the meeting prior to the adjournment of such meeting. In the absence of a quorum at any such adjourned meeting, such adjourned meeting may be further adjourned for such period as may be determined by the chairman of the meeting prior to the adjournment of such adjourned meeting. Except as provided by Section 14.05(e), notice of the reconvening of any meeting adjourned for more than thirty (30) days shall be given as provided in Section 1.06 not less than ten (10) days prior to the date on which the meeting is scheduled to be reconvened. Notice of the reconvening of an adjourned meeting shall state expressly the percentage, as provided above, of the principal amount of the Outstanding Bonds of such series and Tranches which shall constitute a quorum.

Except as limited by Section 13.02, any resolution presented to a meeting or adjourned meeting duly reconvened at which a quorum is present as aforesaid may be adopted only by the affirmative vote of the Holders of not less than a majority in aggregate principal amount of the Outstanding Bonds of the series and Tranches with respect to which such meeting shall have been called, considered as one class; provided, however, that, except as so limited, any resolution with respect to any action which this Indenture expressly provides may be taken by the Holders of a specified percentage, which is less than a majority, in principal amount of the Outstanding Bonds of such series and Tranches, considered as one class, may be adopted at a meeting or an adjourned meeting duly reconvened and at which a quorum is present as aforesaid by the affirmative vote of the Holders of such specified percentage in principal amount of the Outstanding Bonds of such series and Tranches, considered as one class.

Any resolution passed or decision taken at any meeting of Holders of Bonds duly held in accordance with this Section shall be binding on all the Holders of Bonds of the series and Tranches with respect to which such meeting shall have been held, whether or not present or represented at the meeting.

SECTION 14.05.    Attendance at Meetings; Determination of Voting Rights; Conduct and Adjournment of Meetings.

(a)    Attendance at meetings of Holders of Bonds may be in person or by proxy; and, to the extent permitted by law, any such proxy shall remain in effect and be binding upon any future Holder of the Bonds with respect to which it was given unless and until specifically revoked by the Holder or future Holder (except as provided in Section 1.04(g)) of such Bonds before being voted.

(b)    Notwithstanding any other provisions of this Indenture, the Trustee may make such reasonable regulations as it may deem advisable for any meeting of Holders of Bonds in regard to proof of the holding of such Bonds and of the appointment of proxies and in regard to the appointment and duties of inspectors of votes, the submission and examination of proxies, certificates and other evidence of the right to vote, and such other matters concerning the conduct of the meeting as it shall deem appropriate. Except as otherwise permitted or required by any such regulations and approved by the Company, the holding of Bonds shall be proved in the manner specified in Section 1.04 and the appointment of any proxy shall be proved in the manner specified in Section 1.04. Such regulations may provide that written instruments appointing proxies, regular on their face, may be presumed valid and genuine without the proof specified in Section 1.04 or other proof.

(c)    The Trustee shall, by an instrument in writing, appoint a temporary chairman of the meeting, unless the meeting shall have been called by the Company or by Holders as provided in Section 14.02(b), in which case the Company or the Holders of Bonds of the series and Tranches calling the meeting, as the case may be, shall in like manner appoint a temporary chairman. A permanent chairman and a permanent secretary of the meeting shall be elected by vote of the Persons entitled to vote a majority in aggregate principal amount of the Outstanding Bonds of all series and Tranches represented at the meeting, considered as one class.

(d)    At any meeting each Holder or proxy shall be entitled to one vote for each One Thousand Dollars ($1,000) principal amount of Outstanding Bonds held or represented by such Holder; provided, however, that no vote shall be cast or counted at any meeting in respect of any Bond challenged as not Outstanding and ruled by the chairman of the meeting to be not Outstanding. The chairman of the meeting shall have no right to vote, except as a Holder of a Bond or proxy.

(e)    Any meeting duly called pursuant to Section 14.02 at which a quorum is present may be adjourned from time to time by Persons entitled to vote a majority in aggregate principal amount of the Outstanding Bonds of all series and Tranches represented at the meeting, considered as one class; and the meeting may be held as so adjourned without further notice.

SECTION 14.06.    Counting Votes and Recording Action of Meetings.

The vote upon any resolution submitted to any meeting of Holders shall be by written ballots on which shall be subscribed the signatures of the Holders or of their representatives by proxy and the principal amounts and serial numbers of the Outstanding Bonds, of the series and Tranches with respect to which the meeting shall have been called, held or represented by them. The permanent chairman of the meeting shall appoint two (2) inspectors of votes who shall count all votes cast at the meeting for or against any resolution and who shall make and file with the secretary of the meeting their verified written reports of all votes cast at the meeting. A record in duplicate of the proceedings of each meeting of Holders shall be prepared by the secretary of the meeting and there shall be attached to such record the original reports of the inspectors of votes on any vote by ballot taken thereat and affidavits by one or more persons having knowledge of the facts setting forth a copy of the notice of the meeting and showing that such notice was given as provided in Section 14.02 and, if applicable, Section 14.04. Each copy shall be signed and verified by the affidavits of the permanent chairman and secretary of the meeting and one such copy shall be delivered to the Company, and another to the Trustee to be preserved by the Trustee, the latter to have attached thereto the ballots voted at the meeting. Any record so signed and verified shall be conclusive evidence of the matters therein stated.

SECTION 14.07.    Action Without Meeting.

In lieu of a vote of Holders at a meeting as hereinbefore contemplated in this Article, any request, demand, authorization, direction, notice, consent, waiver or other action may be made, given or taken by Holders by one or more written instruments as provided in Section 1.04.

ARTICLE XV

IMMUNITY OF INCORPORATORS, STOCKHOLDERS,

OFFICERS AND DIRECTORS

SECTION 15.01.    Liability Solely Corporate.

No recourse shall be had for the payment of the principal of or premium, if any, or interest, if any, on any Bonds, or any part thereof, or for any claim based thereon or otherwise in respect thereof, or of the indebtedness represented thereby, or upon any obligation, covenant or agreement under this Indenture, against any incorporator, stockholder, officer or director, as such, past, present or future, of the Company or of any predecessor or successor corporation (either directly or through the Company or a predecessor or successor corporation), whether by virtue of any constitutional provision, statute or rule of law or by the enforcement of any assessment or penalty or otherwise; it being expressly agreed and understood that this Indenture and all the Bonds are solely corporate obligations and that no personal liability whatsoever shall attach to, or be incurred by, any incorporator, stockholder, member, officer or director, past, present or future, of the Company or of any predecessor or successor corporation, either directly or indirectly through the Company or any predecessor or successor corporation, because of the indebtedness hereby authorized or under or by reason of any of the obligations, covenants or agreements contained in this Indenture or in any of the Bonds or to be implied herefrom or therefrom; and such personal liability, if any, is hereby expressly waived and released as a condition of, and as part of the consideration for, the execution and delivery of this Indenture and the issuance of the Bonds.

This instrument may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed as of the day and year first above written.

PACIFIC GAS AND ELECTRIC COMPANY, as Issuer

By:	KENT M. HARVEY
Name:	Kent M. Harvey
Title:	Senior Vice President - Chief Financial Officer and Treasurer

THE BANK OF NEW YORK TRUST COMPANY, N.A., as Trustee

By:	JOSPEHINE LIBUNAO
Name:	Josephine Libunao
Vice President

EXECUTION VERSION

INDENTURE

Dated as of November 29, 2017

between

PACIFIC GAS AND ELECTRIC COMPANY,

Issuer

and

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.,

Trustee

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INDENTURE (this “Indenture” ), dated as of November 29, 2017 between PACIFIC GAS AND ELECTRIC COMPANY, a corporation duly organized and existing under the laws of the State of California (the “Company” ), and THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., a national banking association organized under the laws of the United States of America, as Trustee (the “Trustee” ).

Each party agrees as follows for the benefit of the other party and for the equal and ratable benefit of the Holders of the Company’s Bonds to be issued, from time to time, as provided by this Indenture:

ARTICLE I

DEFINITIONS AND OTHER PROVISIONS OF GENERAL APPLICATION

SECTION 1.01. General Definitions.

For all purposes of this Indenture, except as otherwise expressly provided or unless the context otherwise requires:

(a) the terms defined in this Article have the meanings assigned to them in this Article and include the plural as well as the singular;

(b) reference to any gender shall include all other genders;

(c) all terms used herein without definition which are defined in the Trust Indenture Act, either directly or by reference therein, have the meanings assigned to them therein;

(d) all terms used herein without definition which are defined in the California Commercial Code shall have the meanings assigned to them therein;

(e) all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with generally accepted accounting principles in the United States; and, except as otherwise herein expressly provided, the term “generally accepted accounting principles” with respect to any computation required or permitted hereunder shall mean, at the election of the Company from time to time, such accounting principles as are generally accepted in the United States at the date of such computation or at

March 23, 2004; provided, however, that in determining generally accepted accounting principles applicable to the Company, effect shall be given, to the extent required, to any order, rule or regulation of any administrative agency, regulatory authority or other governmental body having jurisdiction over the Company;

(f) any reference to an “Article”, a “Section” or any other subdivision refers to an Article, a Section or other subdivision, as the case may be, of this Indenture;

(g) the words “herein”, “hereof” and “hereunder” and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision; and

(h) all references to any amount of “interest” or any other amount payable on or with respect to any of the Bonds shall be deemed to include payment of any Additional Interest pursuant to a Registration Rights Agreement, if applicable.

“2018 Notes” means the Initial 2018 Notes, any Exchange Bonds issued in exchange therefor and any Additional 2018 Notes, treated as a single class of securities.

“2027 Notes” means the Initial 2027 Notes, any Exchange Bonds issued in exchange therefor and any Additional 2027 Notes, treated as a single class of securities.

“2047 Notes” means the Initial 2047 Notes, any Exchange Bonds issued in exchange therefor and any Additional 2047 Notes, treated as a single class of securities.

“Accountant” means a Person engaged in the accounting profession or otherwise qualified to pass on accounting matters (including, but not limited to, a Person certified or licensed as a public accountant, whether or not then engaged in the public accounting profession), which Person, unless required under the terms hereof to be Independent, may be an employee, an Affiliate or an employee of an Affiliate of the Company.

“Act”, when used with respect to any Holder of a Bond, has the meaning specified in Section 1.04.

“Additional Interest” shall mean the additional interest then owing pursuant to a Registration Rights Agreement.

“Additional 2018 Notes” means Additional Bonds issued pursuant to Section 3.14 having identical terms as the Initial 2018 Notes, other than as permitted by Section 3.14.

“Additional 2027 Notes” means Additional Bonds issued pursuant to Section 3.14 having identical terms as the Initial 2027 Notes, other than as permitted by Section 3.14.

“Additional 2047 Notes” means Additional Bonds issued pursuant to Section 3.14 having identical terms as the Initial 2047 Notes, other than as permitted by Section 3.14.

“Additional Bonds” means Bonds issued under this Indenture after the Issue Date and in compliance with Section 3.14, it being understood that any Bonds issued in exchange for or replacement of any Initial Bond issued on the Issue Date shall not be an Additional Bond, including any such Bonds issued pursuant to a Registration Rights Agreement.

“Adjusted Treasury Rate”, with respect to the Fixed Rate Senior Notes, means, with respect to any Redemption Date on which any Fixed Rate Senior Notes are being redeemed pursuant to the redemption terms of a Bond, the rate per annum equal to the semiannual equivalent yield to maturity of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such Redemption Date.

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“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, “control” when used with respect to any specified Person means the power to direct generally the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Attributable Debt” in respect of a sale and leaseback transaction means, at the time of determination, the present value of the obligation of the lessee for net rental payments during the remaining term of the lease included in such sale and leaseback transaction, including any period for which such lease has been extended or may, at the option of the lessor, be extended. Such present value shall be calculated using a discount rate equal to the rate of interest implicit in such transaction, determined in accordance with generally accepted accounting principles.

“Authenticating Agent” means any Person or Persons (other than the Company or an Affiliate of the Company) authorized by the Trustee to act on behalf of the Trustee to authenticate the Bonds of one or more series.

“Authorized Officer” means the Chairman of the Board, the President, the Chief Executive Officer, any Vice President or Assistant Vice President, the Chief Financial Officer, the Treasurer or Assistant Treasurer or any other person duly authorized by the Board of Directors to act as an Authorized Officer.

“Board of Directors” means the board of directors of the Company, any committee thereof duly authorized to act in respect of matters relating to this Indenture or any other body fulfilling the function of a board of directors of a corporation authorized to act in respect of matters relating to this Indenture.

“Board Resolution” means a copy of a resolution certified by the Secretary or an Assistant Secretary of the Company that has been duly adopted by the Board of Directors, that is in full force and effect on the date of such certification and that has been delivered to the Trustee.

“Bond Register” and “Bond Registrar” have the respective meanings specified in Section 3.05.

“Bonds” means the Fixed Rate Senior Notes and the Floating Rate Senior Notes.

“Business Day” means (i) with respect to the Fixed Rate Senior Notes, any day that is not a day on which banking institutions in New York City are authorized or required by law or regulation to close and (ii) with respect to the Floating Rate Senior Notes, any day (1) that is not a Saturday or Sunday and that is not a day on which banking institutions are authorized or obligated by law or executive order to close in the City of New York and, for any place of payment outside of the City of New York, in such place of payment, and (2) that is also a “London business day”, which is a day on which dealings in deposits in U.S. dollars are transacted in the London interbank market.

“Calculation Agent”, with respect to the Floating Rate Senior Notes, means The Bank of New York Mellon Trust Company, N.A., or such other Person as the Company shall from time to time designate.

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“California Commercial Code” means the California Commercial Code as in effect from time to time, unless otherwise specified in this Indenture.

“Capital Lease Obligation” means, at the time any determination is to be made, the amount of the liability in respect of a capital lease that would at that time be required to be capitalized on a balance sheet in accordance with generally accepted accounting principles.

“Code” means the United States Internal Revenue Code of 1986, as amended.

“Commission” means the Securities and Exchange Commission, as from time to time constituted, created under the Exchange Act or, if at any time after the Issue Date, such Commission is not existing and performing the duties assigned to it on the Issue Date under the Trust Indenture Act, then the body, if any, performing such duties at such time.

“Company” means the Person named as the “Company” in the first paragraph of this Indenture until a successor Person shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Company” shall mean such successor Person.

“Company Order” or “Company Request” means, respectively, a written order or request signed in the name of the Company by an Authorized Officer and delivered to the Trustee.

“Comparable Treasury Issue”, with respect to a given series of Bonds, has the meaning given to it in such Bond.

“Comparable Treasury Price”, with respect to the Fixed Rate Senior Notes, means, with respect to any Redemption Date on which any series of Fixed Rate Senior Notes is being redeemed pursuant to the redemption terms of a Bond, (a) the average of the Reference Treasury Dealer Quotations for such Redemption Date, after excluding the highest and lowest of the Reference Treasury Dealer Quotations; or (b) if the Company obtains fewer than four Reference Treasury Dealer Quotations, the average of all Reference Treasury Dealer Quotations so received.

“Corporate Trust Office” means the principal office of the Trustee at which at any time its corporate trust business shall be administered, which office on the Issue Date is located at The Bank of New York Mellon Trust Company, N.A., 400 South Hope Street, Suite 500, Los Angeles, CA 90071, Attention: Global Corporate Trust Unit, or such other address as the Trustee may designate from time to time by notice to the Holders and the Company.

“corporation” means a corporation, partnership, limited liability company, association, company, joint stock company or business trust, and references to “corporate” and other derivations of “corporation” herein shall be deemed to include appropriate derivations of such entities.

“CPI Index” means the United States Department of Labor, Bureau of Labor Statistics Consumer Price Index for All Urban Consumers, U.S. City Average, “All Items” (1982-84 = 100), or any successor index thereof as such successor index may be appropriately adjusted to establish substantial equivalence with the Consumer Price Index; provided that if the Consumer Price Index ceases to be published and there is no successor thereto, such other index shall be substituted by the Company for the Consumer Price Index.

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“Debt” means any debt of the Company for money borrowed and guarantees by the Company of debt for money borrowed but in each case excluding liabilities in respect of Capital Lease Obligations or Swap Agreements.

“Default” means any event that with the passage of time or the giving of notice or both would be an Event of Default.

“Defaulted Interest” has the meaning specified in Section 3.07.

“Depositary” means, with respect to the Bonds of any series issuable or issued in whole or in part in the form of one or more Global Bonds, the Person designated as Depositary by the Company pursuant to Section 3.13 until a successor Depositary shall have become such pursuant to the applicable provisions of this Indenture, and, thereafter, “Depositary” shall mean or include each Person who is then a Depositary hereunder, and if at any time there is more than one such Person, “Depositary” as used with respect to Bonds of any such series shall mean the Depositary with respect to the Bonds of that series.

“Diablo Canyon Lease” means that certain lease dated September 17, 1966, between Eureka Energy Company, as lessor, and the Company, as lessee, which lease was originally entered into between Luigi Marre Land and Cattle Company, a California corporation, as lessor, and San Luis Obispo Bay Properties, Inc., a California corporation, as lessee, a memorandum of which Lease was recorded September 21, 1966 in Volume 1410, Page 556, Official Records, San Luis Obispo County, California, and any supplements, assignments and modifications thereto.

“Dollar” or “ $” means a dollar or other equivalent unit in such coin or currency of the United States as at the time shall be legal tender for the payment of public and private debts.

“DTC” means The Depository Trust Company, New York, New York.

“Eligible Obligations” means Government Obligations.

“Event of Default” has the meaning specified in Section 9.01.

“Excepted Property” means any right, title or interest of the Company or any Significant Subsidiary in, to or under any of the following property, whether owned at the Issue Date or thereafter acquired:

(a) all money, investment property and deposit accounts (as such terms are defined in the California Commercial Code as in effect on March 11, 2004), and all cash on hand or on deposit in banks or other financial institutions, shares of stock, interests in general or limited partnerships or limited liability companies, bonds, notes, other evidences of indebtedness and other securities, of whatever kind and nature;

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(b) all accounts, chattel paper, commercial tort claims, documents, general intangibles, instruments, letter-of-credit rights and letters of credit (as such terms are defined in the California Commercial Code as in effect on March 11, 2004), other than licenses and permits to use the real property of others, franchises to use public roads, streets and other public properties, rights of way and other rights or interests relating to the occupancy or use of real property; and all contracts, leases (except the Diablo Canyon Lease), operating agreements and other agreements of whatever kind and nature; all contract rights, bills and notes (except to the extent that any of the same constitute investment property, in which case they are separately covered under clause (a) above); all revenues, income and earnings, all accounts receivable, rights to payment and unbilled revenues, all rents, tolls, issues, products and profits, claims, credits, demands and judgments, including any rights in or to rates, revenue components, charges, tariffs or amounts arising therefrom, or in any amounts that are accrued and recorded in a regulatory account for collections by the Company or any Significant Subsidiary; all governmental and other licenses, permits, franchises, consents and allowances, including all emission allowances (or similar rights) created under any similar existing or future law relating to abatement or control of pollution of the atmosphere, water or soil, other than licenses and permits to use the real property of others, franchises to use public roads, streets and other public properties, rights of way and other rights or interests relating to the occupancy or use of real property; and all patents, patent licenses and other patent rights, patent applications, trade names, trademarks, copyrights and other intellectual property, including computer software and software licenses; and all claims, credits, choses in action and other intangible property;

(c) all automobiles, buses, trucks, truck cranes, tractors, trailers, motor vehicles and similar vehicles and movable equipment; all rolling stock, rail cars and other railroad equipment; all vessels, boats, barges and other marine equipment; all airplanes, helicopters, aircraft engines and other flight equipment; and all parts, accessories and supplies used in connection with any of the foregoing;

(d) all goods, stock in trade, wares, merchandise and inventory held for the purpose of sale or lease in the ordinary course of business; all materials, supplies, inventory and other items of personal property which are consumable (otherwise than by ordinary wear and tear) in their use in the operation of the Principal Property; all fuel, whether or not any such fuel is in a form consumable in the operation of the Principal Property, including separate components of any fuel in the forms in which such components exist at any time before, during or after the period of the use thereof as fuel; all hand and other portable tools and equipment; and all furniture and furnishings;

(e) all personal property the perfection of a security interest in which is not governed by the California Commercial Code;

(f) all oil, gas and other minerals (as such terms are defined in the California Commercial Code as in effect on March 11, 2004); and all coal, ore, gas, oil and other minerals and all timber, and all rights and interests in any of the foregoing, whether or not such minerals or timber shall have been mined or extracted or otherwise separated from the land; and all electric energy and capacity, gas (natural or artificial), steam, water and other products generated, produced, manufactured, purchased or otherwise acquired by the Company or any Significant Subsidiary;

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(g) all property which is the subject of a lease agreement, other than a lease agreement that results from a sale and leaseback transaction, designating the Company or any Significant Subsidiary as lessee and all right, title and interest of the Company or any Significant Subsidiary in and to such property and in, to and under such lease agreement, whether or not such lease agreement is intended as security; provided, however, that the Company’s right, title and interest in and to the property which is the subject of the Diablo Canyon Lease, and in to and under the Diablo Canyon Lease shall not be Excepted Property;

(h) all property, real, personal and mixed that is stated in Sections 12.03 and 12.05 to not be Principal Property; and

(i) all proceeds (as such term is defined in the California Commercial Code as in effect on March 11, 2004) of the foregoing.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Exchange Bonds” means (1) the senior notes issued pursuant to the Indenture in connection with a Registered Exchange Offer pursuant to a Registration Rights Agreement in exchange for, and having terms substantially identical to, Initial Bonds of the same series and (2) Additional Bonds, if any, issued pursuant to a registration statement filed with the Commission under the Securities Act.

“Fair Value”, with respect to property, means the fair value of such property as may be determined by reference to (a) the amount which would be likely to be obtained in an arm’s-length transaction with respect to such property between an informed and willing buyer and an informed and willing seller, under no compulsion, respectively, to buy or sell, (b) the amount of investment with respect to such property which, together with a reasonable return thereon, would be likely to be recovered through ordinary business operations or otherwise, (c) cost or replacement or reproduction cost, in each case less depreciation with respect to such property and/or (d) any other relevant factors; provided, however, that the Fair Value of property shall be determined without deduction for any senior liens on such property. Fair Value of any property may be determined, without physical inspection, by the use of accounting and engineering records and other data maintained by the Company (including on the basis of the cost of such property).

“Fixed Rate Senior Notes” means, collectively, the 2027 Notes and the 2047 Notes.

“Floating Rate Senior Notes” means the 2018 Notes.

“Global Bond” means a Bond representing all or part of a series of Bonds issued to the Depositary for such series in accordance with Section 3.13, and bearing the legend prescribed in Section 3.13 and the Appendix.

“Governmental Authority” means the government of the United States or of any state or territory thereof or of the District of Columbia or of any county, municipality or other political subdivision of any thereof, or any department, agency, authority or other instrumentality of any of the foregoing.

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“Government Obligations” means securities which are (a) (i) direct obligations of the United States where the payment or payments thereunder are supported by the full faith and credit of the United States or (ii) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States where the timely payment or payments thereunder are unconditionally guaranteed as a full faith and credit obligation by the United States or (b) depository receipts issued by a bank (as defined in Section 3(a)(2) of the Securities Act of 1933, as amended) as custodian with respect to any such Government Obligation or a specific payment of interest on or principal of or other amount with respect to any such Government Obligation held by such custodian for the account of the holder of a depository receipt; provided, that, (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the Government Obligation or the specific payment of interest on or principal of or other amount with respect to the Government Obligation evidenced by such depository receipt.

“Holder” means a Person in whose name a Bond is registered in the Bond Register.

“Indenture” means this instrument as originally executed and as it may from time to time be supplemented or amended by one or more indentures supplemental hereto entered into pursuant to the applicable provisions hereof, including, for all purposes of this instrument and any such supplemental indenture, the provisions of the Trust Indenture Act that are deemed to be a part of and govern this Indenture and any such supplemental indenture, respectively.

“Independent”, when applied to any Accountant or other specified Person, means such a Person who (a) does not have any direct or indirect material financial interest in the Company or in any other obligor upon the Bonds or in any Affiliate of the Company or of such other obligor, (b) is not connected with the Company, an Affiliate of the Company or such other obligor as an officer, employee, promoter, underwriter, trustee, partner, director or any person performing similar functions and (c) is appointed or selected by the Company.

“Initial 2018 Notes” means the $500,000,000 in aggregate principal amount of the Company’s Floating Rate Notes due 2018 issued under the Indenture on the Issue Date and that contains the Restricted Global Bond legend.

“Initial 2027 Notes” means the $1,150,000,000 in aggregate principal amount of the Company’s 3.30% Senior Notes due 2027 issued under the Indenture on the Issue Date and that contains the Restricted Global Bond legend.

“Initial 2047 Notes” means the $850,000,000 in aggregate principal amount of the Company’s 3.95% Senior Notes due 2047 issued under the Indenture on the Issue Date and that contains the Restricted Global Bond legend.

“Initial Bonds” means (1) the Initial 2018 Notes, the Initial 2027 Notes and the Initial 2047 Notes and (2) Additional Bonds, if any, issued in a transaction exempt from the registration requirements of the Securities Act.

“Interest Payment Date”, when used with respect to any Bond, means the Stated Maturity of an installment of interest on such Bond.

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“Internal Revenue Code” means the Internal Revenue Code of 1986, as amended, or any successor federal statute.

“Investment Securities” means any of the following obligations or investment property on which neither the Company, any other obligor on the Bonds nor any Affiliate of either is the obligor: (a) Government Obligations; (b) interest bearing deposit accounts (which may be represented by certificates of deposit) in any national or state bank (which may include the Trustee or any Paying Agent) or savings association which has outstanding securities rated by a nationally recognized rating organization in either of the two (2) highest rating categories (without regard to modifiers) for short-term securities or in any of the three (3) highest rating categories (without regard to modifiers) for long-term securities; (c) bankers’ acceptances drawn on and accepted by any commercial bank (which may include the Trustee or any Paying Agent) which has outstanding securities rated by a nationally recognized rating organization in either of the two (2) highest rating categories (without regard to modifiers) for short-term securities or in any of the three (3) highest rating categories (without regard to modifiers) for long-term securities; (d) direct obligations of, or obligations the principal of and interest on which are unconditionally guaranteed by, any state or territory of the United States or the District of Columbia, or any political subdivision of any of the foregoing, which are rated by a nationally recognized rating organization in either of the two (2) highest rating categories (without regard to modifiers) for short-term securities or in any of the three (3) highest rating categories (without regard to modifiers) for long-term securities; (e) bonds or other obligations of any agency or instrumentality of the United States; (f) corporate debt securities which are rated by a nationally recognized rating organization in either of the two (2) highest rating categories (without regard to modifiers) for short-term securities or in any of the three (3) highest rating categories (without regard to modifiers) for long-term securities; (g) repurchase agreements with respect to any of the foregoing obligations or securities with any banking or financial institution (which may include the Trustee or any Paying Agent) which has outstanding securities rated by a nationally recognized rating organization in either of the two (2) highest rating categories (without regard to modifiers) for short-term securities or in any of the three (3) highest rating categories (without regard to modifiers) for long-term securities; (h) securities issued by any regulated investment company (including any investment company for which the Trustee or any Paying Agent is the advisor), as defined in Section 851 of the Internal Revenue Code or any such successor section of the Internal Revenue Code, provided that the portfolio of such investment company is limited to obligations or securities of the character and investment quality contemplated in clauses (a) through (f) above and repurchase agreements which are fully collateralized by any of such obligations or securities; and (i) any other obligations or securities which may lawfully be purchased by the Company.

“Issue Date” means November 29, 2017.

“Lien” means any mortgage, deed of trust, pledge, security interest, encumbrance, easement, lease, reservation, restriction, servitude, charge or similar right and any other lien of any kind, including, without limitation, any conditional sale or other title retention agreement, any lease in the nature thereof, and any defect, irregularity, exception or limitation in record title or, when the context so requires, any lien, claim or interest arising from any of the foregoing.

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“Maturity”, when used with respect to any Bond, means the date on which the principal of such Bond becomes due and payable as provided in such Bond or in this Indenture, whether at the Stated Maturity, by declaration of acceleration, upon call for redemption or otherwise.

“Net Tangible Assets” means the total amount of the Company’s assets determined on a consolidated basis in accordance with generally accepted accounting principles as of a date determined pursuant to Section 7.07(b), less (a) the sum of the Company’s consolidated current liabilities determined in accordance with generally accepted accounting principles, and (b) the amount of the Company’s consolidated assets classified as intangible assets, determined in accordance with generally accepted accounting principles, including, but not limited to, such items as goodwill, trademarks, trade names, patents, and unamortized debt discount and expense and regulatory assets carried as an asset on the Company’s consolidated balance sheet.

“Notice of Default” has the meaning specified in Section 9.01(c).

“Officer’s Certificate” means a certificate signed by an Authorized Officer and delivered to the Trustee.

“Opinion of Counsel” means a written opinion of counsel, who may be counsel for the Company or other counsel acceptable to the Trustee and who may be an employee, an Affiliate or an employee of an Affiliate of the Company.

“Outstanding”, when used with respect to Bonds, means, as of the date of determination, all Bonds theretofore authenticated and delivered under this Indenture, except:

(a) Bonds theretofore canceled or delivered to the Bond Registrar or the Trustee for cancellation;

(b) Bonds deemed to have been paid for all purposes of this Indenture in accordance with Section 8.01 (whether or not the Company’s indebtedness in respect thereof shall be satisfied and discharged for any other purpose); and

(c) Bonds, the principal of, premium, if any, and interest, if any, on which have been fully paid pursuant to the third paragraph of Section 3.06 or in exchange for or in lieu of which other Bonds have been authenticated and delivered pursuant to this Indenture, other than any such Bonds in respect of which there shall have been presented to the Trustee proof satisfactory to it and the Company that such Bonds are held by a protected purchaser;

provided, however, that in determining whether or not the Holders of the requisite principal amount of the Bonds Outstanding under this Indenture, or the Outstanding Bonds of any series, have given any request, demand, authorization, direction, notice, consent or waiver hereunder or whether or not a quorum is present at a meeting of Holders of Bonds,

(x) Bonds owned by the Company or any other obligor upon the Bonds or any Affiliate of the Company or of such other obligor (unless the Company, such obligor and/or such Affiliate owns all Bonds Outstanding under this Indenture, or all Outstanding Bonds of each such series, determined without regard to this clause (x)) shall be disregarded and deemed not to be Outstanding, except that, in determining whether the Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver or upon any such

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determination as to the presence of a quorum, only Bonds which the Trustee actually knows to be so owned shall be so disregarded; provided, however, that Bonds so owned which have been pledged in good faith may be regarded as Outstanding if it is established to the reasonable satisfaction of the Trustee that the pledgee, and not the Company, any such other obligor or Affiliate of either thereof, has the right so to act with respect to such Bonds and that the pledgee is not the Company or any other obligor upon the Bonds or any Affiliate of the Company or of such other obligor; and provided, further, that in no event shall any Bond which shall have been delivered to evidence, enhance or secure, in whole or in part, the Company’s obligations in respect of other indebtedness be deemed to be owned by the Company if the principal of such Bond is payable, whether at Stated Maturity or upon mandatory redemption, at the same time as the principal of such other indebtedness is payable, whether at Stated Maturity or upon mandatory redemption or acceleration, but only to the extent of such portion of the principal amount of such Bond as does not exceed the principal amount of such other indebtedness; and

(y) [Reserved].

“Paying Agent” means any Person, including the Company, authorized by the Company to pay the principal of and premium, if any, or interest, if any, on any Bonds on behalf of the Company.

“Person” means any individual, corporation, limited liability partnership, joint venture, trust or unincorporated organization, or any other entity, whether or not a legal entity, or any Governmental Authority.

“Place of Payment”, when used with respect to Bonds of any series, means the place or places, specified therein at which the principal of and premium, if any, and interest, if any, on the Bonds of such series are payable, subject, in either case, to Section 7.02.

“Predecessor Bond” of any particular Bond means every previous Bond evidencing all or a portion of the same debt as that evidenced by such particular Bond; and, for the purposes of this definition, any Bond authenticated and delivered under Section 3.06 in exchange for or in lieu of a mutilated, destroyed, lost or stolen Bond shall be deemed (to the extent lawful) to evidence the same debt as the mutilated, destroyed, lost or stolen Bond.

“Primary Treasury Dealer” means a primary dealer in U.S. Government Securities.

“Principal Property” means any property of the Company or any Significant Subsidiary, as applicable, other than Excepted Property.

“QIB” means a “qualified institutional buyer” as defined in Rule 144A under the Securities Act.

“Quotation Agent” means, with respect to a given series of Bonds, the Reference Treasury Dealer appointed by the Company in respect of such series.

“Redemption Date”, when used with respect to any Bond to be redeemed, means the date fixed for such redemption by or pursuant to this Indenture.

“Redemption Price”, when used with respect to any Bond to be redeemed, means the price at which it is to be redeemed pursuant to this Indenture which price shall include principal of and premium, if any, payable on such Bond but shall not include any accrued interest payable with respect to such Bond.

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“Reference Treasury Dealer”, with respect to the Fixed Rate Senior Notes, means (1) each of Barclays Capital Inc., Citigroup Global Markets Inc., J.P. Morgan Securities LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated and Morgan Stanley & Co. LLC and their respective successors, unless any of them ceases to be a Primary Treasury Dealer, in which case the Company shall substitute another Primary Treasury Dealer; and (2) any other Primary Treasury Dealer selected by the Company.

“Reference Treasury Dealer Quotations”, with respect to the Fixed Rate Senior Notes and with respect to each Reference Treasury Dealer and any Redemption Date related to Fixed Rate Senior Notes, means, the average, as determined by the Company, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Company by that Reference Treasury Dealer at 5:00 p.m., New York City time, on the third Business Day preceding such Redemption Date.

“Registered Exchange Offer” means the offer by the Company, pursuant to a Registration Rights Agreement, to certain Holders of Initial Bonds, to issue and deliver to such Holders, in exchange for the Initial Bonds, a like aggregate principal amount of Exchange Bonds of the same series registered under the Securities Act.

“Registration Rights Agreement” means (1) with respect to the Initial Bonds, the Registration Rights Agreement dated as of the Issue Date, among the Company and Barclays Capital Inc.,

Citigroup Global Markets Inc., J.P. Morgan Securities LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated and Morgan Stanley & Co. LLC, as representatives of the initial purchasers listed therein and (2) with respect to each issuance of Additional Bonds issued in a transaction exempt from the registration requirements of the Securities Act, the registration rights agreement, if any, among the Company and the Persons purchasing such Additional Bonds under the related Purchase Agreement.

“Regular Record Date” for the interest payable on any Interest Payment Date on the Bonds of any series means the date specified for that purpose.

“Remaining Scheduled Payments” means, with respect to each Fixed Rate Senior Note that the Company is redeeming pursuant to the redemption terms of a Bond, the remaining scheduled payments of principal and interest that would be due after the applicable Redemption Date if such Fixed Rate Senior Note were not redeemed. However, if the Redemption Date is not a scheduled Interest Payment Date with respect to that Fixed Rate Senior Note, the amount of the next succeeding scheduled interest payment on that Fixed Rate Senior Note will be reduced by the amount of interest accrued on such Fixed Rate Senior Note to the Redemption Date.

“Responsible Officer”, when used with respect to the Trustee, means any officer of the Trustee with direct responsibility for the administration of this Indenture and also means, with respect to a particular corporate trust matter, any other officer of the Trustee to whom such matter is referred because of such officer’s knowledge of and familiarity with the particular subject.

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“Significant Subsidiary” shall have the meaning specified in Rule 1-02(w) of Regulation S-X under the Securities Act of 1933, as amended; provided that, Significant Subsidiary shall not include any Person, substantially all the assets of which are Excepted Property.

“Special Record Date” for the payment of any Defaulted Interest on the Bonds of any series means a date fixed by the Trustee pursuant to Section 3.07.

“Stated Interest Rate” means a rate (whether fixed or variable) at which an obligation by its terms is stated to bear simple interest. Any calculation or other determination to be made under this Indenture by reference to the Stated Interest Rate on an obligation shall be made (a) if the Company’s obligations in respect of any other indebtedness shall be evidenced, enhanced or secured in whole or in part by such obligation, by reference to the lower of the Stated Interest Rate on such obligation and the Stated Interest Rate on such other indebtedness and (b) without regard to the effective interest cost to the Company of such obligation or of any such other indebtedness.

“Stated Maturity”, when used with respect to any obligation (including any Bond of any series) or any installment of principal thereof or interest thereon, means the date on which the principal of such obligation or such installment of principal or interest is stated to be due and payable (without regard to any provisions for redemption, prepayment, acceleration, purchase or extension).

“Subsidiary” means (i) any corporation at least a majority of the outstanding voting stock or interest of which is owned, directly or indirectly, by the Company or by one or more Subsidiaries, or by the Company and one or more Subsidiaries or (ii) any other Person (other than a corporation) of which the Company and/or one or more Subsidiaries has at least a majority ownership and power to direct the policies, management and affairs. For the purposes of this definition, “voting stock” means stock having voting power for the election of directors, whether at all times or only so long as no senior class of stock has such voting power by reason of any contingency.

“Successor Corporation” has the meaning specified in Section 12.01.

“supplemental indenture” or “indenture supplemental hereto” means an instrument supplementing or amending this Indenture executed and delivered pursuant to Article XIII.

“Swap Agreement” means any agreement with respect to any swap, forward, future or derivative transaction or option or similar agreement involving, or settled by reference to, one or more rates, currencies, commodities, equity or debt instruments or securities, or economic, financial or pricing indices or measures of economic, financial or pricing risk or value or any similar transaction or any combination of these transactions.

“Trust Indenture Act” means, as of any time, the Trust Indenture Act of 1939 or any successor statute, as in effect at such time.

“Trustee” means the Person named as the “Trustee” in the first paragraph of this Indenture until a successor trustee shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Trustee” shall mean the Person which shall have become a successor trustee pursuant to the applicable provisions of this Indenture, and, if at any time there is more than one Person acting as trustee hereunder, “Trustee” shall mean each such Person so acting.

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“United States” means the United States of America, its territories, its possessions and other areas subject to its political jurisdiction.

“U.S. Government Securities” means securities which are (a) direct obligations of the United States of America for the payment on which its full faith and credit is pledged or (b) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America the payment of which is unconditionally guaranteed as a full faith and credit obligation of the United States of America, and which in the case of (a) and (b) are not callable or redeemable at the option of the issuer thereof, and shall also include a depository receipt issued by a bank or trust company as custodian with respect to any such U.S. Government Security or a specific payment of interest on or principal of any such U.S. Government Security held by such custodian for the account of the holder of a depository receipt, provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the U.S. Government Security evidenced by such depository receipt.

SECTION 1.02. Compliance Certificates and Opinions.

Except as otherwise expressly provided in this Indenture, upon any application or request by the Company to the Trustee to take any action under any provision of this Indenture, the Company shall furnish to the Trustee an Officer’s Certificate stating that all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with and an Opinion of Counsel stating that in the opinion of such counsel all such conditions precedent, if any, have been complied with, it being understood that in the case of any such application or request as to which the furnishing of such documents is specifically required by any provision of this Indenture relating to such particular application or request, no additional certificate or opinion need be furnished.

Every certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture (other than the certificates provided pursuant to Section 7.06) shall include:

(a) a statement that each Person signing such certificate or opinion has read such covenant or condition and the definitions herein relating thereto;

(b) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(c) a statement that, in the opinion of each such Person, such Person has made such examination or investigation as is necessary to enable such Person to express an informed opinion as to whether or not such covenant or condition has been complied with; and

(d) a statement as to whether, in the opinion of each such Person, such condition or covenant has been complied with.

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SECTION 1.03. Content and Form of Documents Delivered to Trustee.

Any Officer’s Certificate may be based (without further examination or investigation), insofar as it relates to or is dependent upon legal matters, upon an opinion of, or representations by, counsel, and, insofar as it relates to or is dependent upon matters which are subject to verification by Accountants, upon a certificate or opinion of, or representations by, an Accountant, unless, in any case, such officer has actual knowledge that the certificate or opinion or representations with respect to the matters upon which such Officer’s Certificate may be based as aforesaid are erroneous.

Any certificate of an Accountant may be based (without further examination or investigation), insofar as it relates to or is dependent upon legal matters, upon an opinion of, or representations by, counsel, and insofar as it relates to or is dependent upon factual matters, information with respect to which is in the possession of the Company and which are not subject to verification by Accountants, upon a certificate of, or representations by, an officer or officers of the Company, unless such Accountant has actual knowledge that the certificate or opinion or representations with respect to the matters upon which his certificate or opinion may be based as aforesaid are erroneous.

Any Opinion of Counsel may be based (without further examination or investigation), insofar as it relates to or is dependent upon factual matters, information with respect to which is in the possession of the Company, upon a certificate of, or representations by, an officer or officers of the Company, and, insofar as it relates to or is dependent upon matters which are subject to verification by Accountants upon a certificate or opinion of, or representations by, an Accountant, unless such counsel has actual knowledge that the certificate or opinion or representations with respect to the matters upon which his opinion may be based as aforesaid are erroneous. In addition, any Opinion of Counsel may be based (without further examination or investigation), insofar as it relates to or is dependent upon matters covered in an Opinion of Counsel rendered by other counsel, upon such other Opinion of Counsel, unless such counsel has actual knowledge that the Opinion of Counsel rendered by such other counsel with respect to the matters upon which his Opinion of Counsel may be based as aforesaid are erroneous. If, in order to render any Opinion of Counsel provided for herein, the signer thereof shall deem it necessary that additional facts or matters be stated in any Officer’s Certificate or certificate of an Accountant provided for herein, then such certificate may state all such additional facts or matters as the signer of such Opinion of Counsel may request.

In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents. Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.

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Whenever, subsequent to the receipt by the Trustee of any Board Resolution, Officer’s Certificate, Opinion of Counsel or other document or instrument, a clerical, typographical or other inadvertent or unintentional error or omission shall be discovered therein, a new document or instrument may be substituted therefor in corrected form with the same force and effect as if originally filed in the corrected form and, irrespective of the date or dates of the actual execution and/or delivery thereof, such substitute document or instrument shall be deemed to have been executed and/or delivered as of the date or dates required with respect to the document or instrument for which it is substituted. Anything in this Indenture to the contrary notwithstanding, if any such corrective document or instrument indicates that action has been taken by or at the request of the Company which could not have been taken had the original document or instrument not contained such error or omission, the action so taken shall not be invalidated or otherwise rendered ineffective but shall be and remain in full force and effect, except to the extent that such action was a result of willful misconduct or bad faith. Without limiting the generality of the foregoing, any Bonds issued under the authority of such defective document or instrument shall nevertheless be the valid obligations of the Company entitled to the benefit of this Indenture equally and ratably with all other Outstanding Bonds, except as aforesaid.

SECTION 1.04. Acts of Holders.

(a) Any request, demand, authorization, direction, notice, consent, election, waiver or other action provided by this Indenture to be made, given or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by an agent duly appointed in writing or, alternatively, may be embodied in and evidenced by the record of Holders voting in favor thereof, either in person or by proxies duly appointed in writing, at any meeting of Holders duly called and held in accordance with the provisions of Article XIV, or a combination of such instruments and any such record. Except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments or record or both are delivered to the Trustee and, where it is hereby expressly required, to the Company. Such instrument or instruments and any such record (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the “Act” of the Holders signing such instrument or instruments and so voting at any such meeting. Proof of execution of any such instrument or of a writing appointing any such agent, or of the holding by any Person of a Bond, shall be sufficient for any purpose of this Indenture and (subject to Section 10.01) conclusive in favor of the Trustee and the Company, if made in the manner provided in this Section. The record of any meeting of Holders shall be proved in the manner provided in Section 14.06.

(b) The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by a certificate of a notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to him the execution thereof or may be proved in any other manner which the Trustee and the Company deem sufficient. Where such execution is by a signer acting in a capacity other than his individual capacity, such certificate or affidavit shall also constitute sufficient proof of his authority.

(c) The ownership, principal amount and serial numbers of Bonds held by any Person, and the date of holding the same, shall be proved by the Bond Register.

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(d) Any request, demand, authorization, direction, notice, consent, election, waiver or other Act of a Holder shall bind every future Holder of the same Bond and the Holder of every Bond issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done, omitted or suffered to be done by the Trustee or the Company in reliance thereon, whether or not notation of such action is made upon such Bond.

(e) Until such time as written instruments shall have been delivered to the Trustee with respect to the requisite percentage of principal amount of Bonds for the action contemplated by such instruments, any such instrument executed and delivered by or on behalf of a Holder may be revoked with respect to any or all of such Bonds by written notice by such Holder or any subsequent Holder, proven in the manner in which such instrument was proven.

(f) Bonds of any series authenticated and delivered after any Act of Holders may, and shall if required by the Trustee, bear a notation in form approved by the Trustee as to any action taken by such Act of Holders. If the Company shall so determine, new Bonds of any series so modified as to conform, in the opinion of the Trustee and the Company, to such action may be prepared and executed by the Company and authenticated and delivered by the Trustee in exchange for Outstanding Bonds of such series.

(g) The Company may, at its option, by Company Order, fix in advance a record date for the determination of Holders entitled to give any request, demand, authorization, direction, notice, consent, waiver or other Act solicited by the Company, but the Company shall have no obligation to do so. In addition, the Trustee may, at its option, fix in advance a record date for the determination of Holders entitled to join in the giving or making of any Notice of Default, any declaration of acceleration referred to in Section 9.02, any request to institute proceedings referred to in Section 9.07 or any direction referred to in Section 9.12. If any such record date is fixed, such request, demand, authorization, direction, notice, consent, waiver or other Act, or such notice, declaration, request or direction, may be given before or after such record date, but only the Holders of record at the close of business on the record date shall be deemed to be Holders for the purposes of determining (i) whether Holders of the requisite proportion of the Outstanding Bonds have authorized or agreed or consented to such Act (and for that purpose the Outstanding Bonds shall be computed as of the record date) and/or (ii) which Holders may revoke any such Act (notwithstanding subsection (e) of this Section); and any such Act, given as aforesaid, shall be effective whether or not the Holders which authorized or agreed or consented to such Act remain Holders after such record date and whether or not the Bonds held by such Holders remain Outstanding after such record date.

SECTION 1.05. Notices, Etc. to Trustee and Company.

Except as otherwise provided herein, any request, demand, authorization, direction, notice, consent, election, waiver or Act of Holders or other document provided or permitted by this Indenture to be made or served upon, given or furnished to, or filed with, the Trustee by any Holder or by the Company, or the Company by the Trustee or by any Holder, shall be sufficient for every purpose hereunder (unless otherwise expressly provided herein) if the same shall be in writing and delivered personally to the addressee (which delivery, with respect to the Trustee, shall be made to its Corporate Trust Office and addressed to the attention of the Corporate Trust Administration), or transmitted by facsimile transmission or other direct written electronic means

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to such telephone number or other electronic communications address as the parties hereto shall from time to time designate, or transmitted by registered or certified mail, return receipt requested, or overnight courier guaranteeing next day delivery, charges prepaid, to the applicable address set forth opposite such party’s name below or to such other address as either party hereto may from time to time designate:

If to the Trustee, to:

The Bank of New York Mellon Trust Company, N.A.

400 South Hope Street, Suite 500

Los Angeles, CA 90071

Attention: Global Corporate Trust Unit

Tel: (213) 630-6175

Fax: (213) 630-6298

If to the Company, to:

Pacific Gas and Electric Company

77 Beale Street (street address)

P.O. Box 770000

San Francisco, California 94177

Attention: Treasurer and Assistant Treasurer

Fax: (415) 973-4343/267-7265

Any communication contemplated herein shall be deemed to have been made, given, furnished and filed if personally delivered, on the date of delivery, if transmitted by facsimile transmission or other direct written electronic means, on the date of transmission, and if transmitted by registered or certified mail or reputable overnight courier, on the date of receipt.

SECTION 1.06. Notice to Holders of Bonds; Waiver.

Except as otherwise expressly provided herein, where this Indenture provides for notice to Holders of any event, such notice shall be sufficiently given, and shall be deemed given, to Holders if in writing and mailed, first-class postage prepaid, to each Holder affected by such event, at the address of such Holder as it appears in the Bond Register, not later than the latest date, and not earlier than the earliest date, prescribed for the giving of such notice.

In case by reason of the suspension of regular mail service or by reason of any other cause it shall be impracticable to give such notice to Holders by mail, then such notification as shall be made with the approval of the Trustee shall constitute a sufficient notification for every purpose hereunder. In any case where notice to Holders is given by mail, neither the failure to mail such notice, nor any defect in any notice so mailed, to any particular Holder shall affect the sufficiency of such notice with respect to other Holders.

Any notice required by this Indenture may be waived in writing by the Person entitled to receive such notice, either before or after the event otherwise to be specified therein, and such waiver shall be the equivalent of such notice. Waivers of notice by Holders shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

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SECTION 1.07. Conflict With Trust Indenture Act.

If any provision of this Indenture limits, qualifies or conflicts with another provision hereof which is required or deemed to be included in this Indenture by any provision of the Trust Indenture Act, the provision required or deemed to be included by the Trust Indenture Act shall control; and if any provision hereof otherwise conflicts with the Trust Indenture Act, or limits, qualifies or conflicts with the duties imposed by Section 318(c) of the Trust Indenture Act, the Trust Indenture Act, including the duties imposed by Section 318(c) of the Trust Indenture Act, shall control.

SECTION 1.08. Effect of Headings and Table of Contents.

The Article and Section headings in this Indenture and the Table of Contents are for convenience only and shall not affect the construction hereof.

SECTION 1.09. Successors and Assigns.

All covenants and agreements in this Indenture by the Company and the Trustee shall bind their respective successors and assigns, whether so expressed or not.

SECTION 1.10. Separability Clause.

In case any provision in this Indenture or the Bonds shall be held to be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

SECTION 1.11. Benefits of Indenture.

Nothing in this Indenture or the Bonds, express or implied, shall give to any Person, other than the parties hereto, their successors hereunder and the Holders, any benefit or any legal or equitable right, remedy or claim under this Indenture.

SECTION 1.12. Governing Law.

This Indenture and the Bonds shall be governed by, and construed and enforced in accordance with, the laws of the State of New York without regard to the principles of conflicts of laws thereunder, except to the extent that the Trust Indenture Act shall be applicable.

SECTION 1.13. Legal Holidays.

In any case where any Interest Payment Date, Redemption Date or Stated Maturity of any Bond shall not be a Business Day at any Place of Payment, then (except as otherwise provided in the Float Rate Senior Notes) payment of interest or principal and premium, if any, need not be made at such Place of Payment on such date, but may be made on the next succeeding Business Day at such Place of Payment with the same force and effect as if made on the Interest Payment Date or

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Redemption Date, or at the Stated Maturity, and, if such payment is made or duly provided for on such Business Day, no interest shall accrue on the amount so payable for the period from and after such Interest Payment Date, Redemption Date or Stated Maturity, as the case may be, to such Business Day.

SECTION 1.14. Investment of Cash Held by Trustee.

Any cash held by the Trustee or any Paying Agent under any provision of this Indenture shall, except as otherwise provided in Article VIII, at the request of the Company evidenced by Company Order, be invested or reinvested in Investment Securities selected and designated by the Company (such Company Order to contain a representation to the effect that the securities designated therein constitute Investment Securities), and any interest on such Investment Securities shall be promptly paid over to the Company as received. Such Investment Securities shall be held subject to the same provisions hereof as the cash used to purchase the same, but upon a like request of the Company shall be sold, in whole or in designated part, and the proceeds of such sale shall be held subject to the same provisions hereof as the cash used to purchase the Investment Securities so sold. If such sale shall produce a net sum less than the cost of the Investment Securities so sold, the Company shall pay to the Trustee or any such Paying Agent, as the case may be, such amount in cash as, together with the net proceeds from such sale, shall equal the cost of the Investment Securities so sold, and if such sale shall produce a net sum greater than the cost of the Investment Securities so sold, the Trustee or any such Paying Agent, as the case may be, shall promptly pay over to the Company an amount in cash equal to such excess. In no event shall the Trustee be liable for any loss incurred in connection with the sale of any Investment Security pursuant to this Section. In the absence of a Company Order directing the Trustee to invest cash held by the Trustee hereunder, such funds shall remain uninvested. The Trustee shall not be accountable or liable for any losses resulting from the sale or depreciation in the market value of investments made pursuant to this Indenture and Company Orders.

SECTION 1.15. Electronic or Facsimile Communication.

The Trustee agrees to accept and act upon instructions or directions pursuant to this Indenture sent by the Company by unsecured e-mail, facsimile transmission or other similar unsecured electronic methods; provided, however, that (a) subsequent to such transmission of written instructions, the Company shall provide the originally executed instructions or directions to the Trustee in a timely manner, and (b) such originally executed instructions or directions shall be signed by an authorized representative of the Company providing such instructions or directions. If the Company elects to give the Trustee e-mail or facsimile instructions (or instructions by a similar electronic method) and the Trustee in its discretion elects to act upon such instructions, the Trustee’s understanding of such instructions shall be deemed controlling. The Trustee shall not be liable for any losses, costs or expenses arising directly or indirectly from the Trustee’s reliance upon and compliance with such instructions notwithstanding such instructions conflict or are inconsistent with a subsequent written instruction. The Company agrees to assume all risks arising out of the use of such electronic methods to submit instructions and directions to the Trustee, including without limitation the risk of the Trustee acting on unauthorized instructions, and the risk or interception and misuse by third parties.

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SECTION 1.16. WAIVER OF JURY TRIAL.

EACH OF THE COMPANY AND THE TRUSTEE HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE, THE BONDS OR THE TRANSACTIONS CONTEMPLATED HEREBY.

SECTION 1.17. Qualification of Indenture.

The Company shall qualify this Indenture under the Trust Indenture Act in accordance with the terms and conditions of the Registration Rights Agreement dated as of the Issue Date. The Trustee shall be entitled to receive from the Company any such Officers’ Certificates, Opinions of Counsel or other documentation as it may reasonably request in connection with any such qualification of this Indenture under the Trust Indenture Act.

ARTICLE II

[RESERVED.]

ARTICLE III

THE BONDS

SECTION 3.01. Amount Unlimited.

The aggregate principal amount of Bonds which may be authenticated and delivered under this Indenture is unlimited and the Company may issue an unlimited principal amount of Additional Bonds in accordance with Section 3.14 hereof.

SECTION 3.02. Form and Dating; Denominations.

Provisions relating to the Initial Bonds and the Exchange Bonds are set forth in the Rule 144A/Regulation S Appendix attached hereto (the “Appendix” ), which is hereby incorporated in and expressly made a part of this Indenture. The Initial Bonds and the Exchange Bonds and the Trustee’s certificate of authentication for such Bonds shall be substantially in the form of Exhibit 1 to the Appendix which is hereby incorporated in and expressly made a part of this Indenture.

The Bonds shall bear such legends as may be required by the Appendix and may have such other notations, legends or endorsements required by law, stock exchange rule, agreements to which the Company is subject, if any, or usage (provided that any such notation, legend or endorsement is in a form acceptable to the Company).

The Bonds of each series shall be issuable in denominations of One Hundred Thousand Dollars ($100,000) and any integral multiple of One Thousand Dollars ($1,000) thereafter.

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SECTION 3.03. Execution, Dating, Certificate of Authentication.

The Bonds shall be executed on behalf of the Company by any two of the following: the President, the Chief Executive Officer, any Vice President, the Chief Financial Officer, the Treasurer or any Assistant Treasurer. The corporate seal of the Company may be affixed thereto or reproduced thereon and attested by the Company’s Corporate Secretary or any other officer of the Company as permitted by the Company’s bylaws. The signature of any or all of these officers on the Bonds may be manual or facsimile.

Bonds bearing the manual or facsimile signatures of individuals who were at the time of execution the President, the Chief Executive Officer, a Vice President, the Chief Financial Officer, the Treasurer or an Assistant Treasurer of the Company shall bind the Company, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Bonds or did not hold such offices at the date of such Bonds.

Each Bond shall be dated the date of its authentication.

No Bond shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose unless there appears on such Bond a certificate of authentication substantially in the form provided for in Exhibit 1 executed by the Trustee or an Authenticating Agent by manual signature of an authorized officer thereof, and such certificate upon any Bond shall be conclusive evidence, and the only evidence, that such Bond has been duly authenticated and delivered hereunder and is entitled to the benefits of this Indenture. Notwithstanding the foregoing, if any Bond shall have been authenticated and delivered hereunder to the Company, or any Person acting on its behalf, but shall never have been issued and sold (or pledged) by the Company, and (a) the Company shall deliver such Bond to the Bond Registrar for cancellation or shall cancel such Bond and deliver evidence of such cancellation to the Trustee, in each case as provided in Section 3.09, and (b) the Company, at its election, shall deliver to the Trustee a written statement (which need not comply with Section 1.02 and need not be accompanied by an Officer’s Certificate or an Opinion of Counsel) stating that such Bond has never been issued and sold (or pledged) by the Company, then, for all purposes of this Indenture, such Bond shall be deemed never to have been authenticated and delivered hereunder and shall never be entitled to the benefits hereof.

SECTION 3.04. Temporary Bonds.

Pending the preparation of definitive Bonds of any series, the Company may execute, and upon Company Order the Trustee shall authenticate and deliver, temporary Bonds which are printed, lithographed, typewritten, mimeographed, photocopied or otherwise produced, in any authorized denomination, substantially of the tenor of the definitive Bonds in lieu of which they are issued, with such appropriate insertions, omissions, substitutions and other variations as the officers executing such Bonds may determine, as evidenced by their execution of such Bonds.

After the preparation of definitive Bonds of such series, the temporary Bonds of such series shall be exchangeable, without charge to the Holder thereof, for definitive Bonds of such series upon surrender of such temporary Bonds at the office or agency of the Company maintained pursuant to Section 7.02 in a Place of Payment for such Bonds. Upon such surrender of temporary Bonds, the Company shall, in accordance with the procedures set forth in the Appendix, execute and the Trustee shall authenticate and deliver in exchange therefor definitive Bonds of the same series, of authorized denominations and of like tenor and aggregate principal amount.

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Until exchanged in full as hereinabove provided, temporary Bonds shall in all respects be entitled to the same benefits under this Indenture as definitive Bonds of the same series and of like tenor authenticated and delivered hereunder.

SECTION 3.05. Registration, Registration of Transfer and Exchange.

The Company shall cause to be kept in one of the offices designated pursuant to Section 7.02, with respect to the Bonds of each series, a register (the “Bond Register” ) in which, subject to such reasonable regulations as it may prescribe, the Company shall provide for the registration of Bonds of such series and the registration of transfer thereof. The Company shall designate one Person to maintain the Bond Register for the Bonds of each series, and such Person is referred to herein, with respect to such series, as the “Bond

Registrar”. Anything herein to the contrary notwithstanding, the Company may designate one or more of its offices as an office in which a Bond Register with respect to the Bonds of one or more series shall be maintained, and the Company may designate itself the Bond Registrar with respect to one or more of such series. The Bond Register(s) shall be open for inspection by the Trustee and the Company at all reasonable times.

The Trustee is hereby appointed as initial Paying Agent and initial Bond Registrar for the Bonds. The Place of Payment of the Bonds shall be the Corporate Trust Office of the Trustee.

Except as provided below with respect to Global Bonds, upon surrender for registration of transfer of any Bond of such series at the office or agency of the Company maintained pursuant to Section 7.02 in a Place of Payment for such series, the Company shall execute, and the Trustee shall authenticate and deliver, in each case in accordance with the procedures set forth in the Appendix, the name of the designated transferee or transferees, one or more new Bonds of the same series of authorized denominations and of like tenor and aggregate principal amount.

Any Bond of such series may be exchanged at the option of the Holder, for one or more new Bonds of the same series of authorized denominations and of like tenor and aggregate principal amount, upon surrender of the Bonds to be exchanged at any such office or agency. Whenever any Bonds are so surrendered for exchange, the Company shall execute, and the Trustee shall authenticate and deliver, in each case in accordance with the procedures set forth in the Appendix, the Bonds which the Holder making the exchange is entitled to receive.

All Bonds delivered upon any registration of transfer or exchange of Bonds shall be valid obligations of the Company, evidencing the same obligation, and entitled to the same benefits under this Indenture, as the Bonds surrendered upon such registration of transfer or exchange. Every Bond presented or surrendered for registration of transfer shall be duly endorsed or shall be accompanied by a written instrument of transfer in form satisfactory to the Company, the Trustee or the Bond Registrar, as the case may be, duly executed by the Holder thereof or his attorney duly authorized in writing. Every Bond presented or surrendered for exchange shall (if so required by the Company, the Trustee or the Bond Registrar) be duly endorsed or shall be accompanied by a written instrument of transfer in form satisfactory to the Company, the Trustee or the Bond Registrar, as the case may be, duly executed by the Holder thereof or such Holder’s attorney duly authorized in writing.

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No service charge shall be made for any registration of transfer or exchange of Bonds, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration of transfer or exchange of Bonds, other than exchanges pursuant to Section 3.04, 6.06 or 13.06 not involving any transfer.

The Company shall not be required to execute or to provide for the registration of transfer of or the exchange of (a) Bonds of any series during a period of fifteen (15) days immediately preceding the date notice is to be given identifying the serial numbers of the Bonds of such series called for redemption or (b) any Bond so selected for redemption in whole or in part, except the unredeemed portion of any Bond being redeemed in part.

Notwithstanding any other provision of this Section, unless and until it is exchanged in whole or in part for Bonds in certificated form, a Global Bond representing all or a portion of the Bonds of a series may not be transferred except as a whole by the Depositary for such series to a nominee of such Depositary or by a nominee of such Depositary to such Depositary or another nominee of such Depositary or by such Depositary or any such nominee to a successor Depositary for such series or a nominee of such successor Depositary.

If at any time (i) the Depositary for the Bonds of a series notifies the Company that it is unwilling or unable to continue as Depositary for the Bonds of such series or that it is no longer eligible under Section 3.13, and in any such case the Company has not appointed a successor Depositary within ninety (90) days after delivery of such notice, (ii) there has occurred and is continuing an Event of Default, or (iii) the Company in its sole discretion determines that the Bonds of any series issued in the form of one or more Global Bonds shall no longer be represented by such Global Bond or Bonds, then in each such event the Company will execute, and the Trustee, upon receipt of a Company Order for the authentication and delivery of certificated Bonds of such series, will authenticate and deliver, in each case in accordance with the procedures set forth in the Appendix, Bonds of such series in certificated form and in an aggregate principal amount equal to the principal amount of the Global Bond or Bonds representing such series in exchange for such Global Bond or Bonds.

The Depositary for such series of Bonds may surrender a Global Bond for such series of Bonds in exchange in whole or in part for Bonds of such series in certificated form on such terms as are acceptable to the Company and such Depositary, in each case, in accordance with the procedures set forth in the Appendix. Thereupon, the Company shall authenticate and deliver, without charge:

(i) to each Person specified by such Depositary a new Bond or Bonds of the same series, of any authorized denomination as requested by such Person in aggregate principal amount equal to and in exchange for such Person’s beneficial interest in the Global Bonds; and

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(ii) to such Depositary a new Global Bond in a denomination equal to the difference, if any, between the principal amount of the surrendered Global Bond and the aggregate principal amount of Bonds delivered to Holders thereof.

Bonds issued in exchange for a Global Bond pursuant to this Section and the Appendix shall be registered in such names and in such authorized denominations as the Depositary for such Global Bond, pursuant to instructions from its direct or indirect participants or otherwise, shall instruct the Trustee. The Trustee shall deliver such Bonds to the Persons in whose names such Bonds are so registered.

SECTION 3.06. Mutilated, Destroyed, Lost and Stolen Bonds.

If any mutilated Bond is surrendered to the Trustee, the Company shall execute and the Trustee shall authenticate and deliver in exchange therefor a new Bond of the same series, and of like tenor and principal amount and bearing a number not contemporaneously outstanding.

If there shall be delivered to the Company and the Trustee (a) evidence to their satisfaction of the ownership of and the destruction, loss or theft of any Bond and (b) such security or indemnity as may be reasonably required by them to save each of them and any agent of either of them harmless, then, in the absence of notice to the Company or the Trustee that such Bond is held by a protected purchaser, the Company shall execute and the Trustee shall authenticate and deliver, in lieu of any such destroyed, lost or stolen Bond, a new Bond of the same series, and of like tenor and principal amount and bearing a number not contemporaneously outstanding.

Notwithstanding the foregoing, in case any such mutilated, destroyed, lost or stolen Bond has become or is about to become due and payable, the Company in its discretion may, but subject to compliance with the foregoing conditions, instead of issuing a new Bond, pay such Bond.

Upon the issuance of any new Bond under this Section, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other reasonable expenses (including the fees and expenses of the Trustee) connected therewith.

Every new Bond of any series issued pursuant to this Section in lieu of any destroyed, lost or stolen Bond shall constitute an additional contractual obligation of the Company, whether or not the destroyed, lost or stolen Bond shall be at any time enforceable by anyone other than the Holder of such new Bond, and any such new Bond shall be entitled to all the benefits of this Indenture equally and proportionately with any and all other Bonds of such series duly issued hereunder.

The provisions of this Section are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Bonds.

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SECTION 3.07. Payment of Interest; Interest Rights Preserved.

Interest on any Bond which is payable, and is punctually paid or duly provided for, on any Interest Payment Date shall be paid to the Person in whose name that Bond (or one or more Predecessor Bonds) is registered at the close of business on the Regular Record Date for such interest, except that interest payable on the Stated Maturity of the principal of a Bond shall be paid to the Person to whom principal is paid. The initial payment of interest on any Bond of any series which is issued between a Regular Record Date and the related Interest Payment Date shall be payable as provided in such Bond or supplemental indenture with respect to the related series of Bonds. Except in the case of a Global Bond at the option of the Company, interest on any series of Bonds may be paid by (i) check mailed to the address of the Person entitled thereto as it shall appear on the Bond Register of such series or (ii) wire transfer in immediately available funds at such place and to such account as designated in writing by the Person entitled thereto as specified in the Bond Register of such series.

Any interest on any Bond of any series which is payable, but is not punctually paid or duly provided for, on any Interest Payment Date (herein called “Defaulted Interest” ) shall forthwith cease to be payable to the Holder on the related Regular Record Date by virtue of having been such Holder, and such Defaulted Interest may be paid by the Company, at its election in each case, as provided in clause (a) or (b) below:

(a) The Company may elect to make payment of any Defaulted Interest to the Persons in whose names the Bonds of such series (or their respective Predecessor Bonds) are registered at the close of business on a date (herein called a “Special Record Date” ) for the payment of such Defaulted Interest, which shall be fixed in the following manner. The Company shall notify the Trustee in writing of the amount of Defaulted Interest proposed to be paid on each Bond of such series and the date of the proposed payment, and at the same time the Company shall deposit with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest or shall make arrangements satisfactory to the Trustee for such deposit on or prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such Defaulted Interest as in this clause provided. Thereupon the Trustee shall fix a Special Record Date for the payment of such Defaulted Interest which shall be not more than thirty (30) days and not less than ten (10) days prior to the date of the proposed payment and not less than twenty-five (25) days after the receipt by the Trustee of the notice of the proposed payment. The Trustee shall promptly notify the Company of such Special Record Date and, in the name and at the expense of the Company, shall, not less than fifteen (15) days prior to such Special Record Date, cause notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor to be given to each Holder of Bonds of such series. Notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor having been so mailed, such Defaulted Interest shall be paid to the Persons in whose names the Bonds of such series (or their respective Predecessor Bonds) are registered at the close of business on such Special Record Date.

(b) The Company may make payment of any Defaulted Interest on the Bonds of any series in any other lawful manner not inconsistent with the requirements of any securities exchange on which such Bonds may be listed, and upon such notice as may be required by such exchange, if, after notice given by the Company to the Trustee of the proposed payment pursuant to this clause, such manner of payment shall be deemed practicable by the Trustee.

Subject to the foregoing provisions of this Section and Section 3.05, each Bond delivered under this Indenture upon registration of transfer of or in exchange for or in lieu of any other Bond shall carry the rights to interest accrued and unpaid, and to accrue, which were carried by such other Bond.

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SECTION 3.08. Persons Deemed Owners.

The Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name any Bond is registered as the absolute owner of such Bond for the purpose of receiving payment of principal of and premium, if any, and (subject to Section 3.07) interest, if any, on such Bond and for all other purposes whatsoever, whether or not such Bond be overdue, and neither the Company, the Trustee nor any agent of the Company or the Trustee shall be affected by notice to the contrary.

SECTION 3.09. Cancellation by Bond Registrar.

All Bonds surrendered for payment, redemption, registration of transfer or exchange shall, if surrendered to any Person other than the Bond Registrar, be delivered to the Bond Registrar and, if not theretofore canceled, shall be promptly canceled by the Bond Registrar. The Company may at any time deliver to the Bond Registrar for cancellation any Bonds previously authenticated and delivered hereunder which the Company may have acquired in any manner whatsoever or which the Company shall not have issued and sold (or pledged), and all Bonds so delivered shall be promptly canceled by the Bond Registrar, which shall not prohibit the Company from issuing any Additional Bonds, or any Exchange Bonds in exchange for Initial Bonds. No Bonds shall be authenticated in lieu of or in exchange for any Bonds canceled as provided in this Section, except as expressly permitted by this Indenture. All canceled Bonds held by the Bond Registrar shall be disposed of in accordance with the Bond Registrar’s then customary practice for disposing of securities, unless otherwise directed by a Company Order.

SECTION 3.10. Computation of Interest.

Interest on the Bonds of each series shall be computed on the basis of a three hundred sixty (360) day year consisting of twelve (12) thirty (30) day months and, with respect to any period less than a full calendar month, on the basis of the actual number of days elapsed during such period.

SECTION 3.11. Reserved.

SECTION 3.12. CUSIP Numbers.

The Company, in issuing the Bonds, may use “CUSIP” or other similar numbers (if then generally in use), and, if so, the Trustee or Bond Registrar may use CUSIP or such other numbers in notices of redemption as a convenience to Holders; provided that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Bonds or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Bonds, in which case none of the Company or, as the case may be, the Trustee or the Bond Registrar, or any agent of any of them, shall have any liability in respect of any CUSIP number used on any such notice, and any such redemption shall not be affected by any defect in or omission of such numbers. The Company will promptly notify the Trustee of any change in the CUSIP numbers.

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SECTION 3.13. Global Bonds.

The Company shall execute and the Trustee shall, in accordance with this Section and the Company Order with respect to such series, authenticate and deliver one or more Global Bonds in temporary or permanent form that (i) shall represent and shall be denominated in an aggregate amount equal to the aggregate principal amount of the Outstanding Bonds of such series to be represented by one or more Global Bonds, (ii) shall be registered in the name of the Depositary for such Global Bond or Bonds or the nominee of such Depositary, (iii) shall be delivered by the Trustee to such Depositary or pursuant to such Depositary’s instruction or held by the Trustee as custodian for the Depositary, and (iv) shall bear a legend substantially to the following effect: “Unless and until it is exchanged in whole or in part for Bonds in certificated form, this Bond may not be transferred except as a whole by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary.”

The Depositary shall initially be DTC. The Company may at any time designate another Person to act as Depositary in place of DTC. Each Depositary designated pursuant to this Section 3.13 or otherwise for a Global Bond must, at the time of its designation and at all times while it serves as Depositary, be a clearing agency registered under the Exchange Act and any other applicable statute or regulation.

None of the Company, the Trustee, any Paying Agent or any Bond Registrar will have any responsibility or liability for any aspect of Depositary records relating to, or payments made on account of, beneficial ownership interests in a Global Bond or for maintaining, supervising or reviewing any Depositary records relating to such beneficial ownership interests, or for transfers of beneficial interests in the Bonds or any transactions between the Depositary and beneficial owners.

SECTION 3.14. Issuance of Additional Bonds.

After the Issue Date, the Company shall, subject to compliance with the terms of this Indenture but without notice to or the consent of any Holders, be entitled to create and issue Additional Bonds under this Indenture, which Bonds shall have identical terms as, and rank equally and ratably with, the Initial Bonds issued on the Issue Date or the Exchange Bonds exchanged therefor, other than with respect to the date of issuance, issue price, the initial interest accrual date and amount of interest payable on the first payment date applicable thereto. The Initial Bonds of the relevant series of Bonds and any Additional Bonds of the relevant series of Bonds and all Exchange Bonds of the relevant series of Bonds shall be treated as a single class for all purposes under this Indenture; provided, however, that no Additional Bonds may be issued with the same CUSIP number as the Bonds previously issued under this Indenture if such Additional Bonds are not fungible with such previously issued Bonds for U.S. federal income tax purposes.

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With respect to any Additional Bonds, the Company shall set forth in a resolution of the Board of Directors of the Company and an Officers’ Certificate, a copy of each of which shall be delivered to the Trustee, the following information:

(i) the aggregate principal amount of such Additional Bonds to be authenticated and delivered pursuant to this Indenture;

(ii) the issue price, the issue date, the initial interest accrual date and the CUSIP number of such Additional Bonds; and

(iii) whether such Additional Bonds shall be Initial Bonds or shall be issued in the form of Exchange Bonds as set forth in Exhibit A.

ARTICLE IV

[RESERVED.]

ARTICLE V

[RESERVED.]

ARTICLE VI

REDEMPTION OF BONDS

SECTION 6.01. Applicability of Article.

Bonds of any series which are redeemable before their Stated Maturity shall be redeemable in accordance with their terms and in accordance with this Article.

SECTION 6.02. Election to Redeem; Notice to Trustee.

The election of the Company to redeem any Bonds shall be evidenced by a Board Resolution or an Officer’s Certificate. If the Company elects to redeem a Bond pursuant to its terms, the Company shall, at least fifteen (15) days prior to the Redemption Date fixed by the Company (unless a shorter notice shall be satisfactory to the Trustee), notify the Trustee in writing of such Redemption Date and of the principal amount of such Bonds to be redeemed. In the case of any redemption of Bonds (a) prior to the expiration of any restriction on such redemption provided in the terms of such Bonds or elsewhere in this Indenture or (b) pursuant to an election of the Company which is subject to a condition specified in the terms of such Bonds, the Company shall furnish the Trustee with an Officer’s Certificate evidencing compliance with such restriction or condition.

SECTION 6.03. Selection of Bonds to Be Redeemed.

If less than all the Bonds of any series are to be redeemed, the particular Bonds to be redeemed shall be selected by the Bond Registrar from the Outstanding Bonds of such series not previously called for redemption, by such method as shall be provided for any particular series, or, in the absence of any such provision, by such method of random selection as the Bond Registrar shall

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deem fair and appropriate and which may, in any case, provide for the selection for redemption of portions (equal to the minimum authorized denomination for Bonds of such series or any integral multiple thereof) of the principal amount of Bonds of such series having a denomination larger than the minimum authorized denomination for Bonds of such series; provided, however, that if, as indicated in an Officer’s Certificate, the Company shall have offered to purchase all or any principal amount of the Bonds then Outstanding of any series, and less than all of such Bonds as to which such offer was made shall have been tendered to the Company for such purchase, the Bond Registrar, if so directed by Company Order, shall select for redemption all or any principal amount of such Bonds which have not been so tendered.

The Bond Registrar shall promptly notify the Company and the Trustee in writing of the Bonds selected for redemption and, in the case of any Bonds selected to be redeemed in part, the principal amount thereof to be redeemed.

For all purposes of this Indenture, unless the context otherwise requires, all provisions relating to the redemption of Bonds shall relate, in the case of any Bonds redeemed or to be redeemed only in part, to the portion of the principal amount of such Bonds which has been or is to be redeemed.

SECTION 6.04. Notice of Redemption.

Notice of redemption shall be given in the manner provided in Section 1.06 to the Holders of the Bonds to be redeemed not less than ten (10) nor more than sixty (60) days prior to the Redemption Date in the manner set forth below and by e-mail to the Depositary.

All notices of redemption shall state:

(a) the Redemption Date,

(b) the Redemption Price; provided, however, that such notice need not state the dollar amount of the Redemption Price if such dollar amount has not been determined as of the date of such notice,

(c) if less than all the Bonds of any series are to be redeemed, the identification of the particular Bonds to be redeemed and the portion of the principal amount of any Bond to be redeemed in part,

(d) that on the Redemption Date, the Redemption Price, together with accrued interest, if any, to the Redemption Date, will become due and payable upon each such Bond to be redeemed and, if applicable, that interest thereon will cease to accrue on and after said date; provided, that if a conditional notice shall be given, other appropriate language shall be inserted indicating the conditional nature of the redemption,

(e) the place or places where such Bonds are to be surrendered for payment of the Redemption Price and accrued interest, if any, and

(f) such other matters as the Company shall deem desirable or appropriate.

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Unless otherwise specified with respect to any series of Bonds, with respect to any redemption of Bonds at the election of the Company or any redemption which is contingent on the occurrence or nonoccurrence of an event or condition which cannot be ascertained prior to the time a redemption notice is required to be given hereunder, such notice may state that such redemption shall be conditional upon receipt by the Trustee or the Paying Agent or Agents for such Bonds, on or prior to the date fixed for such redemption, of money sufficient to pay the Redemption Price of such Bonds and accrued interest, if any, thereon to the Redemption Date (or direction from the Company to apply such money for the payment of such Bonds, if such money shall have been deposited with the Trustee or Paying Agent or Agents upon the condition that the Trustee or Paying Agent or Agents will apply such money only at the direction of the Company) and that if such money shall not have been so received (or if such money shall have been received but the Trustee or the Paying Agent or Agents have been directed by the Company not to apply such money to redeem such Bonds) such notice shall be of no force or effect and the Company shall not be required to redeem such Bonds; provided, however, that conditional notice shall not be given if upon the giving of notice, such Bonds shall be deemed to have been paid in accordance with Section 8.01. In the event that such notice of redemption contains such a condition and such money is not so received, or the Trustee or Paying Agent or Agents have been directed by the Company not to apply such money to the redemption of such Bonds, the redemption shall not be made, and within a reasonable time thereafter notice shall be given, in the manner in which the notice of redemption was given, that such money was not so received or that the Trustee or Paying Agent or Agents have been directed by the Company not to redeem such Bonds and such redemption was not required to be made, and the Trustee or Paying Agent or Agents for the Bonds otherwise to have been redeemed shall promptly return to the Holders thereof any of such Bonds which had been surrendered for payment upon such redemption.

Notice of redemption of Bonds to be redeemed at the election of the Company, and any notice of non-satisfaction of a condition for redemption as aforesaid, shall be given by the Company or, at the Company’s request, by the Bond Registrar in the name and at the expense of the Company. Notice of mandatory redemption of Bonds shall be given by the Bond Registrar in the name and at the expense of the Company.

SECTION 6.05. Bonds Payable on Redemption Date.

Notice of redemption having been given as aforesaid, and the conditions, if any, set forth in such notice having been satisfied, the Bonds or portions thereof so to be redeemed shall, on the Redemption Date, become due and payable at the Redemption Price therein specified, and from and after such date (unless, in the case of an unconditional notice of redemption, the Company shall default in the payment of the Redemption Price and accrued interest, if any) such Bonds or portions thereof, if interest -bearing, shall cease to bear interest. Upon surrender of any such Bond for redemption in accordance with such notice, such Bond or portion thereof shall be paid by the Company at the Redemption Price, together with accrued interest, if any, to the Redemption Date; provided, however, any installment of interest on any Bond the Stated Maturity of which installment is on or prior to the Redemption Date shall be payable to the Holder of such Bond, or one or more Predecessor Bonds, registered as such at the close of business on the related Regular Record Date according to the terms of such Bond and subject to the provisions of Section 3.07.

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SECTION 6.06. Bonds Redeemed in Part.

Upon the surrender of any Bond which is to be redeemed only in part at a Place of Payment therefor (with, if the Company or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by, the Holder thereof or his attorney duly authorized in writing), the Company shall execute, and the Trustee shall authenticate and deliver to the Holder of such Bond, without service charge, a new Bond or Bonds of the same series, of any authorized denomination requested by such Holder and of like tenor and in aggregate principal amount equal to and in exchange for the unredeemed portion of the principal of the Bond so surrendered.

ARTICLE VII

COVENANTS

SECTION 7.01. Payment of Bonds.

The Company shall pay the principal of and premium, if any, and interest, if any, on the Bonds of each series in accordance with the terms of such Bonds and this Indenture. Additional Interest, if any, shall be payable under the circumstances and at the rate specified in any Registration Rights Agreement then in effect.

SECTION 7.02. Maintenance of Office or Agency.

The Company shall maintain in each Place of Payment for the Bonds of each series, an office or agency where payment of such Bonds shall be made, and where the registration of transfer or exchange of such Bonds may be effected and where notices and demands to or upon the Company in respect of such Bonds and this Indenture may be served. The Company shall give prompt written notice to the Trustee of the location, and any change in the location, of each such office or agency. If at any time the Company shall fail to maintain any such required office or agency in respect of Bonds of any series, or shall fail to furnish the Trustee with the address thereof, payment of such Bonds shall be made, registration of transfer or exchange thereof may be effected and notices and demands in respect thereof may be served at the Corporate Trust Office of the Trustee, and the Company hereby appoints the Trustee as its agent for all such purposes in any such event.

The Company may also from time to time designate one or more other offices or agencies with respect to the Bonds of one or more series for any or all of the foregoing purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency for such purposes. The Company shall give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

Anything herein to the contrary notwithstanding, any office or agency required by this Section may be maintained at an office of the Company, in which event the Company shall perform all functions to be performed at such office or agency.

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SECTION 7.03. Money for Bond Payments to Be Held in Trust.

If the Company shall at any time act as its own Paying Agent with respect to the Bonds of any series, it shall, on or before each due date of the principal of and premium, if any, and interest, if any, on any of such Bonds, segregate and hold in trust for the benefit of the Persons entitled thereto a sum sufficient to pay the principal and premium or interest so becoming due until such sums shall be paid to such Persons or otherwise disposed of as herein provided. The Company shall promptly notify the Trustee of any failure by the Company (or any other obligor on such Bonds) to make any payment of principal of or premium, if any, or interest, if any, on such Bonds.

Whenever the Company shall have one or more Paying Agents for the Bonds of any series, it shall, on or before each due date of the principal of and premium, if any, and interest, if any, on such Bonds, deposit with such Paying Agents sums sufficient (without duplication) to pay the principal and premium or interest so becoming due, such sums to be held in trust for the benefit of the Persons entitled to such principal, premium or interest, and (unless such Paying Agent is the Trustee) the Company shall promptly notify the Trustee of any failure by it so to act.

Upon their appointment as Paying Agent, the Company shall cause each Paying Agent for the Bonds of any series, other than the Company or the Trustee, to execute and deliver to the Trustee an instrument in which such Paying Agent shall agree with the Trustee, subject to the provisions of this Section, that such Paying Agent shall:

(a) hold all sums held by it for the payment of the principal of and premium, if any, or interest, if any, on such Bonds in trust for the benefit of the Persons entitled thereto until such sums shall be paid to such Persons or otherwise disposed of as herein provided;

(b) give the Trustee notice of any failure by the Company (or any other obligor upon such Bonds) to make any payment of principal of or premium, if any, or interest, if any, on such Bonds; and

(c) at any time during the continuance of any such failure, upon the written request of the Trustee, forthwith pay to the Trustee all sums so held in trust by such Paying Agent and furnish to the Trustee such information as it possesses regarding the names and addresses of the Persons entitled to such sums.

The Company may at any time pay, or by Company Order direct any Paying Agent to pay, to the Trustee all sums held in trust by the Company or such Paying Agent, such sums to be held by the Trustee upon the same trusts as those upon which such sums were held by the Company or such Paying Agent and, if so stated in a Company Order delivered to the Trustee, in accordance with the provisions of Article VIII; and, upon such payment by any Paying Agent to the Trustee, such Paying Agent shall be released from all further liability with respect to such money.

Unless otherwise prescribed by applicable law, any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal of and premium, if any, or interest, if any, on any Bond and remaining unclaimed for two years after such principal and premium, if any, or interest, if any, has become due and payable shall be paid to the Company on Company Request, or, if then held by the Company, shall be discharged from

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such trust without further action by the Company, Trustee or any Paying Agent; and, upon such payment or discharge, the Holder of such Bond shall, as an unsecured general creditor and not as the Holder of an Outstanding Bond, look only to the Company for payment of the amount so due and payable and remaining unpaid, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such payment to the Company, shall, upon receipt of a Company Request and at the expense of the Company, cause to be mailed, on one occasion only, notice to such Holder that such money remains unclaimed and that, after a date specified therein, which shall not be less than thirty (30) days from the date of such mailing, any unclaimed balance of such money then remaining will be paid to the Company.

SECTION 7.04. Corporate Existence.

Subject to the rights of the Company under Article XII, the Company shall do or cause to be done all things necessary to preserve and keep its corporate existence in full force and effect.

SECTION 7.05. Waiver of Certain Covenants.

The Company may omit in any particular instance to comply with any term, provision or condition set forth in

(a) any covenant or restriction specified with respect to the Bonds of any one or more series, if before the time for such compliance the Holders of not less than a majority in aggregate principal amount of the Outstanding Bonds of all series with respect to which compliance with such covenant or restriction is to be omitted, considered as one class, shall, by Act of such Holders, either waive such compliance in such instance or generally waive compliance with such term, provision or condition; provided, however, that no such waiver shall be effective as to any of the matters contemplated in clause (a), (b) or (c) in Section 13.02 without the consent of the Holders specified in such Section; and

(b) Section 7.04 or 7.07 or Article XII if, before the time for such compliance, the Holders of not less than a majority in principal amount of Bonds Outstanding under this Indenture shall, by Act of such Holders, either waive such compliance in such instance or generally waive compliance with such term, provision or condition;

but, in either case, no such waiver shall extend to or affect such term, provision or condition except to the extent so expressly waived, and, until such waiver shall become effective, the obligations of the Company and the duties of the Trustee in respect of any such term, provision or condition shall remain in full force and effect.

SECTION 7.06. Annual Officer’s Certificate as to Compliance.

Not later than June 1 in each year, commencing June 1, 2018, the Company shall deliver to the Trustee a certificate (which need not comply with Section 1.02) executed by the principal executive officer, the principal financial officer or the principal accounting officer of the Company, as to such officer’s knowledge of the Company’s compliance with all conditions and covenants under this Indenture, such compliance to be determined without regard to any period of grace or requirement of notice under this Indenture.

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SECTION 7.07. Limitation on Liens.

(a) The Company will not, nor will it permit any Significant Subsidiary to, (1) issue, incur, assume or permit to exist any Debt, if such Debt is secured by a Lien on any Principal Property (whether such Principal Property was owned at the Issue Date or thereafter acquired), unless the Company provides that Outstanding Bonds will be equally and ratably secured by such Liens for as long as any such Debt shall be so secured or (2) incur or permit to exist any Attributable Debt in respect of Principal Property; provided, however, that the foregoing restriction shall not apply to:

(i) any Liens existing on the Issue Date;

(ii) to the extent the Company or any Significant Subsidiary consolidates with, or merges with or into, another entity, Liens on the property of such entity securing Debt in existence on the date of such consolidation or merger, provided that such Debt and Liens were not created or incurred in anticipation of such consolidation or merger and that such Liens do not extend to or cover any such Principal Property;

(iii) Liens on property acquired after the Issue Date and existing at the time of such acquisition, as long as the Lien was not created or incurred in anticipation thereof and does not extend to or cover any other Principal Property;

(iv) Liens of any kind, including purchase money Liens, conditional sales agreements or title retention agreements and similar agreements, upon any property acquired, constructed, developed or improved by the Company or any Significant Subsidiary (whether alone or in association with others) which do not exceed the cost or value of the property acquired, constructed, developed or improved and which are created prior to, at the time of, or within twelve (12) months after such acquisition (or in the case of property constructed, developed or improved, within twelve (12) months after the completion of such construction, development or improvement and commencement of full commercial operation of such property, whichever is later) to secure or provide for the payment of any part of the purchase price or cost thereof; provided that the Liens shall not extend to any Principal Property other than the property so acquired, constructed, developed or improved;

(v) Liens in favor of the United States, any state or any foreign country or any department, agency or instrumentality or political subdivision of any such jurisdiction to secure payments pursuant to any contract or statute or to secure any indebtedness incurred for the purpose of financing all or any part of the purchase price or cost of constructing or improving the property subject to such Lien, including Liens related to governmental obligations the interest on which is tax-exempt under Section 103 of the Internal Revenue Code or any successor section of the Internal Revenue Code;

(vi) Liens in favor of the Company, one or more Significant Subsidiaries of the Company, one or more wholly-owned Subsidiaries of the Company or any of the foregoing combination; and

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(vii) replacements, extensions or renewals (or successive replacements, extensions or renewals), in whole or in part, of any Lien, or of any agreement, referred to above in clauses (i) through (vi) inclusive, or replacements, extensions or renewals of the Debt secured thereby (to the extent that the amount of Debt secured by any such Lien is not increased from the amount originally so secured, plus any premium, interest, fee or expenses payable in connection with any replacements, refundings, refinancings, remarketings, extensions or renewals); provided that such replacement, extension or renewal is limited to all or a part of the same property (plus improvements thereon or additions or accessions thereto) that secured the Lien replaced, extended or renewed.

(b) Notwithstanding the restriction in subsection (a) of this Section 7.07, the Company or any Significant Subsidiary may (1) issue, incur or assume Debt secured by a Lien not described in clauses (i) through (vii) of subsection (a) above on any Principal Property owned at the Issue Date or thereafter acquired without providing that the Outstanding Bonds be equally and ratably secured with such Lien and (2) issue or permit to exist Attributable Debt in respect of Principal Property, in either case, so long as the aggregate amount of such secured Debt and Attributable Debt, together with the aggregate amount of all other Debt secured by Liens on Principal Property not described in clauses (i) through (vii) of subsection (a) above then outstanding and all other Attributable Debt in respect of Principal Property, does not exceed 10% of the Net Tangible Assets of the Company, as determined by the Company as of a month end not more than 90 days prior to the closing or consummation of the proposed transaction.

(c) For purposes of determining compliance with this Section 7.07, in the event that any Lien at any time meets the criteria of more than one of the categories described in clauses (i) through (vii) above of Section 7.07(a), or is entitled to be created pursuant to Section 7.07(b), the Company will be permitted to classify (and later reclassify) in whole or in part in its sole discretion such Lien in any manner that complies with this Section 7.07.

(d) For purposes of determining compliance with any Dollar-denominated restriction on the incurrence of Debt secured by Liens on

Principal Property, the Dollar-equivalent principal amount of Debt denominated in a foreign currency will be calculated based on the relevant currency exchange rate in effect on the date such Debt was incurred, in the case of term Debt, or first committed, in the case of revolving credit Debt; provided that if such Debt is incurred to refinance other Debt denominated in the same foreign currency, and such refinancing would cause the applicable Dollar-denominated restriction to be exceeded if calculated at the relevant currency exchange rate in effect on the date of such refinancing, the Dollar-denominated restriction will be deemed not to have been exceeded so long as the principal amount of the refinancing Debt does not exceed the principal amount of the Debt being refinanced. Notwithstanding any other provision of this Section 7.07, the maximum amount of Debt secured by Liens on Principal Property that the Company or any Significant Subsidiary may incur pursuant to this covenant will not be deemed to be exceeded solely as a result of fluctuations in the exchange rate of currencies.

(e) For purposes of this Section 7.07, “Debt” of a Significant Subsidiary shall mean any debt of such Significant Subsidiary for money borrowed and guarantees by such Significant Subsidiary of debt for money borrowed, but in each case excluding liabilities in respect of Capital Lease Obligations or Swap Agreements.

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ARTICLE VIII

SATISFACTION AND DISCHARGE

SECTION 8.01. Satisfaction and Discharge of Bonds.

Any Bond or Bonds, or any portion of the principal amount thereof, shall be deemed to have been paid and no longer Outstanding for all purposes of this Indenture, and the entire indebtedness of the Company in respect thereof shall be satisfied and discharged, if there shall have been irrevocably deposited with the Trustee or any Paying Agent (other than the Company), in trust:

(a) money in an amount which shall be sufficient, or

(b) in the case of a deposit made prior to the Maturity of such Bonds or portions thereof, Eligible Obligations, which shall not contain provisions permitting the redemption or other prepayment thereof at the option of the issuer thereof, the principal of and the interest on which when due, without any regard to reinvestment thereof, will provide moneys which, together with the money, if any, deposited with or held by the Trustee or such Paying Agent, shall be sufficient, or

(c) a combination of (a) or (b) which shall be sufficient to pay when due the principal of and premium, if any, and interest, if any, due and to become due on such Bonds or portions thereof;

provided, however, that in the case of the provision for payment or redemption of less than all the Bonds of any series, such Bonds or portions thereof shall have been selected by the Bond Registrar as provided herein and, in the case of a redemption, the notice requisite to the validity of such redemption shall have been given or irrevocable authority shall have been given by the Company to the Trustee to give such notice, under arrangements satisfactory to the Trustee; and provided, further, that the Company shall have delivered to the Trustee and such Paying Agent:

(x) if such deposit shall have been made prior to the Maturity of such Bonds, a Company Order stating that the money and Eligible Obligations deposited in accordance with this Section shall be held in trust, as provided in Section 8.03;

(y) if Eligible Obligations shall have been deposited, an Opinion of Counsel to the effect that such obligations constitute Eligible Obligations and do not contain provisions permitting the redemption or other prepayment thereof at the option of the issuer thereof, and an opinion of an Independent public Accountant of nationally recognized standing, selected by the Company, to the effect that the other requirements set forth in clause (b) above have been satisfied; and

(z) if such deposit shall have been made prior to the Maturity of such Bonds, an Officer’s Certificate stating the Company’s intention that, upon delivery of such Officer’s Certificate, its indebtedness in respect of such Bonds or portions thereof will have been satisfied and discharged as contemplated in this Section.

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Upon the deposit of money or Eligible Obligations, or both, in accordance with this Section, together with the documents required by clauses (x), (y) and (z) above, as applicable, the Trustee shall, upon Company Request, acknowledge in writing that such Bonds or portions thereof are deemed to have been paid for all purposes of this Indenture and that the entire indebtedness of the Company in respect thereof has been satisfied and discharged as contemplated in this Section. In the event that all of the conditions set forth in the preceding paragraph shall have been satisfied in respect of any Bonds or portions thereof except that, for any reason, the Officer’s Certificate specified in clause (z) (if otherwise required) shall not have been delivered, such Bonds or portions thereof shall nevertheless be deemed to have been paid for all purposes of this Indenture, and the Holders of such Bonds or portions thereof shall nevertheless be no longer entitled to the benefits of this Indenture (other than with respect to such deposit) or of any of the covenants of the Company under Article VII (except the covenants contained in Sections 7.02 and 7.03) or any other covenants made in respect of such Bonds or portions thereof, but the indebtedness of the Company in respect of such Bonds or portions thereof shall not be deemed to have been satisfied and discharged prior to Maturity for any other purpose; and, upon Company Request, the Trustee shall acknowledge in writing that such Bonds or portions thereof are deemed to have been paid for all purposes of this Indenture.

If payment at Stated Maturity of less than all of the Bonds of any series is to be provided for in the manner and with the effect provided in this Section, the Bond Registrar shall select such Bonds, or portions of principal amount thereof, in the manner specified by Section 6.03 for selection for redemption of less than all the Bonds of a series.

In the event that Bonds which shall be deemed to have been paid for purposes of this Indenture, and, if such is the case, in respect of which the Company’s indebtedness shall have been satisfied and discharged, all as provided in this Section, do not mature and are not to be redeemed within the sixty (60) day period commencing with the date of the deposit of moneys or Eligible Obligations, as aforesaid, the Company shall, as promptly as practicable, give a notice, in the same manner as a notice of redemption with respect to such Bonds, to the Holders of such Bonds to the effect that such deposit has been made and the effect thereof.

Notwithstanding that any Bonds shall be deemed to have been paid for purposes of this Indenture, as aforesaid, the obligations of the Company and the Trustee in respect of such Bonds under Sections 3.04, 3.05, 3.06, 6.04, 7.02, 7.03, 10.07 and 10.15 and this Article shall survive.

The Company shall pay, and shall indemnify the Trustee or any Paying Agent with which Eligible Obligations shall have been deposited as provided in this Section against, any tax, fee or other charge imposed on or assessed against such Eligible Obligations or the principal or interest received in respect of such Eligible Obligations, including, but not limited to, any such tax payable by any entity deemed, for tax purposes, to have been created as a result of such deposit.

Anything herein to the contrary notwithstanding, (a) if, at any time after a Bond would be deemed to have been paid for purposes of this Indenture, and, if such is the case, the Company’s indebtedness in respect thereof would be deemed to have been satisfied and discharged, pursuant to this Section (without regard to the provisions of this paragraph), the Trustee or any Paying Agent, as the case may be, shall be required to return the money or Eligible Obligations, or combination thereof, deposited with it as aforesaid to the Company or its representative under any applicable federal or state bankruptcy, insolvency or other similar law, such Bond shall thereupon be deemed retroactively not to have been paid and any satisfaction and discharge of the Company’s indebtedness in respect thereof shall retroactively be deemed not to have been effected, and such Bond shall be deemed to remain Outstanding and (b) any satisfaction and discharge of the Company’s indebtedness in respect of any Bond shall be subject to the provisions of the last paragraph of Section 7.03.

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SECTION 8.02. Satisfaction and Discharge of Indenture.

This Indenture shall upon Company Request cease to be of further effect (except as hereinafter expressly provided), and the Trustee, at the expense of the Company, shall execute such instruments as the Company shall reasonably request to evidence and acknowledge the satisfaction and discharge of this Indenture, when:

(a) no Bonds remain Outstanding hereunder;

(b) the Company has paid or caused to be paid all other sums payable hereunder by the Company; and

(c) the Company has delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this Indenture have been complied with;

provided, however, that if, in accordance with the last paragraph of Section 8.01, any Bond, previously deemed to have been paid for purposes of this Indenture, shall be deemed retroactively not to have been so paid, this Indenture shall thereupon be deemed retroactively not to have been satisfied and discharged, as aforesaid, and to remain in full force and effect, and the Company shall execute and deliver such instruments as the Trustee shall reasonably request to evidence and acknowledge the same.

Notwithstanding the satisfaction and discharge of this Indenture as aforesaid, the obligations of the Company and the Trustee under Sections 3.04, 3.05, 3.06, 6.04, 7.02, 7.03, 10.07 and 10.15 and this Article shall survive.

Upon satisfaction and discharge of this Indenture as provided in this Section, the Trustee shall execute and deliver to the Company such instruments as, in the judgment of the Company, shall be necessary, desirable or appropriate to effect or evidence the satisfaction and discharge of this Indenture.

SECTION 8.03. Application of Trust Money.

Neither the Eligible Obligations nor the money deposited pursuant to Section 8.01, nor the principal or interest payments on any such Eligible Obligations, shall be withdrawn or used for any purpose other than, and shall be held in trust for, the payment of the principal of and premium, if any, and interest, if any, on the Bonds or portions of principal amount thereof in respect of which such deposit was made, all subject, however, to the provisions of Section 7.03; provided, however, that any cash received from such principal or interest payments on such Eligible Obligations, if not then needed for such purpose, shall, to the extent practicable and upon Company Request and delivery to the Trustee of the documents referred to in subclause (y) of clause (c) in Section 8.01, be invested pursuant to a Company Order in Eligible Obligations designated and selected by the Company of the type described in clause (b) in Section 8.01

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maturing at such times and in such amounts as shall be sufficient, together with any other moneys and the proceeds of any other Eligible Obligations then held by the Trustee, to pay when due the principal of and premium, if any, and interest, if any, due and to become due on such Bonds or portions thereof on and prior to the Maturity thereof, and interest earned from such reinvestment shall be paid over to the Company as received; and provided, further, that any moneys held in accordance with this Section on the Maturity of all such Bonds in excess of the amount required to pay the principal of and premium, if any, and interest, if any, then due on such Bonds shall be paid over to the Company.

ARTICLE IX

EVENTS OF DEFAULT; REMEDIES

SECTION 9.01. Events of Default.

“Event of Default”, wherever used herein with respect to the Bonds, means any of the following events which shall have occurred and be continuing:

(a) the failure to pay interest, if any, on any Bond within thirty (30) days after the same becomes due and payable; or

(b) the failure to pay the principal of, or premium, if any, on any Bond after the same becomes due and payable; or

(c) the failure to perform or breach of any covenant or warranty of the Company in this Indenture (other than a covenant or warranty a default in the performance of which or breach of which is elsewhere in this Section specifically dealt with) for a period of ninety (90) days after there has been given, by registered or certified mail, return receipt requested, to the Company by the Trustee, or to the Company and the Trustee by the Holders of at least thirty-three percent (33%) in principal amount of the Bonds then Outstanding, a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a “Notice of Default” hereunder, unless the Trustee is directed by the Holders of a principal amount of Bonds not less than the principal amount of Bonds the Holders of which gave such notice, as the case may be, to agree in writing to an extension of such period prior to its expiration; or

(d) the entry by a court having jurisdiction in the premises of (i) a decree or order for relief in respect of the Company in an involuntary case or proceeding under any applicable federal or state bankruptcy, insolvency, reorganization or other similar law or (ii) a decree or order adjudging the Company a bankrupt or insolvent, or approving as properly filed a petition by one or more Persons other than the Company seeking reorganization, arrangement, adjustment or composition of or in respect of the Company under any applicable federal or state bankruptcy, insolvency or other similar law, or appointing a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official for the Company or for any substantial part of its property, or ordering the winding up or liquidation of its affairs, and any such decree or order for relief or any such other decree or order shall have remained unstayed and in effect for a period of ninety (90) consecutive days; or

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(e) the commencement by the Company of a voluntary case or proceeding under any applicable federal or state bankruptcy, insolvency, reorganization or other similar law or of any other case or proceeding to be adjudicated a bankrupt or insolvent, or the consent by the Company to the entry of a decree or order for relief in respect of the Company in an involuntary case or proceeding under any applicable federal or state bankruptcy, insolvency or other similar law or to the commencement of any bankruptcy or insolvency case or proceeding against the Company, or the filing by the Company of a petition or answer or consent seeking reorganization or relief under any applicable federal or state bankruptcy, insolvency or other similar law, or the consent by the Company to the filing of such petition or to the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee, sequestrator or similar official of the Company or of any substantial part of its property, or the making by the Company of a general assignment for the benefit of creditors, or an admission in writing by the Company of its inability to pay its debts generally as they become due; or

(f) the occurrence of any event of default as defined in any mortgage, indenture or instrument under which there may be issued, or by which there may be secured or evidenced, any Debt of the Company, whether such Debt existed on the Issue Date or shall thereafter be created, if such event of default:

(i) is caused by a failure to pay principal after final maturity of such Debt after the expiration of the grace period provided in such Debt (a “Payment Default” ), or

(ii) results in the acceleration of such Debt prior to its express maturity,

and in each case, the principal amount of any such Debt, together with the principal amount of any other such Debt under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $150,000,000 or more.

For purposes of Section 9.01(f), the amount of $150,000,000 shall be increased in any calendar year subsequent to 2017 by the same percentage increase in the CPI Index for the period commencing January 1, 2017 and ending on January 1 of the applicable calendar year.

SECTION 9.02. Acceleration of Maturity; Rescission and Annulment.

If an Event of Default shall have occurred and be continuing, then in every such case the Trustee or the Holders of not less than thirty-three percent (33%) in aggregate principal amount of Bonds then Outstanding, considered as one class, may declare the principal amount of all Bonds then Outstanding to be due and payable immediately, by a notice in writing to the Company (and to the Trustee if given by Holders), and upon such declaration such principal amount (or specified amount), together with premium, if any, and accrued interest, if any, thereon, shall become immediately due and payable; provided, however, that with respect to an Event of Default described in Section 9.01(d) or (e), the principal amount of all Bonds then Outstanding shall be due and payable immediately without further action by the Trustee or Holders.

At any time after such a declaration of acceleration of the Maturity of the Bonds then Outstanding shall have been made, but before a judgment or decree for payment of the money due shall have been obtained by the Trustee as provided in this Article, the Event or Events of Default giving rise to such declaration of acceleration shall, without further act and notwithstanding anything to the contrary in Section 316(a) of the Trust Indenture Act, be deemed to have been waived, and such declaration and its consequences shall, without further act, be deemed to have been rescinded and annulled, if

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(a) the Company shall have paid or deposited with the Trustee a sum sufficient to pay

(i) all overdue interest, if any, on all Bonds then Outstanding;

(ii) the principal of and premium, if any, on any Bonds then Outstanding which have become due otherwise than by such declaration of acceleration and interest thereon at the rate or rates prescribed therefor in such Bonds; and

(iii) all amounts due to the Trustee under Section 10.07; and

(b) any other Event or Events of Default, other than the non-payment of the principal of Bonds which shall have become due solely by such declaration of acceleration, shall have been cured or waived as provided in Section 9.13.

No such rescission shall affect any subsequent Event of Default or impair any right consequent thereon.

SECTION 9.03. Collection of Indebtedness and Suits for Enforcement by Trustee.

If an Event of Default described in clause (a) or (b) of Section 9.01 shall have occurred and be continuing, the Company shall, upon demand of the Trustee, pay to it, for the benefit of the Holders of the Bonds with respect to which such Event of Default shall have occurred, the whole amount then due and payable on such Bonds for principal and premium, if any, and interest, if any, and, in addition thereto, such further amount as shall be sufficient to cover any amounts due to the Trustee under Section 10.07.

If the Company shall fail to pay such amounts forthwith upon such demand, the Trustee, in its own name and as trustee of an express trust, may institute a judicial proceeding for the collection of the sums so due and unpaid, may prosecute such proceeding to judgment or final decree and may enforce the same against the Company or any other obligor upon such Bonds and collect the moneys adjudged or decreed to be payable in the manner provided by law out of the property of the Company or any other obligor upon such Bonds, wherever situated. No recovery of any such judgment by the Trustee shall affect or impair any rights, powers or remedies of the Trustee hereunder, or any rights, powers or remedies of the Holders of the Bonds.

SECTION 9.04. Application of Money Collected.

Any money collected by the Trustee pursuant to this Article, including amounts collected pursuant to Section 9.03 (after the deductions therein provided) shall be applied in the following order, to the extent permitted by law, at the date or dates fixed by the Trustee and, in case of the distribution of such money on account of principal or premium, if any, or interest, if any, upon presentation of the Bonds and the notation thereon of the payment if only partially paid and upon surrender thereof if fully paid:

First: To the payment of all amounts due the Trustee under Section 10.07;

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Second: To the payment of the whole amount then due and unpaid upon the Outstanding Bonds for principal and premium, if any, and interest, if any, in respect of which or for the benefit of which such money has been collected; and in case such proceeds shall be insufficient to pay in full the whole amount so due and unpaid upon such Bonds, then to the payment of such principal and interest, if any, thereon without any preference or priority, ratably according to the aggregate amount so due and unpaid, with any balance then remaining to the payment of premium, if any, and overdue interest, if any, ratably as aforesaid, all to the extent permitted by applicable law; provided, however, that any money collected by the Trustee pursuant to Section 9.03 shall first be applied to the payment of interest accrued on the principal of Outstanding Bonds; and

Third: To the payment of the remainder, if any, to the Company or to whomsoever may be lawfully entitled to receive the same or as a court of competent jurisdiction may direct.

SECTION 9.05. Trustee May File Proofs of Claim.

In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to the Company or any other obligor upon the Bonds or the property of the Company or of such other obligor or their creditors, the Trustee (irrespective of whether the principal of the Bonds shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Trustee shall have made any demand on the Company for the payment of overdue principal or interest) shall be entitled and empowered, by intervention in such proceeding or otherwise,

(a) to file and prove a claim for the whole amount of principal, premium, if any, and interest, if any, owing and unpaid in respect of the Bonds and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for amounts due to the Trustee under Section 10.07) and of the Holders allowed in such judicial proceeding, and

(b) to collect and receive any moneys or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amounts due it under Section 10.07.

Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Bonds or the rights of any Holder thereof or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

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SECTION 9.06. Trustee May Enforce Claims Without Possession of Bonds.

All rights of action and claims under this Indenture or on the Bonds may be prosecuted and enforced by the Trustee without the possession of any of the Bonds or the production thereof in any proceeding relating thereto, and any such proceeding instituted by the Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, be for the ratable benefit of the Holders in respect of which such judgment has been recovered.

SECTION 9.07. Limitation on Suits.

No Holder shall have any right to institute any proceeding, judicial or otherwise, with respect to this Indenture, or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless:

(a) such Holder shall have previously given written notice to the Trustee of a continuing Event of Default;

(b) the Holders of at least thirty-three percent (33%) in aggregate principal amount of the Bonds then Outstanding shall have made written request to the Trustee to institute proceedings in respect of such Event of Default in its own name as Trustee hereunder;

(c) such Holder or Holders shall have offered to the Trustee reasonable indemnity against the costs, expenses and liabilities to be incurred in compliance with such request;

(d) the Trustee for sixty (60) days after its receipt of such notice, request and offer of indemnity shall have failed to institute any such proceeding; and

(e) no direction inconsistent with such written request shall have been given to the Trustee during such sixty (60) day period by the Holders of at least a majority in aggregate principal amount of the Bonds then Outstanding;

it being understood and intended that no one or more of such Holders shall have any right in any manner whatever by virtue of, or by availing of, any provision of this Indenture to affect, disturb or prejudice the rights of any other of such Holders or to obtain or to seek to obtain priority or preference over any other of such Holders or to enforce any right under this Indenture, except in the manner herein provided and for the equal and ratable benefit of all of such Holders.

SECTION 9.08. Unconditional Right of Holders to Receive Principal, Premium and Interest.

Notwithstanding any other provision in this Indenture, the Holder of any Bond shall have the right, which is absolute and unconditional, to receive payment of the principal of and premium, if any, and (subject to Section 3.07) interest, if any, on such Bond on the Stated Maturity or Maturities expressed in such Bond (or, in the case of redemption, on the Redemption Date) and to institute suit for the enforcement of any such payment, and such rights shall not be impaired without the consent of such Holder.

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SECTION 9.09. Restoration of Rights and Remedies.

If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding shall have been discontinued or abandoned for any reason, or shall have been determined adversely to the Trustee or to such Holder, then and in every such case, subject to any determination in such proceeding, the Company, the Trustee and such Holder shall be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Trustee and such Holder shall continue as though no such proceeding had been instituted.

SECTION 9.10. Rights and Remedies Cumulative.

Except as otherwise provided in the last paragraph of Section 3.06, no right or remedy herein conferred upon or reserved to the Trustee or to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

SECTION 9.11. Delay or Omission Not Waiver.

No delay or omission of the Trustee or of any Holder to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article or by law to the Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders, as the case may be.

SECTION 9.12. Control by Holders of Bonds.

If an Event of Default shall have occurred and be continuing, the Holders of not less than a majority in principal amount of the Bonds then Outstanding shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee hereunder; provided, however, that

(a) such direction shall not be in conflict with any rule of law or with this Indenture, and could not involve the Trustee in personal liability in circumstances where indemnity would not, in the Trustee’s sole discretion, be adequate, and

(b) the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction.

SECTION 9.13. Waiver of Past Defaults.

Before a judgment or decree for payment of the money due shall have been obtained by the Trustee as in this Article provided, the Holders of not less than a majority in principal amount of the Bonds then Outstanding may on behalf of the Holders of all the Bonds then Outstanding waive any past default hereunder and its consequences, except a default

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(a) in the payment of the principal of or premium, if any, or interest, if any, on any Bond Outstanding, or

(b) in respect of a covenant or provision hereof which under Section 13.02 cannot be modified or amended without the consent of the Holder of each Outstanding Bond of any series.

Upon any such waiver, such default shall cease to exist, and any and all Events of Default arising therefrom shall be deemed to have been cured, for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other default or impair any right consequent thereon.

SECTION 9.14. Undertaking for Costs.

The Company and the Trustee agree, and each Holder of Bonds by its acceptance thereof shall be deemed to have agreed, that any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Trustee for any action taken, suffered or omitted by it as Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorneys’ fees, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; but the provisions of this Section shall not apply to any suit instituted by the Company, to any suit instituted by the Trustee, to any suit instituted by any Holder, or group of Holders, holding in the aggregate more than ten percent (10%) in aggregate principal amount of the Bonds then Outstanding, or to any suit instituted by any Holder for the enforcement of the payment of the principal of or premium, if any, or interest, if any, on any Bond on or after the Stated Maturity or Maturities expressed in such Bond (or, in the case of redemption, on or after the Redemption Date).

SECTION 9.15. Waiver of Stay and Extension Laws.

The Company covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law, now or hereafter in effect, in order to prevent or hinder the enforcement of this Indenture; and the Company, for itself and all who may claim under it, so far as it or they now or hereafter may lawfully do so, hereby waives the benefit of all such laws.

ARTICLE X

THE TRUSTEE

SECTION 10.01. Certain Duties and Responsibilities.

(a) Except during the continuance of an Event of Default,

(i) the Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

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(ii) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture; but in the case of any such certificates or opinions which by any provisions hereof are specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Indenture.

(b) In case an Event of Default shall have occurred and be continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs.

(c) No provision of this Indenture shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct or its own bad faith, except that:

(i) this subsection shall not be construed to limit the effect of subsection (a) of this Section;

(ii) the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts;

(iii) the Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the Holders of a majority in principal amount of the Outstanding Bonds, as provided herein, relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Indenture; and

(iv) no provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

(d) Whether or not therein expressly so provided, every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section.

SECTION 10.02. Notice of Defaults.

Within ninety (90) days after the occurrence of any default hereunder of which the Trustee has received written notice, the Trustee shall transmit by mail to all Holders notice of such default hereunder known to the Trustee, unless such default shall have been cured or waived; provided, however, that, except in the case of a default in the payment of the principal of (or premium, if any) or interest, if any, on any Bond, the Trustee shall be protected in withholding such notice if and so long as the board of directors, executive committee or a trust committee of directors or a Responsible Officer of the Trustee in good faith determine that the withholding of such notice is in the interest of the Holders; provided, further, that, in the case of any default of the character specified in Section 9.01(c), no such notice to Holders shall be given until at least sixty (60) days after the occurrence thereof. For the purpose of this Section, the term “default” means any event which is, or after notice or lapse of time or both would become, an Event of Default.

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The Trustee shall not be deemed to have knowledge of any default hereunder unless and until a Responsible Officer shall have received written notice thereof at its Corporate Trust Office. In the absence of such actual knowledge or notice, the Trustee may conclusively assume that no such default has occurred and is continuing under this Indenture. Except as otherwise expressly provided herein, the Trustee shall not be bound to ascertain or inquire as to the performance or observance of any of the terms, conditions, covenants or agreements herein or of any of the documents executed in connection with Bonds issued hereunder, or as to the existence of a default or Event of Default hereunder.

SECTION 10.03. Certain Rights of Trustee.

Subject to the provisions of Section 10.01 and to the applicable provisions of the Trust Indenture Act:

(a) the Trustee may conclusively rely and shall be fully protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

(b) any request or direction of the Company mentioned herein shall be sufficiently evidenced by a Company Request or Company Order, or as otherwise expressly provided herein, and any resolution of the Board of Directors may be sufficiently evidenced by a Board Resolution;

(c) whenever in the administration of this Indenture the Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee (unless other evidence is specifically prescribed herein) may, in the absence of bad faith on its part, conclusively rely upon an Officer’s Certificate;

(d) the Trustee may consult with counsel and the advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon;

(e) the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any Holder pursuant to this Indenture, unless such Holder shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction;

(f) the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall (subject to applicable legal requirements) be entitled to examine, during normal business hours, the books, records and premises of the Company, personally or by agent or attorney;

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(g) the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder;

(h) in no event shall the Trustee be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including, without limitation, strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services; it being understood that the Trustee shall use reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances;

(i) the Trustee shall not be liable for any action taken, suffered, or omitted to be taken by it in good faith and reasonably believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Indenture;

(j) in no event shall the Trustee be responsible or liable for special, indirect, punitive or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit) irrespective of whether the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action;

(k) the rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and each agent, custodian and other Person employed to act hereunder; and

(l) the Trustee may request that the Company deliver a certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture.

SECTION 10.04. Not Responsible for Recitals or Issuance of Bonds or Application of Proceeds.

The recitals contained herein and in the Bonds (except the Trustee’s certificate of authentication on the Bonds) shall be taken as the statements of the Company, and neither the Trustee nor any Authenticating Agent assumes any responsibility for their correctness. The Trustee makes no representations as to the validity or genuineness of any securities at any time deposited with the Trustee hereunder, or as to the validity or sufficiency of this Indenture or of the Bonds. The Trustee shall not be accountable for the use or application by the Company of the Bonds or the proceeds thereof or of any money paid to the Company or upon Company Order under any provision hereof. Neither the Trustee nor any Authenticating Agent shall be accountable for the use or application by the Company of Bonds or the proceeds thereof.

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SECTION 10.05. May Hold Bonds.

Each of the Trustee, any Authenticating Agent, any Paying Agent, any Bond Registrar or any other agent of the Company or the Trustee, in its individual or any other capacity, may become the owner or pledgee of Bonds and, subject to Sections 10.08 and 10.13, may otherwise deal with the Company with the same rights it would have if it were not such Trustee, Authenticating Agent, Paying Agent, Bond Registrar or other agent.

SECTION 10.06. Money Held in Trust.

Money held by the Trustee in trust hereunder need not be segregated from other funds, except to the extent required by law or as otherwise provided in this Indenture. The Trustee shall be under no liability for interest on or investment of any money received by it hereunder (provided that the Trustee has invested such money in accordance with a Company Order) except as expressly provided herein or otherwise agreed with, and for the sole benefit of, the Company.

SECTION 10.07. Compensation and Reimbursement.

The Company agrees

(a) to pay to the Trustee from time to time reasonable compensation for all services rendered by it hereunder (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust);

(b) except as otherwise expressly provided herein, to reimburse the Trustee upon its request for all reasonable expenses, disbursements and advances incurred or made by the Trustee in accordance with any provision of this Indenture (including the reasonable compensation and the expenses and disbursements of its agents and counsel), except to the extent that any such expense, disbursement or advance may be attributable to its negligence, willful misconduct or bad faith; and

(c) to indemnify the Trustee (which for purposes of this Section shall include its officers, directors, employees and agents) and hold it harmless from and against any loss, liability or expense reasonably incurred without negligence, willful misconduct or bad faith on its part, arising out of or in connection with the acceptance or administration of the trust or trusts hereunder or the exercise or performance of its duties hereunder, including the costs and expenses of defending itself against any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder. “Trustee” for purposes of this Section shall include any predecessor Trustee; provided, however, that the negligence, willful misconduct or bad faith of any Trustee hereunder shall not affect the rights of any other Trustee hereunder.

In addition and without prejudice to the rights provided to the Trustee under any of the provisions of this Indenture, when the Trustee incurs expenses or renders services in connection with an Event of Default specified in Section 9.01(d) or Section 9.01(e), the expenses (including the reasonable charges and expenses of its counsel) and the compensation for the services are intended to constitute expenses of administration under any applicable federal or state bankruptcy, insolvency or other similar law.

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The provisions of this Section shall survive the termination of this Indenture and the resignation or removal of the Trustee.

SECTION 10.08. Disqualification; Conflicting Interests.

If the Trustee shall have or acquire any conflicting interest within the meaning of the Trust Indenture Act, it shall either eliminate such conflicting interest or resign to the extent, in the manner and with the effect, and subject to the conditions, provided in the Trust Indenture Act and this Indenture. For purposes of Section 310(b)(1) of the Trust Indenture Act and to the extent permitted thereby, the Trustee, in its capacity as trustee in respect of the Bonds of any series, shall not be deemed to have a conflicting interest arising from its capacity as trustee in respect of the Bonds of any other series.

SECTION 10.09. Corporate Trustee Required; Eligibility.

There shall at all times be a Trustee hereunder which shall be

(i) a corporation organized and doing business under the laws of the United States, any state or territory thereof or the District of Columbia, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of at least Fifty Million Dollars ($50,000,000) and subject to supervision or examination by federal or state authority, or

(ii) if and to the extent permitted by the Commission by rule, regulation or order upon application, a corporation or other Person organized and doing business under the laws of a foreign government, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of at least Fifty Million Dollars ($50,000,000) or the Dollar equivalent of the applicable foreign currency and subject to supervision or examination by authority of such foreign government or a political subdivision thereof substantially equivalent to supervision or examination applicable to United States institutional trustees, and, in either case, qualified and eligible under this Article and the Trust Indenture Act. If such corporation publishes reports of condition at least annually, pursuant to law or to the requirements of such supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section, it shall resign immediately in the manner and with the effect hereinafter specified in this Article.

SECTION 10.10. Resignation and Removal; Appointment of Successor.

(a) No resignation or removal of the Trustee and no appointment of a successor Trustee pursuant to this Article shall become effective until the acceptance of appointment by the successor Trustee in accordance with the applicable requirements of Section 10.11.

(b) The Trustee may resign at any time by giving written notice thereof to the Company. If the instrument of acceptance by a successor Trustee required by Section 10.11 shall not have been delivered to the Trustee within thirty (30) days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor Trustee.

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(c) The Trustee may be removed at any time on 30 days notice by Act of the Holders of a majority in principal amount of the Bonds then Outstanding delivered to the Trustee and to the Company.

(d) If at any time:

(i) the Trustee shall fail to comply with Section 10.08 after written request therefor by the Company or by any Holder who has been a bona fide Holder for at least six (6) months, or

(ii) the Trustee shall cease to be eligible under Section 10.09 or Section 310(a) of the Trust Indenture Act and shall fail to resign after written request therefor by the Company or by any such Holder, or

(iii) the Trustee shall become incapable of acting or shall be adjudged a bankrupt or insolvent or a receiver of the Trustee or of its property shall be appointed or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then, in any such case, (x) the Company by a Board Resolution may remove the Trustee or (y) subject to Section 9.14, any Holder who has been a bona fide Holder for at least six (6) months may, on behalf of itself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee or Trustees.

(e) If the Trustee shall resign, be removed or become incapable of acting, or if a vacancy shall occur in the office of Trustee for any cause (other than as contemplated in clause (y) in subsection (d) of this Section), the Company, by a Board Resolution, shall take prompt steps to appoint a successor Trustee or Trustees and shall comply with the applicable requirements of Section 10.11. If, within one (1) year after such resignation, removal or incapability, or the occurrence of such vacancy, a successor Trustee shall be appointed by Act of the Holders of a majority in principal amount of the Bonds then Outstanding delivered to the Company and the retiring Trustee, the successor Trustee so appointed shall, forthwith upon its acceptance of such appointment in accordance with the applicable requirements of Section 10.11, become the successor Trustee and to that extent supersede the successor Trustee appointed by the Company. If no successor Trustee shall have been so appointed by the Company or the Holders and accepted appointment in the manner required by Section 10.11, the Trustee or the Holders of at least ten percent (10%) in aggregate principal amount of the then Outstanding Bonds may petition any court of competent jurisdiction for the appointment of a successor Trustee.

(f) So long as no event which is, or after notice or lapse of time, or both, would become, an Event of Default shall have occurred and be continuing, if the Company shall have delivered to the Trustee (i) a Board Resolution appointing a successor Trustee, effective as of a date specified therein, and (ii) an instrument of acceptance of such appointment, effective as of such date, by such successor Trustee in accordance with Section 10.11, the Trustee shall be deemed to have resigned as contemplated in subsection (b) of this Section, the successor Trustee shall be deemed

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to have been appointed pursuant to subsection (e) of this Section and such appointment shall be deemed to have been accepted as contemplated in Section 10.11, all as of such date, and all other provisions of this Section and Section 10.11 shall be applicable to such resignation, appointment and acceptance except to the extent inconsistent with this subsection (f).

(g) The Company shall give notice of each resignation and each removal of the Trustee and each appointment of a successor Trustee by mailing written notice of such event by first-class mail, postage prepaid, to all Holders as their names and addresses appear in the Bond Register or as required by applicable Depositary procedures. Each notice shall include the name of the successor Trustee and the address of its Corporate Trust Office.

SECTION 10.11. Acceptance of Appointment by Successor.

(a) In case of the appointment hereunder of a successor Trustee, every such successor Trustee so appointed shall execute, acknowledge and deliver to the Company and to the retiring Trustee an instrument accepting such appointment, and thereupon the resignation or removal of the retiring Trustee shall become effective and such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee. Such retiring Trustee shall execute and deliver an instrument transferring to such successor Trustee all the rights, powers and trusts of the retiring Trustee and shall duly assign, transfer and deliver to such successor Trustee all property and money held by such retiring Trustee hereunder.

(b) Upon request of any such successor Trustee, the Company shall execute any instruments which fully vest in and confirm to such successor Trustee all rights, powers and trusts referred to in subsection (a) of this Section.

(c) No successor Trustee shall accept its appointment unless at the time of such acceptance such successor Trustee shall be qualified and eligible under this Article.

SECTION 10.12. Merger, Conversion, Consolidation or Succession to Business.

Any corporation into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation succeeding to all or substantially all the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder, provided such corporation shall be otherwise qualified and eligible under this Article, without the execution or filing of any paper or any further act on the part of any of the parties hereto. In case any Bonds shall have been authenticated, but not delivered, by the Trustee then in office, any successor by merger, conversion or consolidation to such authenticating Trustee may adopt such authentication and deliver the Bonds so authenticated with the same effect as if such successor Trustee had itself authenticated such Bonds.

SECTION 10.13. Preferential Collection of Claims Against Company.

If the Trustee shall be or become a creditor of the Company or any other obligor upon the Bonds (other than by reason of a relationship described in Section 311(b) of the Trust Indenture Act), the Trustee shall be subject to any and all applicable provisions of the Trust Indenture Act regarding the collection of claims against the Company or such other obligor.

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SECTION 10.14. Co-Trustees and Separate Trustees.

At any time or times, for the purpose of meeting the legal requirements of any jurisdiction, the Company and the Trustee shall have power to appoint, and, upon the written request of the Trustee or of the Holders of at least thirty-three percent (33%) in principal amount of the Bonds then Outstanding, the Company shall for such purpose join with the Trustee in the execution and delivery of all instruments and agreements necessary or proper to appoint, one or more Persons approved by the Trustee and, if no Event of Default shall have occurred and be continuing, by the Company either to act as co-trustee under this Indenture, jointly with the Trustee, or to act as separate trustee under this Indenture, in either case with such powers as may be provided in the instrument of appointment, and to vest in such Person or Persons, in the capacity aforesaid, any property, title, right or power deemed necessary or desirable, subject to the other provisions of this Section. If the Company does not join in such appointment within fifteen (15) days after the receipt by it of a request so to do, or if an Event of Default shall have occurred and be continuing, the Trustee alone shall have power to make such appointment.

Should any written instrument or instruments from the Company be required by any co-trustee or separate trustee so appointed to more fully confirm to such co-trustee or separate trustee such property, title, right or power, any and all such instruments shall, on request, be executed, acknowledged and delivered by the Company.

Every co-trustee or separate trustee shall, to the extent permitted by law, but to such extent only, be appointed subject to the following conditions:

(i) the Bonds shall be authenticated and delivered, and all rights, powers, duties and obligations hereunder in respect of the custody of securities, cash and other personal property held by the Trustee hereunder shall be exercised solely by the Trustee;

(ii) the rights, powers, duties and obligations hereby conferred or imposed upon the Trustee shall be conferred or imposed upon and exercised or performed either by the Trustee or by the Trustee and such co-trustee or separate trustee jointly, as shall be provided in the instrument appointing such co-trustee or separate trustee, except to the extent that under any law of any jurisdiction in which any particular act is to be performed, the Trustee shall be incompetent or unqualified to perform such act, in which event such rights, powers, duties and obligations shall be exercised and performed by such co-trustee or separate trustee;

(iii) the Trustee at any time, by an instrument in writing executed by it, with the concurrence of the Company, may accept the resignation of or remove any co-trustee or separate trustee appointed under this Section, and, if an Event of Default shall have occurred and be continuing, the Trustee shall have power to accept the resignation of, or remove, any such co-trustee or separate trustee without the concurrence of the Company. Upon the written request of the Trustee, the Company shall join with the Trustee in the execution and delivery of all instruments and agreements necessary or proper to effectuate such resignation or removal. A successor to any co-trustee or separate trustee so resigned or removed may be appointed in the manner provided in this Section;

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(iv) neither the Trustee nor any co-trustee or separate trustee hereunder shall be personally liable by reason of any act or omission of any other trustee hereunder; and

(v) any Act of Holders delivered to the Trustee shall be deemed to have been delivered to each such co-trustee and separate trustee.

SECTION 10.15. Appointment of Authenticating Agent.

The Trustee may appoint an Authenticating Agent or Agents with respect to the Bonds of one or more series, which shall be authorized to act on behalf of the Trustee to authenticate Bonds of such series issued upon original issuance, exchange, registration of transfer or partial redemption thereof or pursuant to Section 3.06, and Bonds so authenticated shall be entitled to the benefits of this Indenture and shall be valid and obligatory for all purposes as if authenticated by the Trustee hereunder. Wherever reference is made in this Indenture to the authentication and delivery of Bonds by the Trustee or the Trustee’s certificate of authentication, such reference shall be deemed to include authentication and delivery on behalf of the Trustee by an Authenticating Agent and a certificate of authentication executed on behalf of the Trustee by an Authenticating Agent. Each Authenticating Agent shall be acceptable to the Company and shall at all times be a corporation organized and doing business under the laws of the United States, any state or territory thereof or the District of Columbia or the Commonwealth of Puerto Rico, authorized under such laws to act as Authenticating Agent, having a combined capital and surplus of not less than Fifty Million Dollars ($50,000,000) and subject to supervision or examination by federal or state authority. If such Authenticating Agent publishes reports of condition at least annually, pursuant to law or to the requirements of said supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such Authenticating Agent shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time an Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section, such Authenticating Agent shall resign immediately in the manner and with the effect specified in this Section.

Any corporation into which an Authenticating Agent may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which such Authenticating Agent shall be a party, or any corporation succeeding to all or substantially all of the corporate agency or corporate trust business of an Authenticating Agent, shall continue to be an Authenticating Agent, provided such corporation shall be otherwise eligible under this Section, without the execution or filing of any paper or any further act on the part of the Trustee or the Authenticating Agent.

An Authenticating Agent may resign at any time by giving written notice thereof to the Trustee and to the Company. The Trustee may at any time terminate the agency of an Authenticating Agent by giving written notice thereof to such Authenticating Agent and to the Company. Upon receiving such a notice of resignation or upon such a termination, or in case at any time such Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section, the Trustee may appoint a successor Authenticating Agent which shall be acceptable to the

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Company. Any successor Authenticating Agent upon acceptance of its appointment hereunder shall become vested with all the rights, powers and duties of its predecessor hereunder, with like effect as if originally named as an Authenticating Agent. No successor Authenticating Agent shall be appointed unless eligible under the provisions of this Section.

The Company agrees to pay to each Authenticating Agent from time to time reasonable compensation for its services under this Section.

The provisions of Sections 3.03, 10.04 and 10.05 shall be applicable to each Authenticating Agent.

If an appointment with respect to the Bonds of one or more series shall be made pursuant to this Section, the Bonds of such series may have endorsed thereon, in addition to the Trustee’s certificate of authentication, an alternate certificate of authentication substantially in the following form:

This is one of the Bonds of the series designated therein referred to in the within-mentioned Indenture.

, as Trustee

By
As Authenticating Agent

By
Authorized Officer

ARTICLE XI

LISTS OF HOLDERS; REPORTS BY TRUSTEE AND COMPANY

SECTION 11.01. Lists of Holders.

Semiannually, not less than forty-five (45) days nor more than sixty (60) days after June 1 and December 1 in each year, commencing 2018, and at such other times as the Trustee may request in writing, the Company shall furnish or cause to be furnished to the Trustee, information as to the names and addresses of the Holders as of a date no more than fifteen (15) days prior to the date such information is so furnished, and the Trustee shall preserve such information and similar information received by it in any other capacity and afford to the Holders access to information so preserved by it, all to such extent, if any, and in such manner as shall be required by the Trust Indenture Act; provided, however, that no such list need be furnished so long as the Trustee shall be the Bond Registrar.

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SECTION 11.02. Reports by Trustee and Company.

The Trustee shall transmit to the Holders, the Commission and each securities exchange upon which any Bonds are listed, and the Company shall file with the Trustee (within thirty (30) days after filing with the Commission in the case of reports which pursuant to the Trust Indenture Act must be filed with the Commission and furnished to the Trustee) and cause to be transmitted to Holders, such other information, reports and other documents, if any, at such times and in such manner, as shall be required by the Trust Indenture Act; provided, however, that the electronic filing with the Commission through the Commission’s Electronic Data Gathering, Analysis and Retrieval System (or any successor system providing for free public access to such filings) shall satisfy the Company’s obligation to provide such reports, information and documents to the Trustee and the Holders.

Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee’s receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officers’ Certificates).

ARTICLE XII

CONSOLIDATION, MERGER, CONVEYANCE OR OTHER TRANSFER

SECTION 12.01. Company May Consolidate, etc., Only on Certain Terms.

The Company shall not consolidate with or merge with or into any other Person, or convey, or otherwise transfer, or lease, all or substantially all of the Principal Property to any Person, unless:

(a) the Person formed by such consolidation or into which the Company is merged or the Person which acquires by conveyance or other transfer, or which leases, all or substantially all of the Principal Property shall be a corporation, shall be organized and existing under the laws of the United States, any state thereof or the District of Columbia (such corporation being hereinafter sometimes called the “Successor Corporation”) and shall execute and deliver to the Trustee an indenture supplemental hereto, in form reasonably satisfactory to the Trustee, which in the case of a consolidation, merger, conveyance or other transfer, or in the case of a lease if the term thereof extends beyond the last Stated Maturity of the Bonds then Outstanding, contains an assumption by the Successor Corporation of the due and punctual payment of the principal of and premium, if any, and interest, if any, on all the Bonds then Outstanding and the performance and observance of every covenant and condition of this Indenture to be performed or observed by the Company, and

(b) in the case of a lease, such lease shall be made expressly subject to termination by the Company or by the Trustee at any time during the continuance of an Event of Default, and

(c) immediately after giving effect to such transaction and treating any indebtedness which becomes an obligation of the Company as a result of such transaction as having been incurred by the Company at the time of such transaction, no Default or Event of Default shall have occurred and be continuing; and

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(d) the Company has delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that the merger, consolidation, conveyance, lease or transfer, as the case may be, fully complies with all provisions of this Indenture; provided, however, that the delivery of such an Officer’s Certificate and Opinion of Counsel shall not be required with respect to any merger, consolidation, conveyance, transfer or lease between the Company and any of its wholly-owned Subsidiaries.

Notwithstanding the foregoing, the Company may merge or consolidate with or transfer all or substantially all of its assets to an Affiliate that has no significant assets or liabilities and was formed solely for the purpose of changing the jurisdiction of organization of the Company or the form of organization of the Company or for the purpose of forming a holding company; provided that the amount of indebtedness of the Company is not increased thereby; and provided, further that the successor assumes all obligations of the Company under this Indenture.

SECTION 12.02. Successor Corporation Substituted.

Upon any consolidation or merger or any conveyance or other transfer of all or substantially all of the Principal Property in accordance with Section 12.01, the Successor Corporation shall succeed to, and be substituted for, and may exercise every power and right of, the Company under this Indenture with the same effect as if such Successor Corporation had been named as the “Company” herein. Without limiting the generality of the foregoing, the Successor Corporation may execute and deliver to the Trustee, and thereupon the Trustee shall authenticate and deliver, Bonds in accordance with the provisions hereof.

All Bonds so executed by the Successor Corporation, and authenticated and delivered by the Trustee, shall in all respects be entitled to the benefits of this Indenture equally and ratably with all Bonds executed, authenticated and delivered prior to the time such consolidation, merger, conveyance or other transfer became effective.

In case of any such consolidation, merger, sale, conveyance or lease, changes in phraseology and form may be made in the Bonds thereafter to be issued and the documentation thereafter to be delivered hereunder as may be appropriate to reflect such occurrence.

SECTION 12.03. Property of Successor Corporation.

Unless, in the case of a consolidation, merger, conveyance or other transfer contemplated by Section 12.01, the indenture supplemental hereto contemplated in clause (a) in Section 12.01, or any other indenture, so provides, none of the properties:

(a) owned by the Successor Corporation or any other party to such transaction (other than the Company) immediately prior to the time of effectiveness of such transaction or

(b) acquired by the Successor Corporation at or after the time of effectiveness of such transaction,

shall be or become Principal Property, except, in either case, Principal Property acquired from the Company in or as a result of such transaction and to the extent not constituting Excepted Property, improvements, extensions and additions to such Principal Property and renewals, replacements and substitutions of or for any part or parts of such Principal Property.

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SECTION 12.04. Release of Company Upon Conveyance or Other Transfer.

In the case of a conveyance or other transfer to any Person or Persons as contemplated in Section 12.01, upon the satisfaction of all the conditions specified in Section 12.01, the Company (such term being used in this Section without giving effect to such transaction) shall be released and discharged from all obligations and covenants under this Indenture and on and under all Bonds then Outstanding (unless the Company shall have delivered to the Trustee an instrument in which it shall waive such release and discharge) and the Trustee shall acknowledge in writing that the Company has been so released and discharged.

SECTION 12.05. Merger Into Company.

(a) Nothing in this Indenture shall be deemed to prevent or restrict any consolidation or merger after the consummation of which the Company would be the surviving or resulting company or any conveyance or other transfer, or lease, of any part of the Principal Property which does not constitute the entirety, or substantially the entirety, thereof.

(b) Unless, in the case of a consolidation or merger described in subsection (a) of this Section, an indenture supplemental hereto shall otherwise provide, none of the properties acquired by the Company in or as a result of such transaction or any improvements, extensions or additions to such properties or any renewals, replacements or substitutions of or for any part or parts thereof shall be or become Principal Property.

ARTICLE XIII

SUPPLEMENTAL INDENTURES

SECTION 13.01. Supplemental Indentures Without Consent of Holders.

Without the consent of any Holders, the Company and the Trustee, at any time and from time to time, may enter into one or more indentures supplemental hereto, in form reasonably satisfactory to the Trustee, for any of the following purposes:

(a) to evidence the succession of another Person to the Company and the assumption by any such successor of the covenants of the Company herein and in the Bonds, all as provided in Article XII; or

(b) to add one or more covenants of the Company or other provisions for the benefit of all Holders or for the benefit of the Holders of, or to remain in effect only so long as there shall be Outstanding, Bonds of one or more specified series; or to surrender any right or power herein conferred upon the Company; or

(c) to change or eliminate any provision of this Indenture or to add any new provision to this Indenture; provided, however, that if such change, elimination or addition shall adversely affect the interests of the Holders of Bonds of any series in any material respect, such change, elimination or addition shall become effective with respect to such series only when no Bond of such series remains Outstanding; or

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(d) to establish the form of Bonds of any series as contemplated by Section 3.02 or the Appendix; or

(e) to evidence and provide for the acceptance of appointment hereunder by a separate or successor Trustee with respect to the Bonds of one or more series and to add to or change any of the provisions of this Indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one Trustee, pursuant to the requirements of Section 10.11(b); or

(f) to provide for the procedures required to permit the Company to issue, at its option, all or any series of, the Bonds as uncertificated securities; or

(g) to change any place or places where (1) the principal of and premium, if any, and interest, if any, on all or any series of Bonds shall be payable, (2) all or any series of Bonds may be surrendered for registration of transfer, (3) all or any series of Bonds may be surrendered for exchange and (4) notices and demands to or upon the Company in respect of all or any series of Bonds and this Indenture may be served; or

(h) to cure any ambiguity, to correct or supplement any provision herein which may be defective or inconsistent with any other provision herein; or to make any other additions to, deletions from or other changes to the provisions under this Indenture, provided that such additions, deletions and/or other changes shall not materially adversely affect the interests of the Holders of Bonds of any series in any material respect; or to modify, eliminate or add to the provisions of this Indenture to such extent as shall be necessary to continue the qualification of this Indenture under the Trust Indenture Act, or under any similar federal statute enacted after the Issue Date, and to add to this Indenture such other provisions as may be expressly permitted by the Trust Indenture Act, excluding, however the provisions referred to in Section 316(a)(2) of the Trust Indenture Act as in effect on the Issue Date or any corresponding provision in any similar federal statute enacted after the Issue Date; or

(i) to supplement any of the provisions of this Indenture to such extent as shall be necessary to permit or facilitate the discharge of any series of Bonds pursuant to Section 8.02; provided that any such action shall not adversely affect the interests of the Holders of Bonds of such series or any other series of Bonds in any material respect;

(j) to comply with the rules or regulations of any securities exchange or automated quotation system on which any of the Bonds may be listed or traded or of any applicable securities depositary;

(k) provide for the issuance of Exchange Bonds in exchange for Initial Bonds of the same series, which will have terms substantially identical in all material respects to such series of Initial Bonds (except that the transfer restrictions contained in such series of Initial Bonds will be modified or eliminated, as appropriate, and there will be no registration rights), and which will be treated, together with any outstanding Bonds of such series, as a single issue of securities; or

(l) comply with any requirement in connection with the qualification of the Indenture under the Trust Indenture Act.

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Without limiting the generality of the foregoing, if the Trust Indenture Act as in effect on the Issue Date, or at any time hereafter shall be amended and:

(x) if any such amendment shall require one or more changes to any provisions hereof or the inclusion herein of any additional provisions, or shall by operation of law be deemed to effect such changes or incorporate such provisions by reference or otherwise, this Indenture shall be deemed to have been amended so as to conform to such amendment to the Trust Indenture Act, and the Company and the Trustee may, without the consent of any Holders, enter into an indenture supplemental hereto to evidence such amendment hereof; or

(y) if any such amendment shall permit one or more changes to, or the elimination of, any provisions hereof which, as of the Issue Date or at any time hereafter, are required by the Trust Indenture Act to be contained herein or are contained herein to reflect any provisions of the Trust Indenture Act as in effect at such date, this Indenture shall be deemed to have been amended to effect such changes or elimination, and the Company and the Trustee may, without the consent of any Holders, enter into an indenture supplemental hereto to amend this Indenture to effect such changes or elimination.

SECTION 13.02. Supplemental Indentures With Consent of Holders.

Subject to the provisions of Section 13.01, with the consent of the Holders of not less than a majority in aggregate principal amount of the Bonds of all series then Outstanding under this Indenture, considered as one class, by Act of said Holders delivered to the Company and the Trustee, the Company and the Trustee may enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to, or changing in any manner or eliminating any of the provisions of, this Indenture; provided, however, that if there shall be Bonds of more than one series Outstanding hereunder and if a proposed supplemental indenture shall directly affect the rights of the Holders of Bonds of one or more, but less than all, of such series, then the consent only of the Holders of not less than a majority in aggregate principal amount of the Outstanding Bonds of all series so directly affected, considered as one class, shall be required; and provided, further, that no such supplemental indenture shall, without the consent of the Holder of each Outstanding Bond of each series so directly affected:

(a) change the Stated Maturity of the principal of, or any installment of principal of or interest on, any Bond, or reduce the principal amount thereof or the rate of interest thereon (or the amount of any installment of interest thereon) or change the method of calculating such rate or reduce any premium payable thereon, or change the coin or currency (or other property), in which any Bond or premium, if any, or interest, if any, thereon is payable, or impair the right to institute suit for the enforcement of any such payment on or after the Maturity of any Bond, without, in any such case, the consent of the Holder of such Bond; or

(b) reduce the percentage in principal amount of the Outstanding Bonds of any series, the consent of the Holders of which is required for any such supplemental indenture, or the consent of the Holders of which is required for any waiver of compliance with any provision of this Indenture or of any default hereunder and its consequences, or reduce the requirements of Section 14.04 for quorum or voting; or

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(c) modify any of the provisions of this Section, Section 7.05 or Section 9.13 with respect to the Bonds of any series (except to increase the percentages in principal amount referred to in this Section or such other Sections or to provide that other provisions of this Indenture cannot be modified or waived without the consent of the Holders of all Bonds of such series) without, in any such case, the consent of the Holder of each Outstanding Bond of such series; provided, however, that this clause shall not be deemed to require the consent of any Holder with respect to changes in the references to “the Trustee” and concomitant changes in this Section, or the deletion of this proviso, in accordance with the requirements of Section 13.01(e).

A supplemental indenture which (x) changes or eliminates any covenant or other provision of this Indenture which has expressly been included solely for the benefit of the Holders of, or which is to remain in effect only so long as there shall be Outstanding, Bonds of one or more specified series, or (y) modifies the rights of the Holders of Bonds of such series with respect to such covenant or other provision, shall be deemed not to affect the rights under this Indenture of the Holders of Bonds of any other series.

It shall not be necessary for any Act of Holders under this Section to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such Act shall approve the substance thereof.

SECTION 13.03. Execution of Supplemental Indentures.

In executing, or accepting the additional trusts created by, any supplemental indenture permitted by this Article or the modifications thereby of the trusts created by this Indenture, the Trustee shall be entitled to receive, and (subject to Section 10.01) shall be fully protected in relying upon, an Opinion of Counsel and Officer’s Certificate stating that the execution of such supplemental indenture is authorized or permitted by this Indenture and all conditions precedent to the execution of such supplemental indenture have been complied with. The Trustee may, but shall not be obligated to, enter into any such supplemental indenture which affects the Trustee’s own rights, duties, immunities or liabilities under this Indenture or otherwise.

SECTION 13.04. Effect of Supplemental Indentures.

Upon the execution and delivery of any supplemental indenture under this Article, this Indenture shall be modified in accordance therewith, and such supplemental indenture shall form a part of this Indenture for all purposes; and every Holder of Bonds theretofore or thereafter authenticated and delivered hereunder shall be bound thereby. Any supplemental indenture permitted by this Article may restate this Indenture in its entirety, and, upon the execution and delivery thereof, any such restatement shall supersede this Indenture as theretofore in effect for all purposes.

SECTION 13.05. Conformity With Trust Indenture Act.

Every supplemental indenture executed pursuant to this Article shall conform to the requirements of the Trust Indenture Act.

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SECTION 13.06. Reference in Bonds to Supplemental Indentures.

Bonds of any series, authenticated and delivered after the execution of any supplemental indenture pursuant to this Article may, and shall if required by the Trustee, bear a notation in form approved by the Trustee as to any matter provided for in such supplemental indenture. If the Company shall so determine, new Bonds of any series so modified as to conform, in the opinion of the Trustee and the Company, to any such supplemental indenture may be prepared and executed by the Company and authenticated and delivered by the Trustee in exchange for Outstanding Bonds of such series.

SECTION 13.07. Modification Without Supplemental Indenture.

To the extent, if any, that the terms of any particular series of Bonds shall have been established, and not in a supplemental indenture, additions to, changes in or the elimination of any of such terms may be effected by means of a supplemental Board Resolution or a supplemental Officer’s Certificate, as the case may be, delivered to, and accepted by, the Trustee; provided, however, that such supplemental Board Resolution or supplemental Officer’s Certificate shall not be accepted by the Trustee or otherwise be effective unless all conditions set forth in this Indenture which would be required to be satisfied if such additions, changes or elimination were contained in a supplemental indenture shall have been appropriately satisfied, as evidenced by an Opinion of Counsel and Officer’s Certificate delivered to the Trustee. Upon the acceptance thereof by the Trustee, any such supplemental Board Resolution or supplemental Officer’s Certificate shall be deemed to be a “supplemental indenture” for purposes of Section 13.04 and 13.06.

ARTICLE XIV

MEETINGS OF HOLDERS; ACTION WITHOUT MEETING

SECTION 14.01. Purposes for Which Meetings May Be Called.

A meeting of Holders of Bonds of one or more, or all, series may be called at any time and from time to time pursuant to this Article to make, give or take any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be made, given or taken by Holders of Bonds of such series.

SECTION 14.02. Call, Notice and Place of Meetings.

(a) The Trustee may at any time call a meeting of Holders of Bonds of one or more, or all, series, for any purpose specified in Section 14.01, to be held at such time and (except as provided in subsection (b) of this Section) at such place as the Trustee shall determine with the approval of the Company. Notice of every such meeting, setting forth the time and the place of such meeting and in general terms the action proposed to be taken at such meeting, shall be given, in the manner provided in Section 1.06, not less than twenty-one (21) nor more than one hundred eighty (180) days prior to the date fixed for the meeting.

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(b) The Trustee may be asked to call a meeting of the Holders of Bonds of one or more, or all, series, by the Company or by the Holders of at least twenty-five percent (25%) in aggregate principal amount of all of such series, considered as one class, for any purpose specified in Section 14.01, by written request setting forth in reasonable detail the action proposed to be taken at the meeting. If the Trustee shall have been asked by the Company to call such a meeting, the Company shall determine the time and place for such meeting and may call such meeting by giving notice thereof in the manner provided in subsection (a) of this Section, or shall direct the Trustee, in the name and at the expense of the Company, to give such notice. If the Trustee shall have been asked to call such a meeting by Holders in accordance with this subsection (b), and the Trustee shall not have given the notice of such meeting within twenty-one (21) days after receipt of such request or shall not thereafter proceed to cause the meeting to be held as provided herein, then the Holders of Bonds of such series, in the principal amount above specified, may determine the time and the place for such meeting, such place to be approved by the Company, and may call such meeting for such purposes by giving notice thereof as provided in subsection (a) of this Section.

(c) Any meeting of Holders of Bonds of one or more, or all, series, shall be valid without notice if the Holders of all Outstanding Bonds of such series are present in person or by proxy and if representatives of the Company and the Trustee are present, or if notice is waived in writing before or after the meeting by the Holders of all Outstanding Bonds of such series, or by such of them as are not present at the meeting in person or by proxy, and by the Company and the Trustee.

SECTION 14.03. Persons Entitled to Vote at Meetings.

To be entitled to vote at any meeting of Holders of Bonds of one or more, or all, series, a Person shall be (a) a Holder of one or more Outstanding Bonds of such series or (b) a Person appointed by an instrument in writing as proxy for a Holder or Holders of one or more Outstanding Bonds of such series by such Holder or Holders. The only Persons who shall be entitled to attend any meeting of Holders of Bonds of any series shall be the Persons entitled to vote at such meeting and their counsel, any representatives of the Trustee and its counsel and any representatives of the Company and its counsel.

SECTION 14.04. Quorum; Action.

The Persons entitled to vote a majority in aggregate principal amount of the Outstanding Bonds of the series with respect to which a meeting shall have been called as hereinbefore provided, considered as one class, shall constitute a quorum for a meeting of Holders of Bonds of such series; provided, however, that if any action is to be taken at such meeting which this Indenture expressly provides may be taken by the Holders of a specified percentage, which is less than a majority, in principal amount of the Outstanding Bonds of such series, considered as one class, the Persons entitled to vote such specified percentage in principal amount of the Outstanding Bonds of such series, considered as one class, shall constitute a quorum. In the absence of a quorum within one hour of the time appointed for any such meeting, the meeting shall, if convened at the request of Holders of Bonds of such series, be dissolved. In any other case the meeting may be adjourned for such period as may be determined by the chairman of the meeting prior to the adjournment of such meeting. In the absence of a quorum at any such adjourned meeting, such adjourned meeting may be further adjourned for such period as may be determined by the chairman of the meeting prior to the adjournment of such adjourned meeting. Except as

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provided by Section 14.05(e), notice of the reconvening of any meeting adjourned for more than thirty (30) days shall be given as provided in Section 1.06 not less than ten (10) days prior to the date on which the meeting is scheduled to be reconvened. Notice of the reconvening of an adjourned meeting shall state expressly the percentage, as provided above, of the principal amount of the Outstanding Bonds of such series which shall constitute a quorum.

Except as limited by Section 13.02, any resolution presented to a meeting or adjourned meeting duly reconvened at which a quorum is present as aforesaid may be adopted only by the affirmative vote of the Holders of not less than a majority in aggregate principal amount of the Outstanding Bonds of the series with respect to which such meeting shall have been called, considered as one class; provided, however, that, except as so limited, any resolution with respect to any action which this Indenture expressly provides may be taken by the Holders of a specified percentage, which is less than a majority, in principal amount of the Outstanding Bonds of such series, considered as one class, may be adopted at a meeting or an adjourned meeting duly reconvened and at which a quorum is present as aforesaid by the affirmative vote of the Holders of such specified percentage in principal amount of the Outstanding Bonds of such series, considered as one class.

Any resolution passed or decision taken at any meeting of Holders of Bonds duly held in accordance with this Section shall be binding on all the Holders of Bonds of the series with respect to which such meeting shall have been held, whether or not present or represented at the meeting.

SECTION 14.05. Attendance at Meetings; Determination of Voting Rights; Conduct and Adjournment of Meetings.

(a) Attendance at meetings of Holders of Bonds may be in person or by proxy; and, to the extent permitted by law, any such proxy shall remain in effect and be binding upon any future Holder of the Bonds with respect to which it was given unless and until specifically revoked by the Holder or future Holder (except as provided in Section 1.04(g)) of such Bonds before being voted.

(b) Notwithstanding any other provisions of this Indenture, the Trustee may make such reasonable regulations as it may deem advisable for any meeting of Holders of Bonds in regard to proof of the holding of such Bonds and of the appointment of proxies and in regard to the appointment and duties of inspectors of votes, the submission and examination of proxies, certificates and other evidence of the right to vote, and such other matters concerning the conduct of the meeting as it shall deem appropriate. Except as otherwise permitted or required by any such regulations and approved by the Company, the holding of Bonds shall be proved in the manner specified in Section 1.04 and the appointment of any proxy shall be proved in the manner specified in Section 1.04. Such regulations may provide that written instruments appointing proxies, regular on their face, may be presumed valid and genuine without the proof specified in Section 1.04 or other proof.

(c) The Trustee shall, by an instrument in writing, appoint a temporary chairman of the meeting, unless the meeting shall have been called by the Company or by Holders as provided in Section 14.02(b), in which case the Company or the Holders of Bonds of the series calling the meeting, as the case may be, shall in like manner appoint a temporary chairman. A permanent chairman and a permanent secretary of the meeting shall be elected by vote of the Persons entitled to vote a majority in aggregate principal amount of the Outstanding Bonds of all series represented at the meeting, considered as one class.

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(d) At any meeting each Holder or proxy shall be entitled to one vote for each One Thousand Dollars ($1,000) principal amount of Outstanding Bonds held or represented by such Holder; provided, however, that no vote shall be cast or counted at any meeting in respect of any Bond challenged as not Outstanding and ruled by the chairman of the meeting to be not Outstanding. The chairman of the meeting shall have no right to vote, except as a Holder of a Bond or proxy.

(e) Any meeting duly called pursuant to Section 14.02 at which a quorum is present may be adjourned from time to time by Persons entitled to vote a majority in aggregate principal amount of the Outstanding Bonds of all series represented at the meeting, considered as one class; and the meeting may be held as so adjourned without further notice.

SECTION 14.06. Counting Votes and Recording Action of Meetings.

The vote upon any resolution submitted to any meeting of Holders shall be by written ballots on which shall be subscribed the signatures of the Holders or of their representatives by proxy and the principal amounts and serial numbers of the Outstanding Bonds, of the series with respect to which the meeting shall have been called, held or represented by them. The permanent chairman of the meeting shall appoint two (2) inspectors of votes who shall count all votes cast at the meeting for or against any resolution and who shall make and file with the secretary of the meeting their verified written reports of all votes cast at the meeting. A record in duplicate of the proceedings of each meeting of Holders shall be prepared by the secretary of the meeting and there shall be attached to such record the original reports of the inspectors of votes on any vote by ballot taken thereat and affidavits by one or more persons having knowledge of the facts setting forth a copy of the notice of the meeting and showing that such notice was given as provided in Section 14.02 and, if applicable, Section 14.04. Each copy shall be signed and verified by the affidavits of the permanent chairman and secretary of the meeting and one such copy shall be delivered to the Company, and another to the Trustee to be preserved by the Trustee, the latter to have attached thereto the ballots voted at the meeting. Any record so signed and verified shall be conclusive evidence of the matters therein stated.

SECTION 14.07. Action Without Meeting.

In lieu of a vote of Holders at a meeting as hereinbefore contemplated in this Article, any request, demand, authorization, direction, notice, consent, waiver or other action may be made, given or taken by Holders by one or more written instruments as provided in Section 1.04.

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ARTICLE XV

IMMUNITY OF INCORPORATORS, STOCKHOLDERS,

OFFICERS AND DIRECTORS

SECTION 15.01. Liability Solely Corporate.

No recourse shall be had for the payment of the principal of or premium, if any, or interest, if any, on any Bonds, or any part thereof, or for any claim based thereon or otherwise in respect thereof, or of the indebtedness represented thereby, or upon any obligation, covenant or agreement under this Indenture or the Registration Rights Agreement, against any incorporator, stockholder, officer or director, as such, past, present or future, of the Company or of any predecessor or successor corporation (either directly or through the Company or a predecessor or successor corporation), whether by virtue of any constitutional provision, statute or rule of law or by the enforcement of any assessment or penalty or otherwise; it being expressly agreed and understood that this Indenture and all the Bonds are solely corporate obligations and that no personal liability whatsoever shall attach to, or be incurred by, any incorporator, stockholder, member, officer or director, past, present or future, of the Company or of any predecessor or successor corporation, either directly or indirectly through the Company or any predecessor or successor corporation, because of the indebtedness hereby authorized or under or by reason of any of the obligations, covenants or agreements contained in this Indenture or in any of the Bonds or to be implied herefrom or therefrom; and such personal liability, if any, is hereby expressly waived and released as a condition of, and as part of the consideration for, the execution and delivery of this Indenture and the issuance of the Bonds.

ARTICLE XVI

TAX MATTERS

SECTION 16.01. Foreign Account Tax Compliance Act (FATCA).

The Company agrees (i) to provide the Trustee with such reasonable information as it has in its possession to enable the Trustee to determine whether any payments pursuant to the Indenture are subject to the withholding requirements described in Section 1471(b) of the Code or otherwise imposed pursuant to Sections 1471 through 1474 of the Code and any regulations, or agreements thereunder or official interpretations thereof (“Applicable Law”), and (ii) that the Trustee shall be entitled to make any withholding or deduction from payments under the Indenture to the extent necessary to comply with Applicable Law, for which the Trustee shall not have any liability.

[Signature Page Follows]

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IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed as of the day and year first above written.

PACIFIC GAS AND ELECTRIC COMPANY,

by	/s. Nicholas M. Bijur
Name: Nicholas M. Bijur
Title: Vice President and Treasurer

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.,

by	/s/ R. Tarnas
Name: R. Tarnas
Title: Vice President

APPENDIX A

RULE 144A/REGULATION S APPENDIX

PROVISIONS RELATING TO INITIAL BONDS AND EXCHANGE BONDS

1. Definitions

1.1 Definitions.

For the purposes of this Appendix the following terms shall have the meanings indicated below:

“Initial Purchasers” means (1) with respect to the Initial Bonds issued on the Issue Date, Barclays Capital Inc., Citigroup Global Markets Inc., J.P. Morgan Securities LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated, Morgan Stanley & Co. LLC, CIBC World Markets Corp., Mizuho Securities USA LLC, MUFG Securities Americas Inc., SMBC Nikko Securities America, Inc., U.S. Bancorp Investments, Inc., CastleOak Securities, L.P., Great Pacific Securities, Loop Capital Markets LLC, Samuel A. Ramirez & Company, Inc. and (2) with respect to each issuance of Additional Bonds, the Persons purchasing such Additional Bonds under the related Purchase Agreement.

“Purchase Agreement” means (1) with respect to the Initial Bonds issued on the Issue Date, the Purchase Agreement dated November 27, 2017, among the Company and the representatives of the Initial Purchasers, and (2) with respect to each issuance of additional Bonds, the purchase agreement or underwriting agreement among the Company and the Persons purchasing such additional Bonds.

“QIB” means a “qualified institutional buyer” as defined in Rule 144A under the Securities Act.

“Shelf Registration Statement” means the shelf registration statement filed by the Company in connection with the offer and sale of Initial Bonds pursuant to a Registration Rights Agreement.

“Transfer Restricted Bonds” means Bonds that bear or are required to bear the legend set forth in Section 2.3(d)(i) hereof.

“Unrestricted Bonds” means any Bonds that are not Transfer Restricted Bonds.

1.2 Other Definitions.

Term	Defined in Section:
“Regulation S”	2.1(a)
“Regulation S Global Bond”	2.1(a)
“Resale Restriction Termination Date”	2.3(d)(i)
“Restricted Global Bond”	2.1(a)
“Restricted Period”	2.1(b)
“Rule 144A”	2.1(b)
“Rule 144A Global Bond”	2.1(a)

2.

2.1 The Bonds.

(a) Form and Dating. Bonds offered and sold to persons reasonably believed to be QIBs (“Rule 144A Global Bonds”) shall be issued initially in the form of one or more permanent Global Bonds in definitive, fully registered form, and Bonds offered and sold in reliance on Regulation S under the Securities Act (“Regulation S Global Bonds”) shall be issued initially in the form of one or more permanent Global Bonds in definitive, fully registered form, in each case without interest coupons and with the Global Bonds legend, Restricted Bonds legend and, if applicable, the OID Legend, in each case as set forth in Section 2.3 (each security, unless and until becoming an Unrestricted Bond in accordance with Section 2.3(d)(ii), a “Restricted Global Bond”), which shall be deposited on behalf of the holders of the Bonds represented thereby with the Trustee, as custodian for the Depositary (or with such other custodian as the Depositary may direct), and registered in the name of the Depositary or a nominee of the Depositary, duly executed by the Company and authenticated by the Trustee as hereinafter provided. Notwithstanding the foregoing, any Bonds offered and sold in reliance on Regulation S at such time as the Company is subject to Category 3 restrictions under Section 903 of the Securities Act shall be issued initially in the form of one or more temporary Global Bonds in fully registered form, which, after the expiration of the Restricted Period (as defined below), beneficial ownership interests therein may be exchanged for interests in a permanent Regulation S Global Bond (or a Rule 144A Global Bond) upon certification in form reasonably satisfactory to the Company and the Trustee that beneficial ownership interests in such temporary Global Bond are owned either by non-U.S. persons or U.S. persons who purchased such interests in a transaction that did not require registration under the Securities Act.

(b) Book-Entry Provisions. This Section 2.1(b) shall apply only to a Global Bond deposited with or on behalf of the

Depositary.

The Company shall execute and the Trustee shall, in accordance with this Section 2.1(b), authenticate and deliver initially one or more Global Bonds that (a) shall be registered in the name of the Depositary for such Global Bond or Global Bonds or the nominee of such Depositary and (b) shall be delivered by the Trustee to such Depositary or pursuant to such Depositary’s instructions or held by the Trustee as custodian for the Depositary. If such Global Bonds are Restricted Global Bonds, then separate Global Bonds shall be issued to represent Rule 144A Global Bonds and Regulation S Global Bonds so long as required by law or the Depositary.

Except as set forth in this Section 2.1(b), beneficial interests in the Regulation S Global Bond will not be exchangeable for interests in the Rule 144A Global Bond prior to the expiration of the period through and including the 40th day after the later of the commencement of the offering of any Bonds and the closing of such offering (such period, the “Restricted Period”) and then, after the expiration of the Restricted Period, may be exchanged for interests in a Rule 144A Global Bond only upon certification in form reasonably satisfactory to the Company and the Trustee that beneficial ownership interests in such Regulation S Global Bond are owned either by non-U.S. persons or U.S. persons who purchased such interests in a transaction that did not require registration under the Securities Act.

Prior to the expiration of the Restricted Period, beneficial interests in the Regulation S Global Bond may be exchanged for beneficial interests in the Rule 144A Global Bond only if (i) such exchange occurs in connection with a transfer of the Bonds pursuant to Rule 144A under the Securities Act (“Rule 144A”), (ii) the transferor first delivers to the Trustee a written certificate (in the form provided in Exhibit 1 hereto) to the effect that the beneficial interest in the Regulation S Global Bond is being transferred to a Person who the transferor reasonably believes to be a QIB and is purchasing for its own account or the account of a QIB, in each case in a transaction meeting the requirements of Rule 144A and (iii) the transfer is in accordance with all applicable securities laws. After the expiration of the Restricted Period, such certification requirements shall not apply to such transfers of beneficial interests in a Restricted Global Bond representing Regulation S Global Bonds.

Beneficial interests in a Rule 144A Global Bond may be transferred to a Person who takes delivery in the form of an interest in the Regulation S Global Bond, whether before or after the expiration of the Restricted Period, only if the transferor first delivers to the Trustee a written certificate (in the form provided in Exhibit 1 hereto) to the effect that such transfer is being made in accordance with Rule 903 or 904 of Regulation S or Rule 144 (if available).

The aggregate principal amount of the Global Bonds may from time to time be increased or decreased by adjustments made on the records of the Trustee and the Depositary or its nominee as provided herein and in the Indenture.

(c) Certificated Bonds. Except as provided in Section 3.05 of the Indenture, owners of beneficial interests in Restricted Global Bonds shall not be entitled to receive Bonds in certificated form. Bonds in certificated form shall be exchangeable for beneficial interests in Global Bonds only as provided in Section 3.05 of the Indenture and Section 2.3 hereof.

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2.2 Authentication. The Trustee shall authenticate and deliver: (1) on the Issue Date, an aggregate principal amount of $500,000,000 Floating Rate Notes due 2018, an aggregate principal amount of $1,150,000,000 3.30% Senior Notes due 2027 and an aggregate principal amount of $850,000,000 3.95% Senior Notes due 2047, (2) any additional Bonds for an original issue in an aggregate principal amount specified in a Company Order pursuant to the Indenture and (3) Exchange Bonds for issue in a Registered Exchange Offer pursuant to a Registration Rights Agreement, for a like principal amount of Initial Bonds of the same series, in each case upon a Company Order, such order to specify the amount of the Bonds to be authenticated and the date on which the original issue of Bonds is to be authenticated, and, in the case of Exchange Bonds, upon receipt of a written certification contained in the letter of transmittal (or substantially similar electronic submission, including an agent’s message through the Depository) for the related Registered Exchange Offer, from Persons to receive such Exchange Bonds that (x) they are not broker-dealers who acquired Bonds directly from the Company, (y) they are not participating in a distribution of the Exchange Bonds and (z) they are not affiliates (as defined in Rule 144).

2.3 Transfer and Exchange.

(a) Transfer and Exchange of Global Bonds. The transfer and exchange of Global Bonds or beneficial interests therein shall be effected through the Depositary, in accordance with this Appendix and the Indenture (including applicable restrictions on transfer set forth herein, if any) and the procedures of the Depositary therefor. A transferor of a beneficial interest in a Global Bond shall deliver to the Registrar a written order given in accordance with the Depositary’s procedures containing information regarding the participant account of the Depositary to be credited with a beneficial interest in the Global Bond. The Registrar shall, in accordance with such instructions, instruct the Depositary to credit to the account of the Person specified in such instructions a beneficial interest in the Global Bond and to debit the account of the Person making the transfer the beneficial interest in the Global Bond being transferred.

(i) Notwithstanding any other provisions of this Appendix, a Global Bond may not be transferred as a whole except by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary.

(ii) In the event that a Restricted Global Bond is exchanged for Bonds in certificated form pursuant to

Section 2.4(a) hereof, such Bonds may be exchanged only in accordance with such procedures as are substantially consistent with the provisions of this Section 2 .3 (including the certification requirements set forth on the reverse of the Bonds intended to ensure that such transfers comply with Rule 144A or Regulation S or another applicable exemption under the Securities Act, as the case may be) and such other procedures as may from time to time be adopted by the Company.

(b) Transfer and Exchange of Bonds in Certificated Form. When Bonds in certificated form are presented to the Registrar with a request (x) to register the transfer of such certificated Bonds or (y) to exchange such certificated Bonds for an equal principal amount of certificated Bonds of other authorized denominations, the Registrar shall register the transfer or make the exchange as requested if its reasonable requirements for such transaction are met; provided, however, that the certificated Bonds surrendered for transfer or exchange:

(i) shall be duly endorsed or accompanied by a written instrument of transfer in form reasonably satisfactory to the Company and the Registrar, duly executed by the Holder thereof or its attorney duly authorized in writing; and

(ii) if such certificated Bonds are required to bear a Restricted Bonds legend, they are being transferred or exchanged pursuant to an effective registration statement under the Securities Act, pursuant to Section 2.3(c) or pursuant to clause (A),

(B)	or (C) below, and are accompanied by the following additional information and documents, as applicable:

(A) if such certificated Bonds are being delivered to the Registrar by a Holder for registration in the name of such Holder, without transfer, a certification from such Holder to that effect; or

App. - 3

(B)    if such certificated Bonds are being transferred to the Company or any Subsidiary thereof a certification to that effect; or

(C)    if such certificated Bonds are being transferred (x) pursuant to an exemption from registration in accordance with Rule 144A, Regulation S or Rule 144 under the Securities Act; or (y) in reliance upon another exemption from the requirements of the Securities Act: (I) a certification to that effect (in the form provided in Exhibit 1 hereto) and (II) if the Company so requests, an opinion of counsel or other evidence reasonably satisfactory to it as to the compliance with the restrictions set forth in the applicable legends as set forth in Section 2.3(d).

(c) Restrictions on Transfer of a Bond in Certificated Form for a Beneficial Interest in a Global Bond. A Bond in certificated form may not be exchanged for a beneficial interest in a Rule 144A Global Bond or a Regulation S Global Bond except upon satisfaction of the requirements set forth below. Upon receipt by the Trustee of a Bond in certificated form, duly endorsed or accompanied by appropriate instruments of transfer, in form satisfactory to the Trustee, together with:

(i) certification, in the form set forth on the reverse of the Bond, that such certificated Bond is either (A) being transferred to a person reasonably believed to be a QIB in accordance with Rule 144A or (B) being transferred after expiration of the Restricted Period by a Person who initially purchased such Bond in reliance on Regulation S to a buyer who elects to hold its interest in such Bond in the form of a beneficial interest in the Regulation S Global Bond; and

(ii) written instructions directing the Trustee to make, or to direct the Bonds custodian to make, an adjustment on its books and records with respect to such Rule 144A Global Bond (in the case of a transfer pursuant to clause (c)(i)(A) of this Section 2.3 ) or Regulation S Global Bond (in the case of a transfer pursuant to clause (c)(i)(B) of this Section 2.3) to reflect an increase in the aggregate principal amount of the Bonds represented by the Rule 144A Global Bond or Regulation S Global Bond, as applicable, such instructions to contain information regarding the Depositary account to be credited with such increase, then the Trustee shall cancel such certificated Bond and cause, or direct the Bonds custodian to cause, in accordance with the standing instructions and procedures existing between the Depositary and the Bonds custodian, the aggregate principal amount of Bonds represented by the Rule 144A Global Bond or Regulation S Global Bond, as applicable, to be increased by the aggregate principal amount of the certificated Bond to be exchanged and shall credit or cause to be credited to the account of the Person specified in such instructions a beneficial interest in the Rule 144A Global Bond or Regulation S Global Bond, as applicable, equal to the principal amount of the certificated Bond so canceled. If no Rule 144A Global Bonds or Regulation S Global Bonds, as applicable, are then outstanding, the Company shall issue and the Trustee shall authenticate, upon receipt of a Company Order, a new Rule 144A Global Bond or Regulation S Global Bond, as applicable, in the appropriate principal amount.

(d) Legend.

(i) Except as permitted by the following paragraph (ii) and (iii), each Bond certificate evidencing the Restricted Global Bonds (and all Bonds issued in exchange therefor or in substitution thereof) shall bear a legend in substantially the following form:

THIS BOND HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED PRIOR TO (I) THE DATE (THE “RESALE RESTRICTION TERMINATION DATE”) THAT IS [IN THE CASE OF BONDS INITIALLY ISSUED TO PERSONS REASONABLY BELIEVED TO BE QUALIFIED INSTITUTIONAL BUYERS: ONE YEAR AFTER THE LAST ORIGINAL ISSUE DATE HEREOF OR SUCH SHORTER PERIOD OF TIME AS PERMITTED BY RULE 144 UNDER THE SECURITIES ACT OR ANY

App. - 4

SUCCESSOR PROVISION THERETO] [IN THE CASE OF A REGULATION S GLOBAL BOND: 40 DAYS AFTER THE LAST DATE OF THE ORIGINAL ISSUANCE OF THE BONDS OR SUCH SHORTER PERIOD OF TIME AS PERMITTED BY REGULATION S OR ANY SUCCESSOR PROVISION THERETO] AND (II) A LATER DATE, IF ANY, AS MAY BE REQUIRED BY APPLICABLE LAW, OTHER THAN (A)(1) TO PACIFIC GAS AND ELECTRIC COMPANY (THE “COMPANY”) OR ONE OF ITS SUBSIDIARIES, (2) IN A TRANSACTION ENTITLED TO AN EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT, (3) SO LONG AS THIS BOND IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT (“RULE 144A”), TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A “QUALIFIED INSTITUTIONAL BUYER” WITHIN THE MEANING OF RULE 144A PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE RESALE, PLEDGE OR OTHER TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A (AS INDICATED BY THE BOX CHECKED BY THE TRANSFEROR ON THE CERTIFICATE OF TRANSFER ON THE REVERSE OF THIS BOND), (4) IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH RULE 903 OR RULE 904 OF REGULATION S UNDER THE SECURITIES ACT (AS INDICATED BY THE BOX CHECKED BY THE TRANSFEROR ON THE CERTIFICATE OF TRANSFER ON THE REVERSE OF THIS BOND), (5) IN ACCORDANCE WITH ANOTHER APPLICABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (AND BASED UPON AN OPINION OF COUNSEL ACCEPTABLE TO THE COMPANY) OR (6) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND (B) IN EACH CASE IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR IN ANY OTHER APPLICABLE JURISDICTION. THE HOLDER HEREOF, BY PURCHASING THIS BOND, REPRESENTS AND AGREES FOR THE BENEFIT OF THE COMPANY THAT IT IS (1) A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A OR (2) A NON-US PERSON OUTSIDE THE UNITED STATES WITHIN THE MEANING OF, OR AN ACCOUNT SATISFYING THE REQUIREMENTS OF PARAGRAPH (K)(2) OF RULE 902 UNDER, REGULATION S UNDER THE SECURITIES ACT”.

Each Bond in certificated form shall also bear the following additional legend:

IN CONNECTION WITH ANY TRANSFER, THE HOLDER WILL DELIVER TO THE REGISTRAR AND TRANSFER AGENT SUCH CERTIFICATES AND OTHER INFORMATION AS SUCH TRANSFER AGENT MAY REASONABLY REQUIRE TO CONFIRM THAT THE TRANSFER COMPLIES WITH THE FOREGOING RESTRICTIONS.

Each Regulation S Global Bond shall also bear the following legend:

BY ITS ACQUISITION HEREOF, THE HOLDER HEREOF REPRESENTS THAT IT IS NOT A U.S. PERSON NOR IS IT PURCHASING FOR THE ACCOUNT OF A U.S. PERSON AND IS ACQUIRING THIS BOND IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH REGULATION S UNDER THE SECURITIES ACT.

Each temporary Regulation S Global Bond shall also bear the following legend:

THE RIGHTS ATTACHING TO THIS TEMPORARY REGULATION S GLOBAL BOND, AND THE CONDITIONS AND PROCEDURES GOVERNING (I) THE EXCHANGE OF BENEFICIAL INTERESTS IN THIS TEMPORARY REGULATION S GLOBAL BOND FOR INTERESTS IN THE REGULATION S GLOBAL BOND OR RULE 144A GLOBAL BOND AND (II) THE TRANSFER OF INTERESTS IN THIS TEMPORARY REGULATION S GLOBAL BOND, ARE AS SPECIFIED IN THE INDENTURE REFERRED TO ON THE REVERSE HEREOF.

(ii) The Company, acting in its discretion, may remove the Restricted Bonds legend set forth in paragraph (i) above from any Transfer Restricted Bond at any time on or after the Resale Restriction Termination Date applicable to such Transfer Restricted Bond. Without limiting the generality of the preceding sentence, the Company may effect such removal by issuing and delivering, in exchange for such Transfer Restricted Bond, an Unrestricted Bond without such legend, registered to the same Holder and in an equal principal amount, and upon receipt by the Trustee of a Company Order stating that the Resale Restriction Termination Date applicable to

App. - 5

such Transfer Restricted Bond has occurred and requesting the authentication and delivery of an Unrestricted Bond in exchange therefor given at least three Business Days in advance of the proposed date of exchange specified therein (which shall be no earlier than such Resale Restriction Termination Date), the Trustee shall authenticate and deliver such Unrestricted Bond to the Depositary or pursuant to such Depositary’s instructions or hold such Bond as custodian for the Depositary and shall request the Depositary to, or, if the Trustee is custodian of such Transfer Restricted Bond, shall itself, surrender such Transfer Restricted Bond in exchange for such Unrestricted Bond without such legend and thereupon cancel such Transfer Restricted Bond so surrendered, all as directed in such order. For purposes of determining whether the Resale Restriction Termination Date has occurred with respect to any Bonds evidenced by a Transfer Restricted Bond or delivering any Company Order pursuant to this Section 2.3(d)(ii) with respect to such Bonds, (x) only those Bonds which a Principal Officer of the Company actually knows (after reasonable inquiry) to be or to have been owned by an Affiliate of the Company shall be deemed to be or to have been, respectively, owned by an Affiliate of the Company; and (y) “Principal Officer” means the principal executive officer, the principal financial officer, the treasurer or the principal accounting officer of the Company.

For purposes of this Section 2.3(d)(ii), all provisions relating to the removal of the legend set forth in paragraph (i) above shall relate, if the Resale Restriction Termination Date has occurred only with respect to a portion of the Bonds evidenced by a Transfer Restricted Bond, to such portion of the Bonds so evidenced as to which the Resale Restriction Termination Date has occurred.

Each holder of any Bonds evidenced by any Restricted Global Bond, by its acceptance thereof, (A) authorizes and consents to, (B) appoints the Company as its agent for the sole purpose of delivering such electronic messages, executing and delivering such instruments and taking such other actions, on such holder’s behalf, as the Depositary or the Trustee may require to effect, and (C) upon the request of the Company, agrees to deliver such electronic messages, execute and deliver such instruments and take such other actions as the Depositary or the Trustee may require, or as shall otherwise be necessary to effect, the removal of the legend set forth in Section 2.3(d)(i) (including by means of the exchange of all or a portion of such Restricted Global Bond evidencing such Bond for a certificate evidencing such Bond that does not bear such legend) at any time after the Resale Restriction Termination Date.

(iii) Upon any sale or transfer of a Transfer Restricted Bond that is a certificated Bond pursuant to Rule 144 under the Securities Act, the Registrar shall permit the transferee thereof to exchange such Transfer Restricted Bond for a certificated Bond that does not bear the legend set forth above and rescind any restriction on the transfer of such Transfer Restricted Bond, if the transferor thereof certifies in writing to the Registrar that, and if the Company or the Trustee so request, delivers an opinion of counsel to the effect that, such sale or transfer was made in reliance on Rule 144 (such certification to be in the form provided in Exhibit 1 hereto).

(iv) Each Bond certificate evidencing the Restricted Global Bonds (and all Bonds issued in exchange therefor or in substitution thereof), shall bear a legend in substantially the following form, if required in the Company’s reasonable determination (the “OID Legend”):

SOLELY FOR UNITED STATES FEDERAL INCOME TAX PURPOSES, THIS BOND WILL BE TREATED AS ISSUED WITH ORIGINAL ISSUE DISCOUNT (“OID”). UPON REQUEST, THE COMPANY WILL PROMPTLY MAKE AVAILABLE TO A HOLDER OF THIS BOND THE FOLLOWING INFORMATION: (1) THE ISSUE PRICE AND ISSUE DATE OF THIS BOND, (2) THE AMOUNT OF OID, (3) THE YIELD TO MATURITY OF THIS BOND, AND (4) ANY OTHER INFORMATION REQUIRED TO BE MADE AVAILABLE BY U.S. TREASURY REGULATIONS. HOLDERS SHOULD CONTACT THE CHIEF FINANCIAL OFFICER AT 77 BEALE STREET, SAN FRANCISCO, CA 94105.

(v) After a transfer of any Initial Bonds pursuant to and during the period of the effectiveness of a Shelf Registration Statement with respect to such Initial Bonds, an Initial Bond without restrictive transfer legends will be available to the transferee of the Holder of such Initial Bonds upon exchange of such transferring Holder’s certificated Initial Bond or directions to transfer such Holder’s interest in the Global Bond, as applicable.

App. - 6

(vi) Upon the consummation of a Registered Exchange Offer with respect to the Initial Bonds, Exchange Bonds without restrictive transfer legends will be available to Holders that exchange such Initial Bonds in such Registered Exchange Offer.

(e) Restrictions on Transfer of Temporary Regulation S Global Bonds. During the Restricted Period, beneficial ownership interests in temporary Regulation S Global Bonds may only be sold, pledged or transferred in accordance with the applicable procedures of the Depositary and only (i) to the Company, (ii) in an offshore transaction in accordance with Regulation S (other than a transaction resulting in an exchange for an interest in a Regulation S Global Bond) or (iii) pursuant to an effective registration statement under the Securities Act, in each case, in accordance with any applicable securities laws of any state of the United States.

(f) Cancellation or Adjustment of Global Bond. At such time as all beneficial interests in a Global Bond have either been exchanged for certificated Bonds, redeemed, purchased or canceled, such Global Bond shall be returned to the Company for cancellation or retained and canceled by the Trustee. At any time prior to such cancellation, if any beneficial interest in a Global Bond is exchanged for certificated Bonds, redeemed, purchased or canceled, the principal amount of Bonds represented by such Global Bond shall be reduced and an adjustment shall be made on the books and records of the Trustee (if it is then the custodian for such Global Bond) with respect to such Global Bond, by the Trustee or the custodian, to reflect such reduction.

(g) No Obligation of the Trustee. The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Appendix or the Indenture or under applicable law with respect to any transfer of any interest in any Bond (including any transfers between or among Depositary participants, members or beneficial owners in any Global Bond) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by, the terms of this Appendix and the Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

2.4 Certificated Bonds.

(h) A Global Bond deposited with the Depositary or with the Trustee as custodian for the Depositary pursuant to Section 2.1 shall be transferred to the beneficial owners thereof in the form of certificated Bonds in an aggregate principal amount equal to the principal amount of such Global Bond, in exchange for such Global Bond, only in circumstances pursuant to Section 3.05 of the Indenture and only if such transfer complies with Section 2.3 hereof.

(i) Any Global Bond that is transferable to the beneficial owners thereof pursuant to this Section 2.4 shall be surrendered by the Depositary or the custodian to the Trustee located at its Corporate Trust Office to be so transferred, in whole or from time to time in part, without charge, and the Trustee shall authenticate and deliver, upon such transfer of each portion of such Global Bond, an equal aggregate principal amount of certificated Bonds of authorized denominations. Any portion of a Global Bond transferred pursuant to this Section 2.4 shall be executed, authenticated and delivered only in denominations equal to $100,000 or an integral multiple of $1,000 in excess thereof, and registered in such names as the Depositary shall direct. Any certificated Bond delivered in exchange for an interest in a Global Bond shall, except as otherwise provided by Section 2.3, bear the Restricted Bonds legend, certificated Bonds legend and, if applicable, the OID Legend.

(j) In no event shall beneficial interests in a temporary Regulation S Global Bond be transferred or exchanged for certificated Bonds prior to (x) the expiration of the Restricted Period and (y) the receipt by the Registrar of any certificates required pursuant to Rule 903(b)(3)(ii)(B) of Regulation S under the Securities Act.

App. - 7

EXHIBIT 1 TO RULE 144A/REGULATION S APPENDIX

[Face of Bond]

FORM OF BOND

THIS BOND IS A GLOBAL BOND WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY (AS DEFINED IN THE INDENTURE) OR A NOMINEE THEREOF. THIS GLOBAL BOND IS EXCHANGEABLE FOR BONDS REGISTERED IN THE NAME OF ANY PERSON OTHER THAN SUCH DEPOSITARY OR ITS NOMINEE ONLY IN LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE AND, UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR BONDS IN CERTIFICATED FORM, THIS GLOBAL BOND MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY, OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY, OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE COMPANY (AS DEFINED BELOW) OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY BOND ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

[Insert Restricted Bonds legend, if applicable]

[Insert Regulation S Global Bonds legend, if applicable]

[Insert temporary Regulation S Global Bonds legend, if applicable]

[Insert OID Legend, if applicable]

Ex. 1 - 1

[Form of 2018 Note]

FORM OF FLOATING RATE SENIOR NOTES DUE NOVEMBER 28, 2018

[INSERT FORM OF BOND AND LEGENDS FROM APPENDIX AS APPROPRIATE]

THE FOLLOWING SUMMARY OF TERMS IS SUBJECT TO THE INFORMATION SET FORTH ON THE REVERSE HEREOF:

PRINCIPAL AMOUNT:	ISSUE DATE:	INTEREST RATE:
$[●],000,000	November 29, 2017	3-month LIBOR plus 0.23% per annum

MATURITY DATE:	INTEREST PAYMENT DATES:	THIS SENIOR NOTE IS A:
	February 28, 2018, May 28, 2018,	☒ Global Book-Entry Bond
November 28, 2017	August 28, 2018 and the Maturity Date	☐ Certificated Bond
REGISTERED OWNER: Cede & Co., as nominee of The Depository Trust Company	3-month LIBOR plus 0.23% per annum

Ex. 1 - 2

PACIFIC GAS AND ELECTRIC COMPANY

FLOATING RATE SENIOR NOTES DUE NOVEMBER 28, 2018

(Floating Rate)

No. [●]	Principal Amount: $[●]
CUSIP No: [●]

PACIFIC GAS AND ELECTRIC COMPANY, a corporation duly organized and existing under the laws of the State of California (herein called the “Company,” which term includes any successor Person pursuant to the applicable provisions of the Indenture hereinafter referred to), for value received, hereby promises to pay to Cede & Co., as nominee for The Depository Trust Company, or registered assigns, the Principal Amount stated above on the Maturity Date stated above, and to pay interest thereon from and including the Issue Date stated above or, in the case of a Floating Rate Senior Note due November 28, 2018 issued upon the registration of transfer or exchange, from and including the most recent Interest Payment Date to which interest has been paid or duly provided for, quarterly in arrears on the Interest Payment Dates set forth above and on the Maturity Date stated above until the principal hereof is paid or made available for payment. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in such Indenture, be paid to the Person in whose name this Floating Rate Senior Note due November 28, 2018 (this “Senior Note,” and together with all other Floating Rate Senior Notes due November 28, 2018, the “Senior Notes”) is registered at the close of business on the Regular Record Date for such interest, which shall be the 15th day preceding such Interest Payment Date, as applicable; provided, however , that interest payable at the Maturity Date will be paid to the Person to whom principal is payable. Any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Senior Note is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of Senior Notes not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of the Indenture and any securities exchange, if any, on which the Senior Notes may be listed, and upon such notice as may be required by any such exchange, all as more fully provided in said Indenture.

Payments of interest on this Senior Note will include interest accrued to but excluding the respective Interest Payment Dates. Interest payments for this Senior Note shall be computed and paid on the basis of a 360-day year and the actual days elapsed.

Payment of principal of, premium, if any, and interest on Senior Notes shall be made in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts. Payments of principal of, premium, if any, and interest on the Senior Notes represented by a Global Bond shall be made by wire transfer of immediately available funds to the Holder of such Global Bond, provided that, in the case of payments of principal and premium, if any, such Global Bond is first surrendered to the Paying Agent. If any of the Senior Notes are no longer represented by a Global Bond, (i) payments of principal, premium, if any, and interest due on the Maturity Date of such Senior Notes shall be made at the office of the Paying Agent upon surrender of such Senior Notes to the Paying Agent, and (ii) payments of interest shall be made, at the option of the Company, subject to such surrender where applicable, (A) by check mailed to the address of the Person entitled thereto as such address shall appear in the Bond Register or (B) by wire transfer to registered Holders of at least $10,000,000 in principal amount of Senior Notes at such place and to such account at a banking institution in the United States as such Holders may designate in writing to the Trustee at least sixteen (16) days prior to the date for payment.

REFERENCE IS HEREBY MADE TO THE FURTHER PROVISIONS OF THIS SENIOR NOTE SET FORTH ON THE REVERSE HEREOF, WHICH FURTHER PROVISIONS SHALL FOR ALL PURPOSES HAVE THE SAME EFFECT AS IF SET FORTH AT THIS PLACE.

Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this Senior Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

Ex. 1 - 3

IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.

Dated:

PACIFIC GAS AND ELECTRIC COMPANY

By:
Name:
Title:

By:
Name:
Title:

Ex. 1 - 4

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

This Senior Note is one of the Bonds of the series designated as the 2018 Notes referred to in the within-mentioned Indenture.

Dated:

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as Trustee

By:
Authorized Signatory

Ex. 1 - 5

Reverse of Senior Note

This Floating Rate Senior Note due November 28, 2018 is one of a duly authorized issue of Bonds of the Company, issued and issuable under the Indenture, dated as of November 29, 2017 (the “Indenture”), between the Company and The Bank of New York Mellon Trust Company, N.A., as Trustee (herein called the “Trustee,” which term includes any successor trustee under the Indenture), and reference is hereby made to the Indenture for a description of the respective rights, limitations of rights, duties and immunities of the Company, the Trustee and the Holders of Bonds thereunder and of the terms and conditions upon which Bonds are, and are to be, authenticated and delivered. This Senior Note is a Bond within the meaning of the Indenture and is designated as the Floating Rate Senior Notes due November 28, 2018, established by the Company under the Indenture. The acceptance of this Senior Note shall be deemed to constitute the consent and agreement by the Holder hereof to all of the terms and provisions of the Indenture.

The interest rate on the Senior Notes will be reset quarterly on February 28, 2018, May 28, 2018 and August 28, 2018 (each, an “Interest Reset Date”). The Senior Notes will bear interest at a per annum rate equal to three- month LIBOR (as defined below) for the applicable Interest Reset Period or Initial Interest Period (each as defined below) plus 0.23% (23 basis points). The interest rate for the Initial Interest Period will be three-month LIBOR, determined as of two London Business Days prior to the Issue Date, plus 0.23% (23 basis points) per annum, which shall be [●]%. [However, upon the occurrence or failure to occur of certain events specified in the Registration Rights Agreement, the Company shall, subject to the terms and conditions set forth in the Registration Rights Agreement, pay additional interest on the principal amount of this Note after such event occurs or fails to occur so long as such event continues or fails to occur, as the case may be. Such additional interest shall be payable in addition to any other interest payable from time to time with respect to this Note.]1

The “Initial Interest Period” will be the period from and including the Issue Date to but excluding the initial Interest Reset Date. Thereafter, each “Interest Reset Period” will be the period from and including an Interest Reset Date to but excluding the immediately succeeding Interest Reset Date; provided that the final Interest Reset Period for the Senior Notes will be the period from and including the Interest Reset Date immediately preceding the Maturity Date of such Senior Notes to but excluding the Maturity Date.

If any Interest Reset Date would otherwise be a day that is not a Business Day, the Interest Reset Date will be postponed to the immediately succeeding day that is a Business Day, except that if that Business Day is in the immediately succeeding calendar month, the Interest Reset Date shall be the immediately preceding Business Day.

The interest rate in effect on each day will be (i) if that day is an Interest Reset Date, the interest rate determined as of the Interest Determination Date (as defined below) immediately preceding such Interest Reset Date or (ii) if that day is not an Interest Reset Date, the interest rate determined as of the Interest Determination Date immediately preceding the most recent Interest Reset Date or the Issue Date, as the case may be.

The interest rate applicable to each Interest Reset Period commencing on the related Interest Reset Date, or the Issue Date in the case of the Initial Interest Period, will be the rate determined as of the applicable Interest Determination Date. The “Interest Determination Date” will be the second London Business Day immediately preceding the Issue Date, in the case of the initial Interest Reset Period, or thereafter, will be the second London Business Day immediately preceding the applicable Interest Reset Date. With respect to any Interest Determination Date, the Calculation Agent will determine three-month LIBOR in accordance with the following provisions:

(i) LIBOR is the rate for deposits in U.S. dollars for the three- month period which appears on Reuters Screen LIBOR01 Page (as defined below) at approximately 11:00 a.m., London time, on the applicable Interest Determination Date. “Reuters Screen LIBOR01 Page” means the display designated on page “LIBOR01” on Reuters Screen (or such other page as may replace the LIBOR01 page on that service, any successor service or such other service or services as may be nominated by the British Bankers’

[1]	To be included if the Note is an Initial Bond.

Ex. 1 - 6

Association for the purpose of displaying London interbank offered rates for U.S. dollar deposits). If no rate appears on Reuters Screen LIBOR01 Page, LIBOR for such Interest Determination Date will be determined in accordance with the provisions of paragraph (ii) below.

(ii) With respect to an Interest Determination Date on which no rate appears on Reuters Screen LIBOR01 Page as of approximately 11:00 a.m., London time, on such Interest Determination Date, the Calculation Agent shall request the principal London offices of each of four major reference banks (which may include affiliates of the underwriters) in the London interbank market selected by the Company to provide the Calculation Agent with a quotation of the rate at which deposits of U.S. dollars having a three- month maturity, commencing on the second London Business Day immediately following such Interest Determination Date, are offered by it to prime banks in the London interbank market as of approximately 11:00 a.m., London time, on such Interest Determination Date in a principal amount equal to an amount of not less than U.S. $1,000,000 that is representative for a single transaction in such market at such time. If at least two such quotations are provided, LIBOR for such Interest Determination Date will be the arithmetic mean of such quotations as calculated by the Calculation Agent. If fewer than two quotations are provided, LIBOR for such Interest Determination Date will be the arithmetic mean of the rates quoted as of approximately 11:00 a.m., New York City time, on such Interest Determination Date by three major banks (which may include affiliates of the underwriters) selected by the Company for loans in U.S. dollars to leading European banks having a three-month maturity commencing on the second London Business Day immediately following such Interest Determination Date and in a principal amount equal to an amount of not less than U.S. $1,000,000 that is representative for a single transaction in such market at such time; provided, however, that if the banks selected as aforesaid by the Company are not quoting such rates as mentioned in this sentence, LIBOR for such Interest Determination Date will be LIBOR determined with respect to the immediately preceding Interest Determination Date.

All percentages resulting from any calculation of any interest rate for the Senior Notes will be rounded, if necessary, to the nearest one hundred thousandth of a percentage point, with five one-millionths of a percentage point rounded upward (e.g., 9.876545% (or .09876545) would be rounded to 9.87655% (or .0987655)), and all dollar amounts will be rounded to the nearest cent, with one-half cent being rounded upward.

Promptly upon such determination, the Calculation Agent will notify the Company and the Trustee (if the Calculation Agent is not the Trustee) of the interest rate for the new Interest Reset Period. Upon request of a Holder of the Senior Notes, the Calculation Agent will provide to such Holder the interest rate in effect on the date of such request and, if determined, the interest rate for the next Interest Reset Period.

All calculations made by the Calculation Agent for the purposes of calculating interest on the Senior Notes shall be conclusive and binding on the Holders of the Senior Notes and the Company, absent manifest errors.

“Business Day” means any day (1) that is not a Saturday or Sunday and that is not a day on which banking institutions are authorized or obligated by law or executive order to close in The City of New York and, for any place of payment outside of The City of New York, in such place of payment, and (2) that is also a “London Business Day”, which is a day on which dealings in deposits in U.S. dollars are transacted in the London interbank market.

Interest will be payable on February 28, 2018, May 28, 2018, August 28, 2018 and on the Maturity Date (each an “Interest Payment Date”). In the event that any date on which interest is payable on this Senior Note (other than the Maturity Date) is not a Business Day, then payment of the interest payable on such date will be made on the next succeeding day that is a Business Day (and without any interest or payment in respect of any such delay) with the same force and effect as if made on the date the payment was originally payable, except that if such Business Day is in the next succeeding calendar month, such Interest Payment Date shall be the immediately preceding Business Day. If the Maturity Date falls on a day that is not a Business Day, the payment of principal, premium, if any, and interest may be made on the next succeeding Business Day with the same force and effect as if made on the date payment was originally payable, and no interest on such payment shall accrue for the period from and after maturity.

Unless otherwise specified on the face hereof, interest payments, if any, will be the amount of interest accrued from and including the last date in respect of which interest has been paid or duly provided for (or from and including the Issue Date stated above if no interest has been paid or provided for with respect to this Senior Note) to but excluding

Ex. 1 - 7

the Interest Payment Date or the Maturity Date. Accrued interest hereon from the Issue Date stated above or from the last date to which interest hereon has been paid is calculated by multiplying the face amount hereof by an accrued interest factor. Such accrued interest factor is computed by adding the interest factor calculated for each day from the Issue Date stated above or from the last date to which interest shall have been paid, to the date for which accrued interest is being calculated. The interest factor for each day shall be computed by dividing the interest rate applicable to such day by 360. All percentages resulting from any calculation hereon will be rounded to the nearest one hundred-thousandth of a percentage point, with five-one millionths of a percentage point rounded upwards. For example, 9.876545% (or .09876545) would be rounded to 9.87655% (or .0987655). All dollar amounts used in or resulting from any calculation hereon will be rounded to the nearest cent.

The interest rate on the Senior Notes will in no event be higher than the maximum rate permitted by New York law as the same may be modified by United States law of general applicability.

This Senior Note shall not be subject to redemption prior to its Stated Maturity.

As provided in the Indenture and subject to certain limitations therein set forth, this Senior Note or any portion of the principal amount hereof will be deemed to have been paid for all purposes of the Indenture and to be no longer Outstanding thereunder, and the Company’s entire indebtedness in respect thereof will be satisfied and discharged, if there has been irrevocably deposited with the Trustee or any Paying Agent (other than the Company), in trust, money in an amount which will be sufficient and/or Eligible Obligations, the principal of and interest on which when due, without regard to any reinvestment thereof, will provide moneys which, together with money, if any, deposited with or held by the Trustee or such Paying Agent, will be sufficient to pay when due the principal of and premium, if any, and interest on this Senior Note when due.

If an Event of Default shall occur and be continuing, the Trustee or the Holders of not less than 33% in aggregate principal amount of the Outstanding Bonds, considered as one class, may declare the principal amount of all Bonds then Outstanding to be due and payable immediately by notice in writing to the Company (and to the Trustee if given by Holders); provided, however, that with respect to certain Events of Default relating to bankruptcy, insolvency and similar events, the principal amount of all Bonds then Outstanding shall be due and payable immediately without further action by the Trustee or the Holders.

The Indenture permits, with certain exceptions as therein provided, the Company and the Trustee to enter into one or more supplemental indentures for the purpose of adding any provisions to, or changing in any manner or eliminating any of the provisions of, the Indenture with the consent of the Holders of not less than a majority in aggregate principal amount of the Bonds at the time Outstanding, considered as one class; provided, however, that if there shall be Bonds of more than one series Outstanding under the Indenture and if a proposed supplemental indenture shall directly affect the rights of the Holders of Bonds of one or more, but less than all, of such series, then the consent only of the Holders of a majority in aggregate principal amount of the Outstanding Bonds of all series so directly affected, considered as one class, shall be required; and provided, further, that the Indenture permits the Company and the Trustee to enter into one or more supplemental indentures for certain purposes without the consent of any Holders of Bonds. The Indenture also contains provisions permitting the Holders of a majority in aggregate principal amount of Bonds, on behalf of the Holders of all such Bonds, to waive certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Senior Note shall be conclusive and binding upon such Holder and upon all future Holders of this Senior Note and of any Senior Note issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Senior Note.

As provided in and subject to the provisions of the Indenture, the Holder of this Senior Note shall not have the right to institute any proceeding with respect to the Indenture or for the appointment of a receiver or trustee or for any other remedy thereunder, unless such Holder shall have previously given the Trustee written notice of a continuing Event of Default, the Holders of at least 33% in aggregate principal amount of the Bonds at the time Outstanding shall have made written request to the Trustee to institute proceedings in respect of such Event of Default as Trustee and offered the Trustee reasonable indemnity, and the Trustee shall not have received from the Holders of at least a majority in aggregate principal amount of Bonds at the time Outstanding a direction inconsistent with such written request, and shall have failed to institute any such proceeding for 60 days after receipt of such notice, request and offer of indemnity. The foregoing shall not apply to any suit instituted by the Holder of this Senior Note for the enforcement of any payment of principal hereof or any premium or interest hereon on or after the respective due dates expressed herein.

Ex. 1 - 8

No reference herein to the Indenture and no provision of this Senior Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and any premium and interest on this Senior Note at the times, place and rate, and in the coin or currency, herein prescribed.

As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Senior Note is registrable in the Bond Register, upon surrender of this Senior Note for registration of transfer at the office or agency of the Company in any place where the principal of and any premium and interest on this Senior Note are payable, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company, the Trustee or the Bond Registrar, as the case may be, duly executed by the Holder hereof or such Holder’s attorney duly authorized in writing, and thereupon one or more new Senior Notes of like tenor, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

The Senior Notes are issuable only in registered form without coupons in denominations of $100,000 and integral multiples of $1,000 in excess thereof. As provided in the Indenture and subject to certain limitations therein set forth, Senior Notes are exchangeable for a like aggregate principal amount of Senior Notes and of like tenor of a different authorized denomination, as requested by the Holder surrendering the same.

No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

Prior to due presentment of this Senior Note for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Senior Note is registered as the owner hereof for all purposes, whether or not this Senior Note is overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

This Senior Note shall be governed by, and construed and enforced in accordance with, the laws of the State of New York without regard to the principles of conflicts of laws thereunder, except to the extent that the Trust Indenture Act shall be applicable.

As provided in the Indenture, no recourse shall be had for the payment of the principal of, premium, if any, or interest with respect to this Senior Note, or any part thereof, or for any claim based hereon or otherwise in respect hereof, or of the indebtedness represented hereby, or upon any obligation, covenant or agreement under the Indenture or the Registration Rights Agreement, against any incorporator, shareholder, officer or director, as such, past, present or future, of the Company or of any predecessor or successor corporation (either directly or through the Company or a predecessor or successor corporation), whether by virtue of any constitutional provision, statute or rule of law or by the enforcement of any assessment or penalty or otherwise; it being expressly agreed and understood that the Indenture and all the Bonds are solely corporate obligations and that any such personal liability is hereby expressly waived and released as a condition of, and as part of the consideration for, the execution of the Indenture and the issuance of this Senior Note.

All terms used in this Senior Note which are not defined herein shall have the meanings assigned to them in the Indenture.

Ex. 1 - 9

ASSIGNMENT FORM

To assign this Security, fill in the form below:

I or we assign and transfer this Security to

(Print or type assignee’s name, address and zip code)
(Insert assignee’s soc. sec. or tax I.D. No.)
and irrevocably appoint agent to transfer this Security on the books of the Company. The agent may substitute another to act for him.

Date:	Your signature:
Sign exactly as your name appears on the other side of this Security.

Signature Guarantee:

(Signature must be guaranteed)

Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

[Include the following only if the Restricted Securities Legend is included hereon]

In connection with any transfer of any of the Securities evidenced by this certificate occurring prior to one year (or such shorter period of time as permitted by Rule 144 under the Securities Act or any successor provision thereto) after the later of the Issue Date hereof and the last date, if any, on which such Securities were owned by the Company or any Affiliate of the Company (or, in the case of Regulation S Securities, prior to the expiration of the Restricted Period), the undersigned confirms that such Securities are being transferred in accordance with their terms:

CHECK ONE BOX BELOW

(1)	☐	to the Company or any Subsidiary thereof; or

(2)	☐	pursuant to a registration statement which has become effective under the Securities Act of 1933, as amended (the “Securities Act”); or

(3)	☐	for so long as the Securities are eligible for resale pursuant to Rule 144A, to a person who the undersigned reasonably believes is a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act) that is purchasing for its own account or for the account of a qualified institutional buyer to whom notice is given that such transfer is being made in reliance on Rule 144A, in each case pursuant to and in compliance with Rule 144A under the Securities Act; or

(4)	☐	pursuant to offers and sales that occur outside the United States within the meaning of Regulation S under the Securities Act in compliance with Rule 904 under the Securities Act; or

(5)	☐	pursuant to another exemption from registration under the Securities Act.

Unless one of the boxes is checked, the Trustee will refuse to register any of the Securities evidenced by this certificate in the name of any person other than the registered holder thereof; provided, however, that if box (5) is checked, the Company and the Trustee shall be entitled to require, prior to registering any such transfer of the Securities, such legal opinions, certifications or other evidence as may reasonably be required in order to determine that the proposed transfer is being made in compliance with the Securities Act and applicable state securities laws.

Signature

Ex. 1 - 10

SCHEDULE OF EXCHANGES OF INTERESTS IN THE GLOBAL BOND

The initial principal amount of this Global Bond is $[●]. The following increases or decreases in this Global Bond have been made:

Date of Exchange	Amount of decrease in Principal Amount of this Global Bond	Amount of increase in Principal Amount of this Global Bond	Principal Amount of this Global Bond following such decrease (or increase)	Signature of authorized officer of Trustee or Depositary

Ex. 1 - 11

[Form of 2027 Note]

FORM OF 3.30% SENIOR NOTES DUE DECEMBER 1, 2027

[INSERT FORM OF BOND AND LEGENDS FROM APPENDIX AS APPROPRIATE]

THE FOLLOWING SUMMARY OF TERMS IS SUBJECT TO THE INFORMATION SET FORTH ON THE REVERSE HEREOF:

PRINCIPAL AMOUNT:	ISSUE DATE:	INTEREST RATE:
$[●]	November 29, 2017	3.30% per annum

MATURITY DATE:	INTEREST PAYMENT DATES:	THIS SENIOR NOTE IS A:
December 1, 2027	June 1 and December 1, commencing	☒ Global Book-Entry Bond
	June 1, 2018	☐ Certificated Bond

REGISTERED OWNER: Cede & Co., as
nominee of The Depository Trust Company

Ex. 1 - 12

PACIFIC GAS AND ELECTRIC COMPANY

3.30% SENIOR NOTES DUE DECEMBER 1, 2027

(Fixed Rate)

No. [●]	Principal Amount: $[•]
CUSIP No: [●]

PACIFIC GAS AND ELECTRIC COMPANY, a corporation duly organized and existing under the laws of the State of California (herein called the “Company,” which term includes any successor Person pursuant to the applicable provisions of the Indenture hereinafter referred to), for value received, hereby promises to pay to Cede & Co., as nominee for The Depository Trust Company, or registered assigns, the Principal Amount stated above on the Maturity Date stated above, and to pay interest thereon from and including the Issue Date stated above or, in the case of a 3.30% Senior Note due December 1, 2027 issued upon the registration of transfer or exchange, from and including the most recent Interest Payment Date to which interest has been paid or duly provided for, semi-annually in arrears on the Interest Payment Dates set forth above and on the Maturity Date stated above, commencing June 1, 2018 at the rate of 3.30% per annum until the principal hereof is paid or made available for payment[; provided, however, that, upon the occurrence or failure to occur of certain events specified in the Registration Rights Agreement, the Company shall, subject to the terms and conditions set forth in the Registration Rights Agreement, pay additional interest on the principal amount of this Note after such event occurs or fails to occur so long as such event continues or fails to occur, as the case may be. Such additional interest shall be payable in addition to any other interest payable from time to time with respect to this Note]2. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in such Indenture, be paid to the Person in whose name this 3.30% Senior Note due December 1, 2027 (this “Senior Note,” and together with all other 3.30% Senior Notes due December 1, 2027, the “Senior Notes”) (or one or more Predecessor Bonds) is registered at the close of business on the Regular Record Date for such interest, which shall be the May 15 and November 15 preceding such Interest Payment Date; provided, however, that interest payable at the Maturity Date or on a Redemption Date will be paid to the Person to whom principal is payable. Any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Senior Note (or one or more Predecessor Bonds) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of Senior Notes not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of the Indenture and any securities exchange, if any, on which the Senior Notes may be listed, and upon such notice as may be required by any such exchange, all as more fully provided in said Indenture.

Payments of interest on this Senior Note will include interest accrued to but excluding the respective Interest Payment Dates. Interest payments for this Senior Note shall be computed and paid on the basis of the 360-day year of twelve 30-day months and will accrue from November 29, 2017 or from the most recent Interest Payment Date to which interest has been paid or duly provided for. In the event that any date on which interest is payable on this Senior Note (other than the Maturity Date) is not a Business Day then payment of the interest payable on such date will be made on the next succeeding day that is a Business Day (and without any interest or payment in respect of any such delay) with the same force and effect as if made on the date the payment was originally payable. If the Maturity Date falls on a day that is not a Business Day, the payment of principal, premium, if any, and interest may be made on the next succeeding Business Day, and no interest on such payment shall accrue for the period from and after maturity.

Payment of principal of, premium, if any, and interest on Senior Notes shall be made in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts. Payments of principal of, premium, if any, and interest on the Senior Notes represented by a Global Bond shall be made by wire transfer of immediately available funds to the Holder of such Global Bond, provided that, in the case of payments of principal and premium, if any, such Global Bond is first surrendered to the Paying Agent. If any of the Senior Notes are no longer represented by a Global Bond, (i) payments of principal, premium, if any, and interest due

[2]	To be included if the Senior Note is an Initial Bond.

Ex. 1 - 13

on the Maturity Date or earlier redemption of such Senior Notes shall be made at the office of the Paying Agent upon surrender of such Senior Notes to the Paying Agent, and (ii) payments of interest shall be made, at the option of the Company, subject to such surrender where applicable, (A) by check mailed to the address of the Person entitled thereto as such address shall appear in the Bond Register or (B) by wire transfer to registered Holders of at least $ 10,000,000 in principal amount of Senior Notes at such place and to such account at a banking institution in the United States as such Holders may designate in writing to the Trustee at least sixteen (16) days prior to the date for payment.

REFERENCE IS HEREBY MADE TO THE FURTHER PROVISIONS OF THIS SENIOR NOTE SET FORTH ON THE REVERSE HEREOF, WHICH FURTHER PROVISIONS SHALL FOR ALL PURPOSES HAVE THE SAME EFFECT AS IF SET FORTH AT THIS PLACE.

Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this Senior Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

Ex. 1 - 14

IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.

Dated:

PACIFIC GAS AND ELECTRIC COMPANY

By:
Name:
Title:

By:
Name:
Title:

Ex. 1 - 15

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

This Senior Note is one of the Bonds of the series designated as 2027 Notes referred to in the within-mentioned Indenture.

Dated:

THE BANK OF NEW YORK MELLON TRUST
COMPANY, N.A., As Trustee

By:
Authorized Signatory

Ex. 1 - 16

Reverse of Senior Note

This 3.30% Senior Note due December 1, 2027 is one of a duly authorized issue of Bonds of the Company, issued and issuable in one or more series under the Indenture, dated as of November 29, 2017 (the “Indenture”), between the Company and The Bank of New York Mellon Trust Company, N.A., as Trustee (herein called the “Trustee,” which term includes any successor trustee under the Indenture), and reference is hereby made to the Indenture for a description of the respective rights, limitations of rights, duties and immunities of the Company, the Trustee and the Holders of Bonds thereunder and of the terms and conditions upon which Bonds are, and are to be, authenticated and delivered. This Senior Note is a Bond within the meaning of the Indenture and is designated as the 3.30% Senior Notes due December 1, 2027 established by the Company under the Indenture and initially issued in an aggregate principal amount of $1,150,000,000 on November 29, 2017. The acceptance of this Senior Note shall be deemed to constitute the consent and agreement by the Holder hereof to all of the terms and provisions of the Indenture.

Subject to the terms and conditions of the Indenture, the Senior Notes are redeemable at the option of the Company (“Optional Redemption”), in whole or in part, (a) at any time prior to September 1, 2027 (the date that is three months prior to the Maturity Date) at a Redemption Price equal to the greater of:

(i) 100% of the principal amount of the Senior Notes to be redeemed; or

(ii) as determined by the Quotation Agent, the sum of the present values of the Remaining Scheduled Payments of principal and interest on the Senior Notes to be redeemed (not including any portion of payments of interest accrued as of the Redemption Date), calculated as if the Maturity Date of such Senior Notes was September 1, 2027 (the date that is three months prior to the Maturity Date), discounted to the Redemption Date on a semi-annual basis at the Adjusted Treasury Rate, plus 15 basis points, plus, in either of the above cases, accrued and unpaid interest thereon to but not including the Redemption Date; and (b) at any time on or after September 1, 2027 (the date that is three months prior to the Maturity Date) at 100% of the principal amount of the Senior Notes to be redeemed, plus accrued and unpaid interest thereon to but not including the Redemption Date. For purposes of this Senior Note, “Comparable Treasury Issue” means the United States Treasury security selected by the applicable Quotation Agent as having a maturity comparable to the remaining term of this Senior Note, assuming, for such purpose, that this Senior Note matured on September 1, 2027 (the date that is three months prior to the Maturity Date)), that would be used, at the time of the selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of this Senior Note.

Interest installments whose Stated Maturity is on or prior to such Redemption Date will be payable to Holders of such Senior Notes, or one or more Predecessor Bonds, of record at the close of business on the relevant Record Dates referred to on the face hereof, all as provided in the Indenture.

In the case of an Optional Redemption, notice of redemption will be in writing and mailed first-class postage-prepaid not less than 10 days nor more than 60 days prior to the Redemption Date to each Holder of Senior Notes to be redeemed at the Holder’s registered address; provided, however, that such notice need not state the dollar amount of the Redemption Price if such dollar amount has not been determined as of the date such notice is being given to the Holders of the Senior Notes being redeemed. If money sufficient to pay the Redemption Price of all Senior Notes (or portions thereof) to be redeemed on the Redemption Date is deposited with the Paying Agent or the Trustee on or prior to the Redemption Date, from and after such Redemption Date such Senior Notes or portions thereof shall cease to bear interest. Senior Notes in denominations larger than $2,000 in principal amount may be redeemed in part but only in integral multiples of $1,000.

In the event of redemption of this Senior Note in part only, a new Senior Note or Senior Notes of like tenor for the unredeemed portion hereof will be issued in the name of the Holder hereof upon the surrender hereof.

Ex. 1 - 17

As provided in the Indenture and subject to certain limitations therein set forth, this Senior Note or any portion of the principal amount hereof will be deemed to have been paid for all purposes of the Indenture and to be no longer Outstanding thereunder, and the Company’s entire indebtedness in respect thereof will be satisfied and discharged, if there has been irrevocably deposited with the Trustee or any Paying Agent (other than the Company), in trust, money in an amount which will be sufficient and/or Eligible Obligations, the principal of and interest on which when due, without regard to any reinvestment thereof, will provide moneys which, together with money, if any, deposited with or held by the Trustee or such Paying Agent, will be sufficient to pay when due the principal of and premium, if any, and interest on this Senior Note when due.

If an Event of Default shall occur and be continuing, the Trustee or the Holders of not less than 33% in aggregate principal amount of the Outstanding Bonds, considered as one class, may declare the principal amount of all Bonds then Outstanding to be due and payable immediately by notice in writing to the Company (and to the Trustee if given by Holders); provided, however, that with respect to certain Events of Default relating to bankruptcy, insolvency and similar events, the principal amount of all Bonds then Outstanding shall be due and payable immediately without further action by the Trustee or the Holders.

The Indenture permits, with certain exceptions as therein provided, the Company and the Trustee to enter into one or more supplemental indentures for the purpose of adding any provisions to, or changing in any manner or eliminating any of the provisions of, the Indenture with the consent of the Holders of not less than a majority in aggregate principal amount of the Bonds at the time Outstanding, considered as one class; provided, however, that if there shall be Bonds of more than one series Outstanding under the Indenture and if a proposed supplemental indenture shall directly affect the rights of the Holders of Bonds of one or more, but less than all, of such series, then the consent only of the Holders of a majority in aggregate principal amount of the Outstanding Bonds of all series so directly affected, considered as one class, shall be required; and provided, further, that the Indenture permits the Company and the Trustee to enter into one or more supplemental indentures for certain purposes without the consent of any Holders of Bonds. The Indenture also contains provisions permitting the Holders of a majority in aggregate principal amount of Bonds, on behalf of the Holders of all such Bonds, to waive certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Senior Note shall be conclusive and binding upon such Holder and upon all future Holders of this Senior Note and of any Senior Note issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Senior Note.

As provided in and subject to the provisions of the Indenture, the Holder of this Senior Note shall not have the right to institute any proceeding with respect to the Indenture or for the appointment of a receiver or trustee or for any other remedy thereunder, unless such Holder shall have previously given the Trustee written notice of a continuing Event of Default, the Holders of at least 33% in aggregate principal amount of the Bonds at the time Outstanding shall have made written request to the Trustee to institute proceedings in respect of such Event of Default as Trustee and offered the Trustee reasonable indemnity, and the Trustee shall not have received from the Holders of at least a majority in aggregate principal amount of Bonds at the time Outstanding a direction inconsistent with such written request, and shall have failed to institute any such proceeding for 60 days after receipt of such notice, request and offer of indemnity. The foregoing shall not apply to any suit instituted by the Holder of this Senior Note for the enforcement of any payment of principal hereof or any premium or interest hereon on or after the respective due dates expressed herein.

No reference herein to the Indenture and no provision of this Senior Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and any premium and interest on this Senior Note at the times, place and rate, and in the coin or currency, herein prescribed.

As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Senior Note is registrable in the Bond Register, upon surrender of this Senior Note for registration of transfer at the office or agency of the Company in any place where the principal of and any premium and interest on this Senior Note are payable, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company, the Trustee or the Bond Registrar, as the case may be, duly executed by the Holder hereof or such Holder’s attorney duly authorized in writing, and thereupon one or more new Senior Notes of like tenor, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

Ex. 1 - 18

The Senior Notes are issuable only in registered form without coupons in denominations of $100,000 and any integral multiple of $1,000 in excess thereof. As provided in the Indenture and subject to certain limitations therein set forth, Senior Notes are exchangeable for a like aggregate principal amount of Senior Notes and of like tenor of a different authorized denomination, as requested by the Holder surrendering the same.

No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

The Company shall not be required to execute or to provide for the registration of the transfer of or the exchange of (A) any Senior Note of this series during a period of 15 days immediately preceding the date notice is to be given identifying the serial numbers of the Senior Notes called for redemption, or (B) any Senior Note selected for redemption in whole or in part, except the unredeemed portion of any Senior Note being redeemed in part.

Prior to due presentment of this Senior Note for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Senior Note is registered as the owner hereof for all purposes, whether or not this Senior Note is overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

This Senior Note shall be governed by, and construed and enforced in accordance with, the laws of the State of New York without regard to the principles of conflicts of laws thereunder, except to the extent that the Trust Indenture Act shall be applicable.

As provided in the Indenture, no recourse shall be had for the payment of the principal of, premium, if any, or interest with respect to this Senior Note, or any part thereof, or for any claim based hereon or otherwise in respect hereof, or of the indebtedness represented hereby, or upon any obligation, covenant or agreement under the Indenture or the Registration Rights Agreement, against any incorporator, shareholder, officer or director, as such, past, present or future, of the Company or of any predecessor or successor corporation (either directly or through the Company or a predecessor or successor corporation), whether by virtue of any constitutional provision, statute or rule of law or by the enforcement of any assessment or penalty or otherwise; it being expressly agreed and understood that the Indenture and all the Bonds are solely corporate obligations and that any such personal liability is hereby expressly waived and released as a condition of, and as part of the consideration for, the execution of the Indenture and the issuance of this Senior Note.

All terms used in this Senior Note which are not defined herein shall have the meanings assigned to them in the Indenture.

Ex. 1 - 19

ASSIGNMENT FORM

To assign this Security, fill in the form below:

I or we assign and transfer this Security to

(Print or type assignee’s name, address and zip code)
(Insert assignee’s soc. sec. or tax I.D. No.)
and irrevocably appoint agent to transfer this Security on the books of the Company. The agent may substitute another to act for him.

Date:	Your signature:
Sign exactly as your name appears on the other side of this Security.

Signature Guarantee:

(Signature must be guaranteed)

Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

[Include the following only if the Restricted Securities Legend is included hereon]

In connection with any transfer of any of the Securities evidenced by this certificate occurring prior to one year (or such shorter period of time as permitted by Rule 144 under the Securities Act or any successor provision thereto) after the later of the Issue Date hereof and the last date, if any, on which such Securities were owned by the Company or any Affiliate of the Company (or, in the case of Regulation S Securities, prior to the expiration of the Restricted Period), the undersigned confirms that such Securities are being transferred in accordance with their terms:

CHECK ONE BOX BELOW

(1)	☐	to the Company or any Subsidiary thereof; or

(2)	☐	pursuant to a registration statement which has become effective under the Securities Act of 1933, as amended (the “Securities Act”); or

(3)	☐	for so long as the Securities are eligible for resale pursuant to Rule 144A, to a person who the undersigned reasonably believes is a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act) that is purchasing for its own account or for the account of a qualified institutional buyer to whom notice is given that such transfer is being made in reliance on Rule 144A, in each case pursuant to and in compliance with Rule 144A under the Securities Act; or

(4)	☐	pursuant to offers and sales that occur outside the United States within the meaning of Regulation S under the Securities Act in compliance with Rule 904 under the Securities Act; or

(5)	☐	pursuant to another exemption from registration under the Securities Act.

Unless one of the boxes is checked, the Trustee will refuse to register any of the Securities evidenced by this certificate in the name of any person other than the registered holder thereof; provided, however, that if box (5) is checked, the Company and the Trustee shall be entitled to require, prior to registering any such transfer of the Securities, such legal opinions, certifications or other evidence as may reasonably be required in order to determine that the proposed transfer is being made in compliance with the Securities Act and applicable state securities laws.

Signature

Ex. 1 - 20

SCHEDULE OF EXCHANGES OF INTERESTS IN THE GLOBAL BOND

The initial principal amount of this Global Bond is $[●]. The following increases or decreases in this Global Bond have been made:

Date of Exchange	Amount of decrease in Principal Amount of this Global Bond	Amount of increase in Principal Amount of this Global Bond	Principal Amount of this Global Bond following such decrease (or increase)	Signature of authorized officer of Trustee or Depositary

Ex. 1 - 21

[Form of 2047 Note]

FORM OF 3.95% SENIOR NOTES DUE DECEMBER 1, 2047

[INSERT FORM OF BOND AND LEGENDS FROM APPENDIX AS APPROPRIATE]

THE FOLLOWING SUMMARY OF TERMS IS SUBJECT TO THE INFORMATION SET FORTH ON THE REVERSE HEREOF:

PRINCIPAL AMOUNT:	ISSUE DATE:	INTEREST RATE:
$[●]	November 29, 2017	3.95% per annum

MATURITY DATE:	INTEREST PAYMENT DATES:	THIS SENIOR NOTE IS A:
December 1, 2047	June 1 and December 1, commencing	☒ Global Book-Entry Bond
	June 1, 2018	☐ Certificated Bond

REGISTERED OWNER: Cede & Co., as nominee of The Depository Trust Company

Ex. 1 - 22

PACIFIC GAS AND ELECTRIC COMPANY

3.95% SENIOR NOTES DUE DECEMBER 1, 2047

(Fixed Rate)

No. [●]	Principal Amount: $[●]
CUSIP No: [●]

PACIFIC GAS AND ELECTRIC COMPANY, a corporation duly organized and existing under the laws of the State of California (herein called the “Company,” which term includes any successor Person pursuant to the applicable provisions of the Indenture hereinafter referred to), for value received, hereby promises to pay to Cede & Co., as nominee for The Depository Trust Company, or registered assigns, the Principal Amount stated above on the Maturity Date stated above, and to pay interest thereon from and including the Issue Date stated above or, in the case of a 3.95% Senior Note due December 1, 2047 issued upon the registration of transfer or exchange, from and including the most recent Interest Payment Date to which interest has been paid or duly provided for, semi-annually in arrears on the Interest Payment Dates set forth above and on the Maturity Date stated above, commencing June 1, 2018 at the rate of 3.95% per annum until the principal hereof is paid or made available for payment[; provided, however, that, upon the occurrence or failure to occur of certain events specified in the Registration Rights Agreement, the Company shall, subject to the terms and conditions set forth in the Registration Rights Agreement, pay additional interest on the principal amount of this Note after such event occurs or fails to occur so long as such event continues or fails to occur, as the case may be. Such additional interest shall be payable in addition to any other interest payable from time to time with respect to this Note]3. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in such Indenture, be paid to the Person in whose name this 3.95% Senior Note due December 1, 2047 (this “Senior Note,” and together with all other 3.95% Senior Notes due December 1, 2047, the “Senior Notes”) (or one or more Predecessor Bonds) is registered at the close of business on the Regular Record Date for such interest, which shall be the May 15 and November 15 preceding such Interest Payment Date; provided, however, that interest payable at the Maturity Date or on a Redemption Date will be paid to the Person to whom principal is payable. Any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Senior Note (or one or more Predecessor Bonds) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of Senior Notes not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of the Indenture and any securities exchange, if any, on which the Senior Notes may be listed, and upon such notice as may be required by any such exchange, all as more fully provided in said Indenture.

Payments of interest on this Senior Note will include interest accrued to but excluding the respective Interest Payment Dates. Interest payments for this Senior Note shall be computed and paid on the basis of the 360-day year of twelve 30-day months and will accrue from November 29, 2017 or from the most recent Interest Payment Date to which interest has been paid or duly provided for. In the event that any date on which interest is payable on this Senior Note (other than the Maturity Date) is not a Business Day then payment of the interest payable on such date will be made on the next succeeding day that is a Business Day (and without any interest or payment in respect of any such delay) with the same force and effect as if made on the date the payment was originally payable. If the Maturity Date falls on a day that is not a Business Day, the payment of principal, premium, if any, and interest may be made on the next succeeding Business Day, and no interest on such payment shall accrue for the period from and after maturity.

Payment of principal of, premium, if any, and interest on Senior Notes shall be made in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts. Payments of principal of, premium, if any, and interest on the Senior Notes represented by a Global Bond shall be made by wire transfer of immediately available funds to the Holder of such Global Bond, provided that, in the case of payments of principal and premium, if any, such Global Bond is first surrendered to the Paying Agent. If any of the Senior Notes are no longer represented by a Global Bond, (i) payments of principal, premium, if any, and interest due on

[3]	To be included if the Senior Note is an Initial Bond.

Ex. 1 - 23

the Maturity Date or earlier redemption of such Senior Notes shall be made at the office of the Paying Agent upon surrender of such Senior Notes to the Paying Agent, and (ii) payments of interest shall be made, at the option of the Company, subject to such surrender where applicable, (A) by check mailed to the address of the Person entitled thereto as such address shall appear in the Bond Register or (B) by wire transfer to registered Holders of at least $10,000,000 in principal amount of Senior Notes at such place and to such account at a banking institution in the United States as such Holders may designate in writing to the Trustee at least sixteen (16) days prior to the date for payment.

REFERENCE IS HEREBY MADE TO THE FURTHER PROVISIONS OF THIS SENIOR NOTE SET FORTH ON THE REVERSE HEREOF, WHICH FURTHER PROVISIONS SHALL FOR ALL PURPOSES HAVE THE SAME EFFECT AS IF SET FORTH AT THIS PLACE.

Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this Senior Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

Ex. 1 - 24

IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.

Dated:

PACIFIC GAS AND ELECTRIC COMPANY

By:
Name:
Title:

By:
Name:
Title:

Ex. 1 - 25

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

This Senior Note is one of the Bonds of the series designated 2047 Notes referred to in the within-mentioned Indenture.

Dated:

THE BANK OF NEW YORK MELLON TRUST
COMPANY, N.A., As Trustee

By:
Authorized Signatory

Ex. 1 - 26

Reverse of Senior Note

This 3.95% Senior Note due December 1, 2047 is one of a duly authorized issue of Bonds of the Company, issued and issuable in one or more series under the Indenture, dated as of November 29, 2017 (the “Indenture”), between the Company and The Bank of New York Mellon Trust Company, N.A., as Trustee (herein called the “Trustee,” which term includes any successor trustee under the Indenture), and reference is hereby made to the Indenture for a description of the respective rights, limitations of rights, duties and immunities of the Company, the Trustee and the Holders of Bonds thereunder and of the terms and conditions upon which Bonds are, and are to be, authenticated and delivered. This Senior Note is a Bond within the meaning of the Indenture and is designated as the 3.95% Senior Notes due December 1, 2047 established by the Company under the Indenture and initially issued in an aggregate principal amount of $ 850,000 on November 29, 2017. The acceptance of this Senior Note shall be deemed to constitute the consent and agreement by the Holder hereof to all of the terms and provisions of the Indenture.

Subject to the terms and conditions of the Indenture, the Senior Notes are redeemable at the option of the Company (“Optional Redemption”), in whole or in part, (a) at any time prior to June 1, 2047 (the date that is six months prior to the Maturity Date) at a Redemption Price equal to the greater of:

(i) 100% of the principal amount of the Senior Notes to be redeemed; or

(ii) as determined by the Quotation Agent, the sum of the present values of the Remaining Scheduled Payments of principal and interest on the Senior Notes to be redeemed (not including any portion of payments of interest accrued as of the Redemption Date), calculated as if the Maturity Date of such Senior Notes was June 1, 2047 (the date that is six months prior to the Maturity Date), discounted to the Redemption Date on a semi-annual basis at the Adjusted Treasury Rate, plus 20 basis points, plus, in either of the above cases, accrued and unpaid interest thereon to but not including the Redemption Date; and (b) at any time on or after June 1, 2047 (the date that is six months prior to the Maturity Date) at 100% of the principal amount of the Senior Notes to be redeemed, plus accrued and unpaid interest thereon to but not including the Redemption Date. For purposes of this Senior Note, “Comparable Treasury Issue” means the United States Treasury security selected by the applicable Quotation Agent as having a maturity comparable to the remaining term of this Senior Note, assuming, for such purpose, that this Senior Note matured on June 1, 2047 (the date that is six months prior to the Maturity Date)), that would be used, at the time of the selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of this Senior Note.

Interest installments whose Stated Maturity is on or prior to such Redemption Date will be payable to Holders of such Senior Notes, or one or more Predecessor Bonds, of record at the close of business on the relevant Record Dates referred to on the face hereof, all as provided in the Indenture.

In the case of an Optional Redemption, notice of redemption will be in writing and mailed first-class postage-prepaid not less than 10 days nor more than 60 days prior to the Redemption Date to each Holder of Senior Notes to be redeemed at the Holder’s registered address; provided, however, that such notice need not state the dollar amount of the Redemption Price if such dollar amount has not been determined as of the date such notice is being given to the Holders of the Senior Notes being redeemed. If money sufficient to pay the Redemption Price of all Senior Notes (or portions thereof) to be redeemed on the Redemption Date is deposited with the Paying Agent or the Trustee on or prior to the Redemption Date, from and after such Redemption Date such Senior Notes or portions thereof shall cease to bear interest. Senior Notes in denominations larger than $2,000 in principal amount may be redeemed in part but only in integral multiples of $1,000.

In the event of redemption of this Senior Note in part only, a new Senior Note or Senior Notes of like tenor for the unredeemed portion hereof will be issued in the name of the Holder hereof upon the surrender hereof.

Ex. 1 - 27

As provided in the Indenture and subject to certain limitations therein set forth, this Senior Note or any portion of the principal amount hereof will be deemed to have been paid for all purposes of the Indenture and to be no longer Outstanding thereunder, and the Company’s entire indebtedness in respect thereof will be satisfied and discharged, if there has been irrevocably deposited with the Trustee or any Paying Agent (other than the Company), in trust, money in an amount which will be sufficient and/or Eligible Obligations, the principal of and interest on which when due, without regard to any reinvestment thereof, will provide moneys which, together with money, if any, deposited with or held by the Trustee or such Paying Agent, will be sufficient to pay when due the principal of and premium, if any, and interest on this Senior Note when due.

If an Event of Default shall occur and be continuing, the Trustee or the Holders of not less than 33% in aggregate principal amount of the Outstanding Bonds, considered as one class, may declare the principal amount of all Bonds then Outstanding to be due and payable immediately by notice in writing to the Company (and to the Trustee if given by Holders); provided, however, that with respect to certain Events of Default relating to bankruptcy, insolvency and similar events, the principal amount of all Bonds then Outstanding shall be due and payable immediately without further action by the Trustee or the Holders.

The Indenture permits, with certain exceptions as therein provided, the Company and the Trustee to enter into one or more supplemental indentures for the purpose of adding any provisions to, or changing in any manner or eliminating any of the provisions of, the Indenture with the consent of the Holders of not less than a majority in aggregate principal amount of the Bonds at the time Outstanding, considered as one class; provided, however, that if there shall be Bonds of more than one series Outstanding under the Indenture and if a proposed supplemental indenture shall directly affect the rights of the Holders of Bonds of one or more, but less than all, of such series, then the consent only of the Holders of a majority in aggregate principal amount of the Outstanding Bonds of all series so directly affected, considered as one class, shall be required; and provided, further, that the Indenture permits the Company and the Trustee to enter into one or more supplemental indentures for certain purposes without the consent of any Holders of Bonds. The Indenture also contains provisions permitting the Holders of a majority in aggregate principal amount of Bonds, on behalf of the Holders of all such Bonds, to waive certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Senior Note shall be conclusive and binding upon such Holder and upon all future Holders of this Senior Note and of any Senior Note issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Senior Note.

As provided in and subject to the provisions of the Indenture, the Holder of this Senior Note shall not have the right to institute any proceeding with respect to the Indenture or for the appointment of a receiver or trustee or for any other remedy thereunder, unless such Holder shall have previously given the Trustee written notice of a continuing Event of Default, the Holders of at least 33% in aggregate principal amount of the Bonds at the time Outstanding shall have made written request to the Trustee to institute proceedings in respect of such Event of Default as Trustee and offered the Trustee reasonable indemnity, and the Trustee shall not have received from the Holders of at least a majority in aggregate principal amount of Bonds at the time Outstanding a direction inconsistent with such written request, and shall have failed to institute any such proceeding for 60 days after receipt of such notice, request and offer of indemnity. The foregoing shall not apply to any suit instituted by the Holder of this Senior Note for the enforcement of any payment of principal hereof or any premium or interest hereon on or after the respective due dates expressed herein.

No reference herein to the Indenture and no provision of this Senior Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and any premium and interest on this Senior Note at the times, place and rate, and in the coin or currency, herein prescribed.

As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Senior Note is registrable in the Bond Register, upon surrender of this Senior Note for registration of transfer at the office or agency of the Company in any place where the principal of and any premium and interest on this Senior Note are payable, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company, the Trustee or the Bond Registrar, as the case may be, duly executed by the Holder hereof or such Holder’s attorney duly authorized in writing, and thereupon one or more new Senior Notes of like tenor, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

Ex. 1 - 28

The Senior Notes are issuable only in registered form without coupons in denominations of $100,000 and any integral multiple of $1,000 in excess thereof. As provided in the Indenture and subject to certain limitations therein set forth, Senior Notes are exchangeable for a like aggregate principal amount of Senior Notes and of like tenor of a different authorized denomination, as requested by the Holder surrendering the same.

No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

The Company shall not be required to execute or to provide for the registration of the transfer of or the exchange of (A) any Senior Note of this series during a period of 15 days immediately preceding the date notice is to be given identifying the serial numbers of the Senior Notes called for redemption, or (B) any Senior Note selected for redemption in whole or in part, except the unredeemed portion of any Senior Note being redeemed in part.

Prior to due presentment of this Senior Note for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Senior Note is registered as the owner hereof for all purposes, whether or not this Senior Note is overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

This Senior Note shall be governed by, and construed and enforced in accordance with, the laws of the State of New York without regard to the principles of conflicts of laws thereunder, except to the extent that the Trust Indenture Act shall be applicable.

As provided in the Indenture, no recourse shall be had for the payment of the principal of, premium, if any, or interest with respect to this Senior Note, or any part thereof, or for any claim based hereon or otherwise in respect hereof, or of the indebtedness represented hereby, or upon any obligation, covenant or agreement under the Indenture or the Registration Rights Agreement, against any incorporator, shareholder, officer or director, as such, past, present or future, of the Company or of any predecessor or successor corporation (either directly or through the Company or a predecessor or successor corporation), whether by virtue of any constitutional provision, statute or rule of law or by the enforcement of any assessment or penalty or otherwise; it being expressly agreed and understood that the Indenture and all the Bonds are solely corporate obligations and that any such personal liability is hereby expressly waived and released as a condition of, and as part of the consideration for, the execution of the Indenture and the issuance of this Senior Note.

All terms used in this Senior Note which are not defined herein shall have the meanings assigned to them in the Indenture.

Ex. 1 - 29

ASSIGNMENT FORM

To assign this Security, fill in the form below:

I or we assign and transfer this Security to

(Print or type assignee’s name, address and zip code)
(Insert assignee’s soc. sec. or tax I.D. No.)
and irrevocably appoint agent to transfer this Security on the books of the Company. The agent may substitute another to act for him.

Date:	Your signature:
Sign exactly as your name appears on the other side of this Security.

Signature Guarantee:

(Signature must be guaranteed)

Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

[Include the following only if the Restricted Securities Legend is included hereon]

In connection with any transfer of any of the Securities evidenced by this certificate occurring prior to one year (or such shorter period of time as permitted by Rule 144 under the Securities Act or any successor provision thereto) after the later of the Issue Date hereof and the last date, if any, on which such Securities were owned by the Company or any Affiliate of the Company (or, in the case of Regulation S Securities, prior to the expiration of the Restricted Period), the undersigned confirms that such Securities are being transferred in accordance with their terms:

CHECK ONE BOX BELOW

(1)	☐	to the Company or any Subsidiary thereof; or

(2)	☐	pursuant to a registration statement which has become effective under the Securities Act of 1933, as amended (the “Securities Act”); or

(3)	☐	for so long as the Securities are eligible for resale pursuant to Rule 144A, to a person who the undersigned reasonably believes is a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act) that is purchasing for its own account or for the account of a qualified institutional buyer to whom notice is given that such transfer is being made in reliance on Rule 144A, in each case pursuant to and in compliance with Rule 144A under the Securities Act; or

(4)	☐	pursuant to offers and sales that occur outside the United States within the meaning of Regulation S under the Securities Act in compliance with Rule 904 under the Securities Act; or

(5)	☐	pursuant to another exemption from registration under the Securities Act.

Unless one of the boxes is checked, the Trustee will refuse to register any of the Securities evidenced by this certificate in the name of any person other than the registered holder thereof; provided, however, that if box (5) is checked, the Company and the Trustee shall be entitled to require, prior to registering any such transfer of the Securities, such legal opinions, certifications or other evidence as may reasonably be required in order to determine that the proposed transfer is being made in compliance with the Securities Act and applicable state securities laws.

Signature

Ex. 1 - 30

SCHEDULE OF EXCHANGES OF INTERESTS IN THE GLOBAL BOND

The initial principal amount of this Global Bond is $[●]. The following increases or decreases in this Global Bond have been made:

Date of Exchange	Amount of decrease in Principal Amount of this Global Bond	Amount of increase in Principal Amount of this Global Bond	Principal Amount of this Global Bond following such decrease (or increase)	Signature of authorized officer of Trustee or Depositary

Ex. 1 - 31

INDENTURE

Dated as of August 6, 2018

between

PACIFIC GAS AND ELECTRIC COMPANY,

Issuer

and

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.,

Trustee

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SECTION 15.01.	Liability Solely Corporate	72

ARTICLE XVI	TAX MATTERS	72

SECTION 16.01.	Foreign Account Tax Compliance Act (FATCA)	72

INDENTURE (this “Indenture”), dated as of August 6, 2018 between PACIFIC GAS AND ELECTRIC COMPANY, a corporation duly organized and existing under the laws of the State of California (the “Company”), and THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., a national banking association organized under the laws of the United States of America, as Trustee (the “Trustee”).

Each party agrees as follows for the benefit of the other party and for the equal and ratable benefit of the Holders of the Company’s Bonds to be issued, from time to time, as provided by this Indenture:

ARTICLE I

DEFINITIONS AND OTHER PROVISIONS OF GENERAL APPLICATION

SECTION 1.01. General Definitions.

For all purposes of this Indenture, except as otherwise expressly provided or unless the context otherwise requires:

(a) the terms defined in this Article have the meanings assigned to them in this Article and include the plural as well as the singular;

(b) reference to any gender shall include all other genders;

(c) all terms used herein without definition which are defined in the Trust Indenture Act, either directly or by reference therein, have the meanings assigned to them therein;

(d) all terms used herein without definition which are defined in the California Commercial Code shall have the meanings assigned to them therein;

(e) all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with generally accepted accounting principles in the United States; and, except as otherwise herein expressly provided, the term “generally accepted accounting principles” with respect to any computation required or permitted hereunder shall mean, at the election of the Company from time to time, such accounting principles as are generally accepted in the United States at the date of such computation or at March 23, 2004; provided, however, that in determining generally accepted accounting principles applicable to the Company, effect shall be given, to the extent required, to any order, rule or regulation of any administrative agency, regulatory authority or other governmental body having jurisdiction over the Company;

(f) any reference to an “Article”, a “Section” or any other subdivision refers to an Article, a Section or other subdivision, as the case may be, of this Indenture; and

(g) the words “herein”, “hereof” and “hereunder” and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision.

“Accountant” means a Person engaged in the accounting profession or otherwise qualified to pass on accounting matters (including, but not limited to, a Person certified or licensed as a public accountant, whether or not then engaged in the public accounting profession), which Person, unless required under the terms hereof to be Independent, may be an employee, an Affiliate or an employee of an Affiliate of the Company.

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“Act”, when used with respect to any Holder of a Bond, has the meaning specified in Section 1.04.

“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, “control” when used with respect to any specified Person means the power to direct generally the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Attributable Debt” in respect of a sale and leaseback transaction means, at the time of determination, the present value of the obligation of the lessee for net rental payments during the remaining term of the lease included in such sale and leaseback transaction, including any period for which such lease has been extended or may, at the option of the lessor, be extended. Such present value shall be calculated using a discount rate equal to the rate of interest implicit in such transaction, determined in accordance with generally accepted accounting principles.

“Authenticating Agent ” means any Person or Persons (other than the Company or an Affiliate of the Company) authorized by the Trustee to act on behalf of the Trustee to authenticate the Bonds of one or more series.

“Authorized Officer” means the Chairman of the Board, the President, the Chief Executive Officer, any Vice President or Assistant Vice President, the Chief Financial Officer, the Treasurer or Assistant Treasurer or any other person duly authorized by the Board of Directors to act as an Authorized Officer.

“Board of Directors” means the board of directors of the Company, any committee thereof duly authorized to act in respect of matters relating to this Indenture or any other body fulfilling the function of a board of directors of a corporation authorized to act in respect of matters relating to this Indenture.

“Board Resolution” means a copy of a resolution certified by the Secretary or an Assistant Secretary of the Company that has been duly adopted by the Board of Directors, that is in full force and effect on the date of such certification and that has been delivered to the Trustee.

“Bond Register” and “Bond Registrar” have the respective meanings specified in Section 3.05.

“Bonds” means any securities, including any bonds, notes and other evidences of indebtedness, authenticated and delivered under the Indenture.

“Business Day” means any day that is not a day on which banking institutions in New York City are authorized or required by law or regulation to close.

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“California Commercial Code” means the California Commercial Code as in effect from time to time, unless otherwise specified in this Indenture.

“Capital Lease Obligation” means, at the time any determination is to be made, the amount of the liability in respect of a capital lease that would at that time be required to be capitalized on a balance sheet in accordance with generally accepted accounting principles.

“Code” means the United States Internal Revenue Code of 1986, as amended.

“Commission” means the Securities and Exchange Commission, as from time to time constituted, created under the Exchange Act or, if at any time after August 6, 2018, such Commission is not existing and performing the duties assigned to it on August 6, 2018 under the Trust Indenture Act, then the body, if any, performing such duties at such time.

“Company” means the Person named as the “Company” in the first paragraph of this Indenture until a successor Person shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Company” shall mean such successor Person.

“Company Order” or “Company Request” means, respectively, a written order or request signed in the name of the Company by an Authorized Officer and delivered to the Trustee.

“Corporate Trust Office” means the designated office of the Trustee at which at any time its corporate trust business shall be administered, which office on the date hereof is located at The Bank of New York Mellon Trust Company, N.A., 400 South Hope Street, Suite 500, Los Angeles, CA 90071, Attention: Global Corporate Trust Unit, or such other address as the Trustee may designate from time to time by notice to the Holders and the Company.

“corporation” means a corporation, partnership, limited liability company, association, company, joint stock company or business trust, and references to “corporate” and other derivations of “corporation” herein shall be deemed to include appropriate derivations of such entities.

“CPI Index” means the United States Department of Labor, Bureau of Labor Statistics Consumer Price Index for All Urban Consumers, U.S. City Average, “All Items” (1982-84 = 100), or any successor index thereof as such successor index may be appropriately adjusted to establish substantial equivalence with the Consumer Price Index; provided that if the Consumer Price Index ceases to be published and there is no successor thereto, such other index shall be substituted by the Company for the Consumer Price Index.

“Debt” means any debt of the Company for money borrowed and guarantees by the Company of debt for money borrowed but in each case excluding liabilities in respect of Capital Lease Obligations or Swap Agreements.

“Default” means any event that with the passage of time or the giving of notice or both would be an Event of Default.

“Defaulted Interest” has the meaning specified in Section 3.07.

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“Depositary” means, with respect to the Bonds of any series, or Tranche thereof, issuable or issued in whole or in part in the form of one or more Global Bonds, the Person designated as Depositary by the Company pursuant to Sections 3.01(q) and 3.13 until a successor Depositary shall have become such pursuant to the applicable provisions of this Indenture, and, thereafter, “Depositary” shall mean or include each Person who is then a Depositary hereunder, and if at any time there is more than one such Person, “Depositary” as used with respect to Bonds of any such series shall mean the Depositary with respect to the Bonds of that series or Tranche.

“Diablo Canyon Lease” means that certain lease dated September 17, 1966, between Eureka Energy Company, as lessor, and the Company, as lessee, which lease was originally entered into between Luigi Marre Land and Cattle Company, a California corporation, as lessor, and San Luis Obispo Bay Properties, Inc., a California corporation, as lessee, a memorandum of which Lease was recorded September 21, 1966 in Volume 1410, Page 556, Official Records, San Luis Obispo County, California, and any supplements, assignments and modifications thereto.

“Dollar” or “$” means a dollar or other equivalent unit in such coin or currency of the United States as at the time shall be legal tender for the payment of public and private debts.

“DTC” means The Depository Trust Company, New York, New York.

“Eligible Obligations” means Government Obligations.

“Event of Default” has the meaning specified in Section 9.01.

“Excepted Property” means any right, title or interest of the Company or any Significant Subsidiary in, to or under any of the following property, whether owned at August 6, 2018 or thereafter acquired:

(a) all money, investment property and deposit accounts (as such terms are defined in the California Commercial Code as in effect on March 11, 2004), and all cash on hand or on deposit in banks or other financial institutions, shares of stock, interests in general or limited partnerships or limited liability companies, bonds, notes, other evidences of indebtedness and other securities, of whatever kind and nature;

(b) all accounts, chattel paper, commercial tort claims, documents, general intangibles, instruments, letter-of-credit rights and letters of credit (as such terms are defined in the California Commercial Code as in effect on March 11, 2004), other than licenses and permits to use the real property of others, franchises to use public roads, streets and other public properties, rights of way and other rights or interests relating to the occupancy or use of real property; and all contracts, leases (except the Diablo Canyon Lease), operating agreements and other agreements of whatever kind and nature; all contract rights, bills and notes (except to the extent that any of the same constitute investment property, in which case they are separately covered under clause (a) above); all revenues, income and earnings, all accounts receivable, rights to payment and unbilled revenues, all rents, tolls, issues, products and profits, claims, credits, demands and judgments, including any rights in or to rates, revenue components, charges, tariffs or amounts arising therefrom, or in any amounts that are accrued and recorded in a regulatory account for collections by the Company or any Significant Subsidiary; all governmental and other licenses, permits, franchises, consents and allowances, including all emission allowances

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(or similar rights) created under any similar existing or future law relating to abatement or control of pollution of the atmosphere, water or soil, other than licenses and permits to use the real property of others, franchises to use public roads, streets and other public properties, rights of way and other rights or interests relating to the occupancy or use of real property; and all patents, patent licenses and other patent rights, patent applications, trade names, trademarks, copyrights and other intellectual property, including computer software and software licenses; and all claims, credits, choses in action and other intangible property;

(c) all automobiles, buses, trucks, truck cranes, tractors, trailers, motor vehicles and similar vehicles and movable equipment; all rolling stock, rail cars and other railroad equipment; all vessels, boats, barges and other marine equipment; all airplanes, helicopters, aircraft engines and other flight equipment; and all parts, accessories and supplies used in connection with any of the foregoing;

(d) all goods, stock in trade, wares, merchandise and inventory held for the purpose of sale or lease in the ordinary course of business; all materials, supplies, inventory and other items of personal property which are consumable (otherwise than by ordinary wear and tear) in their use in the operation of the Principal Property; all fuel, whether or not any such fuel is in a form consumable in the operation of the Principal Property, including separate components of any fuel in the forms in which such components exist at any time before, during or after the period of the use thereof as fuel; all hand and other portable tools and equipment; and all furniture and furnishings;

(e) all personal property the perfection of a security interest in which is not governed by the California Commercial Code;

(f) all oil, gas and other minerals (as such terms are defined in the California Commercial Code as in effect on March 11, 2004); and all coal, ore, gas, oil and other minerals and all timber, and all rights and interests in any of the foregoing, whether or not such minerals or timber shall have been mined or extracted or otherwise separated from the land; and all electric energy and capacity, gas (natural or artificial), steam, water and other products generated, produced, manufactured, purchased or otherwise acquired by the Company or any Significant Subsidiary;

(g) all property which is the subject of a lease agreement, other than a lease agreement that results from a sale and leaseback transaction, designating the Company or any Significant Subsidiary as lessee and all right, title and interest of the Company or any Significant Subsidiary in and to such property and in, to and under such lease agreement, whether or not such lease agreement is intended as security; provided, however, that the Company’s right, title and interest in and to the property which is the subject of the Diablo Canyon Lease, and in to and under the Diablo Canyon Lease shall not be Excepted Property;

(h) all property, real, personal and mixed that is stated in Sections 12.03 and 12.05 to not be Principal Property; and

(i) all proceeds (as such term is defined in the California Commercial Code as in effect on March 11, 2004) of the foregoing.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

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“Fair Value”, with respect to property, means the fair value of such property as may be determined by the Company by reference to (a) the amount which would be likely to be obtained in an arm’s-length transaction with respect to such property between an informed and willing buyer and an informed and willing seller, under no compulsion, respectively, to buy or sell, (b) the amount of investment with respect to such property which, together with a reasonable return thereon, would be likely to be recovered through ordinary business operations or otherwise, (c) cost or replacement or reproduction cost, in each case less depreciation with respect to such property and/or (d) any other relevant factors; provided, however, that the Fair Value of property shall be determined without deduction for any senior liens on such property. Fair Value of any property may be determined, without physical inspection, by the use of accounting and engineering records and other data maintained by the Company (including on the basis of the cost of such property).

“Global Bond” means a Bond representing all or part of a series of Bonds, or Tranche thereof, issued to the Depositary for such series or Tranche in accordance with Section 3.13, and bearing the legend prescribed in Section 3.13.

“Governmental Authority ” means the government of the United States or of any state or territory thereof or of the District of Columbia or of any county, municipality or other political subdivision of any thereof, or any department, agency, authority or other instrumentality of any of the foregoing.

“Government Obligations” means securities which are (a) (i) direct obligations of the United States where the payment or payments thereunder are supported by the full faith and credit of the United States or (ii) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States where the timely payment or payments thereunder are unconditionally guaranteed as a full faith and credit obligation by the United States or (b) depository receipts issued by a bank (as defined in Section 3(a)(2) of the Securities Act of 1933, as amended) as custodian with respect to any such Government Obligation or a specific payment of interest on or principal of or other amount with respect to any such Government Obligation held by such custodian for the account of the holder of a depository receipt; provided, that, (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the Government Obligation or the specific payment of interest on or principal of or other amount with respect to the Government Obligation evidenced by such depository receipt.

“Holder” means a Person in whose name a Bond is registered in the Bond Register.

“Indenture” means this instrument as originally executed and as it may from time to time be supplemented or amended by one or more indentures supplemental hereto entered into pursuant to the applicable provisions hereof, including, for all purposes of this instrument and any such supplemental indenture, the provisions of the Trust Indenture Act that are deemed to be a part of and govern this Indenture and any such supplemental indenture, respectively. The term “Indenture” shall also include the provisions or terms of particular series of Bonds established in any Officer’s Certificate, Board Resolution or Company Order delivered pursuant to Sections 2.01, 3.01 and 13.07.

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“Independent”, when applied to any Accountant or other specified Person, means such a Person who (a) does not have any direct or indirect material financial interest in the Company or in any other obligor upon the Bonds or in any Affiliate of the Company or of such other obligor, (b) is not connected with the Company, an Affiliate of the Company or such other obligor as an officer, employee, promoter, underwriter, trustee, partner, director or any person performing similar functions and (c) is appointed or selected by the Company.

“Interest Payment Date”, when used with respect to any Bond, means the Stated Maturity of an installment of interest on such Bond.

“Internal Revenue Code” means the Internal Revenue Code of 1986, as amended, or any successor federal statute.

“Investment Securities” means any of the following obligations or investment property on which neither the Company, any other obligor on the Bonds nor any Affiliate of either is the obligor: (a) Government Obligations; (b) interest bearing deposit accounts (which may be represented by certificates of deposit) in any national or state bank (which may include the Trustee or any Paying Agent) or savings association which has outstanding securities rated by a nationally recognized rating organization in either of the two (2) highest rating categories (without regard to modifiers) for short -term securities or in any of the three (3) highest rating categories (without regard to modifiers) for long-term securities; (c) bankers’ acceptances drawn on and accepted by any commercial bank (which may include the Trustee or any Paying Agent) which has outstanding securities rated by a nationally recognized rating organization in either of the two (2) highest rating categories (without regard to modifiers) for short-term securities or in any of the three (3) highest rating categories (without regard to modifiers) for long-term securities; (d) direct obligations of, or obligations the principal of and interest on which are unconditionally guaranteed by, any state or territory of the United States or the District of Columbia, or any political subdivision of any of the foregoing, which are rated by a nationally recognized rating organization in either of the two (2) highest rating categories (without regard to modifiers) for short -term securities or in any of the three (3) highest rating categories (without regard to modifiers) for long-term securities; (e) bonds or other obligations of any agency or instrumentality of the United States; (f) corporate debt securities which are rated by a nationally recognized rating organization in either of the two (2) highest rating categories (without regard to modifiers) for short-term securities or in any of the three (3) highest rating categories (without regard to modifiers) for long-term securities; (g) repurchase agreements with respect to any of the foregoing obligations or securities with any banking or financial institution (which may include the Trustee or any Paying Agent) which has outstanding securities rated by a nationally recognized rating organization in either of the two (2) highest rating categories (without regard to modifiers) for short-term securities or in any of the three (3) highest rating categories (without regard to modifiers) for long-term securities; (h) securities issued by any regulated investment company (including any investment company for which the Trustee or any Paying Agent is the advisor), as defined in Section 851 of the Internal Revenue Code or any such successor section of the Internal Revenue Code, provided that the portfolio of such investment company is limited to obligations or securities of the character and investment quality contemplated in clauses (a) through (f) above and repurchase agreements which are fully collateralized by any of such obligations or securities; and (i) any other obligations or securities which may lawfully be purchased by the Company.

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“Lien” means any mortgage, deed of trust, pledge, security interest, encumbrance, easement, lease, reservation, restriction, servitude, charge or similar right and any other lien of any kind, including, without limitation, any conditional sale or other title retention agreement, any lease in the nature thereof, and any defect, irregularity, exception or limitation in record title or, when the context so requires, any lien, claim or interest arising from any of the foregoing.

“Maturity”, when used with respect to any Bond, means the date on which the principal of such Bond or an installment of principal or any sinking fund payment becomes due and payable as provided in such Bond or in this Indenture, whether at the Stated Maturity, by declaration of acceleration, upon call for redemption or otherwise.

“Net Tangible Assets” means the total amount of the Company’s assets determined on a consolidated basis in accordance with generally accepted accounting principles as of a date determined pursuant to Section 7.07(b), less (a) the sum of the Company’s consolidated current liabilities determined in accordance with generally accepted accounting principles, and (b) the amount of the Company’s consolidated assets classified as intangible assets, determined in accordance with generally accepted accounting principles, including, but not limited to, such items as goodwill, trademarks, trade names, patents, and unamortized debt discount and expense and regulatory assets carried as an asset on the Company’s consolidated balance sheet.

“Notice of Default” has the meaning specified in Section 9.01(c).

“Officer’s Certificate” means a certificate signed by an Authorized Officer and delivered to the Trustee.

“Opinion of Counsel” means a written opinion of counsel, who may be counsel for the Company or other counsel acceptable to the Trustee and who may be an employee, an Affiliate or an employee of an Affiliate of the Company.

“Outstanding”, when used with respect to Bonds, means, as of the date of determination, all Bonds theretofore authenticated and delivered under this Indenture, except:

(a) Bonds theretofore canceled or delivered to the Bond Registrar or the Trustee for cancellation;

(b) Bonds deemed to have been paid for all purposes of this Indenture in accordance with Section 8.01 (whether or not the Company’s indebtedness in respect thereof shall be satisfied and discharged for any other purpose); and

(c) Bonds, the principal of, premium, if any, and interest, if any, on which have been fully paid pursuant to the third paragraph of Section 3.06 or in exchange for or in lieu of which other Bonds have been authenticated and delivered pursuant to this Indenture, other than any such Bonds in respect of which there shall have been presented to the Trustee proof satisfactory to it and the Company that such Bonds are held by a protected purchaser;

provided, however, that in determining whether or not the Holders of the requisite principal amount of the Bonds Outstanding under this Indenture, or the Outstanding Bonds of any series or

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Tranche, have given any request, demand, authorization, direction, notice, consent or waiver hereunder or whether or not a quorum is present at a meeting of Holders of Bonds,

(x) Bonds owned by the Company or any other obligor upon the Bonds or any Affiliate of the Company or of such other obligor (unless the Company, such obligor and/or such Affiliate owns all Bonds Outstanding under this Indenture, or all Outstanding Bonds of each such series and each such Tranche, as the case may be, determined without regard to this clause (x)) shall be disregarded and deemed not to be Outstanding, except that, in determining whether the Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver or upon any such determination as to the presence of a quorum, only Bonds which the Trustee actually knows to be so owned shall be so disregarded; provided, however, that Bonds so owned which have been pledged in good faith may be regarded as Outstanding if it is established to the reasonable satisfaction of the Trustee that the pledgee, and not the Company, any such other obligor or Affiliate of either thereof, has the right so to act with respect to such Bonds and that the pledgee is not the Company or any other obligor upon the Bonds or any Affiliate of the Company or of such other obligor; and provided, further, that in no event shall any Bond which shall have been delivered to evidence, enhance or secure, in whole or in part, the Company’s obligations in respect of other indebtedness be deemed to be owned by the Company if the principal of such Bond is payable, whether at Stated Maturity or upon mandatory redemption, at the same time as the principal of such other indebtedness is payable, whether at Stated Maturity or upon mandatory redemption or acceleration, but only to the extent of such portion of the principal amount of such Bond as does not exceed the principal amount of such other indebtedness; and

(y) [Reserved].

“Paying Agent” means any Person, including the Company, authorized by the Company to pay the principal of and premium, if any, or interest, if any, on any Bonds on behalf of the Company.

“Periodic Offering” means an offering of Bonds of a series from time to time any or all of the specific terms of which Bonds, including, without limitation, the rate or rates of interest, if any, thereon, the Stated Maturity or Maturities thereof and the redemption provisions, if any, with respect thereto, are to be determined by the Company or its agents from time to time subsequent to the initial request for the authentication and delivery of such Bonds by the Trustee, all as contemplated in Section 3.01 and Section 5.01(b).

“Person” means any individual, corporation, limited liability partnership, joint venture, trust or unincorporated organization, or any other entity, whether or not a legal entity, or any Governmental Authority.

“Place of Payment”, when used with respect to Bonds of any series, or any Tranche thereof, means the place or places, specified as contemplated by Section 3.01 at which the principal of and premium, if any, and interest, if any, on the Bonds of such series or Tranche are payable, subject, in either case, to Section 7.02.

“Predecessor Bond” of any particular Bond means every previous Bond evidencing all or a portion of the same debt as that evidenced by such particular Bond; and, for the purposes of this definition, any Bond authenticated and delivered under Section 3.06 in exchange for or in lieu of a mutilated, destroyed, lost or stolen Bond shall be deemed (to the extent lawful) to evidence the same debt as the mutilated, destroyed, lost or stolen Bond.

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“Principal Property” means any property of the Company or any Significant Subsidiary, as applicable, other than Excepted Property.

“Redemption Date”, when used with respect to any Bond to be redeemed, means the date fixed for such redemption by or pursuant to the Indenture.

“Redemption Price”, when used with respect to any Bond to be redeemed, means the price at which it is to be redeemed pursuant to this Indenture which price shall include principal of and premium, if any, payable on such Bond but shall not include any accrued interest payable with respect to such Bond.

“Regular Record Date” for the interest payable on any Interest Payment Date on the Bonds of any series means the date specified for that purpose as contemplated by Section 3.01.

“Required Currency” has the meaning specified in Section 3.11.

“Responsible Officer”, when used with respect to the Trustee, means any officer of the Trustee with direct responsibility for the administration of this Indenture and also means, with respect to a particular corporate trust matter, any other officer of the Trustee to whom such matter is referred because of such officer’s knowledge of and familiarity with the particular subject.

“Significant Subsidiary ” shall have the meaning specified in Rule 1-02(w) of Regulation S-X under the Securities Act of 1933, as amended; provided that, Significant Subsidiary shall not include any Person, substantially all the assets of which are Excepted Property.

“Special Record Date” for the payment of any Defaulted Interest on the Bonds of any series means a date fixed by the Trustee pursuant to Section 3.07.

“Stated Interest Rate” means a rate (whether fixed or variable) at which an obligation by its terms is stated to bear simple interest. Any calculation or other determination to be made under this Indenture by reference to the Stated Interest Rate on an obligation shall be made (a) if the Company’s obligations in respect of any other indebtedness shall be evidenced, enhanced or secured in whole or in part by such obligation, by reference to the lower of the Stated Interest Rate on such obligation and the Stated Interest Rate on such other indebtedness and (b) without regard to the effective interest cost to the Company of such obligation or of any such other indebtedness.

“Stated Maturity ”, when used with respect to any obligation (including any Bond of any series) or any installment of principal thereof or interest thereon, means the date on which the principal of such obligation or such installment of principal or interest is stated to be due and payable (without regard to any provisions for redemption, prepayment, acceleration, purchase or extension).

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“Subsidiary” means (i) any corporation at least a majority of the outstanding voting stock or interest of which is owned, directly or indirectly, by the Company or by one or more Subsidiaries, or by the Company and one or more Subsidiaries or (ii) any other Person (other than a corporation) of which the Company and/or one or more Subsidiaries has at least a majority ownership and power to direct the policies, management and affairs. For the purposes of this definition, “voting stock” means stock having voting power for the election of directors, whether at all times or only so long as no senior class of stock has such voting power by reason of any contingency.

“Successor Corporation” has the meaning specified in Section 12.01.

“supplemental indenture” or “indenture supplemental hereto” means an instrument supplementing or amending this Indenture executed and delivered pursuant to Article XIII.

“Swap Agreement” means any agreement with respect to any swap, forward, future or derivative transaction or option or similar agreement involving, or settled by reference to, one or more rates, currencies, commodities, equity or debt instruments or securities, or economic, financial or pricing indices or measures of economic, financial or pricing risk or value or any similar transaction or any combination of these transactions.

“Tranche” means a group of Bonds which (a) are of the same series and (b) have identical terms except as to principal amount and/or date of issuance.

“Trust Indenture Act” means, as of any time, the Trust Indenture Act of 1939 or any successor statute, as in effect at such time.

“Trustee” means the Person named as the “Trustee” in the first paragraph of this Indenture until a successor trustee shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Trustee” shall mean the Person which shall have become a successor trustee pursuant to the applicable provisions of this Indenture, and, if at any time there is more than one Person acting as trustee hereunder, “Trustee” shall mean each such Person so acting.

“United States” means the United States of America, its territories, its possessions and other areas subject to its political jurisdiction.

“U.S. Government Securities” means securities which are (a) direct obligations of the United States of America for the payment on which its full faith and credit is pledged or (b) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America the payment of which is unconditionally guaranteed as a full faith and credit obligation of the United States of America, and which in the case of (a) and (b) are not callable or redeemable at the option of the issuer thereof, and shall also include a depository receipt issued by a bank or trust company as custodian with respect to any such U.S. Government Security or a specific payment of interest on or principal of any such U.S. Government Security held by such custodian for the account of the holder of a depository receipt, provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the U.S. Government Security evidenced by such depository receipt.

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SECTION 1.02. Compliance Certificates and Opinions.

Except as otherwise expressly provided in this Indenture, upon any application or request by the Company to the Trustee to take any action under any provision of this Indenture, the Company shall furnish to the Trustee an Officer’s Certificate stating that all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with and an Opinion of Counsel stating that in the opinion of such counsel all such conditions precedent, if any, have been complied with, it being understood that in the case of any such application or request as to which the furnishing of such documents is specifically required by any provision of this Indenture relating to such particular application or request, no additional certificate or opinion need be furnished.

Every certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture (other than the certificates provided pursuant to Section 7.06) shall include:

(a) a statement that each Person signing such certificate or opinion has read such covenant or condition and the definitions herein relating thereto;

(b) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(c) a statement that, in the opinion of each such Person, such Person has made such examination or investigation as is necessary to enable such Person to express an informed opinion as to whether or not such covenant or condition has been complied with; and

(d) a statement as to whether, in the opinion of each such Person, such condition or covenant has been complied with.

SECTION 1.03. Content and Form of Documents Delivered to Trustee.

Any Officer’s Certificate may be based (without further examination or investigation), insofar as it relates to or is dependent upon legal matters, upon an opinion of, or representations by, counsel, and, insofar as it relates to or is dependent upon matters which are subject to verification by Accountants, upon a certificate or opinion of, or representations by, an Accountant, unless, in any case, such officer has actual knowledge that the certificate or opinion or representations with respect to the matters upon which such Officer’s Certificate may be based as aforesaid are erroneous.

Any certificate of an Accountant may be based (without further examination or investigation), insofar as it relates to or is dependent upon legal matters, upon an opinion of, or representations by, counsel, and insofar as it relates to or is dependent upon factual matters, information with respect to which is in the possession of the Company and which are not subject to verification by Accountants, upon a certificate of, or representations by, an officer or officers of the Company, unless such Accountant has actual knowledge that the certificate or opinion or representations with respect to the matters upon which his certificate or opinion may be based as aforesaid are erroneous.

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Any Opinion of Counsel may be based (without further examination or investigation), insofar as it relates to or is dependent upon factual matters, information with respect to which is in the possession of the Company, upon a certificate of, or representations by, an officer or officers of the Company, and, insofar as it relates to or is dependent upon matters which are subject to verification by Accountants upon a certificate or opinion of, or representations by, an Accountant, unless such counsel has actual knowledge that the certificate or opinion or representations with respect to the matters upon which his opinion may be based as aforesaid are erroneous. In addition, any Opinion of Counsel may be based (without further examination or investigation), insofar as it relates to or is dependent upon matters covered in an Opinion of Counsel rendered by other counsel, upon such other Opinion of Counsel, unless such counsel has actual knowledge that the Opinion of Counsel rendered by such other counsel with respect to the matters upon which his Opinion of Counsel may be based as aforesaid are erroneous. If, in order to render any Opinion of Counsel provided for herein, the signer thereof shall deem it necessary that additional facts or matters be stated in any Officer’s Certificate or certificate of an Accountant provided for herein, then such certificate may state all such additional facts or matters as the signer of such Opinion of Counsel may request.

In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents. Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.

Whenever, subsequent to the receipt by the Trustee of any Board Resolution, Officer’s Certificate, Opinion of Counsel or other document or instrument, a clerical, typographical or other inadvertent or unintentional error or omission shall be discovered therein, a new document or instrument may be substituted therefor in corrected form with the same force and effect as if originally filed in the corrected form and, irrespective of the date or dates of the actual execution and/or delivery thereof, such substitute document or instrument shall be deemed to have been executed and/or delivered as of the date or dates required with respect to the document or instrument for which it is substituted. Anything in this Indenture to the contrary notwithstanding, if any such corrective document or instrument indicates that action has been taken by or at the request of the Company which could not have been taken had the original document or instrument not contained such error or omission, the action so taken shall not be invalidated or otherwise rendered ineffective but shall be and remain in full force and effect, except to the extent that such action was a result of willful misconduct or bad faith. Without limiting the generality of the foregoing, any Bonds issued under the authority of such defective document or instrument shall nevertheless be the valid obligations of the Company entitled to the benefit of this Indenture equally and ratably with all other Outstanding Bonds, except as aforesaid.

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SECTION 1.04. Acts of Holders.

(a) Any request, demand, authorization, direction, notice, consent, election, waiver or other action provided by this Indenture to be made, given or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by an agent duly appointed in writing or, alternatively, may be embodied in and evidenced by the record of Holders voting in favor thereof, either in person or by proxies duly appointed in writing, at any meeting of Holders duly called and held in accordance with the provisions of Article XIV, or a combination of such instruments and any such record. Except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments or record or both are delivered to the Trustee and, where it is hereby expressly required, to the Company. Such instrument or instruments and any such record (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the “Act” of the Holders signing such instrument or instruments and so voting at any such meeting. Proof of execution of any such instrument or of a writing appointing any such agent, or of the holding by any Person of a Bond, shall be sufficient for any purpose of this Indenture and (subject to Section 10.01) conclusive in favor of the Trustee and the Company, if made in the manner provided in this Section. The record of any meeting of Holders shall be proved in the manner provided in Section 14.06.

(b) The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by a certificate of a notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to him the execution thereof or may be proved in any other manner which the Trustee and the Company deem sufficient. Where such execution is by a signer acting in a capacity other than his individual capacity, such certificate or affidavit shall also constitute sufficient proof of his authority.

(c) The ownership, principal amount and serial numbers of Bonds held by any Person, and the date of holding the same, shall be proved by the Bond Register.

(d) Any request, demand, authorization, direction, notice, consent, election, waiver or other Act of a Holder shall bind every future Holder of the same Bond and the Holder of every Bond issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done, omitted or suffered to be done by the Trustee or the Company in reliance thereon, whether or not notation of such action is made upon such Bond.

(e) Until such time as written instruments shall have been delivered to the Trustee with respect to the requisite percentage of principal amount of Bonds for the action contemplated by such instruments, any such instrument executed and delivered by or on behalf of a Holder may be revoked with respect to any or all of such Bonds by written notice by such Holder or any subsequent Holder, proven in the manner in which such instrument was proven.

(f) Bonds of any series, or any Tranche thereof, authenticated and delivered after any Act of Holders may, and shall if required by the Trustee, bear a notation in form approved by the Trustee as to any action taken by such Act of Holders. If the Company shall so determine, new Bonds of any series, or any Tranche thereof, so modified as to conform, in the opinion of the Trustee and the Company, to such action may be prepared and executed by the Company and authenticated and delivered by the Trustee in exchange for Outstanding Bonds of such series or Tranche.

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(g) The Company may, at its option, by Company Order, fix in advance a record date for the determination of Holders entitled to give any request, demand, authorization, direction, notice, consent, waiver or other Act solicited by the Company, but the Company shall have no obligation to do so. In addition, the Trustee may, at its option, fix in advance a record date for the determination of Holders entitled to join in the giving or making of any Notice of Default, any declaration of acceleration referred to in Section 9.02, any request to institute proceedings referred to in Section 9.07 or any direction referred to in Section 9.12. If any such record date is fixed, such request, demand, authorization, direction, notice, consent, waiver or other Act, or such notice, declaration, request or direction, may be given before or after such record date, but only the Holders of record at the close of business on the record date shall be deemed to be Holders for the purposes of determining (i) whether Holders of the requisite proportion of the Outstanding Bonds have authorized or agreed or consented to such Act (and for that purpose the Outstanding Bonds shall be computed as of the record date) and/or (ii) which Holders may revoke any such Act (notwithstanding subsection (e) of this Section); and any such Act, given as aforesaid, shall be effective whether or not the Holders which authorized or agreed or consented to such Act remain Holders after such record date and whether or not the Bonds held by such Holders remain Outstanding after such record date.

SECTION 1.05. Notices, Etc. to Trustee and Company.

Except as otherwise provided herein, any request, demand, authorization, direction, notice, consent, election, waiver or Act of Holders or other document provided or permitted by this Indenture to be made or served upon, given or furnished to, or filed with, the Trustee by any Holder or by the Company, or the Company by the Trustee or by any Holder, shall be sufficient for every purpose hereunder (unless otherwise expressly provided herein) if the same shall be in writing and delivered personally to the addressee (which delivery, with respect to the Trustee, shall be made to its Corporate Trust Office and addressed to the attention of the Corporate Trust Administration), or transmitted by facsimile transmission or other direct written electronic means to such telephone number or other electronic communications address as the parties hereto shall from time to time designate, or transmitted by registered or certified mail, return receipt requested, or overnight courier guaranteeing next day delivery, charges prepaid, to the applicable address set forth opposite such party’s name below or to such other address as either party hereto may from time to time designate:

If to the Trustee, to:

The Bank of New York Mellon Trust Company, N.A.

400 South Hope Street, Suite 500

Los Angeles, CA 90071

Attention: Global Corporate Trust Unit

Tel: (213) 630-6175

Fax: (213) 630-6298

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If to the Company, to:

Pacific Gas and Electric Company

77 Beale Street (street address)

P.O. Box 770000

San Francisco, California 94177

Attention: Treasurer and Assistant Treasurer

Fax: (415) 973-4343/267-7265

Any communication contemplated herein shall be deemed to have been made, given, furnished and filed if personally delivered, on the date of delivery, if transmitted by facsimile transmission or other direct written electronic means, on the date of transmission, and if transmitted by registered or certified mail or reputable overnight courier, on the date of receipt.

SECTION 1.06. Notice to Holders of Bonds; Waiver.

Except as otherwise expressly provided herein, where this Indenture provides for notice to Holders of any event, such notice shall be sufficiently given, and shall be deemed given, to Holders if in writing and mailed, first-class postage prepaid, to each Holder affected by such event, at the address of such Holder as it appears in the Bond Register, not later than the latest date, and not earlier than the earliest date, prescribed for the giving of such notice.

In case by reason of the suspension of regular mail service or by reason of any other cause it shall be impracticable to give such notice to Holders by mail, then such notification as shall be made with the approval of the Trustee shall constitute a sufficient notification for every purpose hereunder. In any case where notice to Holders is given by mail, neither the failure to mail such notice, nor any defect in any notice so mailed, to any particular Holder shall affect the sufficiency of such notice with respect to other Holders.

Any notice required by this Indenture may be waived in writing by the Person entitled to receive such notice, either before or after the event otherwise to be specified therein, and such waiver shall be the equivalent of such notice. Waivers of notice by Holders shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

SECTION 1.07. Conflict With Trust Indenture Act.

If any provision of this Indenture limits, qualifies or conflicts with another provision hereof which is required or deemed to be included in this Indenture by any provision of the Trust Indenture Act, the provision required or deemed to be included by the Trust Indenture Act shall control; and if any provision hereof otherwise conflicts with the Trust Indenture Act, or limits, qualifies or conflicts with the duties imposed by Section 318(c) of the Trust Indenture Act, the Trust Indenture Act, including the duties imposed by Section 318(c) of the Trust Indenture Act, shall control.

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SECTION 1.08. Effect of Headings and Table of Contents.

The Article and Section headings in this Indenture and the Table of Contents are for convenience only and shall not affect the construction hereof.

SECTION 1.09. Successors and Assigns.

All covenants and agreements in this Indenture by the Company and the Trustee shall bind their respective successors and assigns, whether so expressed or not.

SECTION 1.10. Separability Clause.

In case any provision in this Indenture or the Bonds shall be held to be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

SECTION 1.11. Benefits of Indenture.

Nothing in this Indenture or the Bonds, express or implied, shall give to any Person, other than the parties hereto, their successors hereunder and the Holders, any benefit or any legal or equitable right, remedy or claim under this Indenture.

SECTION 1.12. Governing Law.

This Indenture and the Bonds shall be governed by, and construed and enforced in accordance with, the laws of the State of New York without regard to the principles of conflicts of laws thereunder, except to the extent that the Trust Indenture Act shall be applicable.

SECTION 1.13. Legal Holidays.

In any case where any Interest Payment Date, Redemption Date or Stated Maturity of any Bond shall not be a Business Day at any Place of Payment, then (notwithstanding any other provision of this Indenture or of the Bonds other than a provision in Bonds of any series, or any Tranche thereof, or in the indenture supplemental hereto, Board Resolution or Officer’s Certificate which establishes the terms of the Bonds of such series or Tranche, which specifically states that such provision shall apply in lieu of this Section) payment of interest or principal and premium, if any, need not be made at such Place of Payment on such date, but may be made on the next succeeding Business Day at such Place of Payment with the same force and effect as if made on the Interest Payment Date or Redemption Date, or at the Stated Maturity, and, if such payment is made or duly provided for on such Business Day, no interest shall accrue on the amount so payable for the period from and after such Interest Payment Date, Redemption Date or Stated Maturity, as the case may be, to such Business Day.

SECTION 1.14. Investment of Cash Held by Trustee.

Any cash held by the Trustee or any Paying Agent under any provision of this Indenture shall, except as otherwise provided in Article VIII, at the request of the Company evidenced by Company Order, be invested or reinvested in Investment Securities selected and designated by

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the Company (such Company Order to contain a representation to the effect that the securities designated therein constitute Investment Securities), and any interest on such Investment Securities shall be promptly paid over to the Company as received. Such Investment Securities shall be held subject to the same provisions hereof as the cash used to purchase the same, but upon a like request of the Company shall be sold, in whole or in designated part, and the proceeds of such sale shall be held subject to the same provisions hereof as the cash used to purchase the Investment Securities so sold. If such sale shall produce a net sum less than the cost of the Investment Securities so sold, the Company shall pay to the Trustee or any such Paying Agent, as the case may be, such amount in cash as, together with the net proceeds from such sale, shall equal the cost of the Investment Securities so sold, and if such sale shall produce a net sum greater than the cost of the Investment Securities so sold, the Trustee or any such Paying Agent, as the case may be, shall promptly pay over to the Company an amount in cash equal to such excess. In no event shall the Trustee be liable for any loss incurred in connection with the sale of any Investment Security pursuant to this Section. In the absence of a Company Order directing the Trustee to invest cash held by the Trustee hereunder, such funds shall remain uninvested. The Trustee shall not be accountable or liable for any losses resulting from the sale or depreciation in the market value of investments made pursuant to this Indenture and Company Orders.

SECTION 1.15. Electronic or Facsimile Communication.

The Trustee agrees to accept and act upon instructions or directions pursuant to this Indenture sent by the Company by unsecured e-mail, facsimile transmission or other similar unsecured electronic methods; provided, however, that (a) subsequent to such transmission of written instructions, the Company shall provide the originally executed instructions or directions to the Trustee in a timely manner, and (b) such originally executed instructions or directions shall be signed by an authorized representative of the Company providing such instructions or directions. If the Company elects to give the Trustee e-mail or facsimile instructions (or instructions by a similar electronic method) and the Trustee in its discretion elects to act upon such instructions, the Trustee’s understanding of such instructions shall be deemed controlling. The Trustee shall not be liable for any losses, costs or expenses arising directly or indirectly from the Trustee’s reliance upon and compliance with such instructions notwithstanding such instructions conflict or are inconsistent with a subsequent written instruction. The Company agrees to assume all risks arising out of the use of such electronic methods to submit instructions and directions to the Trustee, including without limitation the risk of the Trustee acting on unauthorized instructions, and the risk or interception and misuse by third parties.

SECTION 1.16. WAIVER OF JURY TRIAL.

EACH OF THE COMPANY AND THE TRUSTEE HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE, THE BONDS OF ANY SERIES OR THE TRANSACTIONS CONTEMPLATED HEREBY.

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SECTION 1.17. Qualification of Indenture.

The Company shall qualify this Indenture under the Trust Indenture Act in accordance with the terms and conditions of the Registration Rights Agreement dated as of August 6, 2018, among the Company, Goldman Sachs & Co. LLC, Mizuho Securities USA LLC, RBC Capital Markets, LLC and SMBC Nikko Securities America, Inc., as representatives of the initial purchasers listed therein. The Trustee shall be entitled to receive from the Company any such Officers’ Certificates, Opinions of Counsel or other documentation as it may reasonably request in connection with any such qualification of this Indenture under the Trust Indenture Act.

ARTICLE II

BOND FORMS

SECTION 2.01. Forms Generally.

The certificated Bonds of each series shall be in substantially the form or forms established in the indenture supplemental hereto establishing such series, or in a Board Resolution establishing such series, or in an Officer’s Certificate pursuant to such a supplemental indenture or Board Resolution, in any case with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture, and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may be required to comply with the rules of any securities exchange or as may, consistently herewith, be determined by the officers executing such Bonds, as evidenced by their execution of the Bonds. If the form or forms of Bonds of any series are established in a Board Resolution or in an Officer’s Certificate pursuant to a supplemental indenture or a Board Resolution, such Board Resolution and Officer’s Certificate, if any, shall be delivered to the Trustee at or prior to the delivery of the Company Order contemplated by Section 5.01 for the authentication and delivery of such Bonds.

The Bonds of each series shall be issuable in registered form without coupons. The certificated Bonds shall be produced in such manner as shall be determined by the officers executing such Bonds, as evidenced by their execution thereof.

SECTION 2.02. Form of Trustee’s Certificate of Authentication.

The Trustee’s certificate of authentication shall be in substantially the form set forth below:

This is one of the Bonds of the series designated therein referred to in the within-mentioned Indenture.

The Bank of New York Mellon Trust Company, N.A., as Trustee

By:
Authorized Signatory

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ARTICLE III

THE BONDS

SECTION 3.01. Amount Unlimited; Issuable in Series.

The aggregate principal amount of Bonds which may be authenticated and delivered under this Indenture is unlimited.

The Bonds may be issued in one or more series. Subject to the penultimate paragraph of this Section, prior to the authentication and delivery of Bonds of any series there shall be established by specification in a supplemental indenture or in a Board Resolution, or in an Officer’s Certificate pursuant to a supplemental indenture or a Board Resolution:

(a) the title of the Bonds of such series (which shall distinguish the Bonds of such series from Bonds of all other series);

(b) any limit upon the aggregate principal amount of the Bonds of such series which may be authenticated and delivered under this Indenture (except for Bonds authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Bonds of such series pursuant to Section 3.04, 3.05, 3.06, 6.06 or 13.06 and except for any Bonds which, pursuant to Section 3.03, are deemed never to have been authenticated and delivered hereunder);

(c) the Persons (without specific identification) to whom interest on Bonds of such series, or any Tranche thereof, shall be payable on any Interest Payment Date, if other than the Persons in whose names such Bonds are registered at the close of business on the Regular Record Date for such interest;

(d) the date or dates on which the principal of the Bonds of such series, or any Tranche thereof, is payable or any formula or other method or other means by which such date or dates shall be determined, by reference to an index or other fact or event ascertainable outside of this Indenture or otherwise (without regard to any provisions for redemption, prepayment, acceleration, purchase or extension) and the right, if any, to extend the Maturity of the Bonds of such series, or any Tranche thereof, and the duration of any such extension;

(e) the rate or rates (or method of determination thereof) at which any Bonds of such series, or any Tranche thereof, shall bear interest, if any (including the rate or rates at which overdue principal shall bear interest, if different from the rate or rates at which such Bonds shall bear interest prior to Maturity, and, if applicable, the rate or rates at which overdue premium or interest shall bear interest, if any), or any formula or other method or other means by which such rate or rates shall be determined, by reference to an index or other fact or event ascertainable outside of this Indenture or otherwise; the date or dates from which any such interest shall accrue (or method of determination thereof); the Interest Payment Dates on which any such interest shall be payable (or method of determination thereof) and the Regular Record Date, if any (which, in either case or both, if so provided in or pursuant to such Board Resolution or

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supplemental indenture, may be determined by the Company from time to time and set forth in the Bonds of such series, or any Tranche thereof, issued from time to time) for any such interest payable on any Interest Payment Date; the basis of computation of interest if other than as provided in Section 3.10; and the right, if any, to extend the interest payment periods and the duration of any such extension;

(f) the place or places at which and/or the methods (if other than as provided elsewhere in this Indenture) by which (i) the principal of and premium, if any, and interest, if any, on Bonds of such series, or any Tranche thereof, shall be payable, (ii) registration of transfer of Bonds of such series, or any Tranche thereof, may be effected, (iii) exchanges of Bonds of such series, or any Tranche thereof, may be effected and (iv) notices and demands to or upon the Company in respect of the Bonds of such series, or any Tranche thereof, and this Indenture may be made, given, furnished, filed or served, if other than as provided in Section 1.05; the Bond Registrar and any Paying Agent or Agents for such series or Tranche; and, if such is the case, that the principal of such Bonds shall be payable without the presentment or surrender thereof;

(g) if the time for the giving of redemption notices for such series of Bonds, or any Tranche thereof, shall be other than as provided in Section 6.04, such different time, and the period or periods within which or the date or dates on which, the price or prices at which and the terms and conditions upon which the Bonds of such series, or any Tranche thereof, may be redeemed, in whole or in part, at the option of the Company (including, without limitation, any provision for the payment of a “make-whole”, yield-maintenance or similar premium in connection with the redemption of Bonds of such series during a “no-call” or other period during which such Bonds are generally not subject to optional redemption by the Company) and any restrictions on such redemptions;

(h) the obligation or obligations, if any, of the Company to redeem, purchase or repay the Bonds of such series, or any Tranche thereof, pursuant to any sinking fund or other mandatory redemption provisions or at the option of a Holder thereof and the period or periods within which or the date or dates on which, the price or prices at which and the terms and conditions upon which such Bonds shall be redeemed, purchased or repaid, in whole or in part, pursuant to such obligation, and applicable exceptions to the requirements of Section 6.04 in the case of mandatory redemption or redemption or repayment at the option of the Holder;

(i) the denominations in which Bonds of such series, or any Tranche thereof, shall be issuable if other than denominations of One Thousand Dollars ($1,000) and any integral multiple thereof;

(j) the currency or currencies, including composite currencies, in which payment of the principal of and premium, if any, and interest, if any, on the Bonds of such series, or any Tranche thereof, shall be payable (if other than in Dollars); it being understood that, for purposes of calculations under this Indenture, any amounts denominated in a currency other than Dollars or in a composite currency shall be converted to Dollar equivalents by calculating the amount of Dollars which could have been purchased by the amount of such other currency based on such quotations or methods of determination as shall be specified pursuant to this clause (j);

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(k) if the principal of or premium, if any, or interest, if any, on the Bonds of such series, or any Tranche thereof, are to be payable, at the election of the Company or a Holder thereof, in a coin or currency other than that in which the Bonds are stated to be payable, the coin or currency in which payment of any amount as to which such election is made will be payable, the period or periods within which, and the terms and conditions upon which, such election may be made; it being understood that, for purposes of calculations under this Indenture, any such election shall be required to be taken into account, in the manner contemplated in clause (j) of this paragraph, only after such election shall have been made;

(l) if the principal of or premium, if any, or interest, if any, on the Bonds of such series, or any Tranche thereof, are to be payable, or are to be payable at the election of the Company or a Holder thereof, in securities or other property, the type and amount of such securities or other property, or the formula or other method or other means by which such amount shall be determined, and the period or periods within which, and the terms and conditions upon which, any such election may be made; it being understood that all calculations under this Indenture shall be made on the basis of the fair market value of such securities or the Fair Value of such other property, in either case determined by the Company as of the most recent practicable date, except that, in the case of any amount of principal or interest that may be so payable at the election of the Company or a Holder, if such election shall not yet have been made, such calculations shall be made by the Company on the basis of the amount of principal or interest, as the case may be, that would be payable if no such election were made;

(m) if the amount payable in respect of principal of or premium, if any, or interest, if any, on the Bonds of such series, or any Tranche thereof, may be determined with reference to an index, formula or other fact or event ascertainable outside of this Indenture, the manner in which such amounts shall be determined (to the extent not established pursuant to clause (e) of this paragraph); it being understood that all calculations under this Indenture shall be made on the basis of the amount that would be payable as principal if such principal were due, or on the basis of the interest rates in effect, as the case may be, on the date next preceding the date of such calculation;

(n) if other than the entire principal amount thereof, the portion of the principal amount of Bonds of such series, or any Tranche thereof, which shall be payable upon declaration of acceleration of the Maturity thereof pursuant to Section 9.02;

(o) the terms, if any, pursuant to which the Bonds of such series, or any Tranche thereof, may be converted into or exchanged for shares of capital stock or other securities of the Company or any other Person;

(p) the obligations or instruments, if any, which shall be considered to be Eligible Obligations in respect of the Bonds of such series, or any Tranche thereof, denominated in a currency other than Dollars or in a composite currency, and any additional or alternative provisions for the reinstatement of the Company’s indebtedness in respect of such Bonds after the satisfaction and discharge thereof as provided in Section 8.01;

(q) (i) whether the Bonds of such series, or any Tranche thereof, are to be issued as Global Bonds and if such Bonds are to be issued as Global Bonds, the Depositary for such Global

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Bonds, (ii) any limitations on the rights of the Holder or Holders of such Bonds to transfer or exchange the same or to obtain the registration of transfer thereof, if other than as provided in Section 3.05, (iii) any limitations on the rights of the Holder or Holders thereof to obtain certificates therefor in certificated form in lieu of temporary form, and (iv) any and all other matters incidental to such Bonds;

(r) to the extent not established pursuant to clause (q) of this paragraph, any limitations on the rights of the Holders of the Bonds of such series, or any Tranche thereof, to transfer or exchange such Bonds or to obtain the registration of transfer thereof; and if a service charge will be made for the registration of transfer or exchange of Bonds of such series, or any Tranche thereof, the amount or terms thereof;

(s) any exceptions to Section 1.13, or variation in the definition of Business Day, with respect to the Bonds of such series, or any Tranche thereof;

(t) if the principal of Bonds of such series is payable from time to time without presentation or surrender, any method or manner of calculating the principal amount of Bonds of such series that is Outstanding at any time for purposes of this Indenture, if other than as specified in the last proviso of the definition of “Outstanding”; and

(u) any other terms of the Bonds of such series, or any Tranche thereof.

With respect to Bonds of a series subject to a Periodic Offering, the indenture supplemental hereto or the Board Resolution which establishes such series, or the Officer’s Certificate pursuant to such supplemental indenture or Board Resolution, as the case may be, may provide general terms or parameters for Bonds of such series and provide either that the specific terms of Bonds of such series, or any Tranche thereof, shall be specified in a Company Order or that such terms shall be determined by the Company or its agents in accordance with procedures specified in a Company Order as contemplated by Section 5.01(b).

Anything herein to the contrary notwithstanding, the Trustee shall be under no obligation to authenticate and deliver Bonds of any series the terms of which, established as contemplated by this Section, would adversely affect the rights, duties, obligations, liabilities or immunities of the Trustee under this Indenture or otherwise.

SECTION 3.02. Denominations.

Unless otherwise provided as contemplated by Section 3.01 with respect to any series of Bonds, or any Tranche thereof, the Bonds of each series shall be issuable in denominations of One Thousand Dollars ($1,000) and any integral multiple thereof.

SECTION 3.03. Execution, Dating, Certificate of Authentication.

Unless otherwise provided as contemplated by Section 3.01 with respect to any series of Bonds, or any Tranche thereof, the Bonds shall be executed on behalf of the Company by any two of the following: the President, the Chief Executive Officer, any Vice President, the Chief Financial Officer, the Treasurer or any Assistant Treasurer. The corporate seal of the Company may be affixed thereto or reproduced thereon and attested by the Company’s Corporate Secretary or any other officer of the Company as permitted by the Company’s bylaws. The signature of any or all of these officers on the Bonds may be manual or facsimile.

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Bonds bearing the manual or facsimile signatures of individuals who were at the time of execution the President, the Chief Executive Officer, a Vice President, the Chief Financial Officer, the Treasurer or an Assistant Treasurer of the Company shall bind the Company, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Bonds or did not hold such offices at the date of such Bonds.

Unless otherwise specified as contemplated by Section 3.01 with respect to any series of Bonds, or any Tranche thereof, each Bond shall be dated the date of its authentication.

Unless otherwise specified as contemplated by Section 3.01 with respect to any series of Bonds, or any Tranche thereof, no Bond shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose unless there appears on such Bond a certificate of authentication substantially in the form provided for herein executed by the Trustee or an Authenticating Agent by manual signature of an authorized officer thereof, and such certificate upon any Bond shall be conclusive evidence, and the only evidence, that such Bond has been duly authenticated and delivered hereunder and is entitled to the benefits of this Indenture. Notwithstanding the foregoing, if any Bond shall have been authenticated and delivered hereunder to the Company, or any Person acting on its behalf, but shall never have been issued and sold (or pledged) by the Company, and (a) the Company shall deliver such Bond to the Bond Registrar for cancellation or shall cancel such Bond and deliver evidence of such cancellation to the Trustee, in each case as provided in Section 3.09, and (b) the Company, at its election, shall deliver to the Trustee a written statement (which need not comply with Section 1.02 and need not be accompanied by an Officer’s Certificate or an Opinion of Counsel) stating that such Bond has never been issued and sold (or pledged) by the Company, then, for all purposes of this Indenture, such Bond shall be deemed never to have been authenticated and delivered hereunder and shall never be entitled to the benefits hereof.

SECTION 3.04. Temporary Bonds.

Pending the preparation of certificated Bonds of any series, the Company may execute, and upon Company Order the Trustee shall authenticate and deliver, temporary Bonds which are printed, lithographed, typewritten, mimeographed, photocopied or otherwise produced, in any authorized denomination, substantially of the tenor of the certificated Bonds in lieu of which they are issued, with such appropriate insertions, omissions, substitutions and other variations as the officers executing such Bonds may determine, as evidenced by their execution of such Bonds.

Except as otherwise specified as contemplated by Section 3.01 with respect to the Bonds of any series, or any Tranche thereof, after the preparation of certificated Bonds of such series or Tranche, the temporary Bonds of such series or Tranche shall be exchangeable, without charge to the Holder thereof, for certificated Bonds of such series or Tranche upon surrender of such temporary Bonds at the office or agency of the Company maintained pursuant to Section 7.02 in a Place of Payment for such Bonds. Upon such surrender of temporary Bonds, the Company shall, except as otherwise specified as contemplated by Section 3.01, execute and the Trustee shall authenticate and deliver in exchange therefor certificated Bonds of the same series and Tranche, of authorized denominations and of like tenor and aggregate principal amount.

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Until exchanged in full as hereinabove provided, temporary Bonds shall in all respects be entitled to the same benefits under this Indenture as definitive Bonds of the same series and of like tenor authenticated and delivered hereunder.

SECTION 3.05. Registration, Registration of Transfer and Exchange.

The Company shall cause to be kept in one of the offices designated pursuant to Section 7.02, with respect to the Bonds of each series, or any Tranche thereof, a register (the “Bond Register”) in which, subject to such reasonable regulations as it may prescribe, the Company shall provide for the registration of Bonds of such series or Tranche and the registration of transfer thereof. Pursuant to Section 3.01(f), the Company shall designate one Person to maintain the Bond Register for the Bonds of each series, and such Person is referred to herein, with respect to such series, as the “Bond Registrar”. Anything herein to the contrary notwithstanding, the Company may designate one or more of its offices as an office in which a Bond Register with respect to the Bonds of one or more series, or any Tranche or Tranches thereof, shall be maintained, and the Company may designate itself the Bond Registrar with respect to one or more of such series. The Bond Register(s) shall be open for inspection by the Trustee and the Company at all reasonable times.

Except as otherwise specified as contemplated by Section 3.01 with respect to the Bonds of any series, or any Tranche thereof, and except as provided below with respect to Global Bonds, upon surrender for registration of transfer of any Bond of such series or Tranche at the office or agency of the Company maintained pursuant to Section 7.02 in a Place of Payment for such series or Tranche, the Company shall execute, and the Trustee shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Bonds of the same series and Tranche, of authorized denominations and of like tenor and aggregate principal amount.

Except as otherwise specified as contemplated by Section 3.01 with respect to the Bonds of any series, or any Tranche thereof, any Bond of such series or Tranche may be exchanged at the option of the Holder, for one or more new Bonds of the same series and Tranche, of authorized denominations and of like tenor and aggregate principal amount, upon surrender of the Bonds to be exchanged at any such office or agency. Whenever any Bonds are so surrendered for exchange, the Company shall execute, and the Trustee shall authenticate and deliver, the Bonds which the Holder making the exchange is entitled to receive.

All Bonds delivered upon any registration of transfer or exchange of Bonds shall be valid obligations of the Company, evidencing the same obligation, and entitled to the same benefits under this Indenture, as the Bonds surrendered upon such registration of transfer or exchange. Every Bond presented or surrendered for registration of transfer shall be duly endorsed or shall be accompanied by a written instrument of transfer in form satisfactory to the Company, the Trustee or the Bond Registrar, as the case may be, duly executed by the Holder thereof or his attorney duly authorized in writing. Every Bond presented or surrendered for exchange shall (if so required by the Company, the Trustee or the Bond Registrar) be duly endorsed or shall be accompanied by a written instrument of transfer in form satisfactory to the Company, the Trustee or the Bond Registrar, as the case may be, duly executed by the Holder thereof or such Holder’s attorney duly authorized in writing.

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Unless otherwise specified as contemplated by Section 3.01 with respect to Bonds of any series, or any Tranche thereof, no service charge shall be made for any registration of transfer or exchange of Bonds, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration of transfer or exchange of Bonds, other than exchanges pursuant to Section 3.04, 6.06 or 13.06 not involving any transfer.

The Company shall not be required to execute or to provide for the registration of transfer of or the exchange of (a) Bonds of any series, or any Tranche thereof, during a period of fifteen (15) days immediately preceding the date notice is to be given identifying the serial numbers of the Bonds of such series or Tranche called for redemption or (b) any Bond so selected for redemption in whole or in part, except the unredeemed portion of any Bond being redeemed in part.

Notwithstanding any other provision of this Section, unless and until it is exchanged in whole or in part for Bonds in certificated form, a Global Bond representing all or a portion of the Bonds of a series, or Tranche thereof, may not be transferred except as a whole by the Depositary for such series or Tranche to a nominee of such Depositary or by a nominee of such Depositary to such Depositary or another nominee of such Depositary or by such Depositary or any such nominee to a successor Depositary for such series, or Tranche thereof, or a nominee of such successor Depositary.

If at any time (i) the Depositary for the Bonds of a series, or a Tranche thereof, notifies the Company that it is unwilling or unable to continue as Depositary for the Bonds of such series or Tranche or that it is no longer eligible under Section 3.13, and in any such case the Company has not appointed a successor Depositary within ninety (90) days after delivery of such notice, (ii) there has occurred and is continuing an Event of Default, or (iii) the Company in its sole discretion determines that the Bonds of any series, or any Tranche thereof, issued in the form of one or more Global Bonds shall no longer be represented by such Global Bond or Bonds, then in each such event the Company will execute, and the Trustee, upon receipt of a Company Order for the authentication and delivery of certificated Bonds of such series or Tranche, will authenticate and deliver, Bonds of such series in certificated form and in an aggregate principal amount equal to the principal amount of the Global Bond or Bonds representing such series or Tranche in exchange for such Global Bond or Bonds.

In addition, if specified by the Company pursuant to Section 3.01 with respect to a series of Bonds, or Tranche thereof, the Depositary for such series of Bonds may surrender a Global Bond for such series or Tranche of Bonds in exchange in whole or in part for Bonds of such series or Tranche in certificated form on such terms as are acceptable to the Company and such Depositary. Thereupon, the Company shall authenticate and deliver, without charge:

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(i) to each Person specified by such Depositary a new Bond or Bonds of the same series or Tranche, of any authorized denomination as requested by such Person in aggregate principal amount equal to and in exchange for such Person’s beneficial interest in the Global Bonds; and

(ii) to such Depositary a new Global Bond in a denomination equal to the difference, if any, between the principal amount of the surrendered Global Bond and the aggregate principal amount of Bonds delivered to Holders thereof.

Bonds issued in exchange for a Global Bond pursuant to this Section shall be registered in such names and in such authorized denominations as the Depositary for such Global Bond, pursuant to instructions from its direct or indirect participants or otherwise, shall instruct the Trustee. The Trustee shall deliver such Bonds to the Persons in whose names such Bonds are so registered.

SECTION 3.06. Mutilated, Destroyed, Lost and Stolen Bonds.

If any mutilated Bond is surrendered to the Trustee, the Company shall execute and the Trustee shall authenticate and deliver in exchange therefor a new Bond of the same series, and of like tenor and principal amount and bearing a number not contemporaneously outstanding.

If there shall be delivered to the Company and the Trustee (a) evidence to their satisfaction of the ownership of and the destruction, loss or theft of any Bond and (b) such security or indemnity as may be reasonably required by them to save each of them and any agent of either of them harmless, then, in the absence of notice to the Company or the Trustee that such Bond is held by a protected purchaser, the Company shall execute and the Trustee shall authenticate and deliver, in lieu of any such destroyed, lost or stolen Bond, a new Bond of the same series, and of like tenor and principal amount and bearing a number not contemporaneously outstanding.

Notwithstanding the foregoing, in case any such mutilated, destroyed, lost or stolen Bond has become or is about to become due and payable, the Company in its discretion may, but subject to compliance with the foregoing conditions, instead of issuing a new Bond, pay such Bond.

Upon the issuance of any new Bond under this Section, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other reasonable expenses (including the fees and expenses of the Trustee) connected therewith.

Every new Bond of any series issued pursuant to this Section in lieu of any destroyed, lost or stolen Bond shall constitute an additional contractual obligation of the Company, whether or not the destroyed, lost or stolen Bond shall be at any time enforceable by anyone other than the Holder of such new Bond, and any such new Bond shall be entitled to all the benefits of this Indenture equally and proportionately with any and all other Bonds of such series duly issued hereunder.

The provisions of this Section are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Bonds.

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SECTION 3.07. Payment of Interest; Interest Rights Preserved.

Unless otherwise specified as contemplated by Section 3.01 with respect to the Bonds of any series, or any Tranche thereof, interest on any Bond which is payable, and is punctually paid or duly provided for, on any Interest Payment Date shall be paid to the Person in whose name that Bond (or one or more Predecessor Bonds) is registered at the close of business on the Regular Record Date for such interest, except that, unless otherwise provided in the Bonds of such series, interest payable on the Stated Maturity of the principal of a Bond shall be paid to the Person to whom principal is paid. The initial payment of interest on any Bond of any series which is issued between a Regular Record Date and the related Interest Payment Date shall be payable as provided in such Bond or in a Board Resolution, Officer’s Certificate or supplemental indenture pursuant to Section 3.01 with respect to the related series of Bonds. Except in the case of a Global Bond at the option of the Company, interest on any series of Bonds may be paid by (i) check mailed to the address of the Person entitled thereto as it shall appear on the Bond Register of such series or (ii) wire transfer in immediately available funds at such place and to such account as designated in writing by the Person entitled thereto as specified in the Bond Register of such series.

Any interest on any Bond of any series which is payable, but is not punctually paid or duly provided for, on any Interest Payment Date (herein called “Defaulted Interest”) shall forthwith cease to be payable to the Holder on the related Regular Record Date by virtue of having been such Holder, and such Defaulted Interest may be paid by the Company, at its election in each case, as provided in clause (a) or (b) below:

(a) The Company may elect to make payment of any Defaulted Interest to the Persons in whose names the Bonds of such series (or their respective Predecessor Bonds) are registered at the close of business on a date (herein called a “Special Record Date”) for the payment of such Defaulted Interest, which shall be fixed in the following manner. The Company shall notify the Trustee in writing of the amount of Defaulted Interest proposed to be paid on each Bond of such series and the date of the proposed payment, and at the same time the Company shall deposit with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest or shall make arrangements satisfactory to the Trustee for such deposit on or prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such Defaulted Interest as in this clause provided. Thereupon the Trustee shall fix a Special Record Date for the payment of such Defaulted Interest which shall be not more than thirty (30) days and not less than ten (10) days prior to the date of the proposed payment and not less than twenty-five (25) days after the receipt by the Trustee of the notice of the proposed payment. The Trustee shall promptly notify the Company of such Special Record Date and, in the name and at the expense of the Company, shall, not less than fifteen (15) days prior to such Special Record Date, cause notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor to be given to each Holder of Bonds of such series. Notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor having been so mailed, such Defaulted Interest shall be paid to the Persons in whose names the Bonds of such series (or their respective Predecessor Bonds) are registered at the close of business on such Special Record Date.

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(b) The Company may make payment of any Defaulted Interest on the Bonds of any series in any other lawful manner not inconsistent with the requirements of any securities exchange on which such Bonds may be listed, and upon such notice as may be required by such exchange, if, after notice given by the Company to the Trustee of the proposed payment pursuant to this clause, such manner of payment shall be deemed practicable by the Trustee.

Subject to the foregoing provisions of this Section and Section 3.05, each Bond delivered under this Indenture upon registration of transfer of or in exchange for or in lieu of any other Bond shall carry the rights to interest accrued and unpaid, and to accrue, which were carried by such other Bond.

SECTION 3.08. Persons Deemed Owners.

The Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name any Bond is registered as the absolute owner of such Bond for the purpose of receiving payment of principal of and premium, if any, and (subject to Section 3.07) interest, if any, on such Bond and for all other purposes whatsoever, whether or not such Bond be overdue, and neither the Company, the Trustee nor any agent of the Company or the Trustee shall be affected by notice to the contrary.

SECTION 3.09. Cancellation by Bond Registrar.

All Bonds surrendered for payment, redemption, registration of transfer or exchange shall, if surrendered to any Person other than the Bond Registrar, be delivered to the Bond Registrar and, if not theretofore canceled, shall be promptly canceled by the Bond Registrar. The Company may at any time deliver to the Bond Registrar for cancellation any Bonds previously authenticated and delivered hereunder which the Company may have acquired in any manner whatsoever or which the Company shall not have issued and sold (or pledged), and all Bonds so delivered shall be promptly canceled by the Bond Registrar. No Bonds shall be authenticated in lieu of or in exchange for any Bonds canceled as provided in this Section, except as expressly permitted by this Indenture. All canceled Bonds held by the Bond Registrar shall be disposed of in accordance with the Bond Registrar’s then customary practice for disposing of securities, unless otherwise directed by a Company Order.

SECTION 3.10. Computation of Interest.

Except as otherwise specified as contemplated by Section 3.01 for Bonds of any series, or any Tranche thereof, interest on the Bonds of each series shall be computed on the basis of a three hundred sixty (360) day year consisting of twelve (12) thirty (30) day months and, with respect to any period less than a full calendar month, on the basis of the actual number of days elapsed during such period.

SECTION 3.11. Payment to Be in Proper Currency.

In the case of the Bonds of any series, or any Tranche thereof, denominated in any currency other than Dollars or in a composite currency (the “Required Currency”), except as otherwise specified with respect to such Bonds as contemplated by Section 3.01, the obligation of the Company to make any payment of the principal thereof, or the premium, if any, or interest, if

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any, thereon, shall not be discharged or satisfied by any tender by the Company in any currency other than the Required Currency, except to the extent that such tender shall result in the applicable paying agent timely holding the full amount of the Required Currency then due and payable. If any such tender is in a currency other than the Required Currency, an exchange rate agent appointed by the Company may take such actions as it considers appropriate to exchange such currency for the Required Currency. The costs and risks of any such exchange, including without limitation the risks of delay and exchange rate fluctuation, shall be borne by the Company, the Company shall remain fully liable for any shortfall or delinquency in the full amount of Required Currency then due and payable.

SECTION 3.12. CUSIP Numbers.

The Company, in issuing the Bonds, may use “CUSIP” or other similar numbers (if then generally in use), and, if so, the Trustee or Bond Registrar may use CUSIP or such other numbers in notices of redemption as a convenience to Holders; provided that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Bonds or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Bonds, in which case none of the Company or, as the case may be, the Trustee or the Bond Registrar, or any agent of any of them, shall have any liability in respect of any CUSIP number used on any such notice, and any such redemption shall not be affected by any defect in or omission of such numbers. The Company will promptly notify the Trustee of any change in the CUSIP numbers.

SECTION 3.13. Global Bonds.

If the Company shall establish pursuant to Section 3.01(q) that the Bonds of a series, or a Tranche thereof, are to be issued in whole or in part in the form of one or more Global Bonds, then the Company shall execute and the Trustee shall, in accordance with this Section and the Company Order with respect to such series, authenticate and deliver one or more Global Bonds in temporary or permanent form that (i) shall represent and shall be denominated in an aggregate amount equal to the aggregate principal amount of the Outstanding Bonds of such series to be represented by one or more Global Bonds, (ii) shall be registered in the name of the Depositary for such Global Bond or Bonds or the nominee of such Depositary, (iii) shall be delivered by the Trustee to such Depositary or pursuant to such Depositary’s instruction or held by the Trustee as custodian for the Depositary, and (iv) shall bear a legend substantially to the following effect: “Unless and until it is exchanged in whole or in part for Bonds in certificated form, this Bond may not be transferred except as a whole by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary.”

The Company may at any time designate another Person to act as Depositary in place of the Person designated pursuant to Section 3.01(q). Each Depositary designated pursuant to Section 3.01(q) or otherwise for a Global Bond must, at the time of its designation and at all times while it serves as Depositary, be a clearing agency registered under the Exchange Act and any other applicable statute or regulation.

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None of the Company, the Trustee, any Paying Agent or any Bond Registrar will have any responsibility or liability for any aspect of Depositary records relating to, or payments made on account of, beneficial ownership interests in a Global Bond or for maintaining, supervising or reviewing any Depositary records relating to such beneficial ownership interests, or for transfers of beneficial interests in the Bonds or any transactions between the Depositary and beneficial owners.

SECTION 3.14. Reserved.

ARTICLE IV

[RESERVED.]

ARTICLE V

ISSUANCE OF BONDS

SECTION 5.01. General.

The Trustee shall authenticate and deliver Bonds of a series, for original issue, at one time or from time to time in accordance with the Company Order referred to below, upon receipt by the Trustee of:

(a) the instrument or instruments establishing the form or forms and terms of such series, as provided in Sections 2.01 and 3.01;

(b) a Company Order requesting the authentication and delivery of such Bonds and, to the extent that the terms of such Bonds shall not have been established in an indenture supplemental hereto or in a Board Resolution, or in an Officer’s Certificate pursuant to a supplemental indenture or Board Resolution, all as contemplated by Section 3.01, either (i) establishing such terms or (ii) in the case of Bonds of a series subject to a Periodic Offering, specifying procedures by which such terms are to be established (which procedures may provide for authentication and delivery pursuant to oral or electronic instructions from the Company or any agent or agents thereof, which oral instructions are to be promptly confirmed electronically or in writing), in either case in accordance with the instrument or instruments delivered pursuant to clause (a) above;

(c) the Bonds of such series, executed on behalf of the Company by an officer specified in Section 3.03;

(d) an Opinion of Counsel to the effect that:

(i) the form or forms of such Bonds have been duly authorized by the Company and have been established in conformity with the provisions of this Indenture;

(ii) the terms of such Bonds have been duly authorized by the Company and have been established in conformity with the provisions of this Indenture; and

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(iii) when such Bonds shall have been authenticated and delivered by the Trustee and issued and delivered by the Company in the manner and subject to any conditions specified in such Opinion of Counsel, such Bonds will constitute valid obligations of the Company, entitled to the benefits of this Indenture, equally and ratably with all other Outstanding Bonds without any priority of any one Bond over any other Bond;

provided, however, that, with respect to Bonds of a series subject to a Periodic Offering, the Trustee shall be entitled to receive such Opinion of Counsel only once at or prior to the time of the first authentication and delivery of such Bonds (provided that such Opinion of Counsel addresses the authentication and delivery of all such Bonds) and that, in lieu of the opinions described in clauses (ii) and

(iii)	above, counsel may opine that:

(x) when the terms of such Bonds shall have been established pursuant to a Company Order or Orders or pursuant to such procedures as may be specified from time to time by a Company Order or Orders, all as contemplated by and in accordance with the instrument or instruments delivered pursuant to clause (a) above, such terms will have been duly authorized by the Company and will have been established in conformity with the provisions of this Indenture; and

(y) when such Bonds shall have been authenticated and delivered by the Trustee in accordance with this Indenture and the Company Order or Orders or the specified procedures referred to in paragraph (x) above and issued and delivered by the Company in the manner and subject to any conditions specified in such Opinion of Counsel, such Bonds will constitute valid obligations of the Company, entitled to the benefits of this Indenture, equally and ratably with all other Outstanding Bonds without any priority of any one Bond over any other Bond;

(e) an Officer’s Certificate to the effect that, to the knowledge of the signer, no Event of Default has occurred and is continuing; provided, however, that with respect to Bonds of a series subject to a Periodic Offering, either (i) such an Officer’s Certificate shall be delivered at the time of the authentication and delivery of each Bond of such series or (ii) the Officer’s Certificate delivered at or prior to the time of the first authentication and delivery of the Bonds of such series shall state that the statements therein shall be deemed to be made at the time of each, or each subsequent, authentication and delivery of Bonds of such series.

With respect to Bonds of a series subject to a Periodic Offering, the Trustee may conclusively rely, as to the authorization by the Company of any of such Bonds, the forms and terms thereof, the validity thereof and the compliance of the authentication and delivery thereof with the terms and conditions of this Indenture, upon the Opinion or Opinions of Counsel and the certificates and other documents delivered pursuant to this Article V at or prior to the time of the first authentication and delivery of Bonds of such series until (i) such time as the Trustee has received written notice that any of such opinions, certificates or other documents have been superseded or revoked or (ii) such opinions, certificates or other documents expire by their terms. In connection with the authentication and delivery of Bonds of a series subject to a Periodic Offering, the Trustee shall be entitled to assume that the Company’s instructions to authenticate and deliver such Bonds do not violate any applicable law or any applicable rule, regulation or order of any Governmental Authority having jurisdiction over the Company.

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ARTICLE VI

REDEMPTION OF BONDS

SECTION 6.01. Applicability of Article.

Bonds of any series, or any Tranche thereof, which are redeemable before their Stated Maturity shall be redeemable in accordance with their terms and (except as otherwise specified as contemplated by Section 3.01 for Bonds of such series or Tranche) in accordance with this Article.

SECTION 6.02. Election to Redeem; Notice to Trustee.

The election of the Company to redeem any Bonds shall be evidenced by a Board Resolution or an Officer’s Certificate. If the Company elects to redeem a Bond pursuant to its terms, the Company shall, at least fifteen (15) days prior to the Redemption Date fixed by the Company (unless a shorter notice shall be satisfactory to the Trustee), notify the Trustee in writing of such Redemption Date and of the principal amount of such Bonds to be redeemed. In the case of any redemption of Bonds (a) prior to the expiration of any restriction on such redemption provided in the terms of such Bonds or elsewhere in this Indenture or (b) pursuant to an election of the Company which is subject to a condition specified in the terms of such Bonds, the Company shall furnish the Trustee with an Officer’s Certificate evidencing compliance with such restriction or condition.

SECTION 6.03. Selection of Bonds to Be Redeemed.

If less than all the Bonds of any series, or any Tranche thereof, are to be redeemed, the particular Bonds to be redeemed shall be selected by the Bond Registrar from the Outstanding Bonds of such series or Tranche not previously called for redemption, by such method as shall be provided for any particular series or Tranche, or, in the absence of any such provision, by such method of random selection as the Bond Registrar shall deem fair and appropriate and which may, in any case, provide for the selection for redemption of portions (equal to the minimum authorized denomination for Bonds of such series or Tranche or any integral multiple thereof) of the principal amount of Bonds of such series or Tranche having a denomination larger than the minimum authorized denomination for Bonds of such series or Tranche; provided, however, that if, as indicated in an Officer’s Certificate, the Company shall have offered to purchase all or any principal amount of the Bonds then Outstanding of any series, or any Tranche thereof, and less than all of such Bonds as to which such offer was made shall have been tendered to the Company for such purchase, the Bond Registrar, if so directed by Company Order, shall select for redemption all or any principal amount of such Bonds which have not been so tendered; provided, further, that with respect to Global Bonds, the Bonds to be redeemed shall be selected in accordance with the procedures of the Depositary.

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Except in the case of Global Bonds, the Bond Registrar shall promptly notify the Company and the Trustee in writing of the Bonds selected for redemption and, in the case of any Bonds selected to be redeemed in part, the principal amount thereof to be redeemed.

For all purposes of this Indenture, unless the context otherwise requires, all provisions relating to the redemption of Bonds shall relate, in the case of any Bonds redeemed or to be redeemed only in part, to the portion of the principal amount of such Bonds which has been or is to be redeemed.

SECTION 6.04. Notice of Redemption.

Unless otherwise specified with respect to any series of Bonds, or any Tranche thereof, in accordance with Section 3.01, notice of redemption shall be given in the manner provided in Section 1.06 to the Holders of the Bonds to be redeemed not less than ten (10) nor more than sixty (60) days prior to the Redemption Date in the manner set forth below and by e-mail to the Depositary.

All notices of redemption shall state:

(a) the Redemption Date,

(b) the Redemption Price; provided, however, that such notice need not state the dollar amount of the Redemption Price if such dollar amount has not been determined as of the date of such notice,

(c) if less than all the Bonds of any series or Tranche are to be redeemed, the identification of the particular Bonds to be redeemed and the portion of the principal amount of any Bond to be redeemed in part,

(d) that on the Redemption Date, the Redemption Price, together with accrued interest, if any, to the Redemption Date, will become due and payable upon each such Bond to be redeemed and, if applicable, that interest thereon will cease to accrue on and after said date; provided, that if a conditional notice shall be given, other appropriate language shall be inserted indicating the conditional nature of the redemption,

(e) the place or places where such Bonds are to be surrendered for payment of the Redemption Price and accrued interest, if any, unless it shall have been specified as contemplated by Section 3.01 with respect to such Bonds that such surrender shall not be required,

(f) that the redemption is for a sinking or other fund, if such is the case, and

(g) such other matters as the Company shall deem desirable or appropriate.

Unless otherwise specified with respect to any series of Bonds, or any Tranche thereof, in accordance with Section 3.01, with respect to any redemption of Bonds at the election of the Company or any redemption which is contingent on the occurrence or nonoccurrence of an event or condition which cannot be ascertained prior to the time a redemption notice is required to be

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given hereunder, such notice may state that such redemption shall be conditional upon receipt by the Trustee or the Paying Agent or Agents for such Bonds, on or prior to the date fixed for such redemption, of money sufficient to pay the Redemption Price of such Bonds and accrued interest, if any, thereon to the Redemption Date (or direction from the Company to apply such money for the payment of such Bonds, if such money shall have been deposited with the Trustee or Paying Agent or Agents upon the condition that the Trustee or Paying Agent or Agents will apply such money only at the direction of the Company) and that if such money shall not have been so received (or if such money shall have been received but the Trustee or the Paying Agent or Agents have been directed by the Company not to apply such money to redeem such Bonds) such notice shall be of no force or effect and the Company shall not be required to redeem such Bonds; provided, however, that conditional notice shall not be given if upon the giving of notice, such Bonds shall be deemed to have been paid in accordance with Section 8.01. In the event that such notice of redemption contains such a condition and such money is not so received, or the Trustee or Paying Agent or Agents have been directed by the Company not to apply such money to the redemption of such Bonds, the redemption shall not be made, and within a reasonable time thereafter notice shall be given, in the manner in which the notice of redemption was given, that such money was not so received or that the Trustee or Paying Agent or Agents have been directed by the Company not to redeem such Bonds and such redemption was not required to be made, and the Trustee or Paying Agent or Agents for the Bonds otherwise to have been redeemed shall promptly return to the Holders thereof any of such Bonds which had been surrendered for payment upon such redemption.

Notice of redemption of Bonds to be redeemed at the election of the Company, and any notice of non-satisfaction of a condition for redemption as aforesaid, shall be given by the Company or, at the Company’s request, by the Bond Registrar in the name and at the expense of the Company. Notice of mandatory redemption of Bonds shall be given by the Bond Registrar in the name and at the expense of the Company.

SECTION 6.05. Bonds Payable on Redemption Date.

Notice of redemption having been given as aforesaid, and the conditions, if any, set forth in such notice having been satisfied, the Bonds or portions thereof so to be redeemed shall, on the Redemption Date, become due and payable at the Redemption Price therein specified, and from and after such date (unless, in the case of an unconditional notice of redemption, the Company shall default in the payment of the Redemption Price and accrued interest, if any) such Bonds or portions thereof, if interest -bearing, shall cease to bear interest. Upon surrender of any such Bond for redemption in accordance with such notice, such Bond or portion thereof shall be paid by the Company at the Redemption Price, together with accrued interest, if any, to the Redemption Date; provided, however, that no such surrender shall be a condition to such payment if so specified as contemplated by Section 3.01 with respect to such Bond; and provided, further, that, except as otherwise specified as contemplated by Section 3.01 with respect to such Bond, any installment of interest on any Bond the Stated Maturity of which installment is on or prior to the Redemption Date shall be payable to the Holder of such Bond, or one or more Predecessor Bonds, registered as such at the close of business on the related Regular Record Date according to the terms of such Bond and subject to the provisions of Section 3.07.

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SECTION 6.06. Bonds Redeemed in Part.

Upon the surrender of any Bond which is to be redeemed only in part at a Place of Payment therefor (with, if the Company or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by, the Holder thereof or his attorney duly authorized in writing), the Company shall execute, and the Trustee shall authenticate and deliver to the Holder of such Bond, without service charge, a new Bond or Bonds of the same series and Tranche, of any authorized denomination requested by such Holder and of like tenor and in aggregate principal amount equal to and in exchange for the unredeemed portion of the principal of the Bond so surrendered.

ARTICLE VII

COVENANTS

SECTION 7.01. Payment of Bonds.

The Company shall pay the principal of and premium, if any, and interest, if any, on the Bonds of each series in accordance with the terms of such Bonds and the Indenture.

SECTION 7.02. Maintenance of Office or Agency.

The Company shall maintain in each Place of Payment for the Bonds of each series, or any Tranche thereof, an office or agency where payment of such Bonds shall be made, and where the registration of transfer or exchange of such Bonds may be effected and where notices and demands to or upon the Company in respect of such Bonds and this Indenture may be served. The Company shall give prompt written notice to the Trustee of the location, and any change in the location, of each such office or agency. If at any time the Company shall fail to maintain any such required office or agency in respect of Bonds of any series, or any Tranche thereof, or shall fail to furnish the Trustee with the address thereof, payment of such Bonds shall be made, registration of transfer or exchange thereof may be effected and notices and demands in respect thereof may be served at the Corporate Trust Office of the Trustee, and the Company hereby appoints the Trustee as its agent for all such purposes in any such event.

The Company may also from time to time designate one or more other offices or agencies with respect to the Bonds of one or more series, or any Tranche thereof, for any or all of the foregoing purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency for such purposes. The Company shall give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

Anything herein to the contrary notwithstanding, any office or agency required by this Section may be maintained at an office of the Company, in which event the Company shall perform all functions to be performed at such office or agency.

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SECTION 7.03. Money for Bond Payments to Be Held in Trust.

If the Company shall at any time act as its own Paying Agent with respect to the Bonds of any series, or any Tranche thereof, it shall, on or before each due date of the principal of and premium, if any, and interest, if any, on any of such Bonds, segregate and hold in trust for the benefit of the Persons entitled thereto a sum sufficient to pay the principal and premium or interest so becoming due until such sums shall be paid to such Persons or otherwise disposed of as herein provided. The Company shall promptly notify the Trustee of any failure by the Company (or any other obligor on such Bonds) to make any payment of principal of or premium, if any, or interest, if any, on such Bonds.

Whenever the Company shall have one or more Paying Agents for the Bonds of any series, or any Tranche thereof, it shall, on or before each due date of the principal of and premium, if any, and interest, if any, on such Bonds, deposit with such Paying Agents sums sufficient (without duplication) to pay the principal and premium or interest so becoming due, such sums to be held in trust for the benefit of the Persons entitled to such principal, premium or interest, and (unless such Paying Agent is the Trustee) the Company shall promptly notify the Trustee of any failure by it so to act.

Upon their appointment as Paying Agent, the Company shall cause each Paying Agent for the Bonds of any series, or any Tranche thereof, other than the Company or the Trustee, to execute and deliver to the Trustee an instrument in which such Paying Agent shall agree with the Trustee, subject to the provisions of this Section, that such Paying Agent shall:

(a) hold all sums held by it for the payment of the principal of and premium, if any, or interest, if any, on such Bonds in trust for the benefit of the Persons entitled thereto until such sums shall be paid to such Persons or otherwise disposed of as herein provided;

(b) give the Trustee notice of any failure by the Company (or any other obligor upon such Bonds) to make any payment of principal of or premium, if any, or interest, if any, on such Bonds; and

(c) at any time during the continuance of any such failure, upon the written request of the Trustee, forthwith pay to the Trustee all sums so held in trust by such Paying Agent and furnish to the Trustee such information as it possesses regarding the names and addresses of the Persons entitled to such sums.

The Company may at any time pay, or by Company Order direct any Paying Agent to pay, to the Trustee all sums held in trust by the Company or such Paying Agent, such sums to be held by the Trustee upon the same trusts as those upon which such sums were held by the Company or such Paying Agent and, if so stated in a Company Order delivered to the Trustee, in accordance with the provisions of Article VIII; and, upon such payment by any Paying Agent to the Trustee, such Paying Agent shall be released from all further liability with respect to such money.

Unless otherwise prescribed by applicable law, any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal of and premium, if any, or interest, if any, on any Bond and remaining unclaimed for two years after such principal and premium, if any, or interest, if any, has become due and payable shall be paid

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to the Company on Company Request, or, if then held by the Company, shall be discharged from such trust without further action by the Company, Trustee or any Paying Agent; and, upon such payment or discharge, the Holder of such Bond shall, as an unsecured general creditor and not as the Holder of an Outstanding Bond, look only to the Company for payment of the amount so due and payable and remaining unpaid, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such payment to the Company, shall, upon receipt of a Company Request and at the expense of the Company, cause to be mailed, on one occasion only, notice to such Holder that such money remains unclaimed and that, after a date specified therein, which shall not be less than thirty (30) days from the date of such mailing, any unclaimed balance of such money then remaining will be paid to the Company.

SECTION 7.04. Corporate Existence.

Subject to the rights of the Company under Article XII, the Company shall do or cause to be done all things necessary to preserve and keep its corporate existence in full force and effect.

SECTION 7.05. Waiver of Certain Covenants.

The Company may omit in any particular instance to comply with any term, provision or condition set forth in

(a) any covenant or restriction specified with respect to the Bonds of any one or more series, or any one or more Tranches thereof, as contemplated by Section 3.01 if before the time for such compliance the Holders of not less than a majority in aggregate principal amount of the Outstanding Bonds of all series and Tranches with respect to which compliance with such covenant or restriction is to be omitted, considered as one class, shall, by Act of such Holders, either waive such compliance in such instance or generally waive compliance with such term, provision or condition; provided, however, that no such waiver shall be effective as to any of the matters contemplated in clause (a), (b) or (c) in Section 13.02 without the consent of the Holders specified in such Section; and

(b) Section 7.04 or 7.07 or Article XII if, before the time for such compliance, the Holders of not less than a majority in principal amount of Bonds Outstanding under this Indenture shall, by Act of such Holders, either waive such compliance in such instance or generally waive compliance with such term, provision or condition;

but, in either case, no such waiver shall extend to or affect such term, provision or condition except to the extent so expressly waived, and, until such waiver shall become effective, the obligations of the Company and the duties of the Trustee in respect of any such term, provision or condition shall remain in full force and effect.

SECTION 7.06. Annual Officer’s Certificate as to Compliance.

Not later than June 1 in each year, commencing June 1, 2019, the Company shall deliver to the Trustee a certificate (which need not comply with Section 1.02) executed by the principal executive officer, the principal financial officer or the principal accounting officer of the Company, as to such officer’s knowledge of the Company’s compliance with all conditions and covenants under this Indenture, such compliance to be determined without regard to any period of grace or requirement of notice under this Indenture.

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SECTION 7.07. Limitation on Liens.

(a) The Company will not, nor will it permit any Significant Subsidiary to, (1) issue, incur, assume or permit to exist any Debt, if such Debt is secured by a Lien on any Principal Property (whether such Principal Property was owned at August 6, 2018 or thereafter acquired), unless the Company provides that Outstanding Bonds will be equally and ratably secured by such Liens for as long as any such Debt shall be so secured or (2) incur or permit to exist any Attributable Debt in respect of Principal Property; provided, however, that the foregoing restriction shall not apply to:

(i) any Liens existing on August 6, 2018;

(ii) to the extent the Company or any Significant Subsidiary consolidates with, or merges with or into, another entity, Liens on the property of such entity securing Debt in existence on the date of such consolidation or merger, provided that such Debt and Liens were not created or incurred in anticipation of such consolidation or merger and that such Liens do not extend to or cover any such Principal Property;

(iii) Liens on property acquired after August 6, 2018 and existing at the time of such acquisition, as long as the Lien was not created or incurred in anticipation thereof and does not extend to or cover any other Principal Property;

(iv) Liens of any kind, including purchase money Liens, conditional sales agreements or title retention agreements and similar agreements, upon any property acquired, constructed, developed or improved by the Company or any Significant Subsidiary (whether alone or in association with others) which do not exceed the cost or value of the property acquired, constructed, developed or improved and which are created prior to, at the time of, or within twelve (12) months after such acquisition (or in the case of property constructed, developed or improved, within twelve (12) months after the completion of such construction, development or improvement and commencement of full commercial operation of such property, whichever is later) to secure or provide for the payment of any part of the purchase price or cost thereof; provided that the Liens shall not extend to any Principal Property other than the property so acquired, constructed, developed or improved;

(v) Liens in favor of the United States, any state or any foreign country or any department, agency or instrumentality or political subdivision of any such jurisdiction to secure payments pursuant to any contract or statute or to secure any indebtedness incurred for the purpose of financing all or any part of the purchase price or cost of constructing or improving the property subject to such Lien, including Liens related to governmental obligations the interest on which is tax-exempt under Section 103 of the Internal Revenue Code or any successor section of the Internal Revenue Code;

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(vi) Liens in favor of the Company, one or more Significant Subsidiaries of the Company, one or more wholly-owned Subsidiaries of the Company or any of the foregoing combination; and

(vii) replacements, extensions or renewals (or successive replacements, extensions or renewals), in whole or in part, of any Lien, or of any agreement, referred to above in clauses (i) through (vi) inclusive, or replacements, extensions or renewals of the Debt secured thereby (to the extent that the amount of Debt secured by any such Lien is not increased from the amount originally so secured, plus any premium, interest, fee or expenses payable in connection with any replacements, refundings, refinancings, remarketings, extensions or renewals); provided that such replacement, extension or renewal is limited to all or a part of the same property (plus improvements thereon or additions or accessions thereto) that secured the Lien replaced, extended or renewed.

(b) Notwithstanding the restriction in subsection (a) of this Section 7.07, the Company or any Significant Subsidiary may (1) issue, incur or assume Debt secured by a Lien not described in clauses (i) through (vii) of subsection (a) above on any Principal Property owned at August 6, 2018 or thereafter acquired without providing that the Outstanding Bonds be equally and ratably secured with such Lien and (2) issue or permit to exist Attributable Debt in respect of Principal Property, in either case, so long as the aggregate amount of such secured Debt and Attributable Debt, together with the aggregate amount of all other Debt secured by Liens on Principal Property not described in clauses (i) through (vii) of subsection (a) above then outstanding and all other Attributable Debt in respect of Principal Property, does not exceed 10% of the Net Tangible Assets of the Company, as determined by the Company as of a month end not more than 90 days prior to the closing or consummation of the proposed transaction.

(c) For purposes of determining compliance with this Section 7.07, in the event that any Lien at any time meets the criteria of more than one of the categories described in clauses (i) through (vii) above of Section 7.07(a), or is entitled to be created pursuant to Section 7.07(b), the Company will be permitted to classify (and later reclassify) in whole or in part in its sole discretion such Lien in any manner that complies with this Section 7.07.

(d) For purposes of determining compliance with any Dollar-denominated restriction on the incurrence of Debt secured by Liens on Principal Property, the Dollar-equivalent principal amount of Debt denominated in a foreign currency will be calculated based on the relevant currency exchange rate in effect on the date such Debt was incurred, in the case of term Debt, or first committed, in the case of revolving credit Debt; provided that if such Debt is incurred to refinance other Debt denominated in the same foreign currency, and such refinancing would cause the applicable Dollar-denominated restriction to be exceeded if calculated at the relevant currency exchange rate in effect on the date of such refinancing, the Dollar-denominated restriction will be deemed not to have been exceeded so long as the principal amount of the refinancing Debt does not exceed the principal amount of the Debt being refinanced. Notwithstanding any other provision of this Section 7.07, the maximum amount of Debt secured by Liens on Principal Property that the Company or any Significant Subsidiary may incur pursuant to this covenant will not be deemed to be exceeded solely as a result of fluctuations in the exchange rate of currencies.

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(e) For purposes of this Section 7.07, “Debt” of a Significant Subsidiary shall mean any debt of such Significant Subsidiary for money borrowed and guarantees by such Significant Subsidiary of debt for money borrowed, but in each case excluding liabilities in respect of Capital Lease Obligations or Swap Agreements.

ARTICLE VIII

SATISFACTION AND DISCHARGE

SECTION 8.01. Satisfaction and Discharge of Bonds.

Any Bond or Bonds, or any portion of the principal amount thereof, shall be deemed to have been paid and no longer Outstanding for all purposes of this Indenture, and the entire indebtedness of the Company in respect thereof shall be satisfied and discharged, if there shall have been irrevocably deposited with the Trustee or any Paying Agent (other than the Company), in trust:

(a) money in an amount which shall be sufficient, or

(b) in the case of a deposit made prior to the Maturity of such Bonds or portions thereof, Eligible Obligations, which shall not contain provisions permitting the redemption or other prepayment thereof at the option of the issuer thereof, the principal of and the interest on which when due, without any regard to reinvestment thereof, will provide moneys which, together with the money, if any, deposited with or held by the Trustee or such Paying Agent, shall be sufficient, or

(c) a combination of (a) or (b) which shall be sufficient to pay when due the principal of and premium, if any, and interest, if any, due and to become due on such Bonds or portions thereof;

provided, however, that in the case of the provision for payment or redemption of less than all the Bonds of any series or Tranche, such Bonds or portions thereof shall have been selected as provided herein and, in the case of a redemption, the notice requisite to the validity of such redemption shall have been given or irrevocable authority shall have been given by the Company to the Trustee to give such notice, under arrangements satisfactory to the Trustee; and provided, further, that the Company shall have delivered to the Trustee and such Paying Agent:

(x) if such deposit shall have been made prior to the Maturity of such Bonds, a Company Order stating that the money and Eligible Obligations deposited in accordance with this Section shall be held in trust, as provided in Section 8.03;

(y) if Eligible Obligations shall have been deposited, an Opinion of Counsel to the effect that such obligations constitute Eligible Obligations and do not contain provisions permitting the redemption or other prepayment thereof at the option of the issuer thereof, and an opinion of an Independent public Accountant of nationally recognized standing, selected by the Company, to the effect that the other requirements set forth in clause (b) above have been satisfied; and

(z) if such deposit shall have been made prior to the Maturity of such Bonds, an Officer’s Certificate stating the Company’s intention that, upon delivery of such Officer’s Certificate, its indebtedness in respect of such Bonds or portions thereof will have been satisfied and discharged as contemplated in this Section.

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Upon the deposit of money or Eligible Obligations, or both, in accordance with this Section, together with the documents required by clauses (x), (y) and (z) above, as applicable, the Trustee shall, upon Company Request, acknowledge in writing that such Bonds or portions thereof are deemed to have been paid for all purposes of this Indenture and that the entire indebtedness of the Company in respect thereof has been satisfied and discharged as contemplated in this Section. In the event that all of the conditions set forth in the preceding paragraph shall have been satisfied in respect of any Bonds or portions thereof except that, for any reason, the Officer’s Certificate specified in clause (z) (if otherwise required) shall not have been delivered, such Bonds or portions thereof shall nevertheless be deemed to have been paid for all purposes of this Indenture, and the Holders of such Bonds or portions thereof shall nevertheless be no longer entitled to the benefits of this Indenture (other than with respect to such deposit) or of any of the covenants of the Company under Article VII (except the covenants contained in Sections 7.02 and 7.03) or any other covenants made in respect of such Bonds or portions thereof as contemplated by Section 3.01, but the indebtedness of the Company in respect of such Bonds or portions thereof shall not be deemed to have been satisfied and discharged prior to Maturity for any other purpose; and, upon Company Request, the Trustee shall acknowledge in writing that such Bonds or portions thereof are deemed to have been paid for all purposes of this Indenture.

If payment at Stated Maturity of less than all of the Bonds of any series, or any Tranche thereof, is to be provided for in the manner and with the effect provided in this Section, such Bonds, or portions of principal amount thereof, shall be selected in the manner specified by Section 6.03 for selection for redemption of less than all the Bonds of a series or Tranche.

In the event that Bonds which shall be deemed to have been paid for purposes of this Indenture, and, if such is the case, in respect of which the Company’s indebtedness shall have been satisfied and discharged, all as provided in this Section, do not mature and are not to be redeemed within the sixty (60) day period commencing with the date of the deposit of moneys or Eligible Obligations, as aforesaid, the Company shall, as promptly as practicable, give a notice, in the same manner as a notice of redemption with respect to such Bonds, to the Holders of such Bonds to the effect that such deposit has been made and the effect thereof.

Notwithstanding that any Bonds shall be deemed to have been paid for purposes of this Indenture, as aforesaid, the obligations of the Company and the Trustee in respect of such Bonds under Sections 3.04, 3.05, 3.06, 6.04, 7.02, 7.03, 10.07 and 10.15 and this Article shall survive.

The Company shall pay, and shall indemnify the Trustee or any Paying Agent with which Eligible Obligations shall have been deposited as provided in this Section against, any tax, fee or other charge imposed on or assessed against such Eligible Obligations or the principal or interest received in respect of such Eligible Obligations, including, but not limited to, any such tax payable by any entity deemed, for tax purposes, to have been created as a result of such deposit.

Anything herein to the contrary notwithstanding, (a) if, at any time after a Bond would be deemed to have been paid for purposes of this Indenture, and, if such is the case, the Company’s indebtedness in respect thereof would be deemed to have been satisfied and discharged, pursuant

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to this Section (without regard to the provisions of this paragraph), the Trustee or any Paying Agent, as the case may be, shall be required to return the money or Eligible Obligations, or combination thereof, deposited with it as aforesaid to the Company or its representative under any applicable federal or state bankruptcy, insolvency or other similar law, such Bond shall thereupon be deemed retroactively not to have been paid and any satisfaction and discharge of the Company’s indebtedness in respect thereof shall retroactively be deemed not to have been effected, and such Bond shall be deemed to remain Outstanding and (b) any satisfaction and discharge of the Company’s indebtedness in respect of any Bond shall be subject to the provisions of the last paragraph of Section 7.03.

SECTION 8.02. Satisfaction and Discharge of Indenture.

This Indenture shall upon Company Request cease to be of further effect (except as hereinafter expressly provided), and the Trustee, at the expense of the Company, shall execute such instruments as the Company shall reasonably request to evidence and acknowledge the satisfaction and discharge of this Indenture, when:

(a) no Bonds remain Outstanding hereunder;

(b) the Company has paid or caused to be paid all other sums payable hereunder by the Company; and

(c) the Company has delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this Indenture have been complied with;

provided, however, that if, in accordance with the last paragraph of Section 8.01, any Bond, previously deemed to have been paid for purposes of this Indenture, shall be deemed retroactively not to have been so paid, this Indenture shall thereupon be deemed retroactively not to have been satisfied and discharged, as aforesaid, and to remain in full force and effect, and the Company shall execute and deliver such instruments as the Trustee shall reasonably request to evidence and acknowledge the same.

Notwithstanding the satisfaction and discharge of this Indenture as aforesaid, the obligations of the Company and the Trustee under Sections 3.04, 3.05, 3.06, 6.04, 7.02, 7.03, 10.07 and 10.15 and this Article shall survive.

Upon satisfaction and discharge of this Indenture as provided in this Section, the Trustee shall execute and deliver to the Company such instruments as, in the judgment of the Company, shall be necessary, desirable or appropriate to effect or evidence the satisfaction and discharge of this Indenture.

SECTION 8.03. Application of Trust Money.

Neither the Eligible Obligations nor the money deposited pursuant to Section 8.01, nor the principal or interest payments on any such Eligible Obligations, shall be withdrawn or used for any purpose other than, and shall be held in trust for, the payment of the principal of and premium, if any, and interest, if any, on the Bonds or portions of principal amount thereof in

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respect of which such deposit was made, all subject, however, to the provisions of Section 7.03; provided, however, that any cash received from such principal or interest payments on such Eligible Obligations, if not then needed for such purpose, shall, to the extent practicable and upon Company Request and delivery to the Trustee of the documents referred to in subclause (y) of clause (c) in Section 8.01, be invested pursuant to a Company Order in Eligible Obligations designated and selected by the Company of the type described in clause (b) in Section 8.01 maturing at such times and in such amounts as shall be sufficient, together with any other moneys and the proceeds of any other Eligible Obligations then held by the Trustee, to pay when due the principal of and premium, if any, and interest, if any, due and to become due on such Bonds or portions thereof on and prior to the Maturity thereof, and interest earned from such reinvestment shall be paid over to the Company as received; and provided, further, that any moneys held in accordance with this Section on the Maturity of all such Bonds in excess of the amount required to pay the principal of and premium, if any, and interest, if any, then due on such Bonds shall be paid over to the Company.

ARTICLE IX

EVENTS OF DEFAULT; REMEDIES

SECTION 9.01. Events of Default.

“Event of Default”, wherever used herein with respect to the Bonds, means any of the following events which shall have occurred and be continuing:

(a) the failure to pay interest, if any, on any Bond within thirty (30) days after the same becomes due and payable; or

(b) the failure to pay the principal of or sinking fund installments, if any, or premium, if any, on any Bond after the same becomes due and payable; or

(c) the failure to perform or breach of any covenant or warranty of the Company in this Indenture (other than a covenant or warranty a default in the performance of which or breach of which is elsewhere in this Section specifically dealt with) for a period of ninety (90) days after there has been given, by registered or certified mail, return receipt requested, to the Company by the Trustee, or to the Company and the Trustee by the Holders of at least thirty-three percent (33%) in principal amount of the Bonds then Outstanding, a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a “Notice of Default” hereunder, unless the Trustee is directed by the Holders of a principal amount of Bonds not less than the principal amount of Bonds the Holders of which gave such notice, as the case may be, to agree in writing to an extension of such period prior to its expiration; or

(d) the entry by a court having jurisdiction in the premises of (i) a decree or order for relief in respect of the Company in an involuntary case or proceeding under any applicable federal or state bankruptcy, insolvency, reorganization or other similar law or (ii) a decree or order adjudging the Company a bankrupt or insolvent, or approving as properly filed a petition by one or more Persons other than the Company seeking reorganization, arrangement, adjustment or composition of or in respect of the Company under any applicable federal or state bankruptcy,

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insolvency or other similar law, or appointing a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official for the Company or for any substantial part of its property, or ordering the winding up or liquidation of its affairs, and any such decree or order for relief or any such other decree or order shall have remained unstayed and in effect for a period of ninety (90) consecutive days; or

(e) the commencement by the Company of a voluntary case or proceeding under any applicable federal or state bankruptcy, insolvency, reorganization or other similar law or of any other case or proceeding to be adjudicated a bankrupt or insolvent, or the consent by the Company to the entry of a decree or order for relief in respect of the Company in an involuntary case or proceeding under any applicable federal or state bankruptcy, insolvency or other similar law or to the commencement of any bankruptcy or insolvency case or proceeding against the Company, or the filing by the Company of a petition or answer or consent seeking reorganization or relief under any applicable federal or state bankruptcy, insolvency or other similar law, or the consent by the Company to the filing of such petition or to the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee, sequestrator or similar official of the Company or of any substantial part of its property, or the making by the Company of a general assignment for the benefit of creditors, or an admission in writing by the Company of its inability to pay its debts generally as they become due; or

(f) the occurrence of any event of default as defined in any mortgage, indenture or instrument under which there may be issued, or by which there may be secured or evidenced, any Debt of the Company, whether such Debt existed on August 6, 2018 or shall thereafter be created, if such event of default:

(i) is caused by a failure to pay principal after final maturity of such Debt after the expiration of the grace period provided in such Debt (a “Payment Default”), or

(ii) results in the acceleration of such Debt prior to its express maturity,

and in each case, the principal amount of any such Debt, together with the principal amount of any other such Debt under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $150,000,000 or more.

For purposes of Section 9.01(f), the amount of $150,000,000 shall be increased in any calendar year subsequent to 2018 by the same percentage increase in the CPI Index for the period commencing January 1, 2018 and ending on January 1 of the applicable calendar year.

SECTION 9.02. Acceleration of Maturity; Rescission and Annulment.

If an Event of Default shall have occurred and be continuing, then in every such case the Trustee or the Holders of not less than thirty-three percent (33%) in aggregate principal amount of Bonds then Outstanding, considered as one class, may declare the principal amount of all Bonds then Outstanding to be due and payable immediately, by a notice in writing to the Company (and to the Trustee if given by Holders), and upon such declaration such principal amount (or specified amount), together with premium, if any, and accrued interest, if any, thereon, shall become immediately due and payable; provided, however, that with respect to an Event of Default described in Section 9.01(d) or (e), the principal amount of all Bonds then Outstanding shall be due and payable immediately without further action by the Trustee or Holders.

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At any time after such a declaration of acceleration of the Maturity of the Bonds then Outstanding shall have been made, but before a judgment or decree for payment of the money due shall have been obtained by the Trustee as provided in this Article, the Event or Events of Default giving rise to such declaration of acceleration shall, without further act and notwithstanding anything to the contrary in Section 316(a) of the Trust Indenture Act, be deemed to have been waived, and such declaration and its consequences shall, without further act, be deemed to have been rescinded and annulled, if

(a) the Company shall have paid or deposited with the Trustee a sum sufficient to pay

(i) all overdue interest, if any, on all Bonds then Outstanding;

(ii) the principal of and premium, if any, on any Bonds then Outstanding which have become due otherwise than by such declaration of acceleration and interest thereon at the rate or rates prescribed therefor in such Bonds; and

(iii) all amounts due to the Trustee under Section 10.07; and

(b) any other Event or Events of Default, other than the non-payment of the principal of Bonds which shall have become due solely by such declaration of acceleration, shall have been cured or waived as provided in Section 9.13.

No such rescission shall affect any subsequent Event of Default or impair any right consequent thereon.

SECTION 9.03. Collection of Indebtedness and Suits for Enforcement by Trustee.

If an Event of Default described in clause (a) or (b) of Section 9.01 shall have occurred and be continuing, the Company shall, upon demand of the Trustee, pay to it, for the benefit of the Holders of the Bonds with respect to which such Event of Default shall have occurred, the whole amount then due and payable on such Bonds for principal and premium, if any, and interest, if any, and, in addition thereto, such further amount as shall be sufficient to cover any amounts due to the Trustee under Section 10.07.

If the Company shall fail to pay such amounts forthwith upon such demand, the Trustee, in its own name and as trustee of an express trust, may institute a judicial proceeding for the collection of the sums so due and unpaid, may prosecute such proceeding to judgment or final decree and may enforce the same against the Company or any other obligor upon such Bonds and collect the moneys adjudged or decreed to be payable in the manner provided by law out of the property of the Company or any other obligor upon such Bonds, wherever situated. No recovery of any such judgment by the Trustee shall affect or impair any rights, powers or remedies of the Trustee hereunder, or any rights, powers or remedies of the Holders of the Bonds.

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SECTION 9.04. Application of Money Collected.

Any money collected by the Trustee pursuant to this Article, including amounts collected pursuant to Section 9.03 (after the deductions therein provided) shall be applied in the following order, to the extent permitted by law, at the date or dates fixed by the Trustee and, in case of the distribution of such money on account of principal or premium, if any, or interest, if any, upon presentation of the Bonds and the notation thereon of the payment if only partially paid and upon surrender thereof if fully paid:

First: To the payment of all amounts due the Trustee under Section 10.07;

Second: To the payment of the whole amount then due and unpaid upon the Outstanding Bonds for principal and premium, if any, and interest, if any, in respect of which or for the benefit of which such money has been collected; and in case such proceeds shall be insufficient to pay in full the whole amount so due and unpaid upon such Bonds, then to the payment of such principal and interest, if any, thereon without any preference or priority, ratably according to the aggregate amount so due and unpaid, with any balance then remaining to the payment of premium, if any, and, if so specified as contemplated by Section 3.01 with respect to the Bonds of any series, or any Tranche thereof, interest, if any, on overdue premium, if any, and overdue interest, if any, ratably as aforesaid, all to the extent permitted by applicable law; provided, however, that any money collected by the Trustee pursuant to Section 9.03 shall first be applied to the payment of interest accrued on the principal of Outstanding Bonds; and

Third: To the payment of the remainder, if any, to the Company or to whomsoever may be lawfully entitled to receive the same or as a court of competent jurisdiction may direct.

SECTION 9.05. Trustee May File Proofs of Claim.

In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to the Company or any other obligor upon the Bonds or the property of the Company or of such other obligor or their creditors, the Trustee (irrespective of whether the principal of the Bonds shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Trustee shall have made any demand on the Company for the payment of overdue principal or interest) shall be entitled and empowered, by intervention in such proceeding or otherwise,

(a) to file and prove a claim for the whole amount of principal, premium, if any, and interest, if any, owing and unpaid in respect of the Bonds and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for amounts due to the Trustee under Section 10.07) and of the Holders allowed in such judicial proceeding, and

(b) to collect and receive any moneys or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amounts due it under Section 10.07.

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Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Bonds or the rights of any Holder thereof or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

SECTION 9.06. Trustee May Enforce Claims Without Possession of Bonds.

All rights of action and claims under this Indenture or on the Bonds may be prosecuted and enforced by the Trustee without the possession of any of the Bonds or the production thereof in any proceeding relating thereto, and any such proceeding instituted by the Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, be for the ratable benefit of the Holders in respect of which such judgment has been recovered.

SECTION 9.07. Limitation on Suits.

No Holder shall have any right to institute any proceeding, judicial or otherwise, with respect to this Indenture, or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless:

(a) such Holder shall have previously given written notice to the Trustee of a continuing Event of Default;

(b) the Holders of at least thirty-three percent (33%) in aggregate principal amount of the Bonds then Outstanding shall have made written request to the Trustee to institute proceedings in respect of such Event of Default in its own name as Trustee hereunder;

(c) such Holder or Holders shall have offered to the Trustee reasonable indemnity against the costs, expenses and liabilities to be incurred in compliance with such request;

(d) the Trustee for sixty (60) days after its receipt of such notice, request and offer of indemnity shall have failed to institute any such proceeding; and

(e) no direction inconsistent with such written request shall have been given to the Trustee during such sixty (60) day period by the Holders of at least a majority in aggregate principal amount of the Bonds then Outstanding;

it being understood and intended that no one or more of such Holders shall have any right in any manner whatever by virtue of, or by availing of, any provision of this Indenture to affect, disturb or prejudice the rights of any other of such Holders or to obtain or to seek to obtain priority or preference over any other of such Holders or to enforce any right under this Indenture, except in the manner herein provided and for the equal and ratable benefit of all of such Holders.

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SECTION 9.08. Unconditional Right of Holders to Receive Principal, Premium and Interest.

Notwithstanding any other provision in this Indenture, the Holder of any Bond shall have the right, which is absolute and unconditional, to receive payment of the principal of and premium, if any, and (subject to Section 3.07) interest, if any, on such Bond on the Stated Maturity or Maturities expressed in such Bond (or, in the case of redemption, on the Redemption Date) and to institute suit for the enforcement of any such payment, and such rights shall not be impaired without the consent of such Holder.

SECTION 9.09. Restoration of Rights and Remedies.

If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding shall have been discontinued or abandoned for any reason, or shall have been determined adversely to the Trustee or to such Holder, then and in every such case, subject to any determination in such proceeding, the Company, the Trustee and such Holder shall be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Trustee and such Holder shall continue as though no such proceeding had been instituted.

SECTION 9.10. Rights and Remedies Cumulative.

Except as otherwise provided in the last paragraph of Section 3.06, no right or remedy herein conferred upon or reserved to the Trustee or to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

SECTION 9.11. Delay or Omission Not Waiver.

No delay or omission of the Trustee or of any Holder to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article or by law to the Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders, as the case may be.

SECTION 9.12. Control by Holders of Bonds.

If an Event of Default shall have occurred and be continuing, the Holders of not less than a majority in principal amount of the Bonds then Outstanding shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee hereunder; provided, however, that

(a) such direction shall not be in conflict with any rule of law or with this Indenture, and could not involve the Trustee in personal liability in circumstances where indemnity would not, in the Trustee’s sole discretion, be adequate, and

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(b) the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction.

SECTION 9.13. Waiver of Past Defaults.

Before a judgment or decree for payment of the money due shall have been obtained by the Trustee as in this Article provided, the Holders of not less than a majority in principal amount of the Bonds then Outstanding may on behalf of the Holders of all the Bonds then Outstanding waive any past default hereunder and its consequences, except a default

(a) in the payment of the principal of or premium, if any, or interest, if any, on any Bond Outstanding, or

(b) in respect of a covenant or provision hereof which under Section 13.02 cannot be modified or amended without the consent of the Holder of each Outstanding Bond of any series or Tranche affected.

Upon any such waiver, such default shall cease to exist, and any and all Events of Default arising therefrom shall be deemed to have been cured, for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other default or impair any right consequent thereon.

SECTION 9.14. Undertaking for Costs.

The Company and the Trustee agree, and each Holder of Bonds by its acceptance thereof shall be deemed to have agreed, that any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Trustee for any action taken, suffered or omitted by it as Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorneys’ fees, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; but the provisions of this Section shall not apply to any suit instituted by the Company, to any suit instituted by the Trustee, to any suit instituted by any Holder, or group of Holders, holding in the aggregate more than ten percent (10%) in aggregate principal amount of the Bonds then Outstanding, or to any suit instituted by any Holder for the enforcement of the payment of the principal of or premium, if any, or interest, if any, on any Bond on or after the Stated Maturity or Maturities expressed in such Bond (or, in the case of redemption, on or after the Redemption Date).

SECTION 9.15. Waiver of Stay and Extension Laws.

The Company covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law, now or hereafter in effect, in order to prevent or hinder the enforcement of this Indenture; and the Company, for itself and all who may claim under it, so far as it or they now or hereafter may lawfully do so, hereby waives the benefit of all such laws.

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ARTICLE X

THE TRUSTEE

SECTION 10.01. Certain Duties and Responsibilities.

(a) Except during the continuance of an Event of Default,

(i) the Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

(ii) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this

Indenture; but in the case of any such certificates or opinions which by any provisions hereof are specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Indenture.

(b) In case an Event of Default shall have occurred and be continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs.

(c) No provision of this Indenture shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct or its own bad faith, except that:

(i) this subsection shall not be construed to limit the effect of subsection (a) of this Section;

(ii) the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts;

(iii) the Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the Holders of a majority in principal amount of the Outstanding Bonds, as provided herein, relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Indenture; and

(iv) no provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

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(d) Whether or not therein expressly so provided, every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section.

SECTION 10.02. Notice of Defaults.

Within ninety (90) days after the occurrence of any default hereunder of which the Trustee has received written notice, the Trustee shall transmit by mail to all Holders notice of such default hereunder known to the Trustee, unless such default shall have been cured or waived; provided, however, that, except in the case of a default in the payment of the principal of (or premium, if any) or interest, if any, on any Bond, or in the payment of any sinking fund installment with respect to a Bond, the Trustee shall be protected in withholding such notice if and so long as the board of directors, executive committee or a trust committee of directors or a Responsible Officer of the Trustee in good faith determine that the withholding of such notice is in the interest of the Holders; provided, further, that, in the case of any default of the character specified in Section 9.01(c), no such notice to Holders shall be given until at least sixty (60) days after the occurrence thereof. For the purpose of this Section, the term “default” means any event which is, or after notice or lapse of time or both would become, an Event of Default.

The Trustee shall not be deemed to have knowledge of any default hereunder unless and until a Responsible Officer shall have received written notice thereof at its Corporate Trust Office. In the absence of such actual knowledge or notice, the Trustee may conclusively assume that no such default has occurred and is continuing under this Indenture. Except as otherwise expressly provided herein, the Trustee shall not be bound to ascertain or inquire as to the performance or observance of any of the terms, conditions, covenants or agreements herein or of any of the documents executed in connection with Bonds issued hereunder, or as to the existence of a default or Event of Default hereunder.

SECTION 10.03. Certain Rights of Trustee.

Subject to the provisions of Section 10.01 and to the applicable provisions of the Trust Indenture Act:

(a) the Trustee may conclusively rely and shall be fully protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

(b) any request or direction of the Company mentioned herein shall be sufficiently evidenced by a Company Request or Company Order, or as otherwise expressly provided herein, and any resolution of the Board of Directors may be sufficiently evidenced by a Board Resolution;

(c) whenever in the administration of this Indenture the Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee (unless other evidence is specifically prescribed herein) may, in the absence of bad faith on its part, conclusively rely upon an Officer’s Certificate;

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(d) the Trustee may consult with counsel and the advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon;

(e) the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any Holder pursuant to this Indenture, unless such Holder shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction;

(f) the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall (subject to applicable legal requirements) be entitled to examine, during normal business hours, the books, records and premises of the Company, personally or by agent or attorney;

(g) the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder;

(h) in no event shall the Trustee be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including, without limitation, strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services; it being understood that the Trustee shall use reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances;

(i) the Trustee shall not be liable for any action taken, suffered, or omitted to be taken by it in good faith and reasonably believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Indenture;

(j) in no event shall the Trustee be responsible or liable for special, indirect, punitive or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit) irrespective of whether the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action;

(k) the rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and each agent, custodian and other Person employed to act hereunder; and

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(l) the Trustee may request that the Company deliver a certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture.

SECTION 10.04. Not Responsible for Recitals or Issuance of Bonds or Application of Proceeds.

The recitals contained herein and in the Bonds (except the Trustee’s certificate of authentication on the Bonds) shall be taken as the statements of the Company, and neither the Trustee nor any Authenticating Agent assumes any responsibility for their correctness. The Trustee makes no representations as to the validity or genuineness of any securities at any time deposited with the Trustee hereunder, or as to the validity or sufficiency of this Indenture or of the Bonds. The Trustee shall not be accountable for the use or application by the Company of the Bonds or the proceeds thereof or of any money paid to the Company or upon Company Order under any provision hereof. Neither the Trustee nor any Authenticating Agent shall be accountable for the use or application by the Company of Bonds or the proceeds thereof.

SECTION 10.05. May Hold Bonds.

Each of the Trustee, any Authenticating Agent, any Paying Agent, any Bond Registrar or any other agent of the Company or the Trustee, in its individual or any other capacity, may become the owner or pledgee of Bonds and, subject to Sections 10.08 and 10.13, may otherwise deal with the Company with the same rights it would have if it were not such Trustee, Authenticating Agent, Paying Agent, Bond Registrar or other agent.

SECTION 10.06. Money Held in Trust.

Money held by the Trustee in trust hereunder need not be segregated from other funds, except to the extent required by law or as otherwise provided in this Indenture. The Trustee shall be under no liability for interest on or investment of any money received by it hereunder (provided that the Trustee has invested such money in accordance with a Company Order) except as expressly provided herein or otherwise agreed with, and for the sole benefit of, the Company.

SECTION 10.07. Compensation and Reimbursement.

The Company agrees

(a) to pay to the Trustee from time to time reasonable compensation for all services rendered by it hereunder (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust);

(b) except as otherwise expressly provided herein, to reimburse the Trustee upon its request for all reasonable expenses, disbursements and advances incurred or made by the Trustee in accordance with any provision of this Indenture (including the reasonable compensation and the expenses and disbursements of its agents and counsel), except to the extent that any such expense, disbursement or advance may be attributable to its negligence, willful misconduct or bad faith; and

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(c) to indemnify the Trustee (which for purposes of this Section shall include its officers, directors, employees and agents) and hold it harmless from and against any loss, liability or expense reasonably incurred without negligence, willful misconduct or bad faith on its part, arising out of or in connection with the acceptance or administration of the trust or trusts hereunder or the exercise or performance of its duties hereunder, including the costs and expenses of defending itself against any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder. “Trustee” for purposes of this Section shall include any predecessor Trustee; provided, however, that the negligence, willful misconduct or bad faith of any Trustee hereunder shall not affect the rights of any other Trustee hereunder.

In addition and without prejudice to the rights provided to the Trustee under any of the provisions of this Indenture, when the Trustee incurs expenses or renders services in connection with an Event of Default specified in Section 9.01(d) or Section 9.01(e), the expenses (including the reasonable charges and expenses of its counsel) and the compensation for the services are intended to constitute expenses of administration under any applicable federal or state bankruptcy, insolvency or other similar law.

The provisions of this Section shall survive the termination of this Indenture and the resignation or removal of the Trustee.

SECTION 10.08. Disqualification; Conflicting Interests.

If the Trustee shall have or acquire any conflicting interest within the meaning of the Trust Indenture Act, it shall either eliminate such conflicting interest or resign to the extent, in the manner and with the effect, and subject to the conditions, provided in the Trust Indenture Act and this Indenture. For purposes of Section 310(b)(1) of the Trust Indenture Act and to the extent permitted thereby, the Trustee, in its capacity as trustee in respect of the Bonds of any series, shall not be deemed to have a conflicting interest arising from its capacity as trustee in respect of the Bonds of any other series.

SECTION 10.09. Corporate Trustee Required; Eligibility.

There shall at all times be a Trustee hereunder which shall be

(i) a corporation organized and doing business under the laws of the United States, any state or territory thereof or the District of Columbia, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of at least Fifty Million Dollars ($50,000,000) and subject to supervision or examination by federal or state authority, or

(ii) if and to the extent permitted by the Commission by rule, regulation or order upon application, a corporation or other Person organized and doing business under the laws of a foreign government, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of at least Fifty Million Dollars ($50,000,000) or the Dollar equivalent of the applicable foreign currency and subject to supervision or examination by authority of such foreign government or a political subdivision thereof substantially equivalent to supervision or examination applicable to United States institutional trustees,

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and, in either case, qualified and eligible under this Article and the Trust Indenture Act. If such corporation publishes reports of condition at least annually, pursuant to law or to the requirements of such supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section, it shall resign immediately in the manner and with the effect hereinafter specified in this Article.

SECTION 10.10. Resignation and Removal; Appointment of Successor.

(a) No resignation or removal of the Trustee and no appointment of a successor Trustee pursuant to this Article shall become effective until the acceptance of appointment by the successor Trustee in accordance with the applicable requirements of Section 10.11.

(b) The Trustee may resign at any time by giving written notice thereof to the Company. If the instrument of acceptance by a successor Trustee required by Section 10.11 shall not have been delivered to the Trustee within thirty (30) days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor Trustee.

(c) The Trustee may be removed at any time on 30 days notice by Act of the Holders of a majority in principal amount of the Bonds then Outstanding delivered to the Trustee and to the Company.

(d) If at any time:

(i) the Trustee shall fail to comply with Section 10.08 after written request therefor by the Company or by any Holder who has been a bona fide Holder for at least six (6) months, or

(ii) the Trustee shall cease to be eligible under Section 10.09 or Section 310(a) of the Trust Indenture Act and shall fail to resign after written request therefor by the Company or by any such Holder, or

(iii) the Trustee shall become incapable of acting or shall be adjudged a bankrupt or insolvent or a receiver of the Trustee or of its property shall be appointed or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then, in any such case, (x) the Company by a Board Resolution may remove the Trustee or (y) subject to Section 9.14, any Holder who has been a bona fide Holder for at least six (6) months may, on behalf of itself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee or Trustees.

(e) If the Trustee shall resign, be removed or become incapable of acting, or if a vacancy shall occur in the office of Trustee for any cause (other than as contemplated in clause (y) in subsection (d) of this Section), the Company, by a Board Resolution, shall take prompt steps to appoint a successor Trustee or Trustees and shall comply with the applicable requirements of

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Section 10.11. If, within one (1) year after such resignation, removal or incapability, or the occurrence of such vacancy, a successor Trustee shall be appointed by Act of the Holders of a majority in principal amount of the Bonds then Outstanding delivered to the Company and the retiring Trustee, the successor Trustee so appointed shall, forthwith upon its acceptance of such appointment in accordance with the applicable requirements of Section 10.11, become the successor Trustee and to that extent supersede the successor Trustee appointed by the Company. If no successor Trustee shall have been so appointed by the Company or the Holders and accepted appointment in the manner required by Section 10.11, the Trustee or the Holders of at least ten percent (10%) in aggregate principal amount of the then Outstanding Bonds may petition any court of competent jurisdiction for the appointment of a successor Trustee.

(f) So long as no event which is, or after notice or lapse of time, or both, would become, an Event of Default shall have occurred and be continuing, if the Company shall have delivered to the Trustee (i) a Board Resolution appointing a successor Trustee, effective as of a date specified therein, and (ii) an instrument of acceptance of such appointment, effective as of such date, by such successor Trustee in accordance with Section 10.11, the Trustee shall be deemed to have resigned as contemplated in subsection (b) of this Section, the successor Trustee shall be deemed to have been appointed pursuant to subsection (e) of this Section and such appointment shall be deemed to have been accepted as contemplated in Section 10.11, all as of such date, and all other provisions of this Section and Section 10.11 shall be applicable to such resignation, appointment and acceptance except to the extent inconsistent with this subsection (f).

(g) The Company shall give notice of each resignation and each removal of the Trustee and each appointment of a successor Trustee by mailing written notice of such event by first-class mail, postage prepaid, to all Holders as their names and addresses appear in the Bond Register or as required by applicable Depositary procedures. Each notice shall include the name of the successor Trustee and the address of its Corporate Trust Office.

SECTION 10.11. Acceptance of Appointment by Successor.

(a) In case of the appointment hereunder of a successor Trustee, every such successor Trustee so appointed shall execute, acknowledge and deliver to the Company and to the retiring Trustee an instrument accepting such appointment, and thereupon the resignation or removal of the retiring Trustee shall become effective and such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee. Such retiring Trustee shall execute and deliver an instrument transferring to such successor Trustee all the rights, powers and trusts of the retiring Trustee and shall duly assign, transfer and deliver to such successor Trustee all property and money held by such retiring Trustee hereunder.

(b) Upon request of any such successor Trustee, the Company shall execute any instruments which fully vest in and confirm to such successor Trustee all rights, powers and trusts referred to in subsection (a) of this Section.

(c) No successor Trustee shall accept its appointment unless at the time of such acceptance such successor Trustee shall be qualified and eligible under this Article.

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SECTION 10.12. Merger, Conversion, Consolidation or Succession to Business.

Any corporation into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation succeeding to all or substantially all the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder, provided such corporation shall be otherwise qualified and eligible under this Article, without the execution or filing of any paper or any further act on the part of any of the parties hereto. In case any Bonds shall have been authenticated, but not delivered, by the Trustee then in office, any successor by merger, conversion or consolidation to such authenticating Trustee may adopt such authentication and deliver the Bonds so authenticated with the same effect as if such successor Trustee had itself authenticated such Bonds.

SECTION 10.13. Preferential Collection of Claims Against Company.

If the Trustee shall be or become a creditor of the Company or any other obligor upon the Bonds (other than by reason of a relationship described in Section 311(b) of the Trust Indenture Act), the Trustee shall be subject to any and all applicable provisions of the Trust Indenture Act regarding the collection of claims against the Company or such other obligor.

SECTION 10.14. Co-Trustees and Separate Trustees.

At any time or times, for the purpose of meeting the legal requirements of any jurisdiction, the Company and the Trustee shall have power to appoint, and, upon the written request of the Trustee or of the Holders of at least thirty-three percent (33%) in principal amount of the Bonds then Outstanding, the Company shall for such purpose join with the Trustee in the execution and delivery of all instruments and agreements necessary or proper to appoint, one or more Persons approved by the Trustee and, if no Event of Default shall have occurred and be continuing, by the Company either to act as co-trustee under this Indenture, jointly with the Trustee, or to act as separate trustee under this Indenture, in either case with such powers as may be provided in the instrument of appointment, and to vest in such Person or Persons, in the capacity aforesaid, any property, title, right or power deemed necessary or desirable, subject to the other provisions of this Section. If the Company does not join in such appointment within fifteen (15) days after the receipt by it of a request so to do, or if an Event of Default shall have occurred and be continuing, the Trustee alone shall have power to make such appointment.

Should any written instrument or instruments from the Company be required by any co-trustee or separate trustee so appointed to more fully confirm to such co-trustee or separate trustee such property, title, right or power, any and all such instruments shall, on request, be executed, acknowledged and delivered by the Company.

Every co-trustee or separate trustee shall, to the extent permitted by law, but to such extent only, be appointed subject to the following conditions:

(i) the Bonds shall be authenticated and delivered, and all rights, powers, duties and obligations hereunder in respect of the custody of securities, cash and other personal property held by the Trustee hereunder shall be exercised solely by the Trustee;

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(ii) the rights, powers, duties and obligations hereby conferred or imposed upon the Trustee shall be conferred or imposed upon and exercised or performed either by the Trustee or by the Trustee and such co-trustee or separate trustee jointly, as shall be provided in the instrument appointing such co-trustee or separate trustee, except to the extent that under any law of any jurisdiction in which any particular act is to be performed, the Trustee shall be incompetent or unqualified to perform such act, in which event such rights, powers, duties and obligations shall be exercised and performed by such co-trustee or separate trustee;

(iii) the Trustee at any time, by an instrument in writing executed by it, with the concurrence of the Company, may accept the resignation of or remove any co-trustee or separate trustee appointed under this Section, and, if an Event of Default shall have occurred and be continuing, the Trustee shall have power to accept the resignation of, or remove, any such co-trustee or separate trustee without the concurrence of the Company. Upon the written request of the Trustee, the Company shall join with the Trustee in the execution and delivery of all instruments and agreements necessary or proper to effectuate such resignation or removal. A successor to any co-trustee or separate trustee so resigned or removed may be appointed in the manner provided in this Section;

(iv) neither the Trustee nor any co-trustee or separate trustee hereunder shall be personally liable by reason of any act or omission of any other trustee hereunder; and

(v) any Act of Holders delivered to the Trustee shall be deemed to have been delivered to each such co-trustee and separate trustee.

SECTION 10.15. Appointment of Authenticating Agent.

The Trustee may appoint an Authenticating Agent or Agents with respect to the Bonds of one or more series, or any Tranche thereof, which shall be authorized to act on behalf of the Trustee to authenticate Bonds of such series or Tranche issued upon original issuance, exchange, registration of transfer or partial redemption thereof or pursuant to Section 3.06, and Bonds so authenticated shall be entitled to the benefits of this Indenture and shall be valid and obligatory for all purposes as if authenticated by the Trustee hereunder. Wherever reference is made in this Indenture to the authentication and delivery of Bonds by the Trustee or the Trustee’s certificate of authentication, such reference shall be deemed to include authentication and delivery on behalf of the Trustee by an Authenticating Agent and a certificate of authentication executed on behalf of the Trustee by an Authenticating Agent. Each Authenticating Agent shall be acceptable to the Company and shall at all times be a corporation organized and doing business under the laws of the United States, any state or territory thereof or the District of Columbia or the Commonwealth of Puerto Rico, authorized under such laws to act as Authenticating Agent, having a combined capital and surplus of not less than Fifty Million Dollars ($50,000,000) and subject to supervision or examination by federal or state authority. If such Authenticating Agent publishes reports of condition at least annually, pursuant to law or to the requirements of said supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such Authenticating Agent shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time an Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section, such Authenticating Agent shall resign immediately in the manner and with the effect specified in this Section.

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Any corporation into which an Authenticating Agent may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which such Authenticating Agent shall be a party, or any corporation succeeding to all or substantially all of the corporate agency or corporate trust business of an Authenticating Agent, shall continue to be an Authenticating Agent, provided such corporation shall be otherwise eligible under this Section, without the execution or filing of any paper or any further act on the part of the Trustee or the Authenticating Agent.

An Authenticating Agent may resign at any time by giving written notice thereof to the Trustee and to the Company. The Trustee may at any time terminate the agency of an Authenticating Agent by giving written notice thereof to such Authenticating Agent and to the Company. Upon receiving such a notice of resignation or upon such a termination, or in case at any time such Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section, the Trustee may appoint a successor Authenticating Agent which shall be acceptable to the Company. Any successor Authenticating Agent upon acceptance of its appointment hereunder shall become vested with all the rights, powers and duties of its predecessor hereunder, with like effect as if originally named as an Authenticating Agent. No successor Authenticating Agent shall be appointed unless eligible under the provisions of this Section.

The Company agrees to pay to each Authenticating Agent from time to time reasonable compensation for its services under this Section.

The provisions of Sections 3.03, 10.04 and 10.05 shall be applicable to each Authenticating Agent.

If an appointment with respect to the Bonds of one or more series, or any Tranche thereof, shall be made pursuant to this Section, the Bonds of such series or Tranche may have endorsed thereon, in addition to the Trustee’s certificate of authentication, an alternate certificate of authentication substantially in the following form:

This is one of the Bonds of the series designated therein referred to in the within-mentioned Indenture.

, as Trustee

By

As Authenticating Agent

By

Authorized Officer

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ARTICLE XI

LISTS OF HOLDERS; REPORTS BY TRUSTEE AND COMPANY

SECTION 11.01. Lists of Holders.

Semi-annually, not less than forty-five (45) days nor more than sixty (60) days after June 1 and December 1 in each year, commencing 2019, and at such other times as the Trustee may request in writing, the Company shall furnish or cause to be furnished to the Trustee, information as to the names and addresses of the Holders as of a date no more than fifteen (15) days prior to the date such information is so furnished, and the Trustee shall preserve such information and similar information received by it in any other capacity and afford to the Holders access to information so preserved by it, all to such extent, if any, and in such manner as shall be required by the Trust Indenture Act; provided, however, that no such list need be furnished so long as the Trustee shall be the Bond Registrar.

SECTION 11.02. Reports by Trustee and Company.

The Trustee shall transmit to the Holders, the Commission and each securities exchange upon which any Bonds are listed, and the Company shall file with the Trustee (within thirty (30) days after filing with the Commission in the case of reports which pursuant to the Trust Indenture Act must be filed with the Commission and furnished to the Trustee) and cause to be transmitted to Holders, such other information, reports and other documents, if any, at such times and in such manner, as shall be required by the Trust Indenture Act; provided, however, that the electronic filing with the Commission through the Commission’s Electronic Data Gathering, Analysis and Retrieval System (or any successor system providing for free public access to such filings) shall satisfy the Company’s obligation to provide such reports, information and documents to the Trustee and the Holders.

Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee’s receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officers’ Certificates).

ARTICLE XII

CONSOLIDATION, MERGER, CONVEYANCE OR OTHER TRANSFER

SECTION 12.01. Company May Consolidate, etc., Only on Certain Terms.

The Company shall not consolidate with or merge with or into any other Person, or convey, or otherwise transfer, or lease, all or substantially all of the Principal Property to any Person, unless:

(a) the Person formed by such consolidation or into which the Company is merged or the Person which acquires by conveyance or other transfer, or which leases, all or substantially all of the Principal Property shall be a corporation, shall be organized and existing under the laws of the United States, any state thereof or the District of Columbia (such corporation being

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hereinafter sometimes called the “Successor Corporation”) and shall execute and deliver to the Trustee an indenture supplemental hereto, in form reasonably satisfactory to the Trustee, which in the case of a consolidation, merger, conveyance or other transfer, or in the case of a lease if the term thereof extends beyond the last Stated Maturity of the Bonds then Outstanding, contains an assumption by the Successor Corporation of the due and punctual payment of the principal of and premium, if any, and interest, if any, on all the Bonds then Outstanding and the performance and observance of every covenant and condition of this Indenture to be performed or observed by the Company, and

(b) in the case of a lease, such lease shall be made expressly subject to termination by the Company at any time during the continuance of an Event of Default, and

(c) immediately after giving effect to such transaction and treating any indebtedness which becomes an obligation of the Company as a result of such transaction as having been incurred by the Company at the time of such transaction, no Default or Event of Default shall have occurred and be continuing; and

(d) the Company has delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that the merger, consolidation, conveyance, lease or transfer, as the case may be, fully complies with all provisions of this Indenture; provided, however, that the delivery of such an Officer’s Certificate and Opinion of Counsel shall not be required with respect to any merger, consolidation, conveyance, transfer or lease between the Company and any of its wholly-owned Subsidiaries.

Notwithstanding the foregoing, the Company may merge or consolidate with or transfer all or substantially all of its assets to an Affiliate that has no significant assets or liabilities and was formed solely for the purpose of changing the jurisdiction of organization of the Company or the form of organization of the Company or for the purpose of forming a holding company; provided that the amount of indebtedness of the Company is not increased thereby; and provided, further that the successor assumes all obligations of the Company under this Indenture.

SECTION 12.02. Successor Corporation Substituted.

Upon any consolidation or merger or any conveyance or other transfer of all or substantially all of the Principal Property in accordance with Section 12.01, the Successor Corporation shall succeed to, and be substituted for, and may exercise every power and right of, the Company under this Indenture with the same effect as if such Successor Corporation had been named as the “Company” herein. Without limiting the generality of the foregoing, the Successor Corporation may execute and deliver to the Trustee, and thereupon the Trustee shall, subject to the provisions of Article V, authenticate and deliver, Bonds in accordance with the provisions hereof.

All Bonds so executed by the Successor Corporation, and authenticated and delivered by the Trustee, shall in all respects be entitled to the benefits of this Indenture equally and ratably with all Bonds executed, authenticated and delivered prior to the time such consolidation, merger, conveyance or other transfer became effective.

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In case of any such consolidation, merger, sale, conveyance or lease, changes in phraseology and form may be made in the Bonds thereafter to be issued and the documentation thereafter to be delivered hereunder as may be appropriate to reflect such occurrence.

SECTION 12.03. Property of Successor Corporation.

Unless, in the case of a consolidation, merger, conveyance or other transfer contemplated by Section 12.01, the indenture supplemental hereto contemplated in clause (a) in Section 12.01, or any other indenture, so provides, none of the properties:

(a) owned by the Successor Corporation or any other party to such transaction (other than the Company) immediately prior to the time of effectiveness of such transaction or

(b) acquired by the Successor Corporation at or after the time of effectiveness of such transaction,

shall be or become Principal Property, except, in either case, Principal Property acquired from the Company in or as a result of such transaction and to the extent not constituting Excepted Property, improvements, extensions and additions to such Principal Property and renewals, replacements and substitutions of or for any part or parts of such Principal Property.

SECTION 12.04. Release of Company Upon Conveyance or Other Transfer.

In the case of a conveyance or other transfer to any Person or Persons as contemplated in Section 12.01, upon the satisfaction of all the conditions specified in Section 12.01, the Company (such term being used in this Section without giving effect to such transaction) shall be released and discharged from all obligations and covenants under this Indenture and on and under all Bonds then Outstanding (unless the Company shall have delivered to the Trustee an instrument in which it shall waive such release and discharge) and the Trustee shall acknowledge in writing that the Company has been so released and discharged.

SECTION 12.05. Merger Into Company.

(a) Nothing in this Indenture shall be deemed to prevent or restrict any consolidation or merger after the consummation of which the Company would be the surviving or resulting company or any conveyance or other transfer, or lease, of any part of the Principal Property which does not constitute the entirety, or substantially the entirety, thereof.

(b) Unless, in the case of a consolidation or merger described in subsection (a) of this Section, an indenture supplemental hereto shall otherwise provide, none of the properties acquired by the Company in or as a result of such transaction or any improvements, extensions or additions to such properties or any renewals, replacements or substitutions of or for any part or parts thereof shall be or become Principal Property.

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ARTICLE XIII

SUPPLEMENTAL INDENTURES

SECTION 13.01. Supplemental Indentures Without Consent of Holders.

Without the consent of any Holders, the Company and the Trustee, at any time and from time to time, may enter into one or more indentures supplemental hereto, in form reasonably satisfactory to the Trustee, for any of the following purposes:

(a) to evidence the succession of another Person to the Company and the assumption by any such successor of the covenants of the Company herein and in the Bonds, all as provided in Article XII; or

(b) to add one or more covenants of the Company or other provisions for the benefit of all Holders or for the benefit of the Holders of, or to remain in effect only so long as there shall be Outstanding, Bonds of one or more specified series, or one or more specified Tranches thereof; or to surrender any right or power herein conferred upon the Company; or

(c) to change or eliminate any provision of this Indenture or to add any new provision to this Indenture; provided, however, that if such change, elimination or addition shall adversely affect the interests of the Holders of Bonds of any series or Tranche in any material respect, such change, elimination or addition shall become effective with respect to such series or Tranche only when no Bond of such series or Tranche remains Outstanding; or

(d) to establish the form or terms of Bonds of any series or Tranche as contemplated by Sections 2.01 and 3.01; or

(e) to evidence and provide for the acceptance of appointment hereunder by a separate or successor Trustee with respect to the Bonds of one or more series and to add to or change any of the provisions of this Indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one Trustee, pursuant to the requirements of Section 10.11(b); or

(f) to provide for the procedures required to permit the Company to issue, at its option, all or any series or Tranche of, the Bonds as uncertificated securities; or

(g) to change any place or places where (1) the principal of and premium, if any, and interest, if any, on all or any series of Bonds, or any Tranche thereof, shall be payable, (2) all or any series of Bonds, or any Tranche thereof, may be surrendered for registration of transfer, (3) all or any series of Bonds, or any Tranche thereof, may be surrendered for exchange and (4) notices and demands to or upon the Company in respect of all or any series of Bonds, or any Tranche thereof, and this Indenture may be served; or

(h) to cure any ambiguity, to correct or supplement any provision herein which may be defective or inconsistent with any other provision herein; or to make any other additions to, deletions from or other changes to the provisions under this Indenture, provided that such additions, deletions and/or other changes shall not materially adversely affect the interests of the Holders of Bonds of any series or Tranche in any material respect; or

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(i) to modify, eliminate or add to the provisions of this Indenture to such extent as shall be necessary to continue the qualification of this Indenture under the Trust Indenture Act, or under any similar federal statute enacted after August 6, 2018, and to add to this Indenture such other provisions as may be expressly permitted by the Trust Indenture Act, excluding, however the provisions referred to in Section 316(a)(2) of the Trust Indenture Act as in effect on August 6, 2018 or any corresponding provision in any similar federal statute enacted after August 6, 2018; or

(j) to supplement any of the provisions of this Indenture to such extent as shall be necessary to permit or facilitate the discharge of any series of Bonds pursuant to Section 8.02; provided that any such action shall not adversely affect the interests of the Holders of Bonds of such series or any other series of Bonds in any material respect;

(k) to comply with the rules or regulations of any securities exchange or automated quotation system on which any of the Bonds may be listed or traded or of any applicable securities depositary;

(l) provide for the issuance of exchange bonds in exchange for initial bonds of the same series, which will have terms substantially identical in all material respects to such series of initial bonds (except that the transfer restrictions contained in such series of initial bonds will be modified or eliminated, as appropriate, and there will be no registration rights), and which will be treated, together with any outstanding Bonds of such series, as a single issue of securities; or

(m) comply with any requirement in connection with the qualification of this Indenture under the Trust Indenture Act.

Without limiting the generality of the foregoing, if the Trust Indenture Act as in effect on August 6, 2018, or at any time thereafter shall be amended and:

(x) if any such amendment shall require one or more changes to any provisions hereof or the inclusion herein of any additional provisions, or shall by operation of law be deemed to effect such changes or incorporate such provisions by reference or otherwise, this Indenture shall be deemed to have been amended so as to conform to such amendment to the Trust Indenture Act, and the Company and the Trustee may, without the consent of any Holders, enter into an indenture supplemental hereto to evidence such amendment hereof; or

(y) if any such amendment shall permit one or more changes to, or the elimination of, any provisions hereof which, as of August 6, 2018 or at any time thereafter, are required by the Trust Indenture Act to be contained herein or are contained herein to reflect any provisions of the Trust Indenture Act as in effect at such date, this Indenture shall be deemed to have been amended to effect such changes or elimination, and the Company and the Trustee may, without the consent of any Holders, enter into an indenture supplemental hereto to amend this Indenture to effect such changes or elimination.

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SECTION 13.02. Supplemental Indentures With Consent of Holders.

Subject to the provisions of Section 13.01, with the consent of the Holders of not less than a majority in aggregate principal amount of the Bonds of all series then Outstanding under this Indenture, considered as one class, by Act of said Holders delivered to the Company and the Trustee, the Company and the Trustee may enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to, or changing in any manner or eliminating any of the provisions of, this Indenture; provided, however, that if there shall be Bonds of more than one series Outstanding hereunder and if a proposed supplemental indenture shall directly affect the rights of the Holders of Bonds of one or more, but less than all, of such series, then the consent only of the Holders of not less than a majority in aggregate principal amount of the Outstanding Bonds of all series so directly affected, considered as one class, shall be required; and provided, further, that if the Bonds of any series shall have been issued in more than one Tranche and if a proposed supplemental indenture shall directly affect the rights of the Holders of Bonds of one or more, but less than all, of such Tranches, then the consent only of the Holders of a majority in aggregate principal amount of the Outstanding Bonds of all Tranches so directly affected, considered as one class, shall be required; and provided, further, that no such supplemental indenture shall, without the consent of the Holder of each Outstanding Bond of each series or Tranche so directly affected:

(a) except as otherwise specified in the form or terms of the Bonds of any series as permitted by Sections 2.01 and 3.01 with respect to extending the Stated Maturity of any Bond of such series, change the Stated Maturity of the principal of, or any installment of principal of or interest on, any Bond, or reduce the principal amount thereof or the rate of interest thereon (or the amount of any installment of interest thereon) or change the method of calculating such rate or reduce any premium payable thereon, or reduce the amount of the principal of any Discount Bond that would be due and payable upon a declaration of acceleration of the Maturity thereof pursuant to Section 9.02, or change the coin or currency (or other property), in which any Bond or premium, if any, or interest, if any, thereon is payable, or impair the right to institute suit for the enforcement of any such payment on or after the Maturity of any Bond, without, in any such case, the consent of the Holder of such Bond; or

(b) reduce the percentage in principal amount of the Outstanding Bonds of any series, or any Tranche thereof, the consent of the Holders of which is required for any such supplemental indenture, or the consent of the Holders of which is required for any waiver of compliance with any provision of this Indenture or of any default hereunder and its consequences, or reduce the requirements of Section 14.04 for quorum or voting; or

(c) modify any of the provisions of this Section, Section 7.05 or Section 9.13 with respect to the Bonds of any series or any Tranche thereof (except to increase the percentages in principal amount referred to in this Section or such other Sections or to provide that other provisions of this Indenture cannot be modified or waived without the consent of the Holders of all Bonds of such series or Tranche) without, in any such case, the consent of the Holder of each Outstanding Bond of such series or Tranche; provided, however, that this clause shall not be deemed to require the consent of any Holder with respect to changes in the references to “the Trustee” and concomitant changes in this Section, or the deletion of this proviso, in accordance with the requirements of Section 13.01(e).

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A supplemental indenture which (x) changes or eliminates any covenant or other provision of this Indenture which has expressly been included solely for the benefit of the Holders of, or which is to remain in effect only so long as there shall be Outstanding, Bonds of one or more specified series, or one or more Tranches thereof, or (y) modifies the rights of the Holders of Bonds of such series or Tranches with respect to such covenant or other provision, shall be deemed not to affect the rights under this Indenture of the Holders of Bonds of any other series or Tranche.

It shall not be necessary for any Act of Holders under this Section to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such Act shall approve the substance thereof.

Anything in this Indenture to the contrary notwithstanding, if the Officer’s Certificate, supplemental indenture or Board Resolution, as the case may be, establishing the Bonds of any series or Tranche shall provide that the Company may make certain specified additions, changes or eliminations to or from this Indenture which shall be specified in such Officer’s Certificate, supplemental indenture or Board Resolution establishing such series or Tranche, (a) the Holders of Bonds of such series or Tranche shall be deemed to have consented to a supplemental indenture containing such additions, changes or eliminations to or from this Indenture which shall be specified in such Officer’s Certificate, supplemental indenture or Board Resolution establishing such series or Tranche, (b) no Act of such Holders shall be required to evidence such consent and (c) such consent may be counted in the determination of whether or not the Holders of the requisite principal amount of Bonds shall have consented to such supplemental indenture.

SECTION 13.03. Execution of Supplemental Indentures.

In executing, or accepting the additional trusts created by, any supplemental indenture permitted by this Article or the modifications thereby of the trusts created by this Indenture, the Trustee shall be entitled to receive, and (subject to Section 10.01) shall be fully protected in relying upon, an Opinion of Counsel and Officer’s Certificate stating that the execution of such supplemental indenture is authorized or permitted by this Indenture and all conditions precedent to the execution of such supplemental indenture have been complied with. The Trustee may, but shall not be obligated to, enter into any such supplemental indenture which affects the Trustee’s own rights, duties, immunities or liabilities under this Indenture or otherwise.

SECTION 13.04. Effect of Supplemental Indentures.

Upon the execution and delivery of any supplemental indenture under this Article, this Indenture shall be modified in accordance therewith, and such supplemental indenture shall form a part of this Indenture for all purposes; and every Holder of Bonds theretofore or thereafter authenticated and delivered hereunder shall be bound thereby. Any supplemental indenture permitted by this Article may restate this Indenture in its entirety, and, upon the execution and delivery thereof, any such restatement shall supersede this Indenture as theretofore in effect for all purposes.

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SECTION 13.05. Conformity With Trust Indenture Act.

Every supplemental indenture executed pursuant to this Article shall conform to the requirements of the Trust Indenture Act.

SECTION 13.06. Reference in Bonds to Supplemental Indentures.

Bonds of any series, or any Tranche thereof, authenticated and delivered after the execution of any supplemental indenture pursuant to this Article may, and shall if required by the Trustee, bear a notation in form approved by the Trustee as to any matter provided for in such supplemental indenture. If the Company shall so determine, new Bonds of any series, or any Tranche thereof, so modified as to conform, in the opinion of the Trustee and the Company, to any such supplemental indenture may be prepared and executed by the Company and authenticated and delivered by the Trustee in exchange for Outstanding Bonds of such series or Tranche.

SECTION 13.07. Modification Without Supplemental Indenture.

To the extent, if any, that the terms of any particular series of Bonds shall have been established in or pursuant to a Board Resolution or an Officer’s Certificate pursuant to a supplemental indenture or a Board Resolution as contemplated by Section 3.01, and not in a supplemental indenture, additions to, changes in or the elimination of any of such terms may be effected by means of a supplemental Board Resolution or a supplemental Officer’s Certificate, as the case may be, delivered to, and accepted by, the Trustee; provided, however, that such supplemental Board Resolution or supplemental Officer’s Certificate shall not be accepted by the Trustee or otherwise be effective unless all conditions set forth in this Indenture which would be required to be satisfied if such additions, changes or elimination were contained in a supplemental indenture shall have been appropriately satisfied, as evidenced by an Opinion of Counsel and Officer’s Certificate delivered to the Trustee. Upon the acceptance thereof by the Trustee, any such supplemental Board Resolution or supplemental Officer’s Certificate shall be deemed to be a “supplemental indenture” for purposes of Sections 13.04 and 13.06.

ARTICLE XIV

MEETINGS OF HOLDERS; ACTION WITHOUT MEETING

SECTION 14.01. Purposes for Which Meetings May Be Called.

A meeting of Holders of Bonds of one or more, or all, series, or any Tranche or Tranches thereof, may be called at any time and from time to time pursuant to this Article to make, give or take any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be made, given or taken by Holders of Bonds of such series or Tranches.

SECTION 14.02. Call, Notice and Place of Meetings.

(a) The Trustee may at any time call a meeting of Holders of Bonds of one or more, or all, series, or any Tranche or Tranches thereof, for any purpose specified in Section 14.01, to be held at such time and (except as provided in subsection (b) of this Section) at such place as the

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Trustee shall determine with the approval of the Company. Notice of every such meeting, setting forth the time and the place of such meeting and in general terms the action proposed to be taken at such meeting, shall be given, in the manner provided in Section 1.06, not less than twenty-one (21) nor more than one hundred eighty (180) days prior to the date fixed for the meeting.

(b) The Trustee may be asked to call a meeting of the Holders of Bonds of one or more, or all, series, or any Tranche or Tranches thereof, by the Company or by the Holders of at least twenty-five percent (25%) in aggregate principal amount of all of such series and Tranches, considered as one class, for any purpose specified in Section 14.01, by written request setting forth in reasonable detail the action proposed to be taken at the meeting. If the Trustee shall have been asked by the Company to call such a meeting, the Company shall determine the time and place for such meeting and may call such meeting by giving notice thereof in the manner provided in subsection (a) of this Section, or shall direct the Trustee, in the name and at the expense of the Company, to give such notice. If the Trustee shall have been asked to call such a meeting by Holders in accordance with this subsection (b), and the Trustee shall not have given the notice of such meeting within twenty-one (21) days after receipt of such request or shall not thereafter proceed to cause the meeting to be held as provided herein, then the Holders of Bonds of such series and Tranches, in the principal amount above specified, may determine the time and the place for such meeting, such place to be approved by the Company, and may call such meeting for such purposes by giving notice thereof as provided in subsection (a) of this Section.

(c) Any meeting of Holders of Bonds of one or more, or all, series, or any Tranche or Tranches thereof, shall be valid without notice if the Holders of all Outstanding Bonds of such series or Tranches are present in person or by proxy and if representatives of the Company and the Trustee are present, or if notice is waived in writing before or after the meeting by the Holders of all Outstanding Bonds of such series, or any Tranche or Tranches thereof, or by such of them as are not present at the meeting in person or by proxy, and by the Company and the Trustee.

SECTION 14.03. Persons Entitled to Vote at Meetings.

To be entitled to vote at any meeting of Holders of Bonds of one or more, or all, series, or any Tranche or Tranches thereof, a Person shall be (a) a Holder of one or more Outstanding Bonds of such series or Tranches or (b) a Person appointed by an instrument in writing as proxy for a Holder or Holders of one or more Outstanding Bonds of such series or Tranches by such Holder or Holders. The only Persons who shall be entitled to attend any meeting of Holders of Bonds of any series or Tranche shall be the Persons entitled to vote at such meeting and their counsel, any representatives of the Trustee and its counsel and any representatives of the Company and its counsel.

SECTION 14.04. Quorum; Action.

The Persons entitled to vote a majority in aggregate principal amount of the Outstanding Bonds of the series and Tranches with respect to which a meeting shall have been called as hereinbefore provided, considered as one class, shall constitute a quorum for a meeting of Holders of Bonds of such series and Tranches; provided, however, that if any action is to be taken at such meeting

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which this Indenture expressly provides may be taken by the Holders of a specified percentage, which is less than a majority, in principal amount of the Outstanding Bonds of such series and Tranches, considered as one class, the Persons entitled to vote such specified percentage in principal amount of the Outstanding Bonds of such series and Tranches, considered as one class, shall constitute a quorum. In the absence of a quorum within one hour of the time appointed for any such meeting, the meeting shall, if convened at the request of Holders of Bonds of such series and Tranches, be dissolved. In any other case the meeting may be adjourned for such period as may be determined by the chairman of the meeting prior to the adjournment of such meeting. In the absence of a quorum at any such adjourned meeting, such adjourned meeting may be further adjourned for such period as may be determined by the chairman of the meeting prior to the adjournment of such adjourned meeting. Except as provided by Section 14.05(e), notice of the reconvening of any meeting adjourned for more than thirty (30) days shall be given as provided in Section 1.06 not less than ten (10) days prior to the date on which the meeting is scheduled to be reconvened. Notice of the reconvening of an adjourned meeting shall state expressly the percentage, as provided above, of the principal amount of the Outstanding Bonds of such series and Tranches which shall constitute a quorum.

Except as limited by Section 13.02, any resolution presented to a meeting or adjourned meeting duly reconvened at which a quorum is present as aforesaid may be adopted only by the affirmative vote of the Holders of not less than a majority in aggregate principal amount of the Outstanding Bonds of the series and Tranches with respect to which such meeting shall have been called, considered as one class; provided, however, that, except as so limited, any resolution with respect to any action which this Indenture expressly provides may be taken by the Holders of a specified percentage, which is less than a majority, in principal amount of the Outstanding Bonds of such series and Tranches, considered as one class, may be adopted at a meeting or an adjourned meeting duly reconvened and at which a quorum is present as aforesaid by the affirmative vote of the Holders of such specified percentage in principal amount of the Outstanding Bonds of such series and Tranches, considered as one class.

Any resolution passed or decision taken at any meeting of Holders of Bonds duly held in accordance with this Section shall be binding on all the Holders of Bonds of the series and Tranches with respect to which such meeting shall have been held, whether or not present or represented at the meeting.

SECTION 14.05. Attendance at Meetings; Determination of Voting Rights; Conduct and Adjournment of Meetings.

(a) Attendance at meetings of Holders of Bonds may be in person or by proxy; and, to the extent permitted by law, any such proxy shall remain in effect and be binding upon any future Holder of the Bonds with respect to which it was given unless and until specifically revoked by the Holder or future Holder (except as provided in Section 1.04(g)) of such Bonds before being voted.

(b) Notwithstanding any other provisions of this Indenture, the Trustee may make such reasonable regulations as it may deem advisable for any meeting of Holders of Bonds in regard to proof of the holding of such Bonds and of the appointment of proxies and in regard to the appointment and duties of inspectors of votes, the submission and examination of proxies,

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certificates and other evidence of the right to vote, and such other matters concerning the conduct of the meeting as it shall deem appropriate. Except as otherwise permitted or required by any such regulations and approved by the Company, the holding of Bonds shall be proved in the manner specified in Section 1.04 and the appointment of any proxy shall be proved in the manner specified in Section 1.04. Such regulations may provide that written instruments appointing proxies, regular on their face, may be presumed valid and genuine without the proof specified in Section 1.04 or other proof.

(c) The Trustee shall, by an instrument in writing, appoint a temporary chairman of the meeting, unless the meeting shall have been called by the Company or by Holders as provided in Section 14.02(b), in which case the Company or the Holders of Bonds of the series and Tranches calling the meeting, as the case may be, shall in like manner appoint a temporary chairman. A permanent chairman and a permanent secretary of the meeting shall be elected by vote of the Persons entitled to vote a majority in aggregate principal amount of the Outstanding Bonds of all series and Tranches represented at the meeting, considered as one class.

(d) At any meeting each Holder or proxy shall be entitled to one vote for each One Thousand Dollars ($1,000) principal amount of Outstanding Bonds held or represented by such Holder; provided, however, that no vote shall be cast or counted at any meeting in respect of any Bond challenged as not Outstanding and ruled by the chairman of the meeting to be not Outstanding. The chairman of the meeting shall have no right to vote, except as a Holder of a Bond or proxy.

(e) Any meeting duly called pursuant to Section 14.02 at which a quorum is present may be adjourned from time to time by Persons entitled to vote a majority in aggregate principal amount of the Outstanding Bonds of all series and Tranches represented at the meeting, considered as one class; and the meeting may be held as so adjourned without further notice.

SECTION 14.06. Counting Votes and Recording Action of Meetings.

The vote upon any resolution submitted to any meeting of Holders shall be by written ballots on which shall be subscribed the signatures of the Holders or of their representatives by proxy and the principal amounts and serial numbers of the Outstanding Bonds, of the series and Tranches with respect to which the meeting shall have been called, held or represented by them. The permanent chairman of the meeting shall appoint two (2) inspectors of votes who shall count all votes cast at the meeting for or against any resolution and who shall make and file with the secretary of the meeting their verified written reports of all votes cast at the meeting. A record in duplicate of the proceedings of each meeting of Holders shall be prepared by the secretary of the meeting and there shall be attached to such record the original reports of the inspectors of votes on any vote by ballot taken thereat and affidavits by one or more persons having knowledge of the facts setting forth a copy of the notice of the meeting and showing that such notice was given as provided in Section 14.02 and, if applicable, Section 14.04. Each copy shall be signed and verified by the affidavits of the permanent chairman and secretary of the meeting and one such copy shall be delivered to the Company, and another to the Trustee to be preserved by the Trustee, the latter to have attached thereto the ballots voted at the meeting. Any record so signed and verified shall be conclusive evidence of the matters therein stated.

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SECTION 14.07. Action Without Meeting.

In lieu of a vote of Holders at a meeting as hereinbefore contemplated in this Article, any request, demand, authorization, direction, notice, consent, waiver or other action may be made, given or taken by Holders by one or more written instruments as provided in Section 1.04.

ARTICLE XV

IMMUNITY OF INCORPORATORS, STOCKHOLDERS, OFFICERS AND DIRECTORS

SECTION 15.01. Liability Solely Corporate.

No recourse shall be had for the payment of the principal of or premium, if any, or interest, if any, on any Bonds, or any part thereof, or for any claim based thereon or otherwise in respect thereof, or of the indebtedness represented thereby, or upon any obligation, covenant or agreement under this Indenture or the Registration Rights Agreement referred to in Section 1.17, against any incorporator, stockholder, officer or director, as such, past, present or future, of the Company or of any predecessor or successor corporation (either directly or through the Company or a predecessor or successor corporation), whether by virtue of any constitutional provision, statute or rule of law or by the enforcement of any assessment or penalty or otherwise; it being expressly agreed and understood that this Indenture and all the Bonds are solely corporate obligations and that no personal liability whatsoever shall attach to, or be incurred by, any incorporator, stockholder, member, officer or director, past, present or future, of the Company or of any predecessor or successor corporation, either directly or indirectly through the Company or any predecessor or successor corporation, because of the indebtedness hereby authorized or under or by reason of any of the obligations, covenants or agreements contained in this Indenture or in any of the Bonds or to be implied herefrom or therefrom; and such personal liability, if any, is hereby expressly waived and released as a condition of, and as part of the consideration for, the execution and delivery of this Indenture and the issuance of the Bonds.

ARTICLE XVI

TAX MATTERS

SECTION 16.01. Foreign Account Tax Compliance Act (FATCA).

The Company agrees (i) to provide the Trustee with such reasonable information as it has in its possession to enable the Trustee to determine whether any payments pursuant to the Indenture are subject to the withholding requirements described in Section 1471(b) of the Code or otherwise imposed pursuant to Sections 1471 through 1474 of the Code and any regulations, or agreements thereunder or official interpretations thereof (“Applicable Law”), and (ii) that the Trustee shall be entitled to make any withholding or deduction from payments under the Indenture to the extent necessary to comply with Applicable Law, for which the Trustee shall not have any liability.

[Signature Page Follows]

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IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed as of the day and year first above written.

PACIFIC GAS AND ELECTRIC COMPANY

by

/s/ Nicholas M. Bijur
Name: Nicholas M. Bijur
Title: Vice President and Treasurer

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.

by

/s/ R. Tarnas
Name: R. Tarnas
Title: Vice President

EXHIBIT 6

May 18, 2020

Securities and Exchange Committee

Washington, D.C. 20549

To whom it may concern:

In accordance with Section 321(b) of the Trust Indenture Act of 1939, as amended, the undersigned hereby consents that reports of examination made by Federal, State, Territorial, or District authorities authorized to make such examination may be furnished by such authorities to the Securities and Exchange Commission upon its request therefor.

Very truly yours,

BOKF, NA
(Trustee)

By:	/s/ George Kubin
George Kubin, Senior Vice President

EXHIBIT 7

BOKF, NATIONAL ASSOCIATION	FFIEC 041
RSSD-ID 339858	Report Date 3/31/2020
Last Updated on 4/30/2020	14

Schedule RC – Balance Sheet(Form Type - 041)

All schedules are to be reported in thousands of dollars. Unless otherwise indicated, report the amount outstanding as of the last business day of the quarter.

Dollar amounts in thousands

1. Cash and balances due from depository institutions (from Schedule RC-A):			1

a. Noninterest-bearing balances and currency and coin[1]	RCON0081	737,449	1.a.

b. Interest-bearing balances[2]	RCON0071	289,058	1.b.

2. Securities:			2.

a. Held-to-maturity securities (from Schedule RC-B, column A)[3]	RCONJJ34	264,316	2.a.

b. Available-for-sale securities (from Schedule RC-B, column D)	RCON1773	12,693,873	2.b.

c. Equity securities with readily determinable fair values not held for trading[4]	RCONJA22	15,501	2.c.

3. Federal funds sold and securities purchased under agreements to resell:			3.

a. Federal funds sold	RCONB987	14,169	3.a.

b. Securities purchased under agreements to resell[5]	RCONB989	0	3.b.

4. Loans and lease financing receivables (from Schedule RC-C):			4.

a. Loans and leases held for sale	RCON5369	191,860	4.a.

b. Loans and leases held for investment	RCONB528	22,456,056	4.b.

c. LESS: Allowance for loan and lease losses	RCON3123	315,311	4.c.

d. Loans and leases held for investment, net of allowance (item 4.b minus 4.c)[7]	RCONB529	22,140,745	4.d.

5. Trading assets (from Schedule RC-D)	RCON3545	4,296,661	5.

6. Premises and fixed assets (including capitalized leases)	RCON2145	487,236	6.

7. Other real estate owned (from Schedule RC-M)	RCON2150	31,216	7.

8. Investments in unconsolidated subsidiaries and associated companies	RCON2130	232,632	8.

9. Direct and indirect investments in real estate ventures	RCON3656	0	9.

10. Intangible assets (from Schedule RC-M)	RCON2143	1,219,806	10.

11. Other assets (from Schedule RC-F)[6]	RCON2160	4,340,734	11.

12. Total assets (sum of items 1 through 11)	RCON2170	46,955,256	12.

13. Deposits:			13.

a. In domestic offices (sum of totals of columns A and C from Schedule RC-E)	RCON2200	29,450,381	13.a.

1. Noninterest-bearing[8]	RCON6631	1,893,832	13.a.1.

2. Interest-bearinq	RCON6636	27,556,549	13.a.2.

b. Not applicable			13b.

14. Federal funds purchased and securities sold under agreements to repurchase:			14.

a. Federal funds purchased[9]	RCONB993	1,799,179	14.a.

b. Securities sold under agreements to repurchase[10]	RCONB995	2,756,634	14.b.

15. Trading liabilities (from Schedule RC-D)	RCON3548	925,673	15.

16. Other borrowed money (includes mortgage indebtedness and obligations under capitalized leases) (from Schedule RC-M)	RCON3190	5,577,396	16.

17. Not applicable			17.

18. Not applicable			18.

19. Subordinated notes and debentures[8]	RCON3200	65,216	19.

20. Other liabilities (from Schedule RC-G)	RCON2930	1,520,809	20.

1.	Includes cash items in process of collection and unposted debits.
2.	Includes time certificates of deposit not held for trading.
3.

Institutions that have adopted ASU 2016-13 should report in item 2.a. amounts net of any applicable allowance for credit losses, and should equal to Schedule RC-B, item 8, column A less Schedule RI-B. Part II, item 7, column B.

4.

Item 2.c is to be completed only by institutions that have adopted ASU 2016-01, which includes provisions governing the accounting for investments in equity securities. See the instructions for further detail on ASU 2016-01.

5.	Includes all securities resale agreements, regardless of maturity.
7.	Institutions that have adopted ASU 2016-13 should report in item 4.c the allowance for credit losses on loans and leases.
6.	Institutions that have adopted ASU 2016-13 should report in item 3.b and 11 amounts net of any applicable allowance for credit losses.
8.	Includes noninterest-bearing demand, time, and savings deposits.
9.	Report overnight Federal Home Loan Bank advances in Schedule RC, item 16, “Other borrowed money.”
10.	Includes all securities repurchase agreements, regardless of maturity.
8.	Includes limited-life preferred stock and related surplus.

BOKF, NATIONAL ASSOCIATION	FFIEC 041
RSSD-ID 339858	Report Date 3/31/2020
Last Updated on 4/30/2020	15

Dollar amounts in thousands

21. Total liabilities (sum of items 13 through 20)	RCON2948	42,095,288	21.

22. Not applicable			22.

23. Perpetual preferred stock and related surplus	RCON3838	0	23.

24. Common stock	RCON3230	82,517	24.

25. Surplus (exclude all surplus related to preferred stock)	RCON3839	2,399,861	25.

26. Not available			26.

a. Retained earnings	RCON3632	2,046,301	26.a.

b. Accumulated other comprehensive income[1]	RCONB530	331,289	26.b.

C. Other equity capital components[2]	RCONA130	0	26.c.

27. Not available			27.

a. Total bank equity capital (sum of items 23 through 26.c)	RCON3210	4,859,968	27.a.

b. Noncontrolling (minority) interests in consolidated subsidiaries	RCON3000	0	27.b.

28. Total equity capital (sum of items 27.a and 27.b)	RCONG105	4,859,968	28.

29. Total liabilities and equity capital (sum of items 21 and 28)	RCON3300	46,955,256	29.

1. Indicate in the box at the right the number of the statement below that best describes the most comprehensive level of auditing work performed for the bank by independent external auditors as of any date during 2019

	RCON6724	2a	M.1.

2. Bank’s fiscal year-end date (report the date in MMDD format)	RCON8678	1231	M.2.

1.

Includes, but is not limited to, net unrealized holding gains (losses) on available-for-sale securities, accumulated net gains (losses) on cash flow hedges, and accumulated defined benefit pension and other postretirement plan adjustments.

2.	Includes treasury stock and unearned Employee Stock Ownership Plan shares.